As filed with the Securities and Exchange Commission on November 25, 1997
                                                    Registration No. 333-37009

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                    TO THE
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                        RICHMOND COUNTY FINANCIAL CORP.

                         RICHMOND COUNTY SAVINGS BANK
                              401(k) SAVINGS PLAN

            (exact name of registrant as specified in its charter)

DELAWARE                                 6036                    06-1498455
(state or other jurisdiction of    (Primary Standard           (IRS Employer
incorporation or organization)        Industrial            Identification No.)
                                  Classification Code
                                        Number)

                             1214 Castleton Avenue
                         Staten Island, New York 10310
                                (718) 448-2800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Michael F. Manzulli
                     President and Chief Executive Officer
                         Richmond County Savings Bank
                         Staten Island, New York 10310
                                (718) 448-2800
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         Douglas P. Faucette, Esquire
                        Lawrence M.F. Spaccasi, Esquire
                             Marc P. Levy, Esquire
                           Geoffrey W. Ryan, Esquire
                          Muldoon, Murphy & Faucette
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================
                        Calculation of Registration Fee
--------------------------------------------------------------------------------

                                                 Proposed Maximum     Proposed Maximum      Amount of
  Title of each Class of         Amount to       Offering Price     Aggregate Offering    Registration
Securities to be Registered    be Registered       Per Share             Price(2)             Fee
-------------------------------------------------------------------------------------------------------
       Common Stock              26,423,550         $10.00            $264,235,500            (3)
     $.01 par value(1)             Shares
-------------------------------------------------------------------------------------------------------
      Participation                (4)            --------            $  2,863,470            (5)
        Interests
=======================================================================================================


(1) Includes shares of Common Stock to be issued to the Richmond County Savings Foundation, a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) Registration fee previously paid with Form S-1 filed on October 2, 1997.
(4) In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Richmond County Savings Bank 401(k) Savings Plan.
(5) The securities of Richmond County Financial Corp. to be purchased by Richmond County Savings Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

[To be used in connection with sales to Participants in the RICHMOND COUNTY SAVINGS BANK 401(k) Savings Plan]


PROSPECTUS SUPPLEMENT
---------------------


                        RICHMOND COUNTY FINANCIAL CORP.

                         RICHMOND COUNTY SAVINGS BANK
                            Participation Interests
                         RICHMOND COUNTY SAVINGS BANK
                              401(k) SAVINGS PLAN

        This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in The Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of participation interests and shares of common stock, par value $.01 per share of Richmond County Financial Corp. (the "Common Stock"), as set forth herein.

        In connection with the proposed conversion of Richmond County Savings Bank (the "Bank") from a mutual savings bank to a stock savings bank (the "Conversion") the Plan has been amended to permit the investment of Plan assets in Common Stock of Richmond County Financial Corp. (the "Holding Company"). The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to invest in Common Stock with amounts in the Plan attributable to such Participants. Such investments in Common Stock would be made by means of the Richmond County Financial Corp. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at June 30, 1997, 286,347 shares of Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share). This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion.

        The prospectus dated ____________________, 1997 of the Holding Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference.

        FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS."

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________________, 1997.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

        No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.


                               TABLE OF CONTENTS

THE OFFERING ....................................................  1
     Securities Offered..........................................  1
     Election to Purchase Common Stock in the Conversion.........  1
     Value of Participation Interests............................  1
     Method of Directing Transfer................................  2
     Time for Directing Transfer.................................  2
     Irrevocability of Transfer Direction........................  2
     Direction to Purchase Common Stock After the Conversion.....  2
     Purchase Price of Common Stock..............................  3
     Nature of a Participant's Interest in the Common Stock......  3
     Voting and Tender Rights of Common Stock....................  3

DESCRIPTION OF THE PLAN..........................................  4
     Introduction................................................  4
     Eligibility and Participation...............................  5
     Contributions Under the Plan................................  5
     Limitations on Contributions................................  6
     Investment of Contributions.................................  8
     Benefits Under the Plan..................................... 11
     Withdrawals and Distributions From the Plan................. 11
     Administration of the Plan.................................. 12
     Reports to Plan Participants................................ 13
     Plan Administrator.......................................... 13
     Amendment and Termination................................... 13
     Merger, Consolidation or Transfer........................... 14
     Federal Income Tax Consequences............................. 14
     ERISA and Other Qualification............................... 16
     Restrictions on Resale...................................... 16
     SEC Reporting and Short-Swing Profit Liability.............. 17


LEGAL OPINIONS................................................... 18


                                 THE OFFERING


SECURITIES OFFERED

        The securities offered hereby are participation interests in the Plan. Up to 286,347 shares (assuming the actual purchase price is $10.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Holding Company is the issuer of the Common Stock. Only salaried employees of the Bank (hereinafter referred to as the "Employer") may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in units in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion.

        Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 1214 Castleton Avenue, Staten Island, New York 10310. The Bank's telephone number is (718) 448-2800.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

        In connection with the Bank's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to an investment fund that will invest in Common Stock (the Employer Stock Fund) and, to the extent shares are available to use such funds to purchase Common Stock issued in connection with the Conversion, and to purchase Common Stock in the open market. If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee will purchase shares in the open market after the Conversion to fulfill Participants' requests. Such purchases may be at prices higher than the purchase price in the Conversion. The ability of each Participant to invest in the Employer Stock Fund in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Plan will be based on such Participant's status as an Eligible Account Holder or Supplemental Eligible Account Holder pursuant to the Plan of Conversion, the subscription priorities set forth in the Plan of Conversion and the availability of Common Stock. The Trustee of the Plan will follow the Participants' directions. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant on the attached Enrollment and Investment Application.

VALUE OF PARTICIPATION INTERESTS

        The market value of the assets of the Plan, as of June 30, 1997, was $2,863,477 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Employers and the Participants and any earnings or losses thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

        The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part (in multiples of not less than 1%) of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund being established in connection with the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

        The deadline for submitting a direction to transfer amounts to the Employer Stock Fund which will purchase Common Stock issued in connection with the Conversion is ten days prior to (the "Expiration Date") of the Offering. The Investment Form should be returned to the Bank's Human Resources Department by _:__ p.m. on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

        A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the investment of their accounts ("Accounts") after the Conversion under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

        After the Conversion, a Participant shall be able to direct that a certain percentage (in multiples of not less than 1%) of the net value of such Participant's interests in the trust find established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed once each calendar quarter in any plan year by filing a written notice with the plan administrator at least ten days before the effective date of the change. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Bank who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF COMMON STOCK

        The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price to be paid by the Trust Fund for such shares of Common Stock will be the same price as is paid by all persons who purchase shares of Common Stock in the Conversion.

        Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Transaction fees associated with purchase, sale or transfer of the Common Stock after the Conversion will be paid by ______.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

        The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g., gains and losses, are allocated to the Account of a Participant based on units in the Employer Stock Fund held by the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

        The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust Fund as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                            DESCRIPTION OF THE PLAN

I.      INTRODUCTION

        The Plan was established effective January 1, 1992 as Richmond County Savings Bank 401(k) Savings Plan in the Retirement System for Savings Institutions. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan, as amended and restated, is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code.

        The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

        Employee Retirement Income Security Act. The Plan is an "individual
        ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

        APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

        Reference to Full Text of Plan. The following statements are summaries
        ------------------------------
of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, Dorothy Episcopia, Richmond County Savings Bank, 207 Taylor Street, Staten Island, New York 10310. The Plan Administrator's telephone number is (718) 448-2800. Each employee is urged to read carefully the full text of the Plan.

II.     ELIGIBILITY AND PARTICIPATION

        Any salaried employee of the Employer is eligible to participate in the Plan as soon as the employee reaches age 21 and completes one year of service with the Employer. In order to commence participation, an employee must submit an enrollment form at least 10 days in advance of the date he desires to enter the Plan. Employees compensated on an hourly, daily, commission, fee or retainer basis, leased employees (within the meaning of Section 414(n) of the Code) and employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Plan, are not eligible to participate in the Plan.

        As of June 30, 1997, there were approximately 201 employees eligible to participate in the Plan, and 192 employees had elected to participate in the Plan.

III.    CONTRIBUTIONS UNDER THE PLAN

        401(k) Plan Contributions. Subject to certain limitations on
        -------------------------
contributions, each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a "Compensation Reduction Agreement" by an amount not less than 2% and not more than 9% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "Basic Contribution Account." See "Section IV Limitations on Contributions" below. For purposes of the Plan, "Compensation" means the base compensation receivable by an Employee from the Employer for the calendar year prior to any reductions pursuant to the Compensation Reduction Agreement. Compensation includes salary, Basic Contributions, wages, overtime and wage continuation payments to an employee who is absent due to an illness or disability of a short-term nature. "Compensation" does not include commissions, expense allowances, severance pay, fees, bonuses, incentive payments, contributions other than Basic Contributions made to the Plan and contributions made by the Employer to any other pension, insurance welfare or other employee benefit plan. As of January 1, 1997, the annual compensation of each Participant taken into account under the Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such participant's Compensation Reduction Agreement not more often than once in any calendar quarter by providing notice to the Plan Administrator at least 10 days before commencement of the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Basic Contributions are transferred by the Employer to the Trustee of the Plan.


        Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Plan may not be eligible to make additional contributions under a Compensation Reduction Agreement or have matching contributions made on his behalf for a period of twelve (12) months after the receipt of the hardship distribution.

        Employer Contributions. The Employer contributes to the Plan for each
        ----------------------
Plan Year 50% of the Participant's Basic Contributions, up to a 6% of the Participant's Compensation for the Plan Year. Such amounts are credited to the Participant's "Matching Contribution Account." After the Conversion, at the discretion of the Bank, the Employer contributions may be credited to the Participant's Account in Richmond County Savings Bank Employee Stock Ownership Plan. At its discretion, the Employer may make an additional contribution to the Plan as of the end of the Plan Year in an amount determined by the Employer for the purpose of ensuring that the Plan complies with Section 401(k) of the Code. Such amounts are credited to Participants' "Special Contribution Accounts" based on each Participant's compensation. Special Contributions may be made only to the accounts of non-highly compensated employees.

IV.     LIMITATIONS ON CONTRIBUTIONS

        Limitations on Annual Additions and Benefits. Pursuant to the
        --------------------------------------------
requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Basic Contribution Account and Matching Contribution Account during any Plan Year may not exceed the lesser of 25% of the Participant's (s)415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's
(s)415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

        (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

        (ii) If, an excess amount still exists, and the Participant is not
                                                                       ---
covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

        (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

        Limitation on 401(k) Plan Contributions.  The annual amount of deferred
        ---------------------------------------
Compensation under a Compensation Reduction Agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1997 is $9,500). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

        Limitation on Plan Contributions for Highly Compensated Employees.
        -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Basic Contribution Account of such eligible employee by such eligible employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Matching Contribution Account and Special Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

        In general, a Highly Compensated Employee includes any employee who, (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so such year. The dollar amounts in the foregoing sentence are for 1997. Such amounts are adjusted annually to reflect increases in the cost of living.

        In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

        In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2-1/2 months following the Plan Year to which such excess contributions relate.

        Top-Heavy Plan Requirements. If for any Plan Year the Plan is a
        ---------------------------
Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

        In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank,
(3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1997.

V.      INVESTMENT OF CONTRIBUTIONS

        All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Trustees.

        Prior to [insert date of Prospectus here], the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:

        a.      Core Equity Fund;
        b.      Emerging Growth Equity Fund;
        c.      Value Equity Fund;
        d.      Actively Managed Bond Fund;
        e.      Intermediate - Term Bond Fund;
        f.      Short-Term Investment Fund; and
        g.      International Fund.

        The Plan, as amended effective _______, 1997, now provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Basic Contribution Account and Rollover Account in the Employer Stock Fund.

        Participants in the Plan may direct the Trustee to invest all or a portion of his Basic Contribution Account, Matching Contribution Account, Rollover Account and Special Contribution Account in the Employer Stock Fund.

        Once in any calendar quarter a Participant may elect (in increments of 1%), to have both past and future contributions and additions to the Participant's Basic Contribution Account and Rollover Account invested either in the Employer Stock Fund or among such other Funds. Participants may also elect to have past contributions to their Matching Contribution Accounts invested in either the Employer Stock Fund or among such other Funds. Participants Matching Contribution Accounts may be invested in Employer Stock under the proposed terms of The Richmond County Savings Bank Employee Stock Ownership Plan being implemented by the Bank. These elections will be effective on the effective date of the Participant's written notice to the plan administrator, provided such notice is filed with the administrator at least 10 days before it is to become effective. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in the Short-Term Investment Fund in accordance with the terms of the Plan. Because investment allocations only are required to be made in increments of 1%, Participants can invest their Accounts in each of the 8 available investment funds. Diversification with respect to the investment of a Participant's Account may be achieved through the 8 investment options available to Participants and the opportunity for Participants to make investment designations up to four times each year.

        A Participant who receives a loan from the Plan has a separate account established under the Plan. The amount of the loan is obtained from the Investment Accounts in which the Borrower's accounts are invested on a pro-rata basis according to the terms of the Plan. The balance of a Participant's loan account represents the unpaid principal and interest (if any) of such participant's loan from the Plan. Repayments of principal and payments of interest on loans are invested by the Trustee in the same manner as if the repayment were a contribution.

        The Participants interest in the Employer Stock Fund consists of units whose value is related to a pro rata portion of the net asset value ("NAV") of the Employer Stock Fund. The NAV is determined daily and all realized and unrealized gains, dividends, and expenses are used to calculate the NAV. For purposes of such valuation, all assets of the Trust are valued at their fair market value.

        A.      Previous Funds.
                --------------
        Prior to _________________________, contributions under the Plan were invested in the seven Funds specified above. The annual percentage return on these funds for the prior three years was:


                                                1996    1995    1994
                                                --------------------

        a.      Core Equity Fund                21.53%  40.17%  1.31%

        b.      Emerging Growth Equity Fund     27.09   42.83   3.53

        c.      Value Equity Fund               25.90   33.96  (1.14)

        d.      Actively Managed Bond Fund       3.15   17.70  (4.21)

        e.      Intermediate-Term Bond Fund      4.02   13.99  (2.54)

        f.      Short-Term Investment Fund       4.70    5.39   3.40

        g.      International Equity Fund       10.86   12.46   0.77


        B.      The Employer Stock Fund.
                -----------------------

        The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. Each Participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured by units. Each day a unit value will be calculated by determining the market value of the Common Stock actually held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.

        On the occasion of the payment of a cash dividend, the unit value will be determined before the dividend is distributed. The Trustee may use the dividend to purchase additional shares of Common Stock, thereby increasing the total value of the Employer Stock Fund, and the value of each unit. The Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock of the Bank. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

        Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.

        As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Holding Company and the Bank and market conditions for the Common Stock generally. See "Market for the Common Stock" in the Prospectus.

        INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI.     BENEFITS UNDER THE PLAN

        Vesting. A Participant, at all times, has a fully vested, nonforfeitable
        -------
interest in his Basic Contribution Account and the earnings thereon under the Plan. A Participant vests in his Matching Contribution Account under the Plan according to the following schedule:

         Period of Service           Vested Percentage
         -----------------           -----------------

         less than 2 years                    0%
         2 years                             20
         3 years                             40
         4 years                             60
         5 years                             80
         6 years or more                    100

For purposes of vesting, years of service from age 18 are counted.

VII.    WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

        Withdrawals Prior to Termination of Employment.  Subject to the hardship
        ----------------------------------------------
distribution rules under the Plan, a Participant may withdraw all or a portion of his (i) Basic Contribution Account, (ii) Rollover Contribution Account and
(iii) the vested interest in his Matching Contribution Account. The hardship distribution requirements ensure that Participants have a true financial need before a withdrawal may be made.

        A Participant may make a withdrawal from his Basic Contribution Account, Rollover Contribution Account, and Matching Contribution Account after he turns 59-1/2. A Participant after attaining age 59-1/2 may withdraw contributions to his Basic Contribution Account, contributions to his Rollover Contribution Account or the vested portion of his Matching Contribution Account at any time. However, such withdrawals may not be made more often than two times during any Plan Year.

        Distribution Upon Retirement, Disability or Termination of Employment.
        ---------------------------------------------------------------------
Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $3,500 or less. If the vested portion of the Participant's Account balance is greater than $3,500, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, (b) as of any Valuation Date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. At the request of the Participant, the distribution may include an in kind distribution of Common Stock of the Holding Company equal to the number of shares that can be purchased with the Participant's balance in the Employer Stock Fund. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the
Participant's:  (i) termination of employment; (ii) the attainment of age 65 or
(iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70-1/2. However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive an earlier distribution.

        Distribution upon Death. A Participant who dies prior to the benefit
        -----------------------
commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death, unless the Participant elected prior to his death or the beneficiary so elects within 90 days of the Participant's death, to receive such distribution in a lump sum payment as of any Valuation Date which occurs within one year of the Participant's death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock in the same manner described above as to a Participant with a surviving spouse.

        Nonalienation of Benefits.  Except with respect to federal income tax
        -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

        The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

        Trustees. The Trustee is appointed by the Board of Trustees of the Bank
        --------
to serve at its pleasure. The current Trustee of the Plan is the RSI Retirement Trust. However, an additional Trustee is being appointed to hold funds invested in the Employer Stock Fund.

        The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The
Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

        The Plan Administrator will furnish to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such participant's Account for that period, and (iii) the adjustments to such participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

        Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank. Currently, the Plan Administrator is Dorothy Episcopia, Vice President and Human Resources Officer of the Bank. The address and telephone number of the Plan Administrator is c/o 207 Taylor Street, Staten Island, New York 10310; (718) 448-2800. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

        It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

        In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

        The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

        The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

        Lump Sum Distribution. A distribution from the Plan to a Participant or
        ---------------------
the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59-1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

        Averaging Rules.  The portion of the total taxable amount of a Lump Sum
        ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

        Common Stock Included in Lump Sum Distribution. If a Lump Sum
        ----------------------------------------------
Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

        Distributions: Rollovers and Direct Transfers to Another Qualified Plan
        -----------------------------------------------------------------------
or to an IRA. Pursuant to a change in the law, effective January 1, 1993,
------------
virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lines of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

        As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under
Section 401(a) of the Code.

        THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

        Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act Any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

        Persons who are not deemed to be "affiliates" of the Bank at the time of resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's
Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

        Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals. At ____________, 1997, _____% of the Plan assets were allocated to executive officers.

        In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Stock within any six-month period.

        The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

        Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.


                                LEGAL OPINIONS

        The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Bank's Conversion from a mutual savings bank to a stock based organization.

                         RICHMOND COUNTY SAVINGS BANK
                  401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST
                                Investment Form



Name of Plan Participant:
                          -----------------------------------

Social Security Number:
                          -----------------------------------


        1.      INSTRUCTIONS. In connection with the proposed Conversion of
                ------------
Richmond County Savings Bank from a mutual savings bank to a stock based organization (the "Conversion"), Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust ("Plan") has been amended to permit participants to direct their current account balances for their Basic Contribution Account, Company Contribution Account and Rollover Account into a new fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Richmond County Financial Corp. (the "Common Stock").

        To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 10 days prior to the expiration date of the Offering (__________________, 1997.) A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Dorothy Episcopia at
(718) 448-2800, extension 291. If you do not complete and return this form to the Plan Administrator by ______________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentage (in multiples of not less than 1%) of my Basic Contribution Account, Company Contribution Account and Rollover Account in the Employer Stock Fund:

      a.      Core Equity Fund ____%
      b.      Emerging Growth Fund ____%
      c.      Value Equity Fund ____%
      d.      Actively Managed Bond Fund ____%
      e.      Intermediate - Term Investment Fund ____%
      f.      Short-Term Investment Fund ____%
      g.      International Equity Fund ____%

NOTE: The total percentage of directed investments, above, may not exceed 100%.



3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Conversion and to direct their current account balances into the Employer Stock Fund is based upon the participants status as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or Other Member. Please indicate your status.

      a. [_] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Richmond County Savings Bank as of June 30, 1996.

      b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Richmond County Savings Bank as of September 30, 1997, but are not an Eligible Account Holder.

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


-----------------------------           -----------------
Signature of Participant                Date

-------------------------------------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

-----------------------------           -----------------
By:______________                       Date


        THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

                             Financial Statements
                          and Supplemental Schedules

                         Richmond County Savings Bank
                              401(k) Savings Plan
                            in RSI Retirement Trust

                    Years ended December 31, 1996 and 1995
                      with Report of Independent Auditors

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                             Financial Statements
                          and Supplemental Schedules

                    Years ended December 31, 1996 and 1995



                                   Contents

Report of Independent Auditors.......................................... F-1

Financial Statements

Statement of Net Assets Available for Plan Benefits
 with Fund Information.................................................. F-2
Statement of Changes in Net Assets Available for Plan Benefits
 with Fund Information.................................................. F-3
Notes to Financial Statements........................................... F-5

Supplemental Schedules

Assets Held for Investment.............................................. F-13
Reportable Transactions................................................. F-14

A schedule of party-in-interest transactions has not been presented because there were no party-in-interest transactions which are prohibited by ERISA
Section 406 and for which there are no statutory or administrative exemptions.

                  [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                        Report of Independent Auditors

The Board of Trustees
Richmond County Savings Bank

We have audited the accompanying statements of net assets available for Plan benefits with fund information of the Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for Plan benefits with fund information for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits at December 31, 1996 and 1995, and the changes in its net assets available for Plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The Fund Information in the statement of net assets available for Plan benefits with fund information and the statement of changes in net assets available for Plan benefits with fund information is presented for purposes of additional analysis rather than to present the net assets available for Plan benefits with fund information and changes in net assets available for Plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                            /s/ Ernst & Young LLP

July 14, 1997

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

   Statement of Net Assets Available for Plan Benefits with Fund Information


                                  Emerging                                       Actively
                        Core       Growth     Value   Short-Term  Intermediate-  Managed   International
                       Equity      Equity     Equity  Investment    Term Bond      Bond       Equity
                        Fund        Fund       Fund      Fund         Fund         Fund        Fund      Loans      Total
                      ------------------------------------------------------------------------------------------------------
December 31, 1996:
 Investments, at fair
  value (Note 4)      $1,018,580  $453,008   $366,136   $312,458   $146,299      $149,890   $13,282      $    --  $2,459,653
 Loans receivable from
  participants                --        --         --         --         --            --        --       79,839      79,839
                      ------------------------------------------------------------------------------------------------------
Net assets available
 for Plan benefits    $1,018,580  $453,008   $366,136   $312,458   $146,299      $149,890   $13,282      $79,839  $2,539,492
                      ======================================================================================================
December 31, 1995:
 Investments, at fair
  value (Note 4)      $  651,533  $284,997   $238,678   $304,269   $ 67,040      $139,201   $    --      $    --  $1,685,718
 Loans receivable from
  participants                --        --         --         --         --            --        --       47,360      47,360
                      ------------------------------------------------------------------------------------------------------
Net assets available
 for Plan benefits    $  651,533  $284,997   $238,678   $304,269   $ 67,040      $139,201   $    --      $47,360  $1,733,078
                      ======================================================================================================

See accompanying notes.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

   Statement of Changes in Net Assets Available for Plan Benefits with Fund
                                  Information

                         Year ended December 31, 1996


                                        Emerging                                       Actively
                              Core       Growth     Value    Short-Term  Intermediate-  Managed   International
                             Equity      Equity     Equity   Investment    Term Bond      Bond       Equity
                              Fund        Fund       Fund      Fund         Fund         Fund        Fund      Loans      Total
                          --------------------------------------------------------------------------------------------------------
Additions
Employee contributions    $  154,864  $ 80,434    $ 63,749  $ 38,066      $ 15,517    $ 29,269     $ 1,751     $    --  $  383,650
Employee rollover
 contributions                    --        --          --    17,718            --          --          --          --      17,718
Employer contributions        56,449    29,255      22,704    14,597         5,792      10,720         598          --     140,115
Interest on loans                 --        --          --        --            --          --          --       5,501       5,501
Net realized and
 unrealized appreciation
 in fair value of
 investments                 168,055    85,663      72,808    12,804         3,557       4,523         446          --     347,856
                          --------------------------------------------------------------------------------------------------------
Total additions              379,368   195,352     159,261    83,185        24,866      44,512       2,795       5,501     894,840

Benefits distributed         (24,658)  (13,881)    (11,640)   (7,512)      (10,117)    (20,618)         --          --     (88,426)
Transfers between funds       12,337   (13,460)    (20,163)  (67,484)       64,510     (13,205)     10,487      26,978          --
                          --------------------------------------------------------------------------------------------------------
Increase in net assets
 available for Plan
 benefits                    367,047   168,011     127,458     8,189        79,259      10,689      13,282      32,479     806,414
Net assets available for
 Plan benefits,
 beginning of year           651,533   284,997     238,678   304,269        67,040     139,201          --      47,360   1,733,078
                          --------------------------------------------------------------------------------------------------------
Net assets available for
 Plan benefits, end of
 year                     $1,018,580  $453,008    $366,136  $312,458      $146,299    $149,890     $13,282     $79,839  $2,539,492
                          ========================================================================================================

See accompanying notes.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

   Statement of Changes in Net Assets Available for Plan Benefits with Fund Information

                         Year ended December 31, 1995


                                 Core            Emerging         Value         Short-Term    Intermediate-
                                Equity        Growth Equity      Equity        Investment      Term Bond
                                 Fund             Fund            Fund            Fund          Fund
                            --------------------------------------------------------------------------------

Additions
Employee contributions          $105,639      $   49,404         $  46,108     $   39,893      $ 14,204
Employee rollover
   contributions                       -             531               531          3,185             -
Employer contributions            47,951          22,299            20,855         18,351         6,540
Interest on loans                      -               -                 -              -             -
Net realized and
   unrealized appreciation
   in fair value of
   investments                   167,454          76,917            55,294         12,540         7,146
                            --------------------------------------------------------------------------------
Total additions                  321,044         149,151           122,788         73,969        27,890

Benefits distributed             (23,106)        (11,770)          (10,481)       (11,497)       (2,118)
Transfers between funds            4,346         (28,258)          (26,448)        58,075        (5,398)
                            --------------------------------------------------------------------------------

Increase in net assets
   available for Plan
   benefits                      302,284         109,123            85,859        120,547        20,374
Net assets available for
   Plan benefits,
   beginning of year             349,249         175,874           152,819        183,722        46,666
                            --------------------------------------------------------------------------------
Net assets available for
   Plan benefits, end of
   year                         $651,533      $  284,997         $ 238,678     $  304,269      $ 67,040
                            ================================================================================


                               Actively        International
                                Managed            Equity
                               Bond Fund            Fund        Loans         Total
                            -------------------------------------------------------------

Additions
Employee contributions         $  28,210       $  -           $     -        $  283,458
Employee rollover
   contributions                       -          -                 -             4,247
Employer contributions            13,001          -                 -           128,997
Interest on loans                      -          -             3,237             3,237
Net realized and
   unrealized appreciation
   in fair value of
   investments                    18,268          -                 -           337,619
                            -------------------------------------------------------------
Total additions                   59,479          -             3,237           757,558

Benefits distributed              (4,296)         -            (1,335)          (64,603)
Transfers between funds           (9,744)         -             7,427                 -
                            -------------------------------------------------------------

Increase in net assets
   available for Plan
   benefits                       45,439          -             9,329           692,955
Net assets available for
   Plan benefits,
   beginning of year              93,762          -            38,031         1,040,123
                            -------------------------------------------------------------
Net assets available for
   Plan benefits, end of
   year                        $ 139,201       $  -           $47,360        $1,733,078
                            =============================================================



See accompanying notes.

                          Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                         Notes to Financial Statements

                               December 31, 1996



1. Description of the Plan

The following brief description of the Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") provides only general information. Participants should refer to the Plan document for more complete information.

General

The Plan is a defined contribution plan covering all eligible employees of Richmond County Savings Bank (the "Bank"). The Plan was created on January 1, 1992, as subsequently amended through August 30, 1995, and is administered by RSI Retirement Trust (the "Trust"). The Trust is a multiple employer trust, subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), that provides retirement benefits for the employees of savings banks and their allied organizations. The assets of all participating member organizations are held in this common trust and are collectively invested and reinvested by the Trust in its capacity as Trustee.

Eligibility

Any full time, salaried employee who reaches the age of 21 who is not covered by a collective bargaining agreement shall be eligible to participate as of the first day of any payroll period of any calendar month following one year of employment.

Contributions

Employee contributions are made in accordance with salary deduction agreements pursuant to Internal Revenue Code Section 401(k). Subject to certain limitations set forth in the Plan document, the amount of contributions authorized by eligible employees prior to August 30, 1995 shall not be less than 2% nor greater than 6% of an employee's base salary (limited to $9,240). Effective August 30, 1995, eligible employees may contribute up to 9% of their base salary (limited to $9,500). The Bank makes matching contributions in an amount equal to 50% of an employee's contributions up to 6%.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)




1. Description of the Plan (continued)

New employees joining the Bank may be eligible to deposit any distributions from a previous employer's tax-qualified defined contribution plan as set forth in the Plan document and continue to defer income taxes on that distribution. These rollover contributions can be made even if the employee is not yet eligible to join the Plan.

Prior to May 24, 1995, participants in the Plan could invest their voluntary contributions, rollover contributions and the Bank's matching contributions in multiples of 25% in accordance with any one of the available investment options. Those who first elect to participate or, if applicable, make a rollover contribution on or after May 24, 1995 may direct that their contributions be made to specific investment accounts in multiples of 1%. Investment direction changes and transfers among the various Plan investment options are limited to once each calendar quarter, but any participant in the Plan on May 24, 1995 may redirect his investment one additional time if it is done within 60 days of May 24, 1995. The Plan utilizes the following RSI Retirement Trust investment funds:

   Core Equity Fund--The Core Equity Fund is an equity based securities fund. Investments are made primarily in common stocks of a broadly diversified group of large, high quality, competitively strong companies that in the view of the investment manager exhibit sustainable growth and dividend earnings. It offers investors the potential for long-term capital appreciation, with income as a secondary goal. The Core Equity Fund is managed by Retirement System Investors, Inc.

   Emerging Growth Equity Fund--The Emerging Growth Equity Fund is an aggressive growth equity fund that seeks capital appreciation by investing in rapidly growing emerging companies that, in the view of the investment manager, have higher than average potential for earnings growth. The Emerging Growth Equity Fund is managed by The Putnam Advisory Company, Inc. and Friess Associates, Inc.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)



1. Description of the Plan (continued)

   Value Equity Fund--The Value Equity Fund is a growth and income equity based securities fund that seeks capital appreciation over the longer term. It invests in financially strong companies with medium to large market capitalizations. (In the view of the investment manager, these companies are currently out of favor with investors but have had good earnings growth records in the past and offer prospects for significant earnings and dividend growth. In the view of the investment manager, these stocks are currently undervalued and selling below their potential value.) The Value Equity Fund is managed by Retirement System Investors, Inc.

   Intermediate-Term Bond Fund--The Intermediate-Term Bond Fund invests in a high quality, diversified portfolio of debt securities that mature within ten years, or have expected average lives of ten years or less. At least 65% of the investments in this fund are in U.S. Government or U.S. Government Agency issues which have the highest credit rating. At the time of purchase, at least 75% of the holdings must have a quality rating of "AA" or better, with a minimum quality rating of "A" for other holdings. This investment fund's goal is to achieve income and price appreciation. The Intermediate-Term Bond Fund is managed by Retirement System Investors, Inc.

   Actively Managed Bond Fund--The Actively Managed Bond Fund invests in high quality fixed-income securities (bonds and other debt securities), with maturities that could range from three months to 30 years. The fund's investment managers frequently adjust the maturity structure of the portfolio to respond to perceived changes in the relative attractiveness of the fixed-income market. At the time of purchase, at least 75% of the investments in this fund must have a rating of "AA" or better, with a minimum rating of "A" for other holdings, and at least 65% of the investments must be in U.S. Government or U.S. Government Agency issues. The fund seeks to achieve both income and price appreciation. The Actively Managed Bond Fund is managed by Retirement System Investors, Inc.

   Short-Term Investment Fund--The Short-Term Investment Fund invests in high quality cash equivalent types of securities normally maturing in one year or less. While the fund may invest in U.S. Government instruments with maturities up to two years, the maximum average maturity of the fund's holdings will not exceed one year. This investment fund offers substantial liquidity and capital preservation. The Short-Term Investment Fund is managed by Retirement System Investors, Inc.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)



1. Description of the Plan (continued)

   International Equity Fund--The International Equity Fund seeks capital appreciation and income by investing in stocks of companies headquartered in foreign countries. Each selection is based on companies whose current prices, in the view of the investment manager, do not reflect the true earnings potential and, therefore, are selling at "undervalued" prices. Investments in foreign markets with unacceptable political or economic risks are avoided. Holdings are concentrated in the larger markets of Europe, Australia and the Far East. In addition, the portfolio manager will invest in emerging markets, as opportunities arise. The International Equity Fund is managed by Morgan Grenfell Investment Services Limited.

Loans/Hardship Withdrawals

Upon application of any participant, the Bank may direct the Trustee of the Plan to make a loan from the participant's employee contribution account, vested matching contribution account and rollover contribution account. All loans are limited to the lesser of 50% of the participant's accounts or $50,000 and bear interest at a fixed rate of prime plus 1% (rounded to the nearest 1/4% of 1%) determined at the time of borrowing and fixed for the life of the loan. Further restrictions on the principal amount and term of loans do exist and are discussed in the Plan document.

In addition, participants may obtain withdrawals based on immediate financial needs as outlined in the Plan document.

Participant's Accounts

Separate accounts are maintained for each participant to accumulate values resulting from Bank, employee and rollover contributions. Participant's accounts are credited with contributions made on their behalf in accordance with employee salary deduction arrangements, the Bank's matching contributions and Plan earnings. Plan earnings and losses are allocated based on account balances and investment options which the participant chooses.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)



1. Description of the Plan (continued)

Vesting

Participants are fully vested in their accrued benefits in all accounts other than their employer matching accounts at all times and such accrued benefits are nonforfeitable at all times. Employer matching contributions become vested and nonforfeitable as follows:


          Number of Years of Service as Defined            % Vested and
                   in the Plan Document                    Nonforfeitable
          -------------------------------------     ---------------------------
          Less than 2 years                                     0%
          2 years but less than 3 years                        20
          3 years but less than 4 years                        40
          4 years but less than 5 years                        60
          5 years but less than 6 years                        80
          6 or more years                                     100

For participants hired prior to January 1, 1994, their vesting period commences on date of enrollment in the Plan, regardless of prior periods of service at the Bank. For employees hired on or subsequent to January 1, 1994, their vesting period begins upon date of hire, provided the employee has attained the age of 18.

A participant, upon leaving the Bank prior to achieving two years of employment, forfeits the value of all matching contributions and earnings on those contributions made by the employer. The forfeited amount is deducted from the amount due from the Bank for the employer contribution in the following quarter.

Payment of Benefits

Upon retirement, a participant may elect to receive their vested account balance either in a lump-sum amount or in monthly, quarterly, semi-annual or annual installments.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)


1. Description of the Plan (continued)

Administrative Expenses

All administrative expenses of the Plan are paid by the Bank, except expenses directly related to the managing of each fund (such as investment management fees, commissions and other transaction costs) which are charged against the assets of the total applicable fund to which such expenses directly relate.

2. Summary of Accounting Policies

Basis of Accounting and Presentation

The financial statements have been prepared on the accrual basis of accounting.

Valuation

Investments consist of unit shares of funds offered by RSI Retirement Trust, a registered investment company. Valuation of these shares by the Trust is based on the underlying value of the net assets of each fund.

Except for debt securities with remaining maturities of 60 days or less which are valued at book value, investments within each fund for which markets are available are valued at their last available quote.

Investment transactions within each fund are recorded on a trade date basis. Dividend income is recognized on the ex-dividend date or when the dividend information is known; interest income, including, where applicable, amortization of discount and premium on investments and zero coupon bonds, is recognized on the accrual basis.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)


2. Summary of Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Plan sponsor believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

3. Plan Termination

Although it has not expressed any intent to do so, the Bank has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of a Plan termination, participants become 100% vested in all matching contributions.

4. Investments

Investments in the Plan as of December 31, 1996 and 1995 are:


                                              1996                        1995
                                   --------------------------  ---------------------------
                                       Units     Fair Value        Units      Fair Value
                                   --------------------------  ---------------------------
   Core Equity Fund                   16,866     $1,018,580       13,111      $  651,533
   Emerging Growth Equity Fund         6,701        453,008        5,358         284,997
   Value Equity Fund                   8,349        366,136        6,852         238,678
   Short-Term Investment Fund         15,256        312,458       15,555         304,269
   Intermediate-Term Bond Fund         4,876        146,299        2,324          67,040
   Actively Managed Bond Fund          4,719        149,890        4,520         139,201
   International Equity Fund             289         13,282            -               -
                                               --------------               ---------------
   Total                                         $2,459,653                   $1,685,718
                                               ==============               ===============

Net realized and unrealized appreciation on the above investment funds was $347,856 and $337,619 for the years ended December 31, 1996 and 1995, respectively.

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                   Notes to Financial Statements (continued)


5. Income Tax Status

The Plan obtained its latest determination letter on December 13, 1995, in which the Internal Revenue Service stated that the Plan, as amended through March 10, 1994, was in compliance with the applicable requirements of the Internal Revenue Code. Management is not aware of any cause of action, series of events or amendments that might adversely affect the qualified status of the Plan.

                            Supplemental Schedules
                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                          Assets Held for Investment

                               December 31, 1996


                                              Number of Units     Fair
                                                   Held           Value           Cost
                                             -----------------------------------------------
Units in RSI Retirement Trust Series
   Pooled Investment Funds:
     Core Equity Fund                             16,866        $1,018,580     $  689,045
     Emerging Growth Equity Fund                   6,701           453,008        284,354
     Value Equity Fund                             8,349           366,136        250,047
     Short-Term Investment Fund                   15,256           312,458        285,966
     Intermediate-Term Bond Fund                   4,876           146,299        136,599
     Actively Managed Bond Fund                    4,719           149,890        130,182
     International Equity Fund                       289            13,282         12,836
                                                              ------------------------------
                                                                 2,459,653      1,789,029

   Loans to participants                                            79,839         79,839
                                                              ------------------------------
Total                                                           $2,539,492     $1,868,868
                                                              ==============================

                         Richmond County Savings Bank
                  401(k) Savings Plan in RSI Retirement Trust

                            Reportable Transactions

                         Year ended December 31, 1996


                                       Purchases                         Sales
                              -------------------------     ------------------------------
                               Number of      Purchase        Number of
                              Transactions    Price           Transactions      Proceeds
                              ------------   ----------     ---------------    -----------

Core Equity Fund                   89        $289,050            41            $  82,037
Emerging Growth Equity Fund        85         139,906            40               57,816
Value Equity Fund                  83         102,283            38               47,940
Short-Term Investment Fund         82         101,068            33              103,563
Intermediate-Term Bond Fund        83          95,022            33               19,427

[To be used in connection with the Syndicated Community Offering only]


SYNDICATED PROSPECTUS SUPPLEMENT



                        RICHMOND COUNTY FINANCIAL CORP.

          (PROPOSED HOLDING COMPANY FOR RICHMOND COUNTY SAVINGS BANK)


                       __________ SHARES OF COMMON STOCK


     Richmond County Financial Corp. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $_____, of its common stock, $0.01 par value (the "Common Stock"), to be issued upon the conversion of Richmond County Savings Bank, Staten Island, New York (the "Bank") from a New York chartered mutual savings bank to a New York chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $100 or more as of June 30, 1996, by the Richmond County Savings Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $100 or more as of September 30, 1997, and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock. For a discussion of certain factors that should be considered by each prospective investor, see "Risk Factors" on pages ___ through ___.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 1998, unless extended by the Bank and the Company with the approval of the Superintendent of Banks of the State of New York and the Federal Deposit Insurance Corporation, if necessary. Such extensions may not go beyond _______________, 1999. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the

ESOP, which may purchase up to 8% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $250,000 of the aggregate value of Common Stock offered in the Conversion. See "Plan of Conversion - Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will be an amount not to exceed 7.0% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     [The Company has applied to the National Association of Securities Dealers ("NASD") to have its Common Stock quoted on the Nasdaq National Market under the symbol "____."] Prior to this Offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING BOARD, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, BOARD, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


                                                   Estimated                           Estimated Net Pro-
                                                 Underwriting        Estimated Net     ceeds of Subscrip-
                                                  Commissions         Proceeds of        tion, Community
                               Syndicated          and Other          Syndicated         and Syndicated
                               Community           Fees and            Community            Community
                             Offering Price       Expenses(1)          Offering          Offerings(2)(3)
=======================================================================================================
Minimum Per Share                $10.00            $                  $                  $
-------------------------------------------------------------------------------------------------------
Midpoint Per Share               $10.00            $                  $                  $
-------------------------------------------------------------------------------------------------------
Maximum Per Share                $10.00            $                  $                  $
-------------------------------------------------------------------------------------------------------
Total Minimum(5)                 $                 $                  $                  $
-------------------------------------------------------------------------------------------------------
Total Midpoint                   $                 $                  $                  $
-------------------------------------------------------------------------------------------------------
Total Maximum(5)                 $                 $                  $                  $
-------------------------------------------------------------------------------------------------------
Total Maximum,
 As Adjusted(6)                  $                 $                  $                  $
=======================================================================================================

-----------------
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ and $__________ at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.

(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.

(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $10.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.

(4) Based on an estimated price range of $__________ to $__________ at $_____ per share (the "Estimated Price Range). The Total Minimum reflects the sale of __________ shares at a per share price of $10.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.

(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings.
    See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."


                       SANDLER O'NEILL & PARTNERS, L.P.

                       _________________________________


       The date of this Prospectus Supplement is _______________, 1997.

PROSPECTUS

                        RICHMOND COUNTY FINANCIAL CORP.
          (Proposed Holding Company for Richmond County Savings Bank)
                       21,275,000 Shares of Common Stock

     Richmond County Financial Corp. (the "Company"), a Delaware corporation, is offering up to 21,275,000 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Richmond County Savings Bank (the "Bank") from a New York State chartered mutual savings bank to a New York State chartered stock savings bank and the issuance of the Bank's capital stock to the Company pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's capital stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby up to 24,466,250 shares. See Footnote 4 to the table below.

                                                   (continued on following page)

                             ---------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" ON PAGES 13 THROUGH 23.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE NEW YORK STATE BANKING BOARD, THE NEW YORK STATE BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, BOARD, DEPARTMENT, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


                                                           Estimated Underwriting
                                                         Commissions and Other Fees        Estimated Net
                                Subscription Price (1)        and Expenses(2)               Proceeds(3)
--------------------------------------------------------------------------------------------------------
Minimum Per Share                   $      10.00                 $     0.33                 $      9.67
--------------------------------------------------------------------------------------------------------
Midpoint Per Share                  $      10.00                 $     0.31                 $      9.69
--------------------------------------------------------------------------------------------------------
Maximum Per Share                   $      10.00                 $     0.29                 $      9.71
--------------------------------------------------------------------------------------------------------
Total Minimum(1)                    $157,250,000                 $5,216,600                 $152,033,400
--------------------------------------------------------------------------------------------------------
Total Midpoint(1)                   $185,000,000                 $5,660,300                 $179,339,700
--------------------------------------------------------------------------------------------------------
Total Maximum (1)                   $212,750,000                 $6,103,900                 $206,646,100
--------------------------------------------------------------------------------------------------------
Total Maximum as
 adjusted(4)                        $244,662,500                 $6,614,200                 $238,048,300
--------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated September 12, 1997, as updated as of October 31, 1997, which states that the estimated pro forma market value of the Common Stock being offered for sale in the Conversion ranged from $157,250,000 to $212,750,000 with a midpoint of $185,000,000 taking into account the contribution to the Richmond County Savings Foundation (the "Foundation") of an amount of Common Stock equal to 8% of the Common Stock sold in the Conversion (the "Valuation Range"). The independent appraisal of Keller is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing the Common Stock nor an assurance that a purchaser of Common Stock will thereafter be able to sell the Common Stock at the Purchase Price. Based on the Valuation Range, the Board of Directors of the Company and the Board of Trustees of the Bank established an estimated price range of the Common Stock being offered for sale in the Conversion within the Valuation Range of $157.3 million to $212.8 million (the "Estimated Price Range") or between 15,725,000 and 21,275,000 shares of Common Stock issued at the $10.00 per share price (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offering. See "The Conversion - Stock Pricing."
(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of approximately $2.8 million, and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") estimated to be between $2.5 million and $3.3 million at the minimum and maximum of the Estimated Price Range, respectively. See "The Conversion - Marketing and Underwriting Arrangements." The actual fees and expenses may vary from the estimates. See "Pro Forma Data" for the assumptions used to arrive at these estimates.
(3) Actual net proceeds may vary substantially from estimated amounts depending upon the number of shares sold in the offerings and other factors. Includes the purchase of shares of Common Stock by the Richmond County Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") which is intended to be funded by a loan to the ESOP from the Company or from a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."
(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market or general financial and economic conditions. See "Pro Forma Data" and "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."


                            _______________________

                       Sandler O'Neill & Partners, L.P.
                            _______________________


                 The date of this Prospectus is ______, 1997.

(continued from previous page)

     Non-transferable rights to subscribe for the Common Stock in a Subscription Offering (the "Subscription Offering") have been granted in the following order of priority to: 1) the Bank's Eligible Account Holders (defined as holders of deposit accounts totalling $100 or more as of June 30, 1996); (2) the Company's and Bank's tax-qualified employee benefit plans (collectively, the "Employee Plans"), consisting of the ESOP which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion (including shares issued to the Richmond County Savings Foundation); and (3) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totalling $100 or more as of September 30, 1997). Subscription rights are non-transferable. Persons found to be transferring subscription rights will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the New York Banking Department (the "NYBD"). Upon completion of the Subscription Offering, and subject to the other limitations described herein, the Company will offer any shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public (the "Community Offering"). See "The Conversion-Community Offering." It is anticipated that shares not subscribed for in the Subscription Offering and Community Offering, if any, will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and the Syndicated Community Offering are referred to collectively as the "Offerings").

     Except for the ESOP, no Eligible Account Holder or Supplemental Eligible Account Holder may, in their respective capacities as such, purchase in the Subscription Offering more than $250,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $250,000 of Common Stock; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1.0% of the total number of shares of Common Stock offered in the Conversion; provided, however, such purchase limitations may be increased and the amount that may be subscribed for may be increased or decreased at the sole discretion of the Bank and Company without further approval of subscribers or the Bank's eligible voting depositors. The minimum purchase is 25 shares. See "The Conversion - Subscription Offering and Subscription Rights," "- Community Offering" and "- Limitations on Common Stock Purchases."

     Pursuant to the Plan, the Company intends to establish the Foundation, a charitable foundation, in connection with the Conversion. The Plan provides that the Bank and the Company will create and fund the Foundation with shares of Common Stock contributed by the Company from authorized but unissued shares in an amount equal to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable purposes within the Bank's local community. For a discussion of the Foundation and its effects on the Conversion, see "Risk Factors - Effects of the Establishment of the Foundation," "Pro Forma Data" and "The Conversion - Establishment of Charitable Foundation."

     The Bank has engaged Sandler O'Neill to consult with and advise the Company and the Bank in the Offerings and Sandler O'Neill has agreed to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill is not obligated to take or purchase any shares of Common Stock in the Offerings. The Bank and the Company will pay a fee to Sandler O'Neill which will be based on the aggregate Purchase Price of the Common Stock sold in the Offerings. The Company and the Bank have agreed to indemnify Sandler O'Neill against certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing and Underwriting Arrangements."

     The Subscription Offering will terminate at __________, New York time, on __________, 1997 (the "Expiration Date") unless extended by the Bank and the Company, with the approval of the Superintendent of Banks of the State of New York (the "Superintendent") and the Federal Deposit Insurance Corporation (the "FDIC"), if necessary. The Community Offering, and/or any Syndicated Community Offering must be completed within 45 days after the close of the Subscription Offering, or _____, 1998, unless extended by the Bank and the Company with the approval of the Superintendent and the FDIC, if necessary. Orders submitted are irrevocable until the completion of the Conversion; provided, that if the Conversion is not completed within the 45 day period referred to above, unless such period has been extended with the consent of the Superintendent and FDIC, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond _________, 1999. See "The Conversion - Procedure for Purchasing Shares in Subscription Offering."

     The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "RCBK." Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or that resales of the Common Stock can be made at or above the Purchase Price. To the extent an active and liquid trading market does not develop, the liquidity and market value of the Common Stock may be adversely affected. See "Risk Factors - Absence of Market for Common Stock" and "Market for the Common Stock."

     Explanatory Note: This Prospectus contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements consist of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. Prospective investors are cautioned that such forward looking statements are not guarantees of future performance and are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general, economic and market conditions, and the development of an adverse interest rate environment that adversely affects the interest rate spread or other income anticipated from the Company's and the Bank's operations and investments. See "Risk Factors" for a discussion of other factors that might cause actual results to differ from such estimates.

                                 [MAP GOES HERE]

                  SUMMARY OF THE CONVERSION AND THE OFFERINGS

     The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

Risk Factors.....................      A purchase of the Common Stock involves a
                                       substantial degree of risk. Eligible
                                       Account Holders, Supplemental Eligible
                                       Account Holders and other prospective
                                       investors should carefully consider the
                                       matters set forth under "Risk Factors."
                                       The shares of Common Stock offered hereby are not insured or guaranteed by the FDIC or any other government agency and are not guaranteed by the Company or the Bank.

Richmond County Financial Corp...      The Company is a Delaware corporation
                                       organized at the direction of the Bank to become a savings and loan holding company and purchase all of the Bank's capital stock to be issued upon its conversion from mutual form to stock form. To date, the Company has not engaged in any business. Its executive office is located at 1214 Castleton Avenue, Staten Island,
                                       New York 10310 and its telephone number
                                       is (718) 448-2800.

Richmond County Savings Bank.....      The Bank is a New York State chartered
                                       mutual savings bank. At August 31, 1997, the Bank had total assets of $1.01 billion, total deposits of $882.9 million and net worth of $102.8 million and operated thirteen full service offices.
                                       The Bank's executive office is located at 1214 Castleton Avenue, Staten Island, New
                                       York 10310 and its telephone number at
                                       that location is (718) 448-2800.

                                       The Bank's current operating strategy
                                       consists primarily of:

                                       .   investing primarily in one- to four-
                                           family, and to a lesser extent,
                                           commercial real estate, construction
                                           and development, commercial and other
                                           loans and in investment-grade
                                           securities;
                                       .   attempting to increase its position
                                           as a lender to businesses operating
                                           in its primary market area, as well
                                           as other areas of the New York City
                                           metropolitan area by offering its
                                           commercial loan and deposit products
                                           to small and medium-sized businesses;

                                       .   increasing the yield and estimated
                                           average life of its securities
                                           investments by emphasizing the
                                           purchase of government agency and
                                           privately issued mortgage-backed and
                                           mortgage-related securities with
                                           estimated average lives of three to
                                           five years and de-emphasizing its
                                           investment in U.S. Treasury
                                           obligations and corporate and other
                                           debt securities;

                                       .   maintaining a low cost of funds by
                                           attracting and retaining core
                                           deposits by providing enhanced
                                           customer service;

                                       .   attempting to attract new deposit
                                           customers by competitively pricing
                                           certificate of deposit products and
                                           offering a greater variety of terms
                                           of such certificates;

                                       .   developing wholesale borrowing
                                           sources such as Federal Home Loan
                                           Bank ("FHLB") advances, reverse
                                           repurchase agreements and brokered
                                           certificates of deposit as another
                                           means of funding asset growth; and

                                       .   managing its interest rate risk by
                                           originating or purchasing adjustable
                                           rate loans and generally selling
                                           fixed-rate loans with maturities of
                                           more than 15 years.

The Conversion and
 Reasons for Conversion..........      The Board of Trustees of the Bank has
                                       adopted and subsequently amended a Plan
                                       of Conversion pursuant to which the Bank intends to convert to a New York State chartered stock savings bank and issue all of its stock to the Company. The
                                       Company is offering shares of its Common
                                       Stock in the Offerings in connection with the Bank's Conversion. Management believes the Conversion offers a number of advantages, including: (i) providing a larger capital base on which to operate;
                                       (ii) providing enhanced future access to capital markets; (iii) providing enhanced ability to diversify into other financial services related activities; and (iv) providing enhanced ability to increase its presence in the communities it serves and to geographically expand its operations and market area through marketing and business development, the acquisition or establishment of branch offices or the acquisition of other financial institutions. The Conversion and the Offerings are subject to approval by the Superintendent and non-objection by the FDIC, and approval of voting depositors at the Bank as of September
                                       30, 1997, with aggregate balances of $100 or more ("Voting Depositors") at a special meeting to be held on __________, 1997 (the "Special Meeting"). The
                                       Superintendent issued an approval letter on _______, 1997 and the FDIC issued a notice of intent not to object to the Conversion on _______, 1997. See "The
                                       Conversion-General."


The Richmond County Savings
 Foundation......................      The Bank's Plan of Conversion provides
                                       for the establishment of a charitable
                                       foundation in connection with the
                                       Conversion. The Foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded concurrent with the sale of Common Stock of the Company with a contribution by the Company equal to 8% of the Common Stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will initially be comprised of the members of the Bank's
                                       Board of Trustees or the Company's Board of Directors. See "The Conversion -
                                       Establishment of  Charitable Foundation."


Terms of the Offering............      The shares of Common Stock to be sold in
                                       connection with the Conversion are being offered at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i)
                                       Eligible Account Holders; (ii) the ESOP;
                                       and (iii) Supplemental Eligible Account
                                       Holders. Upon completion of the
                                       Subscription Offering, any shares of
                                       Common Stock not subscribed for in the
                                       Subscription Offering will be offered in the Community Offering at $10.00 per share to certain members of the general public. Subscription rights will expire if not exercised by _______, New York
                                       Time, on __________, 1997, unless
                                       extended by the Bank and the Company,
                                       with the approval of the Superintendent
                                       and the FDIC, if necessary. See "The
                                       Conversion - Subscription Offering and
                                       Subscription Rights" and " - Community
                                       Offering."

Procedure for Ordering Shares
 and Prospectus Delivery.........      Forms to order Common Stock offered in
                                       the Subscription Offering and the
                                       Community Offering will only be
                                       distributed with or preceded by a
                                       Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment. Once tendered, subscription orders cannot be revoked or modified without the consent of the Company and Bank. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. The Company and Bank are not obligated to accept subscriptions not submitted on an original stock order form. See "The Conversion - Procedure for
                                       Purchasing Shares in Subscription
                                       Offering."

Form of Payment for Shares.......      Payment for subscriptions may be made:
                                       (i) in cash (if delivered in person);
                                       (ii) by check or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank. No wire transfers will be accepted. See "The Conversion -
                                       Procedure for Purchasing Shares in
                                       Subscription Offering."

Nontransferability of
 Subscription Rights.............      The subscription rights of Eligible
                                       Account Holders, Supplemental Eligible
                                       Account Holders and the Employee Plans,
                                       including the ESOP, are nontransferable.
                                       Certificates representing shares of
                                       Common Stock purchased in the
                                       Subscription Offering must be registered in the name of the Eligible Account
                                       Holder or Supplemental Eligible Account
                                       Holder, as the case may be. Joint stock
                                       registration will be allowed only if the qualifying deposit account is so registered. See "The Conversion -
                                       Restrictions on Transfer of Subscription
                                       Rights and Shares."

Purchase Limitations.............      No Eligible Account Holder or
                                       Supplemental Eligible Account Holder may purchase in the Subscription Offering more than $250,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the Community
                                       Offering and the Syndicated Community
                                       Offering more than $250,000 of Common
                                       Stock. No person, together with
                                       associates or persons acting in concert
                                       with such person, may purchase in the
                                       aggregate more than 1% of the Common
                                       Stock offered (the "overall maximum
                                       purchase limitation"). However, the ESOP may purchase up to 10% of the Common
                                       Stock issued, including shares issued to the Foundation. It is anticipated that the ESOP will subscribe to purchase 8% of the Common Stock issued, including shares issued to the Foundation. The minimum purchase is 25 shares of Common Stock. At any time during the Conversion and without approval of the Bank's Voting
                                       Depositors or a resolicitation of
                                       subscribers, the Bank and the Company
                                       may, in their sole discretion, decrease
                                       the maximum purchase limitation below
                                       $250,000 of Common Stock; however, such
                                       amount may not be reduced to less than
                                       0.10% of the Common Stock offered.
                                       Additionally, at any time during the
                                       Conversion, the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation in the
                                       Subscription and Community Offerings to
                                       an amount in excess of $250,000 up to a
                                       maximum of 5% of the shares to be issued in the Conversion. Similarly, the 1.0% overall maximum purchase limitation may be increased up to 5% of the total shares of Common Stock offered in the Conversion.

Securities Offered and Purchase
  Price..........................      The Company is offering between
                                       15,725,000 and 21,275,000 shares of
                                       Common Stock at a Purchase Price of
                                       $10.00 per share. The maximum of the
                                       Estimated Price Range may be increased by up to 15% and the maximum number of shares of Common Stock to be offered may be increased up to 24,466,250 shares due to regulatory considerations and changes in market or general financial or economic conditions. See "The Conversion
                                       - Stock Pricing" and "- Number of Shares to be Issued."

Appraisal........................      The Purchase Price per share has been
                                       fixed at $10.00. The total number of
                                       shares to be issued in the Conversion is based upon an independent appraisal prepared by Keller, dated as of September
                                       12, 1997, and updated as of October 31,
                                       1997, which states that the estimated pro forma market value of the Common Stock offered ranged from $157,250,000 to
                                       $212,750,000. The final aggregate value
                                       will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors. See "The Conversion -
                                       Stock Pricing."

Use of Proceeds..................      The Company will use 50% of the net
                                       proceeds of the Offerings to purchase all of the outstanding common stock of the Bank to be issued in the Conversion. A portion of net proceeds retained by the Company will be used for general business purposes, including a loan by the Company directly to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. In the event that the ESOP is unable to purchase
                                       8% of the Common Stock in the
                                       Subscription Offering, it is anticipated that the ESOP will purchase an amount of shares in open market transactions sufficient to fund the ESOP with 8% of the Common Stock issued in the Conversion. In the alternative, the ESOP may be funded with such amount of stock through the issuance of authorized but unissued shares after the Conversion. The
                                       Company intends to initially invest the
                                       remaining net proceeds primarily in
                                       mortgage-backed and mortgage-related
                                       securities and investment grade debt and equity securities. The Bank intends to utilize net proceeds for general business purposes, including investments in loans and securities as well as for the possible expansion of its facilities and operations through marketing, business development, or acquisitions of other financial institutions, branch offices or other financial services companies, although the Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions, other than a lease on a public accommodation office to be opened on Staten Island in 1998 and plans to open new branch offices on Staten Island.
                                       See "Use of Proceeds."

Dividend Policy..................      Upon Conversion, the Board of Directors
                                       of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made with respect to the payment of such dividends, if any. See "Dividend
                                       Policy."

Benefits of the Conversion to
  Management.....................      Among the benefits to the Bank and the
                                       Company anticipated from the Conversion
                                       is the ability to attract and retain
                                       personnel through the use of stock
                                       options and other stock related benefit
                                       programs. Subsequent to the Conversion,
                                       the Company intends to adopt a Stock
                                       Program (as defined herein) and a Stock
                                       Option Plan (as defined herein) for the
                                       benefit of directors, officers and
                                       employees. If such benefit plans are
                                       adopted within one year after the
                                       Conversion, such plans will be subject to stockholder approval at a meeting of stockholders which may not be held earlier than six months after the Conversion. The Company intends to adopt a stock benefit plan which would provide for the granting of Common Stock to officers, directors and employees of the Bank and Company, at no cost to the recipient, in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation (the "Stock Program"). The
                                       Company also intends to adopt a stock
                                       option plan which would provide the
                                       Company with the ability to grant options to officers, directors and employees of the Bank and Company to purchase Common
                                       Stock equal to 10% of the number of
                                       shares of Common Stock issued in the
                                       Conversion, including shares issued to
                                       the Foundation (the "Stock Option Plan").
                                       Further, qualified personnel may be able to participate in other employee benefit plans adopted in connection with the Conversion, including the Supplemental
                                       Executive Retirement Plan and the
                                       Management Supplemental Executive
                                       Retirement Plan. Additionally, certain
                                       officers of the Company and the Bank will be provided with employment agreements or change in control agreements which provide such officers with employment rights and/or payments upon their termination of service following a change in control of the Company or the Bank.
                                       For a further description of the Stock
                                       Program and Stock Option Plan, see "Risk
                                       Factors - Stock Based Benefits to
                                       Management, Employment Contracts and
                                       Change in Control Payments" and
                                       "Management of the Bank -Benefit Plans."
                                       See also "Management of the Bank -
                                       Subscriptions of Executive Officers,
                                       Directors and Trustees," "The Conversion
                                       - Establishment of Charitable Foundation" and "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of
                                       Incorporation and Bylaws."

Voting Control of Officers
  and Directors..................      Trustees, Directors and executive
                                       officers of the Bank and the Company
                                       expect to purchase approximately 1.5% or 1.1% of shares of Common Stock outstanding, based upon the minimum and the maximum of the Estimated Price Range, including shares issued to the
                                       Foundation, respectively. Additionally,
                                       assuming the implementation of the ESOP, Stock Program and Stock Option Plan, directors, executive officers and employees have the potential to control the voting of approximately 21.4% or 21.0% of the Common Stock at the minimum and the maximum of the Estimated Price
                                       Range, including shares issued to the
                                       Foundation, respectively. Additionally,
                                       the Foundation will hold Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion, which shares of Common Stock will be voted in the same ratio as all other shares voted. See "The
                                       Conversion -Establishment of Charitable
                                       Foundation," "Management of the Bank-
                                       Subscriptions of Executive Officers,
                                       Directors and Trustees," and
                                       "Restrictions on Acquisition of the
                                       Company and the Bank -Restrictions in the Company's Certificate of Incorporation and Bylaws."

Expiration Date for the
  Subscription Offering..........      The Expiration Date for the Subscription
                                       Offering is ________ New York Time on
                                       _______________, 1997 unless extended by
                                       the Bank and the Company, with the
                                       approval of the Superintendent and the
                                       FDIC, if necessary. See "The Conversion -
                                       Subscription Offering and Subscription
                                       Rights."


Market for the Common Stock......      As a mutual institution, the Bank has
                                       never issued capital stock and,
                                       consequently, there is no existing market for the Common Stock. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "RCBK," subject to the completion of the Conversion and compliance with certain conditions, including the presence of at least three registered and active market makers. See "Market for the Common Stock."

No Board Recommendations.........      The Bank's Board of Trustees and the
                                       Company's Board of Directors are not
                                       making any recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common
                                       Stock must be made pursuant to each
                                       investor's evaluation of his or her best interests.

Conversion Center................      If you have any questions regarding
                                       Conversion, call the Conversion Center at (___) ________.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

     Set forth below are selected consolidated financial and other data of the Bank. These financial data are derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                                At
                                             August 31,                                At June 30,
                                           ------------     ----------------------------------------------------------------
                                              1997(1)         1997          1996          1995          1994          1993
                                           ------------     --------      --------      --------      --------      --------
Selected Financial Condition Data:                                                     (In thousands)
Total assets...........................    $1,006,064       $993,370      $914,483      $851,751      $825,663      $779,728
Loans receivable, net(2)...............       513,403        496,258       419,270       392,409       355,850       355,281
Debt and equity securities(3):
   Available-for-sale..................        21,546         19,706        21,659           607            --            --
   Held-to-maturity....................       195,345        205,201       307,700       287,879       328,779       331,840
Mortgage-backed and mortgage
 related securities, net(3):
   Available-for-sale..................        57,024         27,398         1,394         1,683            --            --
   Held-to-maturity....................       163,116        185,122        80,284        92,404        74,961        44,422
Intangible assets(4)...................         1,474          1,527         1,802         2,115         2,428         2,715
Deposits...............................       882,886        884,531       817,928       764,062       748,638       713,906
Net worth..............................       102,832        100,865        89,901        81,166        73,550        63,407


                                              For the
                                             Two Months
                                               Ended
                                              August 31,                            For the Year Ended June 30,
                                         ---------------------         ----------------------------------------------------
                                         1997(1)       1996(1)           1997       1996       1995        1994       1993
                                         -------       -------         -------    -------    -------     -------    -------
Selected Operating Data:                                                  (In thousands)

Interest income.................         $11,785       $10,566         $65,781    $59,063    $54,321     $51,608    $53,003

Interest expense................           5,120         4,358          27,707     26,254     22,456      20,207     22,280
                                         -------       -------         -------    -------    -------     -------    -------
  Net interest income
    before provision for
    loan losses.................           6,665         6,208          38,074     32,809     31,865      31,401     30,723
Provision for loan losses.......             300           266           1,080      1,600        600         859      2,331
                                         -------       -------         -------    -------    -------     -------    -------
  Net interest income after
    provision for loan losses...           6,365         5,942          36,994     31,209     31,265      30,542     28,392
                                         -------       -------         -------    -------    -------     -------    -------

Non-interest income.............             560           517           2,861      2,827      2,659       2,961      3,153

Non-interest expense............           3,470         3,296          19,667     18,503     18,139      17,287     16,555
                                         -------       -------         -------    -------    -------     -------    -------
Income before income taxes
    and cumulative effect of
    changes in accounting
    principles..................           3,455         3,163          20,188     15,533     15,785      16,216     14,990

Provision for income taxes......           1,662         1,474           9,463      6,803      6,919       7,305      7,300
                                         -------       -------         -------    -------    -------     -------    -------
Cumulative effect of changes
    in accounting principles(5).              --            --              --         --     (1,316)      1,232         --
                                         -------       -------         -------    -------    -------     -------    -------
Net income......................         $ 1,793       $ 1,689         $10,725    $ 8,730    $ 7,550     $10,143    $ 7,690
                                         =======       =======         =======    =======    =======     =======    =======

                                                                 At or For
                                                               the Two Months
                                                                    Ended             At or For the Year Ended
                                                                 August 31,                   June 30,
                                                          ------------------------    ------------------------
                                                            1997(1)      1996(1)         1997          1996
                                                          ----------    ----------    ----------    ----------
                                                                         (dollars in thousands)
Selected Financial Ratios and
Other Data(6):
Performance Ratios:
 Return on average assets........................             1.08%         1.11%         1.13%         0.99%
 Return on average net worth.....................            10.54         11.16         11.25         10.25
 Average net worth to
     average assets..............................            10.22          9.92         10.07          9.70
 Net worth to total assets
     at end of period............................            10.22          9.99         10.15          9.83
 Net interest rate spread(7).....................             3.59          3.82          3.68          3.53
 Net interest margin(8)..........................             4.21          4.32          4.24          4.01
 Average interest-earning assets
     to average interest-bearing
     liabilities.................................           119.18        116.59        118.32        115.19
 Total non-interest expense
     to average assets(9)........................             1.90          1.96          1.99          2.07
 Efficiency ratio(10)............................            43.70         44.36         46.08         51.04
 Net interest income to
     operating expenses..........................           192.07        188.35        193.59        177.32
Regulatory Capital Ratios(11):
 Leverage capital................................            10.10%         9.83%        10.02%         9.70%
 Total risk-based capital........................            19.70         19.53         19.71         19.22
 Tier I capital..................................            18.77         18.69         18.79         18.33
Asset Quality Ratios and Data:
 Total non-performing loans(12)..................          $ 5,572       $ 3,343       $ 3,877       $ 3,820
 Real estate owned, net..........................              885           518           662           612
 Total non-performing assets(13).................            6,457         3,861         4,539         4,432
 Non-performing loans as a
     percent of loans, net(12)...................             1.09%         0.75%         0.78%         0.91%
 Non-performing assets as a percent
     of total assets(13).........................             0.64          0.42          0.46          0.48
 Allowance for loan losses
     as a percent of loans receivable, net(2)....             1.11          1.12          1.10          1.14
 Allowance for loan losses as a percent of
  total non-performing loans(2)(12)..............           101.99        149.42        141.00        125.55

Other Data:
 Number of full service customer
   facilities....................................               13            13            13            13



                                                             At or For the Year Ended
                                                                    June 30,
                                                        --------------------------------
                                                          1995        1994        1993
                                                        -------     -------     -------
                                                             (dollars in thousands)
Selected Financial Ratios and
Other Data(6):
Performance Ratios:
 Return on average assets........................           0.91%       1.27%       1.11%
 Return on average net worth.....................           9.80       14.97       13.00
 Average net worth to
     average assets..............................           9.29        8.50        8.52
 Net worth to total assets
     at end of period............................           9.53        8.91        8.13
 Net interest rate spread(7).....................           3.66        3.85        3.99
 Net interest margin(8)..........................           4.06        4.16        4.31
 Average interest-earning assets
     to average interest-bearing
     liabilities.................................         113.96      111.64      110.32
 Total non-interest expense
     to average assets(9)........................           2.15        2.13        2.34
 Efficiency ratio(10)............................          51.63       49.40       47.95
 Net interest income to
     operating expenses..........................         175.67      181.65      185.58
Regulatory Capital Ratios(11):
 Leverage capital................................           9.25%       8.60%       7.77%
 Total risk-based capital........................          18.33       16.23       15.28
 Tier I capital..................................          17.92       15.71       14.52
Asset Quality Ratios and Data:
 Total non-performing loans(12)..................        $ 2,995     $ 5,389     $ 5,375
 Real estate owned, net..........................            335         441       2,336
 Total non-performing assets(13).................          3,330       5,830       7,711
 Non-performing loans as a
     percent of loans, net(12)...................           0.76%       1.51%       1.51%
 Non-performing assets as a percent
     of total assets(13).........................           0.39        0.71        0.99
 Allowance for loan losses
     as a percent of loans receivable, net(2)....           0.83        0.87        0.77
 Allowance for loan losses as a percent of
  total non-performing loans(2)(12)..............         109.35       57.64       50.88
Other Data:
 Number of full service customer
   facilities....................................             13          13          13

                                                        (footnotes on next page)

-----------------

(1) The data presented at August 31, 1997 and for the two months ended August 31, 1997 and 1996 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the two months ended August 31, 1997 are not necessarily indicative of the results that may be expected for the year ended June 30, 1998. All operating results presented for the selected ratios and other data for two month periods ended August 31, 1997 and 1996 are presented on an annualized basis.

(2) Loans receivable, net, consist of gross loans receivable less unamortized discounts, deferred loan fees and the allowance for loan losses. The allowance for loan losses at August 31, 1997, June 30, 1997, 1996, 1995, 1994 and 1993 was $5.7 million, $5.5 million, $4.8 million, $3.3 million, $3.1 million and $2.7 million, respectively. Loans receivable, net, at June 30, 1996, includes $1.2 million of loans held for sale.

(3) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities," as of July 1, 1994, and reclassified securities having a market value of $26 million from its held-to-maturity portfolio to its available-for-sale portfolio in November 1995 pursuant to a Financial Accounting Standards Board ("FASB") interpretation of SFAS No. 115.

(4) Represents a premium on core deposits acquired which amounted to $3.2 million and which is being amortized on a straight line basis over a ten year period.

(5) Cumulative effect of changes in accounting principles reflects a charge, net of tax, of $1.3 million for the year ended June 30, 1995, resulting from the adoption of SFAS No. 106 ("SFAS No. 106"), "Employer's Accounting For Post-Retirement Benefits Other than Pensions," and a credit to earnings of $1.2 million for the year ended June 30, 1994, resulting from the adoption of SFAS No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cumulative Effect of Changes in Accounting Principles."

(6) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(7) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(8) The net interest margin represents net interest income as a percent of average interest-earning assets.

(9) Total non-interest expense excludes the effect of amortization of goodwill and the one-time special assessment of $493,000 to recapitalize the Savings Association Insurance Fund (the "SAIF"). See "Regulation and Supervision - Insurance of Deposit Accounts." Including the effects of the amortization of goodwill and the SAIF special assessment, total non-interest expense to average assets for the two months ended August 31, 1997 and for the year ended June 30, 1997 would be 2.08% and 2.08%, respectively.

(10) The efficiency ratio represents the ratio of non-interest expense, excluding the effect of amortization of goodwill and the SAIF special assessment, divided by the sum of net interest income and non-interest income. Including the effects of the amortization of goodwill and the SAIF special assessment, the efficiency ratio for the two months ended August 31, 1997 and the year ended June 30, 1997 would be 48.03 and 48.04%, respectively.

(11) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - FDIC Regulations - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.

(12) It was the Bank's policy generally to cease accruing interest on all commercial real estate, construction and commercial loans 90 days or more past due, on all consumer loans which were 120 days or more past due, and on all one- to four-family residential mortgage loans which were 180 days or more past due. Effective July 1, 1997, the Bank revised this policy such that it does not accrue interest on any loans, including one- to four-family loans secured by real estate, which are more than ninety days delinquent as to principal and interest unless, in the opinion of management, collection is probable. See "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets." Assuming the revised policy was in effect, the Bank's total non-accrual loans would have been $3.9 million, $3.8 million, $3.0 million, $5.4 million and $5.4 million at June 30, 1997, 1996, 1995, 1994 and 1993, respectively.

(13) Non-performing assets consist of non-performing loans and real estate owned, net ("REO"). The Bank had no troubled debt restructurings at any of the dates presented.

                                 RISK FACTORS

     The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

Sensitivity to Changes in Interest Rates

     The Bank's profitability is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and securities, and its interest expense on interest-bearing liabilities, such as its deposits and borrowed funds. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements.

     While the Bank emphasizes investment in adjustable-rate or shorter-term loans, the Bank currently originates and sells fixed-rate one- to four-family mortgage loans with terms in excess of fifteen years. However, from time to time, the Bank may retain such loans in its portfolio depending on its interest rate risk position. At August 31, 1997, 73.8% of the Bank's gross loans had adjustable interest rates and its fixed-rate mortgage loan portfolio had an average weighted maturity of 16.75 years. At such date, $37.5 million, or 8.6%, of the Bank's securities had adjustable interest rates and its securities portfolio had a weighted average life of 2.9 years. At August 31, 1997, the Bank had $213.6 million of certificates of deposit with maturities of less than one year and $29.4 million of certificates of deposit over $100,000 ("jumbo certificates of deposit"). Such jumbo certificates of deposit tend to be less stable sources of funding as compared to money market, savings, retail checking/negotiable order of withdrawal ("NOW") accounts and commercial checking accounts (collectively, "core deposits") and, at August 31, 1997, represented 3.7% of the Bank's interest-bearing liabilities. As a result, the Bank's total interest-earning assets repricing or maturing within one year or less exceeded its interest-bearing liabilities maturing or repricing in one year or less by $12.6 million, representing a one-year interest sensitivity gap as a percentage of total assets of 1.26%. Therefore, the yield on interest-earning assets of the Bank may adjust to changes in interest rates faster than the cost of the Bank's interest-bearing liabilities and the Bank's net income may be adversely affected during periods of declining interest rates.

     Significant increases in the level of market interest rates also may adversely affect the fair value of the Bank's securities and other interest-earning assets. At August 31, 1997, $399.5 million, or 91.4%, of the Bank's securities had fixed interest rates. Generally, the value of fixed-rate interest-earning assets fluctuates inversely with changes in interest rates. As a result, increases in interest rates could result in decreases in the market value of fixed-rate interest-earning assets which could adversely affect the Bank's results of operations if sold. In the case of interest-earning assets classified as available-for-sale, such increases in interest rates could adversely affect the Bank's net worth.

     Increases in market interest rates also can affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities, which can adversely impact the yields earned on the Bank's loan and securities portfolio. In periods of decreasing interest rates, the average life of loans held by the Bank may be shortened to the extent increased prepayment activity occurs during such periods which, in turn, may result in the Bank investing funds from such prepayments in lower yielding assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk." In addition, increases in interest rates would result in interest rates on the Bank's adjustable-rate loans increasing, thereby resulting in increased loan payment amounts by the borrowers which, in turn, may result in higher delinquencies on such loans.

Potential Low Return on Equity Following the Conversion

     At August 31, 1997, the Bank's ratio of net worth to assets was 10.2%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of August 31, 1997, assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company's ratio of equity to assets would exceed 26.0%. The Company's ability to deploy this new capital through investments in interest-earning assets, such as loans and securities, which bear rates of return comparable to its current investments, will be significantly affected by industry competition for such investments.
The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below its historical return on equity and may be below peer group institutions after the Conversion. Additionally, due to the implementation of stock-based benefit plans such as the ESOP, Stock Program and Stock Option Plan, the Company's compensation expense will be increased, thereby adversely affecting its net income and return on equity.

Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending

     At August 31, 1997, the Bank's commercial real estate, multi-family, construction and development and commercial loan portfolios totaled $74.7 million, or 14.3% of gross loans and 7.8% of total interest-earning assets. At that date, commercial real estate loans totaled $42.9 million, or 8.2% of gross loans, construction and development loans totalled $19.7 million, or 3.8% of gross loans, commercial loans totaled $9.3 million, or 1.8% of gross loans, and multi-family loans totaled $2.7 million, or 0.5% of gross loans. Additionally at such date, the Bank had $27.0 million of outstanding commitments to fund such loans.

     Although the Bank's level of commercial real estate, multi-family, construction and development and commercial lending historically has been relatively modest in comparison to its one- to four-family residential lending, the Bank is attempting to increase its emphasis on such types of loans. Commercial real estate and multi-family loans are generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential loans, as their repayment is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service and such loans generally involve larger loan balances. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the security for the loan or the future cash flow of the affected properties. Additionally, although commercial real estate and multi-family property values have stabilized in recent periods, the decline in property values experienced in the Bank's primary market area in the late 1980s and early 1990s was more pronounced with respect to commercial real estate and multi-family properties than one- to four-family residential properties. Construction and development financing is also generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate as the risk of loss on such loans is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the property securing the loan, when completed, may have a value which is insufficient to assure full repayment of the loan.

     The Bank also makes secured and unsecured commercial loans. Unsecured commercial loans are generally considered to involve a higher degree of risk than secured commercial loans and real estate lending, due to the absence of collateral securing the loan. Secured commercial loans are generally secured by real estate, equipment, leases, inventory and accounts receivable. As of August 31, 1997, approximately 65.0% of the Bank's commercial loans were secured by real estate and 5.0% were secured by other forms of collateral. With respect to commercial loans secured by collateral other than real estate, the value of the collateral securing the loans may not be as easy to ascertain as compared to real property, and such collateral may depreciate over time and may not be as readily saleable as compared to real property. Both secured and unsecured commercial loans are often substantially dependent upon the success of the borrower's business. Accordingly, commercial loans involve a greater degree of risk than a one- to four-family mortgage loan and other types of mortgage loans. See "Business of the Bank - Lending Activities."

     In the event the Bank were to further increase its investments in commercial real estate, multi-family, construction and development and commercial lending, management may determine to make additional or increased provisions for loan losses which would adversely affect the Bank's net income.

Effects of the Establishment of the Foundation

     Pursuant to the Plan, the Bank and the Company intend to voluntarily establish the Foundation in connection with the Conversion. The Foundation will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. The contribution of Common Stock to the Foundation will be dilutive to the ownership and voting interests of stockholders and will have an adverse impact on the reported earnings of the Company in fiscal 1998, the fiscal year in which the Foundation will be funded.

     Dilution of Stockholders' Interests. The Company proposes to fund the Foundation with Common Stock of the Company in an amount equal to 8% of the Common Stock to be sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 1,258,000, 1,480,000 and 1,702,000 shares, with a value of $12.6 million, $14.8 million and $17.0 million, respectively, based on the Purchase Price of $10.00 per share. Assuming the sale of Common Stock at the maximum of the Estimated Price Range, upon completion of the Conversion and establishment of the Foundation, the Company will have 22,977,000 shares issued and outstanding, of which the Foundation will own 1,702,000 shares, or 7.4%. As a result, persons purchasing shares of Common Stock in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%, as compared to completing the Conversion without the Foundation. See "Pro Forma Data."

     Impact on Earnings. The contribution of Common Stock to the Foundation will have an adverse impact on the Company's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the third quarter of fiscal 1998. The amount of the contribution will range from $12.6 million to $17.0 million, based on the minimum and maximum of the Estimated Price Range. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $17.0 million in Common Stock (based on the maximum of the Estimated Price Range), the Company estimates a net tax effected expense of $9.4 million (based upon a 45% tax rate). If the Foundation had been established at June 30, 1997, the Bank would have reported net income of $1.7 million for the year ended June 30, 1997 rather than reporting net income of $10.7 million for the year ended June 30, 1997. Management cannot predict earnings for fiscal 1998, but expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the quarter in which the Foundation is funded. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community but the Company and the Bank do not currently anticipate making additional contributions to the Foundation within the first five years following the initial contribution.

     Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. The Foundation will submit a request to the Internal Revenue Service (the "IRS") to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition agreed to by the Foundation that Common Stock issued to the Foundation be voted in the same ratio as all shares of the Company's Common Stock voted on all proposals considered by stockholders of the Company; provided, however, the NYBD and the FDIC may waive this voting restriction under certain circumstances, such as the loss of the tax exempt status of the Foundation, but may impose certain additional conditions as part of granting such waiver. There can be no assurances that the NYBD or the FDIC will grant a waiver, unconditional or otherwise, of the voting restriction. See "The Conversion - Establishment of Foundation -Regulatory Conditions Imposed on the Foundation." The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would have received a charitable contribution deduction of approximately $2.1 million in 1997 (based upon the sale of stock at the maximum of the Estimated Price Range, a contribution of $17.0 million of Common Stock and the Bank's pre-tax income for 1997), the Company is permitted under the Code to carryover the excess contribution in the five following years. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that substantially all of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in a further reduction in earnings in the year in which the IRS makes such a determination.

     Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by Keller in determining the estimated pro forma market value of the Common Stock of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by Keller of the estimated pro forma market value of the Common Stock of the Company. The pro forma aggregate price of the Common Stock being offered for sale in the Conversion is currently estimated to be between $157.3 million and $212.8 million, with a midpoint of $185.0 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the two months ended August 31, 1997, are 75.44% and 13.08x,
respectively, at the midpoint of the Estimated Price Range.   In the event that
the Conversion did not include the Foundation, Keller has estimated that the estimated pro forma market value of the Common Stock would be $217.2 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio at 75.48% and 13.48x, respectively. The amount of Common Stock being offered for sale in the Conversion at the midpoint of the Estimated Price Range is approximately $32.2 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by Keller. Accordingly, certain account holders of the Bank who subscribe to purchase Common

Stock in the Subscription Offering may receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by Keller was prepared solely for purposes of providing Eligible Account Holders and subscribers with information with which to make an informed decision on the Conversion.

     The decrease in the amount of Common Stock being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's leverage and risk-based capital ratios at August 31, 1997 were 10.10% and 19.70%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma leverage and risk-based capital ratios at August 31, 1997 would be 15.65% and 29.96%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $264.9 million, or approximately 22.67% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range, and pro forma stockholders' equity per share and pro forma net earnings per share would be $13.26 and $0.13, respectively. If the Foundation was not being established in the Conversion, based on the Keller estimate, the Company's pro forma stockholders' equity would be approximately $287.8 million, or approximately 24.16% of pro forma consolidated assets at the midpoint of the estimate, and pro forma stockholder's equity per share and pro forma net earnings per share would
be $13.25 and $0.12, respectively.   See "Comparison of Valuation and Pro Forma
Information with No Foundation."

     Potential Anti-Takeover Effect. Upon completion of the Conversion, the Foundation will own 7.4% of the total outstanding shares of the Company's Common Stock. Such shares will be owned solely by the Foundation, however, pursuant to a condition imposed by the NYBD and FDIC, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other voted shares of the Company's Common Stock on all proposals considered by the stockholders of the Company. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. However, in the event that the NYBD and the FDIC were to waive this voting restriction and did not impose additional restrictions on the Foundation with regard to the voting of the Common Stock, the Foundation's Board of Directors would exercise sole voting power over such shares. See "The Conversion - Establishment of the Foundation -Regulatory Conditions Imposed on the Foundation." As the Foundation's Board of Directors will be comprised initially of the members of the Board of Trustees of the Bank or Directors of the Company, in the event the NYBD and the FDIC waived the voting restriction and did not impose additional restrictions on the Foundation with regard to the Common Stock, management of the Company and the Bank may benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, in such an event, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by the Stock Program trust, and shares held by the ESOP trust, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, such potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. However, since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because the Stock Program must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers, directors and trustees, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock-based benefit plans. See

"- Provisions Which May Discourage Takeover Attempts - Voting Control of Officers and Trustees." Moreover, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company is expected to decrease.

     Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form is innovative and has, to the Bank's knowledge, been done in a limited number of instances. As such, the Foundation is subject to the Superintendent's approval of the Conversion and the FDIC's nonobjection to the Conversion and may also be subject to potential challenges notwithstanding that the Board of Directors of the Company and the Board of Trustees of the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Conversion. See "The Conversion - Establishment of Charitable Foundation - Purpose of the Foundation." If challenges were to be instituted seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

Highly Competitive Industry and Geographic Area

     The Bank faces significant competition in its primary market area both in attracting deposits and in originating loans. The Bank had a lending market share of approximately 7.2% in the Borough of Staten Island for 1996. The Bank's share of deposits in the Borough of Staten Island amounted to approximately 14.2% in June of 1996, according to a survey by a nationally-recognized bank consulting firm. While the Bank's primary market area generally consists of the Borough of Staten Island and the area surrounding its branch office in the Borough of Brooklyn, the Bank may, in the future, expand its market area to include other areas of the New York City metropolitan area. The New York City metropolitan area is a highly competitive market for financial services. The Bank faces direct competition from a significant number of financial institutions operating in its market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, savings banks, mortgage banking companies, credit unions and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. There are eleven depository institutions with retail operations located in the Borough of Staten Island. See "Business of the Bank - Market Area."

Weakness in Local Economy

     During the late 1980s to the early 1990s, the New York City metropolitan area experienced reduced employment as a result of layoffs in the financial services industry, corporate relocations and the general decline of the local, regional and national economies. Additionally, during that period the area experienced a general weakening of real estate values and a decline in home sales and construction. While Staten Island's significant concentration of government employees somewhat mitigated the impact of the recession, the financial services industry historically also has been a significant source of employment in the Bank's primary market area. As a result, loan delinquencies increased and the underlying values of properties securing non-performing loans made by lending institutions generally declined resulting in substantial losses to some institutions. In 1993, however, the economy of the Bank's primary market area began to stabilize as demonstrated by improved employment and economic indicators. Since such time, residential real estate values in the Bank's primary market have stabilized and recently have begun to improve. However, commercial real estate values, which previously experienced the greatest declines during the late 1980s and early 1990s, have only recently begun to stabilize and have not improved as much as residential real estate and generally remain below the values experienced in the late 1980s. See "Business of the Bank - Market Area."

     Although the current national and local economic conditions have significantly improved since the early 1990s, there can be no assurances that conditions in the local economy, national economy, or real estate market in general will not deteriorate and adversely affect the financial condition and results of operations of the Bank. Based on information available to management at this time, management believes the current allowance for loan losses is adequate; however, many factors may require additions to the allowance for loan losses in future periods above those reasonably anticipated. Future adjustments to the allowance also may be necessary if economic or other conditions differ substantially from those underlying the assumptions used in making such estimates. See "Business of the Bank--Allowance for Loan Losses."

Provisions Which May Discourage Takeover Attempts

     Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Restated Organization Certificate and Bylaws, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, limits on the calling of special meetings of shareholders, limits on the ability to vote Common Stock in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The New York State Banking Board ("NYBB") regulations prohibit, for a period of one year following the date of conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding stock of the Bank. The Bank's Restated Organization Certificate also prohibits, for three years, the acquisition, directly or indirectly, of the beneficial ownership of more than 10% of the Bank's equity securities. Any person, or group acting in concert, violating this restriction may not vote the Bank's or Company's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. See "Restrictions on Acquisitions of the Company and the Bank."

     Voting Control of Officers and Trustees. Trustees, directors and executive officers of the Bank and the Company expect to purchase approximately 1.5% or 1.1% of the shares of Common Stock to be issued in the Conversion, including shares issued to the Foundation, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock Program, the Stock Option Plan and the ESOP, which may give directors, trustees, executive officers and employees the potential to control the voting of an additional 20.0% of the Company's Common Stock on a fully diluted basis at the maximum of the Estimated Price Range. In addition, the Foundation will be funded with a contribution by the Company equal to 8% of the Common Stock sold in the Conversion. However, pursuant to voting restrictions imposed by the NYBD and FDIC, such Common Stock must be voted in the same ratio as all other voted shares of Common Stock. In the event an unconditional waiver was granted by the NYBD and FDIC, such shares would be voted as determined by the Board of Directors of the Foundation which will initially be comprised of the Trustees or Directors of the Bank or Company. The Board of Directors of the Foundation will, in the future, consider appointing members of the Board of the Foundation who are members of the Bank's local community and who are not officers, directors or employees of the Bank or Company. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank -

Restrictions in the Company's Certificate of Incorporation and Bylaws" and "The Conversion - Establishment of Charitable Foundation."

Absence of Market For Common Stock

     The Company, as a newly organized company, has never issued capital stock, and consequently, there is no established market for its Common Stock at this time. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "RCBK." A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on the liquidity of the Common Stock and the market value of the Common Stock.

Increased Costs Associated with Stock-Based Benefits to Management, Employment Contracts and Change in Control Payments

     Stock Program. The Company intends to adopt the Stock Program which would provide stock grants of Common Stock to trustees and directors and selected officers and employees of the Company and Bank and intends to seek stockholder approval of such plan at a meeting of stockholders following the Conversion, which may be held no earlier than six months after completion of the Conversion. The shares granted under the Stock Program will be awarded at no cost to the recipients. The Company expects to fund the Stock Program with Common Stock in an amount equal to 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 679,320 shares and 919,080 shares at the minimum and maximum of the Estimated Price Range, respectively. These shares will be provided to the Stock Program either through open market purchases by a trust established for the Stock Program or from authorized but unissued Common Stock. See "- Possible Dilutive Effect of Stock Program and Stock Option Plan."

     Although no specific award determinations have been made, the Company anticipates that it will provide awards under the Stock Program to the trustees, directors and selected officers and employees of the Company and Bank to the extent permitted by applicable regulations. Current NYBB and FDIC regulations provide that, to the extent any non-tax qualified stock or stock option plan is implemented within one year after conversion, no individual may receive more than 25% of the shares of any such stock-based benefit plan and non-employee directors or trustees may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. Under the terms of the Stock Program, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. Recipients will vote allocated shares. The plan trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient. The specific terms of the Stock Program intended to be adopted and the amounts of awards thereunder have not yet been determined by the Board of Directors, and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities laws and regulations. The stock-based benefits provided under the Stock Program and Stock Option Plan, discussed below, may be provided under separate plans established for officers and employees and non-employee trustees and directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features of the separate plans (the "Master Stock-Based

Benefit Plan"). Additionally, the granting or vesting of awards under such benefit plans may be conditioned upon the achievement of individual or company-wide performance goals, including the achievement by the Company or the Bank of specified levels of net income or returns on equity or assets. The implementation of the Stock Program will likely result in increased compensation expenses to the Company and may have a dilutive effect on existing stockholders. See "-Possible Dilutive Effect of Stock Program and Stock Option Plan" and "Management of the Bank - Benefit Plans - Stock Program."

     Stock Option Plan. The Company also intends to adopt a stock-based benefit plan which would provide options to purchase Common Stock ("Stock Options") to officers, employees and trustees and directors of the Company and Bank and intends to seek stockholder approval of such plan at a meeting of stockholders following the Conversion, which may be held no earlier than six months after completion of the Conversion. Although no specific determinations have been made, the Company expects that directors and selected officers and employees of the Company and Bank will be granted options to purchase Common Stock in an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation (or 1,698,300 shares and 2,297,700 shares at the minimum and maximum of the Estimated Price Range, respectively). It is currently intended that the exercise price of all Stock Options will be at least equal to the fair market value of the underlying Common Stock on the date of grant. Stock Options will permit such trustees, directors, officers and employees to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. The specific terms of the Stock Option Plan intended to be adopted and amounts and awards thereunder have not yet been determined by the Board and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of award recipients and tax and securities laws and regulations. The Stock Options discussed above may be provided under a single stock option plan, may be granted under separate plans for officers and employees and non-employee directors or may be provided for under the Master Stock-Based Benefit Plan which would incorporate the features and benefits of the Stock Option Plan and the Stock Program, and benefits awarded thereunder may be conditioned upon the achievement of individual or company-wide performance goals, including the achievement by the Company or the Bank of specified levels of net income or returns on equity or assets. The implementation of such Stock Option Plan may have a dilutive effect upon existing stockholders of the Company to the extent option exercises are satisfied with authorized but unissued shares and will likely result in increased compensation expenses to the Company. See "- Possible Dilutive Effect of Stock Program and Stock Option" and "Management of the Bank - Benefit Plans - Stock Option Plan."

     Change In Control Provisions. The Company and the Bank intend to enter into employment or change in control agreements with certain officers of the Bank and Company which will provide for benefits and cash payments in the event of their termination following a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company or the Bank, thereby discouraging future attempts to take over the Company or the Bank. Additionally, the Bank intends to adopt the Stock Program, Stock Option Plan and employee severance compensation plan, which similarly provides a cash payment and benefits to eligible employees upon such employees' termination following a change in control of the Company or the Bank, which also may have the effect of increasing the cost of acquiring the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and the employee severance compensation plan would be approximately $8.4 million. However, the actual amount to be paid in the event of a change in control of the Company or the Bank cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank - Employment Agreements," "- Change in Control

Agreements," "- Employee Severance Compensation Plan," "- Benefit Plans - Stock Option Plan" and "- Benefit Plans - Stock Program."

Possible Dilutive Effect of Stock Program and Stock Option Plan

     Following the Conversion, the Stock Program will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock Program is funded by the issuance of authorized but unissued shares, the voting interests of existing shareholders will be diluted by 3.8%. Also following the Conversion, the Company intends to implement the Stock Option Plan which will provide trustees, directors and selected officers and employees of the Company and the Bank with Stock Options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation. If all of the Stock Options intended to be granted were to be exercised using authorized but unissued Common Stock and if the Stock Program were funded with authorized but unissued shares, the voting interests of existing stockholders would be diluted by 12.3%.

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     The Bank has received an opinion of Keller that subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders have no value. However, this opinion is not binding on the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, such recipients could be taxed upon receipt or exercise of such subscription rights. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion - Effects of Conversion" and "- Tax Aspects."

Possible Increase in Estimated Price Range and Number of Shares Issued

     The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering. In the event that the Estimated Price Range is so increased, it is expected that the Company will sell up to 24,466,250 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $244,662,500 which, when aggregated with the shares contributed to the Foundation will result in the issuance of up to 26,423,500 shares. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

Potential Delays of Consummation of the Conversion

     Orders submitted in the Offerings are irrevocable. The Company and the Bank expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible that several factors, including, but not limited to, a delay in receiving regulatory approval of the final updated appraisal prepared by Keller, a delay in processing orders in the event the Offerings are oversubscribed or a delay caused by regulatory or legal challenges to the establishment and funding of the Foundation or other actions taken in connection with the Conversion could significantly delay the completion of the Conversion. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Conversion is completed or terminated. In the event the Conversion is terminated, subscribers will be refunded their subscription funds, together with interest at a rate equal to the Bank's interest rate paid on passbook accounts, or will have their withdrawal authorization terminated. See "The Conversion."

                        RICHMOND COUNTY FINANCIAL CORP.

     Richmond County Financial Corp. is a Delaware corporation recently organized at the direction of the Board of Trustees of the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. The Company has received approval from the Office of Thrift Supervision ("OTS") to become a savings and loan holding company and, upon completion of the Conversion, will be subject to regulation by the OTS. See "The Conversion -General" and "Regulation and Supervision - Holding Company Regulation." Upon consummation of the Conversion, the Company will have no significant assets other than all of the shares of the Bank's capital stock acquired in the Conversion and an amount equal to 50% of the net proceeds of the Conversion, including the loan to the ESOP, and will have no significant liabilities. The Company intends to use a portion of the net proceeds it retains to loan to the ESOP funds to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. The remaining net proceeds will be used for general business activities, including the funding of the Stock Program and Stock Option Plan. Initially, net proceeds are expected to be invested by the Company in primarily mortgage-backed and mortgage-related securities and investment-grade debt and equity securities. See "Use of Proceeds."

     Concurrent with the organization of the Company, the Company has hired a President and Chief Operating Officer and a Chief Financial Officer and Secretary, both of whom were not previously employed by the Bank but who have significant experience in the financial services industry. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than the current officers of the Company but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

     Management believes that the holding company structure will provide the Company additional flexibility to diversify its business activities and to expand its geographical presence through existing or newly formed subsidiaries (which subsidiaries could be financial institutions), or through acquisitions of or mergers with other financial institutions and financial services related companies. Other than a lease on a public accommodation office to be opened on Staten Island in 1998 and plans to open three branch offices on Staten Island, there are no current arrangements, understandings or agreements, regarding any such opportunities. The Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the net proceeds to be retained by the Company, income thereon and through dividends from the Bank.

     The Company's executive office is located at the administrative offices of the Bank, 1214 Castleton Avenue, Staten Island, New York 10310. Its telephone number is (718) 448-2800.

                         RICHMOND COUNTY SAVINGS BANK

     The Bank was organized in 1886 as a New York State chartered mutual savings bank. The Bank has long-standing ties to Staten Island with over 111 years of continuous service to the residents and businesses of Staten Island and has served the area around its office in Brooklyn for over 20 years. The Bank's deposit accounts are insured to the maximum allowable amount by the Bank Insurance Fund ("BIF") and SAIF as administered by the FDIC. Including the Bank's principal office, which is located in the Borough of Staten Island the Bank services its customers from twelve full service banking facilities located in the Borough of Staten Island, and one full service banking facility located in the Borough of Brooklyn. The Bank intends to open one public accommodation office in Staten Island during 1998 and also is considering opening three full-service branches. With the exception of plans to open a new public accommodation office and three branch offices on Staten Island, there are no current arrangements, understandings or agreements, written or oral, regarding such new offices, and no assurances can be made that such offices will be opened. At August 31, 1997, the Bank had total assets of $1.01 billion, total deposits of $882.9 million, net worth of $102.8 million and had a leverage capital ratio of 10.10% and a total risk-based capital ratio of 19.70%. See "Regulation and Supervision,FDIC Regulations,Capital Requirements."

     The Bank is a community-oriented savings institution whose businesses primarily consist of accepting deposits from customers in its primary market area consisting of the Borough of Staten Island and the area around its branch office in the Borough of Brooklyn and investing those funds in mortgage loans secured by one- to four-family residences and commercial properties and construction and development and commercial loans, home equity, student and consumer loans and in mortgage-backed and mortgage-related securities and debt and equity securities. See "Business of the Bank - Lending Activities."

     As of June, 1996, based on a survey by a nationally-recognized bank consulting firm, the Bank had 14.2% of total deposits in Staten Island, and for 1996, the Bank had a lending market share of approximately 7.2% on Staten Island, placing the Bank among the leaders in both loans originated and deposits in Staten Island. The Bank's operating strategy emphasizes customer service, security and convenience, and the Bank attributes the loyalty of its customer base to its commitment to maintaining customer satisfaction. The Bank attempts to set itself apart from its larger competitors by providing the type of personalized service not generally available from larger banks while offering a greater variety of products and services than is typically available from smaller, local depository institutions.

     At August 31, 1997, the Bank's gross loan portfolio totaled $520.6 million, or 51.7% of total assets, of which $411.7 million were one- to four-family loans, $2.7 million were multi-family loans, $42.9 million were commercial real estate loans, $19.7 million were construction and development loans, $9.3 million were commercial loans, $11.1 million were home equity loans and $23.2 million were student and consumer loans. The Bank originates mortgage loans generally secured by properties located in the Bank's primary market area. See "Business of the Bank - Lending Activities."

     The Bank's securities investment activities primarily consist of investments in mortgage-backed and mortgage-related securities and various investment-grade debt and equity securities. At August 31, 1997, the Bank's securities portfolio totalled $437.0 million, or 43.4% of total assets, of which $78.6 million was categorized as available-for-sale and $358.5 million was classified as held-to-maturity. At August 31, 1997, the Bank's mortgage-backed and mortgage-related securities portfolio totaled $220.1 million, or 21.9% of total assets, of which $57.0 million was classified as available-for-sale and $163.1 million was classified as held-to-maturity, and consisted of mortgage-backed securities guaranteed or issued by Governmental-sponsored and federal agencies such as the Government National Mortgage Association ("GNMA"), Fannie Mae ("FNMA") and Freddie Mac ("FHLMC") and collateralized mortgaged obligations ("CMOs") issued by FNMA, FHLMC and private issuers. At August 31, 1997, the Bank's debt securities portfolio totaled $195.3 million, or 19.4% of total assets, all of which were classified as held to maturity. The Bank's debt securities generally consist of United States Government securities, obligations of FNMA, FHLMC and the FHLB, obligations of corporate issuers, public utility bonds and bonds issued by New York State. At August 31, 1997, the Bank's equity securities portfolio totaled $21.5 million, or 2.1% of total assets, all of which was classified as available-for-sale. See "Business of the Bank - Securities Investment Activities."

     At August 31, 1997, the Bank's deposit accounts totaled $882.9 million, or 97.7% of total liabilities, of which $577.5 million, or 65.4%, were comprised of core deposits. In addition to core deposits, the Bank had $305.4 million of certificate accounts, or 33.8% of total liabilities, of which $213.6 million were certificates of deposit with maturities of one year or less and $29.4 million were jumbo certificates of deposit.

     The Bank's executive office is located at 1214 Castleton Avenue, Staten Island, New York 10310. Its telephone number at that location is (718) 448-2800.

                      RICHMOND COUNTY SAVINGS FOUNDATION

     In furtherance of the Bank's commitment to the communities it serves, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Richmond County Savings Foundation, which will be incorporated under Delaware law as a non-stock corporation. The Foundation will be funded with shares of Common Stock contributed by the Company, as further described below. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the potential growth and success of the Company over the long term. While the Bank has made charitable contributions in the past, the Bank has not previously formed a charitable foundation nor has it made contributions to charitable organizations of the magnitude of the contribution that will be made to the Foundation in the Conversion. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. See "The Conversion - Establishment of Charitable Foundation - Structure of the Foundation."

     The members of the Foundation will be the Board of Directors of the Foundation. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will initially be comprised of the Board of Trustees of the Bank or the Board of Directors of the Company, who will receive no fees for serving on the Foundation's Board of Directors. The Board of Directors of the Foundation may be expanded in the future to include certain members of the community. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. The Directors of the Foundation will be responsible for directing the activities of the Foundation, including the management of the Common Stock held by the Foundation. However, establishment of the Foundation is subject to certain regulatory conditions, including a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion - Establishment of the Charitable Foundation - Regulatory Conditions Imposed on the Foundation."

     The Company proposes to fund the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 8% of the Common Stock sold in the Offerings, or 1,258,000, 1,480,000 and 1,702,000 shares at the minimum, midpoint and maximum, respectively, of the Estimated Price Range. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Price Range and the issuance of shares to the Foundation, the Company will have 22,977,000 shares issued and outstanding, of which the Foundation will own 1,702,000 shares, or 7.4%. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%. See "Pro Forma Data." The establishment of the Foundation was taken into account in determining the estimated pro forma market value of the Common Stock. In the event the Conversion did not include the Foundation, Keller has estimated that the pro forma market value of the Common Stock would be $217.2 million at the midpoint of the Estimated Price Range rather than $199.8 million. See "Risk Factors - Effects of the Establishment of the Foundation - Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion" and "Pro Forma Data."

     The Foundation will receive working capital from any dividends that may be paid on the Company's Common Stock in the future and, subject to applicable state and federal laws, loans collateralized by shares of Common Stock and from the proceeds from sales of shares of Common Stock held by the Foundation.

     As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the third quarter of fiscal 1998. Such expense will reduce earnings and have a material impact on the Company's earnings for the fiscal year in which it is made. While management cannot predict earnings for fiscal 1998, it expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year in which it is made. Assuming a contribution of $17.0 million in Common Stock in fiscal 1998, based on the maximum of the Estimated Price Range and assuming a tax rate of 45%, the Company estimates a net tax effected expense of $9.4 million. If the Foundation had been established at June 30, 1997, the Bank would have recorded net income of $1.7 million, rather than recording net income of $10.7 million for the year ended June 30, 1997, based on an assumed tax rate of 47%. In addition to the contribution of Common Stock by the Company to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community. The Bank does not anticipate making future charitable contributions to the Foundation during the first five years following the initial contribution to the Foundation. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors - Effects of the Establishment of the Charitable Foundation," "Pro Forma Data" and "The Conversion - Establishment of the Charitable Foundation."

     The establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form is innovative and has only been done in a limited number of instances. As such, the establishment of the Foundation in connection with the Conversion and the Superintendent's approval and FDIC's non-objection to the Plan of Conversion may be subject to potential challenges which could result in delays in the Conversion. See "Risk Factors - Effects of the Establishment of the Foundation - Potential Challenges."

At August 31, 1997, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of August 31, 1997, on an historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the Company's Common Stock expected to be acquired by the Stock Program are deducted from pro forma regulatory capital.


                                                               Pro Forma at August 31, 1997 Based
                                                                Upon the Sale at $10.00 Per Share
                                                          -----------------------------------------------
                                                            15,725,000 Shares         18,500,000 Shares
                                                             (Minimum of the           (Midpoint of the
                                    Historical at              Estimated                 Estimated
                                   August 31, 1997            Price Range)              Price Range)
                               -------------------------  -----------------------  ----------------------
                                              Percent                   Percent                 Percent
                                                of                        of                      of
                                   Amount    Assets(2)      Amount     Assets(2)     Amount     Assets(2)
                               ------------ ------------  -----------  ----------  ----------  ----------
                                                         (Dollars in thousands)
GAAP Capital(3)................   $102,832       10.22%     $158,470      14.93%    $168,526      15.72%
                                  ========       =====      ========      =====     ========      =====
Leverage Capital:
     Capital Level(4)..........   $100,911       10.10%     $156,549      14.85%    $166,605      15.65%
     Requirement(5)............     39,954        4.00        42,180       4.00       42,582       4.00
                                  --------       -----      --------      -----     --------      -----
     Excess....................   $ 60,957        6.10%     $114,369      10.85%    $124,023      11.65%
                                  ========        ====      ========      =====     ========      =====
Tier I Capital:
     Capital Level(4)..........   $100,911       18.77%     $156,549      27.60%    $166,605      29.10%
     Requirement...............     21,500        4.00        22,689       4.00       22,904       4.00
                                  --------       -----      --------      -----     --------      -----
     Excess....................   $ 79,411       14.77%     $133,860      23.60%    $143,701      25.10%
                                  ========       =====      ========      =====     ========      =====
Risk-Based Capital:
     Capital Level(4)(6).......   $105,881       19.70%     $161,519      28.48%    $171,575      29.96%
     Requirement...............     42,999        8.00        45,377       8.00       45,807       8.00
                                  --------       -----      --------      -----     --------      -----
     Excess....................   $ 62,882       11.70%     $116,142      20.48%    $125,768      21.96%
                                  ========       =====      ========      =====     ========      =====

                                   Pro Forma at August 31, 1997 Based Upon
                                        the Sale at $10.00 Per Share
                               --------------------------------------------------
                                                             24,466,250 Shares
                                  21,275,000 Shares         (15% Above Maximum
                                   (Maximum of the               of the
                                      Estimated                 Estimated
                                    Price Range)             Price Range)(1)
                               ------------------------  ------------------------
                                             Percent                   Percent
                                               of                         of
                                 Amount     Assets(2)      Amount     Assets(2)
                               ----------- ------------  -----------  -----------
                                             (Dollars in thousands)
GAAP Capital(3)................  $178,585       16.51%     $190,148       17.39%
                                 ========       =====      ========       =====
Leverage Capital:
     Capital Level(4)..........  $176,664       16.44%     $188,227       17.33%
     Requirement(5)............    42,984        4.00        43,447        4.00
                                 --------       -----      --------       -----
     Excess....................  $133,680       12.44%     $144,780       13.33%
                                 ========       =====      ========       =====
Tier I Capital:
     Capital Level(4)..........  $176,664       30.57%     $188,227       32.22%
     Requirement...............    23,118        4.00        23,366        4.00
                                 --------       -----      --------       -----
     Excess....................  $153,546       26.57%     $164,861       28.22%
                                 ========       =====      ========       =====
Risk-Based Capital:
     Capital Level(4)(6).......  $181,634       31.43%     $193,197       33.07%
     Requirement...............    46,237        8.00        46,731        8.00
                                 --------       -----      --------       -----
     Excess....................  $135,397       23.43%     $146,466       25.07%
                                 ========       =====      ========       =====

--------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial or economic conditions following the commencement of the Subscription and Community Offering.
(2) Leverage capital levels are shown as a percentage of average assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
(3)  GAAP defined as Generally Accepted Accounting Principles.

(4) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint and maximum of the Estimated Price Range. These levels also assume funding by the Bank of the Stock Program equal to 4% of the Common Stock issued and repayment of the Company's loan to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued, including shares issued to the Foundation, valued at the minimum, midpoint and maximum of the Estimated Price Range. See "Management of the Bank - Benefit Plans" for a discussion of the Stock Program and ESOP. With respect to the Stock Program, such amounts are assumed to be $5.7 million, $6.7 million, $7.7 million and $8.8 million at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, respectively. With respect to the ESOP loan, such amounts are assumed to be $13.6 million, $16.0 million, $18.4 million and $21.1 million, at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Price Range respectively.
(5) The current leverage capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "Regulation and Supervision - FDIC Regulations - Capital Requirements." The Company will not be subject to regulatory capital requirements.

(6) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the actual risk weighting of the Bank's assets as of August 31, 1997.

                                 USE OF PROCEEDS

     Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $152.0 million and $206.6 million (or $238.0 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion - Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

     The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offerings. Based on net proceeds of $152.0 million to $206.6 million, the Company expects to utilize between $76.0 million and $103.3 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds received by the Bank from the Company will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including investment in loans and securities. The Bank may also use such funds for the expansion of its facilities, and to expand its operations in its primary market area and other areas within the New York City metropolitan area through marketing and business development, acquisitions of other financial institutions, branch offices or other financial services companies. To the extent that the Stock Program or Stock Option Plan, which the Company or the Bank intend to adopt subsequent to the Conversion, are not funded with authorized but unissued common stock of the Company, the Company or the Bank may use net proceeds from the Conversion to fund the purchase of stock to be awarded under such plans. See "Risk Factors - Increased Costs Associated with Stock-Based Benefits to Management, Employment Contracts and Change in Control Payments" and "Management of the Bank - Benefit Plans - Stock Option Plan" and "- Stock Program."

     The Company intends to use a portion of the net proceeds it retains (i.e., 50% of the net proceeds, which based on net proceeds of $152.0 million to $206.6 million will be between $76.0 million and $103.3 million) to make a loan directly to the ESOP to enable the ESOP to purchase in the Conversion, or in the open market to the extent Common Stock is not available to fill the ESOP's subscription in the Conversion, 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Based upon the sale of 15,725,000 shares or 21,275,000 shares at the minimum and maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $13.6 million or $18.4 million, respectively (or $21.1 million if the Estimated Price Range is increased by 15%), with a term of 20 years at the prevailing prime rate of interest, which currently is 8.50%. The Company and the Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. See "Management of the Bank - Benefit Plans - ESOP." The remaining net proceeds retained by the Company will initially be invested in mortgage-backed and mortgage-related securities and investment-grade debt and equity securities.


     The net proceeds retained by the Company may also be used to support future geographic and operational expansion through increased marketing and business development efforts, branch acquisitions, the establishment of branch offices and the acquisition of savings associations and commercial banks or their assets, including those located within the Bank's market area or diversification into other banking related businesses. The Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions with the exception of the Banks' plans to open a public accommodation office in 1998 and plans to open three new branch offices on Staten Island. The Company, upon consummation of the Conversion, will be a unitary savings and loan holding company, which under existing laws would not be restricted as to the types of business activities in which it may engage. See "Regulation and Supervision - Holding Company Regulation" for a description of certain regulations applicable to the Company.

     Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the Superintendent or NYBD, the Company, pursuant to NYBB regulations, may not repurchase any Common Stock in the first year after conversion and, during the next two following years, may only repurchase up to 5% of its outstanding capital stock during each twelve-month period. Further, the Company may not repurchase any of its Common Stock if the repurchases would cause the Bank to become "undercapitalized" within the meaning of the FDIC prompt corrective action regulation. See "Regulation and Supervision - Prompt Corrective Regulatory Action." In addition, the FDIC prohibits an insured mutual state savings bank which has converted to the stock form of ownership from repurchasing its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of a bank's outstanding capital stock may be repurchased during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC.

     Based upon facts and circumstances following the Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion and in excess of the per share book value. To the extent that the Company repurchases stock at market prices in excess of the per share book value, such repurchases may have a dilutive effect upon the interests of existing stockholders. Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares After Conversion."

                                 DIVIDEND POLICY

     Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following the Conversion, the Board of Directors intends to consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends, if any.

     The Bank will not be permitted to pay dividends on its common stock or repurchase shares of its common stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion - Liquidation Rights" for a discussion of the liquidation account to be established in connection with the Conversion. Under New York State Banking Law, dividends may be declared and paid only out of the net profits of the Bank. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause the Bank's capital to be reduced below the amount required by the Superintendent or the FDIC. See "Regulation and Supervision." As of August 31, 1997, the Bank had $61.0 million available for the payment of dividends without prior approval of the Superintendent. Subsequent to the Conversion, the availability of the Bank's funds for the payment of dividends may also be limited by the liquidation account. See "The Conversion - Liquidation Rights." Dividends or any repurchase by the Bank of its stock in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. See "Federal and State Taxation - Federal Taxation."

     Unlike the Bank, the Company is not subject to the restrictions imposed by the New York State Banking Law on the payment of dividends to its stockholders, although the source of such dividends will be, in part, dependent upon dividends from the Bank in addition to the net proceeds retained by the Company and earnings thereon. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

                          MARKET FOR THE COMMON STOCK

     The Company was recently formed and has never issued capital stock. The Bank, as a mutual institution, has never issued capital stock. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "RCBK" subject to the completion of the Conversion and compliance with certain conditions including the presence of at least three registered and active market makers. The Company will seek to encourage and assist at least three market makers to make a market in its Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Sandler O'Neill has advised the Company that it intends to make a market in the Common Stock following the completion of the Conversion, but it is under no obligation to do so. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the Purchase Price of the Common Stock after the Conversion. See "Risk Factors - Absence of Market for Common Stock."

                                CAPITALIZATION

     The following table presents the historical capitalization of the Bank at August 31, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                                       Company Pro Forma Based Upon Sale at $10.00 Per Share
                                                                 -----------------------------------------------------------------
                                                                                                                       24,466,250
                                                                    15,725,000          18,500,000    21,275,000         Shares
                                                                      Shares              Shares        Shares         (15% above
                                                                    (Minimum of        (Midpoint of   (Maximum of      Maximum of
                                                     Bank            Estimated          Estimated      Estimated       Estimated
                                                  Historical       Price Range)        Price Range)   Price Range)   Price Range)(1)
                                                  ----------       ------------        ------------   ------------   ---------------
                                                                                      (In thousands)
Total deposits(2)...........................       $882,886          $882,886            $882,886      $882,886         $882,886
                                                   ========          ========            ========      ========         ========
Stockholders' equity:
  Preferred Stock, $.01 par value,
    5,000,000 shares authorized;
    none to be issued.......................       $     --          $     --            $     --      $     --         $     --
  Common Stock, $.01 par value,
    75,000,000 shares authorized;
    shares to be issued as reflected........             --               170                 200           230              264
  Additional paid-in capital(3).............             --           164,444             193,940       223,436          257,358
  Net worth(4)..............................        102,348           102,348             102,348       102,348          102,348
Less:
  Expense of contributions to
     Foundation.............................             --            12,580              14,800        17,020           19,573
Plus:
  Tax effect of contribution
     to Foundation(5).......................             --             5,661               6,660         7,659            8,808
  Net unrealized gain on
    securities available-for-sale,
    net of taxes............................            484               484                 484           484              484
Less:
  Common Stock acquired by the
    ESOP(6).................................             --            13,586              15,984        18,382           21,139
  Common Stock acquired by the
    Stock Program(7)........................             --             6,793               7,992         9,191           10,570
                                                   --------          --------            --------      --------         --------
Total stockholders' equity..................       $102,832          $240,147            $264,856      $289,565         $317,980
                                                   ========          ========            ========      ========         ========

----------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of shares sold in the Offerings and the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share. No effect has been given to the issuance of additional shares of Common Stock pursuant to the Company's Stock Option Plan intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. The Stock Option Plan would provide the grant of Stock Options to purchase an amount of Common Stock equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation. See "Management of the Bank - Benefit Plans - Stock Option Plan." Additional paid-in capital has been adjusted to reflect the issuance of additional shares of Common Stock to the Foundation at the Purchase Price.
(4) The net worth of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights."
(5) Represents the tax effect of the contribution of Common Stock to the Foundation based on a 45% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and the funds used to acquire the ESOP shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefit Plans - ESOP" and "- Benefit Plans -Stock Program."

(7) Assumes that, subsequent to the Conversion, an amount equal to 4% of the shares of Common Stock sold in the Conversion, including shares issued to the Foundation, is purchased by the Stock Program through open market purchases. The Common Stock purchased by the Stock Program is reflected as a reduction of stockholders' equity. See "Risk Factors - Possible Dilutive Effect of Stock Program and Stock Option Plan," Footnote 2 to the tables under "Pro Forma Data" and "Management of the Bank - Benefit Plans - Stock Program."

                                PRO FORMA DATA

     The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $152.0 million and $206.6 million based upon the following assumptions: (i) $3.0 million will be sold to executive officers, Trustees, Directors and employees of the Bank and Company, the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, and the remaining shares will be sold in the Subscription Offering; (ii) Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of the shares sold in the Subscription Offering, except that no fee will be paid with respect to shares purchased by the Employee Plans, including the ESOP, officers, employees, Trustees and Directors of the Bank and Company and members of their immediate families; (iii) the Company will issue to the Foundation an amount of Common Stock equal to 8% of the Common Stock sold in the Conversion from authorized but unissued shares; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $2.8 million. Actual Conversion expenses may vary from those estimated.

     Pro forma consolidated net income of the Company for the two months ended August 31, 1997 and for the year ended June 30, 1997 has been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.45% (the one year U.S. Treasury bill rate as of June 30, 1997). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.0% for the two months ended August 31, 1997 (based on an assumed tax rate of 45.0%) and 3.0% for the year ended June 30, 1997 (based on an assumed tax rate of 45.0%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP and the effect of the issuance of shares to the Foundation. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company will retain 50% of the net Conversion proceeds.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

     The following tables summarize historical data of the Bank and pro forma data of the Company at or for the two months ended August 31, 1997 and at or for the year ended June 30, 1997, based on the assumptions set forth above and in the tables and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock Program, which is expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 2 to the tables and "Management of the Bank - Benefit Plans - Stock Program." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plan to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 3 to the tables below, "The Conversion - Liquidation Rights" and "Management of the Bank - Benefit Plans - Stock Option Plan." The following tables give effect to the issuance of authorized but unissued shares of the Company's Common Stock to the Foundation concurrently with the completion of the Conversion. The Valuation Range, as set forth herein and in the tables below, takes into account the dilutive impact of the issuance of shares to the Foundation.

                                                             At or For the Two Months Ended August 31, 1997
                                                  -----------------------------------------------------------------------
                                                       15,725,000               18,500,000               21,275,000
                                                     Shares Sold at           Shares Sold at            Shares Sold at
                                                   $10.00 Per Share         $10.00 Per Share          $10.00 Per Share
                                                       (Minimum                (Midpoint                (Maximum of
                                                  of Estimated Price       of Estimated Price         Estimated Price
                                                        Range)                   Range)                   Range)
                                                  -------------------      -------------------        -------------------
                                                               (In Thousands, Except Per Share Amounts)

Gross proceeds.............................             $   157,250              $   185,000               $   212,750
Plus:  Shares acquired by Richmond County
       Savings Foundation (equal to 8% of
       stock sold in Conversion)...........                  12,580                   14,800                    17,020
                                                        -----------              -----------               -----------
Pro forma market capitalization............             $   169,830              $   199,800               $   229,770
                                                        ===========              ===========               ===========
Gross proceeds.............................             $   157,250              $   185,000               $   212,750
Less:  Offering expenses and
          commissions......................                  (5,216)                  (5,660)                   (6,103)
                                                        -----------              -----------               -----------
Estimated net proceeds.....................                 152,034                  179,340                   206,647
Less:  Common Stock purchased
          by ESOP..........................                 (13,586)                 (15,984)                  (18,381)
       Common Stock purchased by
         Stock Program.....................                  (6,793)                  (7,992)                   (9,190)
                                                        -----------              -----------               -----------
   Estimated net proceeds, as adjusted.....             $   131,655              $   155,364               $   179,076
                                                        ===========              ===========               ===========
Net income(1):
    Historical.............................             $     1,793              $     1,793               $     1,793
    Pro forma income on net proceeds,
       as adjusted.........................                     653                      771                       890
    Pro forma ESOP adjustment(2)...........                     (62)                     (73)                      (84)
    Pro forma Stock Program
       adjustment(3).......................                    (125)                    (147)                     (169)
                                                        -----------              -----------               -----------
        Pro forma net income...............             $     2,259              $     2,344               $     2,430
                                                        ===========              ===========               ===========
Per share net income(1):
    Historical.............................             $      0.12              $      0.10               $      0.09
    Pro forma income on net proceeds,
       as adjusted.........................                    0.04                     0.04                      0.04
    Pro forma ESOP adjustment(2)...........                   (0.01)                   (0.01)                    (0.01)
    Pro forma Stock Program
       adjustment(3).......................                   (0.01)                   (0.01)                    (0.01)
                                                        -----------              -----------               -----------
        Pro forma net income per share.....             $      0.14              $      0.13               $      0.12
                                                        ===========              ===========               ===========
Stockholders' equity:
   Historical..............................             $   102,832              $   102,832               $   102,832
   Estimated net proceeds..................                 152,033                  179,340                   206,646
   Plus:  Tax benefit of Foundation........                   5,661                    6,660                     7,659
   Less:  Common Stock acquired
             by ESOP(2)....................                 (13,586)                 (15,984)                  (18,382)
          Common Stock acquired
             by Stock Program(3)...........                  (6,793)                  (7,992)                   (9,191)
                                                         -----------              -----------               -----------
      Pro forma stockholders'
         equity(3)(4)(5)...................             $   240,147              $   264,856               $   289,565
                                                        ===========              ===========               ===========
Stockholders' equity per share(6):
   Historical..............................             $      6.06              $      5.15               $      4.48
   Estimated net proceeds..................                    8.95                     8.98                      9.00
   Plus:  Tax benefit of Foundation........                    0.33                     0.33                      0.33
   Less:  Common Stock acquired
            by ESOP(2).....................                   (0.80)                   (0.80)                    (0.80)
          Common Stock acquired by
            Stock Program(3)...............                   (0.40)                   (0.40)                    (0.40)
                                                        -----------              -----------               -----------
      Pro forma stockholders' equity
         per share(3)(4)(5)................             $     14.14              $     13.26               $     12.60
                                                        ===========              ===========               ===========
Offering price as a percentage of
   pro forma stockholders' equity
   per share...............................                   70.72%                   75.44%                    79.35%
Offering price to pro forma net
   earnings per share(7)...................                   11.54x                   13.08x                    14.51x


                                                     At or For the Two Months
                                                       Ended August 31, 1997
                                                     ------------------------
                                                            24,466,250
                                                          Shares Sold at
                                                       $10.00 Per Share (15%
                                                          above Maximum of
                                                          Estimated Price
                                                            Range)(7)
                                                     ------------------------
                                                (In Thousands, Except Per Share Amounts)
Gross proceeds.............................                   $   244,662
Plus:  Shares acquired by Richmond County
       Savings Foundation (equal to 8% of
       stock sold in Conversion)...........                        19,573
                                                              -----------
Pro forma market capitalization............                   $   264,235
                                                              ===========
Gross proceeds.............................                   $   244,662
Less:  Offering expenses and
          commissions......................                       (6,614)
                                                              -----------
Estimated net proceeds.....................                       238,048
Less:  Common Stock purchased
          by ESOP..........................                       (21,138)
       Common Stock purchased by
          Stock Program....................                       (10,569)
                                                              -----------
    Estimated net proceeds, as adjusted....                   $   206,341
                                                              ===========
Net income(1):
    Historical.............................                   $     1,793
    Pro forma income on net proceeds,
       as adjusted.........................                         1,026
    Pro forma ESOP adjustment(2)...........                           (97)
    Pro forma Stock Program
       adjustment(3).......................                          (194)
                                                              -----------
        Pro forma net income...............                   $     2,528
                                                              ===========
Per share net income(1):
    Historical.............................                   $      0.07
    Pro forma income on net proceeds,
       as adjusted.........................                          0.04
    Pro forma ESOP adjustment(2)...........                         (0.01)
    Pro forma Stock Program
       adjustment(3).......................                         (0.01)
                                                              -----------
        Pro forma net income per share.....                   $      0.10
                                                              ===========
Stockholders' equity:
   Historical..............................                   $   102,832
   Estimated net proceeds..................                       238,048
   Plus:  Tax benefit of Foundation........                         8,808
   Less:  Common Stock acquired
             by ESOP(2)....................                       (21,139)
          Common Stock acquired
             by Stock Program(3)...........                       (10,570)
                                                              -----------
   Pro forma stockholders'
       equity(3)(4)(5).....................                   $   317,980
                                                              ===========
Stockholders' equity per share(6):
    Historical.............................                   $      3.89
    Estimated net proceeds.................                          9.01
    Plus:  Tax benefit of Foundation.......                          0.33
    Less:  Common Stock acquired
               by ESOP(2)..................                         (0.80)
           Common Stock acquired by
               Stock Program(3)............                         (0.40)
                                                              -----------
        Pro forma stockholders' equity
            per share(3)(4)(5).............                   $     12.03
                                                              ===========
Offering price as a percentage of
   pro forma stockholders' equity
   per share.................................                       83.10%
Offering price to pro forma net
   earnings per share(7).....................                       16.04x

                                                    (See footnotes on next page)

--------------

 (1) Does not give effect to the non-recurring expense that will be recognized in fiscal 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $6.9 million, $8.1 million, $9.4 million and $10.8 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively. Assuming the contribution to the Foundation was expensed during the two months ended August 31, 1997, pro forma net earnings per share would be $(.30), $(.32), $(.33) and $(.34), at the minimum, midpoint, maximum and maximum as adjusted, respectively. Per share net income data is based on 15,635,682, 18,394,920, 21,154,158 and 24,327,282 shares outstanding which represents shares sold in the Conversion, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Stock Program for the period presented. Does give effect to capital expenditures relating to the opening of a public accommodation office and branch renovations.

 (2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon twenty equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the two months ended August 31, 1997, and was made at the end of the period; (ii) that 11,322, 13,320, 15,318 and 17,616 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the two months ended August 31, 1997 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank - Benefit Plans - ESOP."

 (3) Gives effect to the Stock Program expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Program is approved by stockholders, the Stock Program intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 679,320, 799,200, 919,080 and 1,056,942
     shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Program, it is assumed that the shares were acquired by the Stock Program at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Program instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.14, $0.12, $0.11 and $0.10 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively and pro forma stockholders' equity per share would be $13.98, $13.13, $12.50 and $11.96 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Program will be equal to the Purchase Price. See "Management of the Bank - Benefit Plans - Stock Program."

 (4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plan for approval at a meeting of stockholders. If the Stock Option Plan is approved by stockholders, an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 1,698,300, 1,998,000, 2,297,700 and 2,642,355 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of Stock Options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.14, $0.12, $0.11 and $0.10, respectively, and the pro forma stockholders' equity per share would be $13.76, $12.96, $12.37 and $11.85, respectively. See "Management of the Bank - Benefit Plans - Stock Option Plan."

 (5) The net worth of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation and Supervision - New York State Law."

 (6) Stockholders' equity per share data is based upon 16,983,000, 19,980,000, 22,977,000 and 26,423,500 shares outstanding representing shares sold in the conversion, shares contributed to the Foundation and shares purchased by the ESOP and Stock Program.

 (7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.


                                                                         At or For the Year Ended June 30, 1997
                                               -------------------------------------------------------------------------------------
                                                   15,725,000                                                          24,466,250
                                                  Shares Sold           18,500,000               21,275,000          Shares Sold at
                                                   at $10.00          Shares Sold at           Shares Sold at      $10.00 Per Share
                                                   Per Share            $10.00 Per               $10.00 Per            (15% above
                                                   (Minimum               Share                    Share               Maximum of
                                                 of Estimated           (Midpoint               (Maximum of            Estimated
                                                     Price             of Estimated              Estimated               Price
                                                     Range)            Price Range)             Price Range)            Range)(7)
                                               ---------------       ----------------         ----------------     -----------------

                                                                        (In Thousands, Except Per Share Amounts)
Gross proceeds.............................      $   157,250          $   185,000               $   212,750        $   244,662
Plus:  Shares acquired by Richmond County
       Savings Foundation (equal to 8% of
       stock sold in Conversion)...........           12,580               14,800                    17,020             19,573
                                                 -----------          -----------               -----------        -----------
Pro forma market capitalization............      $   169,830          $   199,800               $   229,770        $   264,235
                                                 ===========          ===========               ===========        ===========
Gross proceeds.............................      $   157,250          $   185,000               $   212,750        $   244,662
Less:  Offering expenses and
          commissions......................           (5,216)              (5,660)                   (6,103)            (6,614)
                                                 -----------          -----------               -----------        -----------
Estimated net proceeds.....................          152,034              179,340                   206,647            238,048
Less:  Common Stock purchased
          by ESOP..........................          (13,586)             (15,984)                  (18,381)           (21,138)
       Common Stock purchased by
          Stock Program....................           (6,793)              (7,992)                   (9,190)           (10,569)
                                                 -----------          -----------               -----------        -----------
  Estimated net proceeds, as adjusted......      $   131,655          $   155,364               $   179,076        $   206,341
                                                 ===========          ===========               ===========        ===========
Net income(1):
  Historical...............................      $    10,725          $    10,725               $    10,725        $    10,725
  Pro forma income on net proceeds,
       as adjusted.........................            3,916                4,627                     5,337              6,155
  Pro forma ESOP adjustment(2).............             (373)                (439)                     (505)              (581)
  Pro forma Stock Program
       adjustment(3).......................             (747)                (879)                   (1,011)            (1,162)
                                                 -----------          -----------               -----------        -----------
         Pro forma net income..............      $    13,521          $    14,034               $    14,546        $    15,137
                                                 ===========          ===========               ===========        ===========
Per share net income(1):
  Historical...............................      $      0.68          $      0.58               $      0.51        $      0.44
  Pro forma income on net proceeds,
       as adjusted.........................             0.25                 0.25                      0.25               0.25
  Pro forma ESOP adjustment(2).............            (0.02)               (0.02)                    (0.02)             (0.02)
  Pro forma Stock Program
       adjustment(3).......................            (0.05)               (0.05)                    (0.05)             (0.05)
                                                 -----------          -----------               -----------        -----------
         Pro forma net income per share....      $      0.86          $      0.76               $      0.69        $      0.62
                                                 ===========          ===========               ===========        ===========
Stockholders' equity:
  Historical...............................      $   100,865          $   100,865               $   100,865        $   100,865
  Estimated net proceeds...................          152,033              179,339                   206,646            238,048
  Plus:  Tax benefit of Foundation.........            5,661                6,660                     7,659              8,808
  Less:  Common Stock acquired
           by ESOP(2)......................          (13,586)             (15,984)                  (18,381)           (21,138)
         Common Stock acquired
           by Stock Program(3).............           (6,793)              (7,992)                   (9,190)           (10,569)
                                                 -----------          -----------               -----------        -----------
       Pro forma stockholders'
        equity(3)(4)(5)....................      $   238,180          $   262,888               $   287,599        $   316,013
                                                 ===========          ===========               ===========        ===========
Stockholders' equity per share(6):
  Historical................................     $      5.94          $      5.05               $      4.39        $      3.82
  Estimated net proceeds....................            8.95                 8.97                      8.99               9.00
  Plus:  Tax benefit of Foundation..........            0.33                 0.33                      0.33               0.33
  Less:  Common Stock acquired
          by ESOP(2)........................           (0.80)               (0.80)                    (0.80)             (0.80)
         Common Stock acquired by
          Stock Program(3)..................           (0.40)               (0.40)                    (0.40)             (0.40)
                                                 -----------          -----------               -----------        -----------
       Pro forma stockholders' equity
        per share(3)(4)(5)..................     $     14.02          $     13.16               $     12.51        $     11.96
                                                 ===========          ===========               ===========        ===========
Offering price as a percentage of
  pro forma stockholders' equity
  per share................................            71.30%               76.00%                    79.89%             83.62%
Offering price to pro forma net
  earnings per share(7)....................            11.61x               13.16x                    14.60x             16.13x

                                                    (See footnotes on next page)

----------------------

(1) Does not give effect to the non-recurring expense that will be recognized in fiscal 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $6.9 million, $8.1 million, $9.4 million and $10.8 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively. Assuming the contribution to the Foundation was expensed during the year ended June 30, 1997, pro forma net earnings per share would be $0.42, $0.32, $0.24 and $0.18, at the minimum, midpoint, maximum and maximum as adjusted, respectively. Per share net income data is based on 15,692,292, 18,461,520, 21,230,748 and 24,415,360 shares outstanding which represents shares sold in the Conversion, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Stock Program for the period presented. Does give effect to capital expenditures relating to the opening of a public accommodation office and branch renovations.

(2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon twenty equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended June 30, 1997, and was made at the end of the period; (ii) that 67,932, 79,920, 91,908 and 105,694 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended June 30, 1997 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank - Benefit Plans - ESOP."
(3) Gives effect to the Stock Program expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. If the Stock Program is approved by stockholders, the Stock Program intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 679,320, 799,200, 919,080 and 1,056,942
    shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Program, it is assumed that the shares were acquired by the Stock Program at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Program instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.84, $0.74, $0.67 and $0.61 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively and pro forma stockholders' equity per share would be $13.87, $13.04, $12.42 and $11.88 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Program will be equal to the Purchase Price. See "Management of the Bank - Benefit Plans - Stock Program."
(4) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan expected to be adopted by the Company following the Conversion. The Company expects to present the Stock Option Plan for approval at a meeting of stockholders. If the Stock Option Plan is approved by stockholders, an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 1,698,300, 1,998,000, 2,297,700 and 2,642,355 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of Stock Options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.81, $0.72, $0.65 and $0.59, respectively, and the pro forma stockholders' equity per share would be $13.66, $12.87, $12.29 and $11.78, respectively. See "Management of the Bank - Benefit Plans - Stock Option Plan."
(5) The net worth of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion - Liquidation Rights" and "Regulation and Supervision - New York State Law."
(6) Stockholders' equity per share data is based upon 16,983,000, 19,980,000, 22,977,000 and 26,423,500 shares outstanding representing shares sold in the conversion, shares contributed to the Foundation and shares purchased by the ESOP and Stock Program.

(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

         In the event that the Foundation was not being established as part of the Conversion, Keller has estimated that the pro forma aggregate market capitalization of the Company would be approximately $217.2 million, at the midpoint, which is approximately $17.4 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included. The pro forma price to book ratio and pro forma price to earnings ratio would be 75.44% and 13.08%, respectively, with the Foundation and 75.48% and 13.48%, respectively, without the Foundation, assuming the midpoint of the Estimated Price Range. Further, assuming the midpoint of the Estimated Price Range, pro forma consolidated net earnings for the two months ended August 31, 1997 would be $2.3 million with the Foundation and $2.5 million without the Foundation, assuming the midpoint of the Estimated Price Range. In this regard, pro forma stockholders' equity per share and pro forma net income per share for the two months ended August 31, 1997 would be $13.25 and $0.12, respectively, at the midpoint of the estimate, assuming no Foundation, and $13.26 and $0.13, respectively, with the Foundation. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at that time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at August 31, 1997.


                                                                 At the Minimum                      At the Midpoint
                                                          ------------------------------      -------------------------------
                                                                With             No                 With             No
                                                             Foundation      Foundation          Foundation      Foundation
                                                          ---------------  -------------      ---------------  --------------
                                                                    (Dollars in thousands, except per share amounts)
Estimated offering amount...........................           $ 157,250      $ 184,620            $ 185,000       $ 217,200
Pro forma market capitalization.....................             169,830        184,620              199,800         217,200
Total assets........................................           1,143,379      1,162,855            1,168,088       1,191,001
Total liabilities...................................             903,232        903,232              903,232         903,232
Pro forma stockholders' equity......................             240,147        259,623              264,856         287,769
Pro forma consolidated net earnings.................               2,259          2,368                2,344           2,473
Pro forma stockholders' equity per share............               14.14          14.06                13.26           13.25
Pro forma consolidated net earnings per share.......                0.14           0.14                 0.13            0.12
Pro Forma Pricing Ratios:
         Offering price as a percentage of pro
            forma stockholders' equity per share....               70.72%         71.11%               75.44%          75.48%
         Offering price to pro forma
            net earnings per share..................               11.54x         11.96x               13.08x          13.48x
         Offering price to assets...................               14.85%         15.88%               17.10%          18.24%
Pro Forma Financial Ratios:
         Return on assets (annualized)..............                1.19%          1.22%                1.20%           1.25%
         Return on stockholders' equity (annualized)                5.64           5.47                 5.31            5.16

         Stockholders' equity to assets.............               21.00          22.33                22.67           24.16

                                                                                                        At the Maximum,
                                                                   At the Maximum                         as Adjusted
                                                           -------------------------------      --------------------------------
                                                                With             No                  With              No
                                                             Foundation      Foundation           Foundation       Foundation
                                                           ---------------  --------------      ---------------  ---------------
                                                                      (Dollars in thousands, except per share amounts)
Estimated offering amount...........................            $ 212,750       $ 249,780            $ 244,663        $ 287,247
Pro forma market capitalization.....................              229,770         249,780              264,236          287,247
Total assets........................................            1,192,797       1,219,146            1,221,212        1,251,514
Total liabilities...................................              903,232         903,232              903,232          903,232
Pro forma stockholders' equity......................              289,565         315,914              317,980          348,282
Pro forma consolidated net earnings.................                2,430           2,578                2,528            2,698
Pro forma stockholders' equity per share............                12.60           12.65                12.03            12.12
Pro forma consolidated net earnings per share.......                 0.11            0.11                 0.10             0.10
Pro Forma Pricing Ratios:
         Offering price as a percentage of pro
            forma stockholders' equity per share....                79.35%          79.07%               83.10%           82.48%
         Offering price to pro forma
            net earnings per share..................                14.51x          14.87x               16.04x           16.34x
         Offering price to assets...................                19.26%          20.49%               21.64%           22.95%
Pro Forma Financial Ratios:
         Return on assets (annualized)..............                 1.22%           1.27%                1.24%            1.29%
         Return on stockholders' equity (annualized)                 5.03            4.90                 4.77             4.65
         Stockholders' equity to assets.............                24.28           25.91                26.04            27.83

                 RICHMOND COUNTY SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of the Bank for each of the years in the three-year period ended June 30, 1997 have been audited by Ernst & Young LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. Such report includes an explanatory paragraph relating to a change in accounting principles. With respect to information for the two months ended August 31, 1997 and 1996, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the two months ended August 31, 1997 are not necessarily indicative of the results that may be expected for the year ended June 30, 1998. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.


                                                   For the
                                               Two Months Ended                       For the Year
                                                  August 31,                         Ended June 30,
                                           ------------------------- -----------------------------------------------
                                               1997         1996          1997           1996            1995
                                           -------------- ---------- --------------- -------------  ----------------
                                                                        (In thousands)
Interest income:
  Loans...................................        $6,822     $6,025        $ 38,068      $ 33,807          $ 31,492
  Debt and equity securities..............         2,125      3,312          16,754        17,873            16,673
  Mortgage-backed and mortgage
   related securities.....................         2,563        929           9,588         5,402             5,076
  Federal funds sold......................            66        214             961         1,570               879
  Other...................................           209         86             410           411               201
                                                  ------     ------         -------        ------            ------
     Total interest income................        11,785     10,566          65,781        59,063            54,321
                                                  ------     ------         -------        ------            ------

Interest expense:
  Deposits................................         5,088      4,358          27,707        26,254            22,456
  Securities sold under repurchase
   agreements.............................            32         --              --            --                --
                                                  ------     ------         -------        ------            ------
     Total interest expense...............         5,120      4,358          27,707        26,254            22,456
                                                  ------     ------         -------        ------            ------
Net interest income.......................         6,665      6,208          38,074        32,809            31,865
Provision for loan losses.................           300        266           1,080         1,600               600
                                                  ------     ------         -------        ------            ------
Net interest income after provision
  for loan losses.........................         6,365      5,942          36,994        31,209            31,265
                                                  ------     ------         -------        ------            ------
Non-interest income:
  Fee income..............................           560        520           2,962         2,717             2,550
  Net (loss) gain on sales of securities
   and loans..............................            --         (3)           (107)           42               (12)
  Other...................................            --         --               6            68               121
                                                  ------     ------         -------        ------            ------
     Total non-interest income............           560        517           2,861         2,827             2,659
                                                  ------     ------         -------        ------            ------
Non-interest expense:
  Salaries and employee benefits..........         1,683      1,730           9,850         9,261             8,753
  Occupancy costs.........................           537        514           3,063         3,029             2,660
  Computer service fees...................           497        352           2,166         1,873             1,190
  Advertising.............................           146         84             817           634               487
  Amortization of deposit premium.........            52         52             313           313               313
  FDIC insurance premiums.................            25         38             624           251             1,679
  Other...................................           530        526           2,834         3,142             3,057
                                                  ------     ------         -------        ------            ------
     Total non-interest expense...........         3,470      3,296          19,667        18,503            18,139
Income before income taxes................         3,455      3,163          20,188        15,533            15,785
Provision for income taxes................         1,662      1,474           9,463         6,803             6,919
                                                  ------     ------         -------        ------            ------
Income before cumulative effect of change
  in accounting principle.................         1,793      1,689          10,725         8,730             8,866
                                                  ------     ------         -------        ------            ------
Cumulative effect of change in accounting
  principle...............................            --         --              --            --            (1,316)
                                                  ------     ------         -------        ------            ------
Net income................................        $1,793     $1,689         $10,725        $8,730            $7,550
                                                  ======     ======         =======        ======            ======

(See accompanying notes to the consolidated financial statements)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits. The Bank's non-interest expense principally consists of compensation and benefits, occupancy costs, federal deposit insurance premiums and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. See "Regulation and Supervision" for a discussion of the regulatory changes resulting from the recapitalization of the SAIF and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the impact of such changes on the Bank. Future changes in applicable law, regulations or government policies may materially impact the Bank.

Management Strategy

     The Bank's operating strategy emphasizes customer service and convenience, and the Bank attributes the loyalty of its customer base to its commitment to maintaining customer satisfaction. The Bank attempts to set itself apart from its larger competitors by providing the type of personalized service not generally available from larger banks while offering a greater variety of products and services than is typically available from smaller, local depository institutions.

     The Bank's historical operating strategy has concentrated on maintaining profitability and asset quality by primarily investing in one- to four-family mortgage loans and in U.S. Government and agency debt securities, as well as debt and equity securities of corporate issuers. In the last few years, the Bank began to pursue a strategy, in conjunction with its traditional thrift lending and securities investment strategy, of focusing on small and medium-sized retail businesses as both lending and deposit customers by emphasizing the origination of commercial real estate, construction and commercial loans, as well as increasing the marketing of its business checking accounts and other business-related services. In this regard, during 1996 and 1997, the Bank hired additional lending personnel who have commercial real estate and commercial lending experience in the Bank's primary market area. In addition, the Bank is increasing the merchant services it provides, such as merchant credit card processing, letters of credit, sweep accounts and increased night depository services. The Bank intends to continue this strategy, maintaining its traditional focus of investing in residential mortgage loans and soliciting deposits from individuals in its primary market area, while strengthening the Bank's position as a provider of loans and financial services to the local business community.

     The Bank's current operating strategy consists primarily of: (i) investing primarily in one- to four-family, and to a lesser extent, commercial real estate, construction and development, commercial and other loans and in investment-grade securities; (ii) attempting to increase its position as a lender to businesses operating in its primary market area, as well as other areas within the New York City metropolitan area by offering its commercial loan and deposit products to small and medium-sized businesses; (iii) increasing the yield and estimated average life of its securities investments by emphasizing the purchase of government agency and privately issued mortgage-backed and mortgage-related securities with estimated average lives of three to five years and de-emphasizing its investment in U.S. Treasury obligations and corporate and other debt securities; (iv) maintaining a low cost of funds by attracting and retaining core deposits by providing enhanced customer service; (v) attempting to attract new deposit customers by competitively pricing certificate of deposit products and offering a greater variety of durations of such certificates; (vi) developing wholesale borrowing sources such as FHLB advances, reverse repurchase agreements and brokered certificates of deposit as another means of funding asset growth; and (vii) managing its interest rate risk by originating or purchasing adjustable rate loans and generally selling fixed-rate loans with maturities of more than 15 years. The Bank has recently begun to place a greater level of emphasis on the utilization of borrowed funds to fund asset growth. In this regard, at October 31, 1997, the Bank had total borrowings of $60.4 million, all of which were in the form of reverse repurchase agreements. The Bank may continue to increase such emphasis which may result in an increase in the Bank's average cost of funds.

Management of Interest Rate Risk

     The principal objective of the Bank's interest rate risk management is to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Trustees' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank's Board of Trustees reviews the Bank's interest rate risk position at least quarterly. The Bank's Asset/Liability Committee is comprised of the Bank's senior management under the direction of the Board of Trustees, with senior management responsible for reviewing with the Board of Trustees its activities and strategies, the effect of those strategies on the Bank's net interest margin, the market value of the portfolio and the effect that changes in the interest rates will have on the Bank's portfolio and the Bank's exposure limits. In addition, the Bank has established an Interest Rate Risk Management Committee, a subcommittee of the Asset/Liability Committee, which is charged with developing an interest rate forecast for the Bank, establishing and maintaining a measurement system and providing management reports, and formulating and recommending strategies to the Asset/Liability Committee. The Interest Rate Risk Management Committee meets at least monthly, and reports monthly to the Asset/Liability Committee and the Board of Trustees. See "Risk Factors -Changes in Interest Rates."

     In recent years, the Bank has utilized the following strategies to manage interest rate risk: (1) emphasizing the origination and retention of fixed-rate mortgage loans having terms to maturity of not more than fifteen years, adjustable-rate loans and consumer loans consisting primarily of home equity loans and lines of credit; (2) selling substantially all fixed-rate mortgage loans with terms of more than fifteen years without recourse and on a servicing retained basis; and (3) investing in short term and, to a lesser extent, adjustable rate securities which may generally bear lower yields as compared to longer term investments, but which better position the Bank for increases in market interest rates. The Bank currently does not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

     Over the past year, the Bank has begun to emphasize investment in mortgage-backed and mortgage-related securities with estimated average lives of three to five years and to de-emphasize investment in U.S. Treasury securities, corporate and other debt securities. As a result, at August 31, 1997, mortgage-backed and mortgage-related securities and debt securities totaled 50.4% and 44.7%, of total securities, respectively, as compared to 19.9% and 79.7%, respectively, at June 30, 1996. The weighted average life of the Bank's securities portfolio increased to 2.9 years at August 31, 1997 from 2.4 years at June 30, 1996. This strategy has been accomplished primarily by reinvesting maturing U.S. Treasury obligations and other debt securities in mortgage-backed and mortgage-related securities, primarily government agency and privately issued CMOs. This strategy has, in part, resulted in the increase in the average yield of the Bank's securities portfolio. It has also resulted in a slight increase in the weighted average life of such portfolio which could increase the Bank's exposure to interest rate risk in a period of rising interest rates. In pursuing this strategy, the Bank considered the relative stability of its core deposits.

     Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. At August 31, 1997, the Bank's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was $12.6 million representing a one-year interest sensitivity gap as a percentage of total assets of 1.26%. Accordingly, during a period of rising interest rates, the Bank, having a positive gap position, would be in a better position to invest in higher yielding assets which, consequently, may result in the yield on its assets increasing at a pace more closely matching the increase in the cost of its interest-bearing liabilities than if it had a negative gap. During a period of falling interest rates, an institution with a positive gap would tend to have its assets repricing at a faster rate than one with a negative gap which, consequently, may tend to restrain the growth of its net interest income or result in a decrease in interest income.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at August 31, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at August 31, 1997, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three month period and subsequent selected time intervals. For loans on residential properties, adjustable-rate loans, and fixed-rate loans, prepayment rates were assumed to range from 6% to 18% annually. Mortgage-backed and mortgage-related securities were assumed to prepay at rates between 8% and 30% annually. Savings and NOW accounts were assumed to decay at 10%, 5%, 5%, 40%, 20%, 20% and 0%, and money market savings accounts were assumed to decay at 25%, 15%, 10%, 50%, 0%, 0% and 0%, for the periods of three months or less, three to six months, six to 12 months, one to three years, three to five years, five to ten years and more than ten years, respectively. These assumptions are generally based on the FDIC's deposit decay guidelines and the Bank's historical experience. Prepayment and deposit decay rates can have a significant impact on the Bank's estimated gap. While the Bank believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan prepayment and deposit withdrawal activity. See "Business of the Bank - Lending Activities," "- Securities Investment Activities" and "- Sources of Funds."

                                                                           At August 31, 1997
                                         -----------------------------------------------------------------------------------------
                                              3          More than      More than      More than 1     More than       More than
                                            Months      3 Months to    6 Months to       Year to       3 Years to      5 Years to
                                            or Less      6 Months        1 Year          3 Years        5 Years         10 Years
                                         ------------- ------------- --------------- --------------- -------------- --------------
                                                                          (Dollars in thousands)
Interest-earning assets(1):
 Debt and equity securities(2).........     $ 34,154     $ 18,011      $ 39,361         $ 84,888       $ 26,141         $  7,590
 Mortgage-backed and
    mortgage-related securities(2).....       28,351       19,927        39,788           61,082         39,341           22,537
 Real estate loans, net(3)(4)(5).......       43,387       33,319        52,968          177,494         78,276           87,729
 Commercial loans(3)(5)................        9,282           --            --               --             --               --
 Consumer loans/installment loans(4)...       18,083          201           406            1,668            666            1,653
 Other interest-earning assets.........        5,994           --            --               --             --               --
                                            --------     --------      --------         --------       --------         --------
     Total interest-earning assets.....     $139,725     $ 71,458      $132,523         $325,132       $144,424         $119,509
                                            ========     ========      ========         ========       ========         ========

Interest-bearing liabilities:
 Money market savings accounts.........        9,772        5,863         3,909           19,544             --               --
 NOW accounts..........................        1,720          860           860            6,879          3,439            3,439
 Savings accounts......................       43,040       21,520        21,520          172,158         86,079           86,079
 Certificates of deposit...............       86,599       43,652        83,328           69,646         19,425            2,763
 Securities sold under repurchase
  agreements...........................        8,434           --            --               --             --               --
                                            --------     --------      --------         --------       --------         --------
     Total interest-bearing
      liabilities......................      149,565       71,895       109,617          268,227        108,943           92,281
                                            --------     --------      --------         --------       --------         --------
 Interest sensitivity gap(6)...........     $( 9,840)    $   (437)     $ 22,906         $ 56,906       $ 35,481         $ 27,228
                                            ========     ========      ========         ========       ========         ========
 Cumulative interest sensitivity gap...     $( 9,840)    $(10,277)     $ 12,630         $ 69,535       $105,016         $132,244
                                            ========     ========      ========         ========       ========         ========
 Cumulative interest sensitivity gap as
   a percentage of total assets........        (0.98)%      (1.02)%        1.26             6.91%         10.44%           13.14%
 Cumulative interest sensitivity gap as
   a percentage of total interest-
   earning assets......................        (1.02)       (1.07)         1.31             7.22          10.90            13.72
 Cumulative net interest-earning
   assets as a percentage of cumulative
   interest-bearing liabilities........        93.42        95.36        103.81           110.60         114.83           116.52

                                             ----------------------------------

                                                   More than
                                                   10 Years          Total
                                             ------------------- --------------
                                                    (Dollars in thousands)
Interest-earning assets(1):
 Debt and equity securities(2).........            $  6,746        $216,891
 Mortgage-backed and
    mortgage-related securities(2).....               9,114         270,140
 Real estate loans, net(3)(4)(5).......              14,973         488,146
 Commercial loans(3)(5)................                  --           9,282
 Consumer loans/installment loans(5)...                  --          23,151
 Other interest earning assets.........                  --              --
                                                   --------        --------
     Total interest-earning assets.....            $ 30,833        $963,604
                                                   ========        ========
Interest-bearing liabilities:
 Money market savings accounts.........                  --          39,087
 NOW accounts..........................                  --          17,197
 Savings accounts......................                  --         430,396
 Certificates of deposit...............                  --         305,413
 Securities sold under repurchase
  agreements...........................                  --           8,434
                                                   --------        --------
     Total interest-bearing
      liabilities......................                  --         800,527
                                                   --------        --------
 Interest sensitivity gap(6)...........            $ 30,833
                                                   ========
 Cumulative interest sensitivity gap...            $163,077
                                                   ========
 Cumulative interest sensitivity gap as
   a percentage of total assets........               16.21%
 Cumulative interest sensitivity gap as
   a percentage of total interest-
   earning assets......................               16.92
 Cumulative net interest-earning
   assets as a percentage of cumulative
   interest-bearing liabilities........              120.37


---------------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.

(2) Debt and equity and mortgage-backed and mortgage-related securities are shown excluding the market value adjustment of $194,096 before tax, from the implementation of SFAS No. 115. Equity securities primarily consist of callable preferred stock, the maturities of which have been assumed to be the date on which they are initially callable.

(3) For purposes of the gap analysis, real estate loans, commercial loans and consumer/installment loans are shown excluding adjustments for allowance for loan losses and unearned fees of $6,474, $227 and $475, respectively.
(4) Loans held for sale are included in the 3 months or less category.

(5) For purposes of the gap analysis, non-performing loans are not included.


(6) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

     Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

     Net Portfolio Value. The Bank's interest rate sensitivity is also monitored by management through the use of a Net Portfolio Value Model which generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The model assumes estimated loan prepayment rates, reinvestment rates and deposit decay rates similar to the assumptions utilized for the GAP Table. The Sensitivity Measure is the decline in the NPV ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces a larger decline. The higher an institution's Sensitivity Ratio, the greater its exposure to interest rate risk is considered to be. The following NPV Table sets forth the Bank's NPV as of August 31, 1997.


                                                                      NPV as % of
                                                                       Portfolio
     Change in             Net Portfolio Value                      Value of Assets
   Interest Rates   ----------------------------------------      --------------------
  In Basis Points                                      %              NPV         %
    (Rate Shock)       Amount         $ Change       Change          Ratio      Change
 ----------------   ------------     ----------     --------      ---------    -------
                                             (Dollars in thousands)
       400              $ 92,856      $(56,635)     (37.89)%         10.11%     (31.77)%
       300               106,875       (42,616)     (28.51)          11.36      (23.32)
       200               121,652       (27,839)     (18.62)          12.62      (14.81)
       100               136,022       (13,469)      (9.01)          13.79       (6.96)
      Static             149,491            --          --           14.82          --
      (100)              158,705         9,214        6.16           15.46        4.29
      (200)              165,992        16,501       11.04           15.91        7.36
      (300)              173,807        24,316       16.27           16.39       10.60
      (400)              183,289        33,798       22.61           16.98       14.59

     As of August 31, 1997, the Bank's NPV was $149.5 million, or 14.82% of the market value of assets. Following a 200 basis point increase in interest rates, the Bank's "post shock" NPV was $121.7 million, or 12.62% of the market value of assets. The change in the NPV ratio or the Bank's Sensitivity Measure was negative 2.20%.

     As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV Table presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Also, the model does not take into account the Bank's business or strategic plans. Accordingly, although the NPV Table provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

Analysis of Net Interest Income

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

     Average Balance Sheet. The following tables set forth certain information relating to the Bank at August 31, 1997 and for the two months ended August 31, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown and reflect annualized yields and costs. Average balances are derived from average monthly balances. The yields and costs include fees which are considered adjustments to yields.

                                                                                 For the Two Months Ended
                                                                                         August 31,
                                                                          --------------------------------------
                                                    At August 31, 1997                      1997
                                                 ------------------------ --------------------------------------
                                                               Average                                 Average
                                                                Yield/       Average                    Yield/
                                                   Balance       Cost        Balance      Interest       Cost
                                                 ----------- ------------ ------------- ------------- ----------
                                                                      (Dollars in thousands)
Assets:
Interest-earning assets(1):
  Debt and equity securities...............      $  216,891       6.37%        $220,705     $ 2,299       6.25%
  Mortgage-backed and mortgage
    related securities, net................         220,140       6.99          216,613       2,563       7.10
  Real estate loans, net(2)(3).............         481,672       7.80          474,831       6,330       8.00
  Commercial loans, net(2).................           9,055       8.08            7,706         122       9.50

  Consumer and student loans...............          22,676       9.79           22,754         370       9.76

  Other interest-earning assets............           5,994       9.71            8,326         101       7.28
                                                 ----------                    --------     -------
     Total interest-earning assets.........         956,428       7.39          950,935      11,785       7.44
                                                                 -----                      -------     ------
 Non-interest-earning assets...............          49,636                      47,923
                                                 ----------                    --------
     Total assets..........................      $1,006,064                    $998,858
                                                 ==========                    ========

Liabilities and Net Worth:

 Interest-bearing liabilities:

  Money market savings accounts............      $   39,087       3.43         $ 38,438         225       3.51
  Savings accounts.........................         430,396       2.78          434,100       2,053       2.84
  NOW accounts.............................          17,197       2.35           17,471          73       2.51
  Certificates of deposit..................         305,413       5.40          302,239       2,737       5.43
                                                 ----------                    --------     -------
     Total deposits........................         792,093       3.82          792,248       5,088       3.85
  Securities sold under repurchase
    agreements.............................          8,434       5.51            5,633          32        3.41
                                                 ----------                    --------     -------
     Total interest-bearing liabilities....         800,527       3.83          797,881       5,120       3.85
                                                                ------                      -------     ------
 Non-interest-bearing liabilities..........         102,705                      98,933
                                                 ----------                    --------
     Total liabilities.....................         903,232                     896,814
 Total net worth...........................         102,832                     102,044
                                                 ----------                    --------
     Total liabilities and net worth.......      $1,006,064                    $998,858
                                                 ==========                    ========

 Net interest income/interest rate
    spread(4)..............................                       3.56%                     $ 6,665       3.59%
                                                                ======                      =======     ======
 Net interest margin as a percentage of
    interest-earning assets(5).............                                                               4.21%
                                                                                                        ======
 Ratio of interest-earning assets to
   interest-bearing liabilities............                     119.47%                                 119.18%
                                                                ======                                  ======


                                                                         For the Two Months Ended
                                                                                August 31,
                                                       ---------------------------------------------------------------
                                                                                   1996
                                                       ---------------------------------------------------------------
                                                                                                         Average
                                                          Average                                         Yield/
                                                          Balance               Interest                  Cost
                                                       --------------       ----------------       --------------------
                                                                          (Dollars in thousands)
Assets:
Interest-earning assets(1):
  Debt and equity securities...............              $325,556                $ 3,324                    6.13%
  Mortgage-backed and mortgage
    related securities, net................                83,080                    929                    6.71
  Real estate loans, net(2)(3).............               402,186                  5,576                    8.32
  Commercial loans, net(2).................                 5,558                     92                    9.93
  Consumer and student loans...............                22,663                    357                    9.45
  Other interest-earning assets............                23,395                    288                    7.39
                                                         --------                -------
     Total interest-earning assets.........               862,438                 10,566                    7.35
                                                                                 -------                  ------
 Non-interest-earning assets...............                52,849
                                                         --------
     Total assets..........................              $915,287
                                                         ========
Liabilities and Net Worth:
 Interest-bearing liabilities:
  Money market savings accounts............              $ 35,269                    203                    3.45
  Savings accounts.........................               433,190                  1,868                    2.59
  NOW accounts.............................                14,699                     65                    2.65
  Certificates of deposit..................               256,533                  2,222                    5.20
                                                         --------                -------                  ------
     Total deposits........................               739,691                  4,358                    3.53
  Securities sold under repurchase
    agreement..............................                    --                     --                      --
                                                         --------                -------                  ------
     Total interest-bearing liabilities....               739,691                  4,358                    3.53
                                                                                 -------                  ------
 Non-interest-bearing liabilities..........                84,766
                                                         --------
     Total liabilities.....................               824,457
 Total net worth...........................                90,830
                                                         --------
     Total liabilities and net worth.......              $915,287
                                                         ========
 Net interest income/interest rate
    spread(4)..............................                                      $ 6,208                    3.82%
                                                                                 =======                  ======
 Net interest margin as a percentage of
    interest-earning assets(5).............                                                                 4.32%
                                                                                                          ======
 Ratio of interest-earning assets to
   interest-bearing liabilities............                                                               116.59%
                                                                                                          ======

---------------

(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan fees, deferred mortgage interest, unamortized discounts net and allowance for loan losses and includes loans held for sale and non-performing loans.
(3) Real estate loans, net includes one- to four-family, multi-family, commercial real estate, construction and development and home equity loans.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average interest-earning assets.


                                                                For the Year Ended June 30,
                                        -------------------------------------------------------------------------
                                                      1997                                 1996
                                        ------------------------------------ -----------------------------------
                                                                   Average                             Average
                                           Average                  Yield/     Average                  Yield/
                                           Balance     Interest      Cost      Balance     Interest      Cost
                                        ------------ ------------ ---------- ----------- ------------ ----------
Assets:
Interest-earning assets(1):
  Debt and equity securities...........    $271,721     $16,754       6.17%    $304,133     $17,873       5.88%
  Mortgage-backed and mortgage-related
   securities, net.....................     142,330       9,588       6.74%      84,270       5,402       6.41%
  Real estate loans, net(2)(3).........     436,887      35,165       8.05%     374,055      30,902       8.26%
  Commercial loans, net(2).............       6,358         617       9.70%       5,915         620      10.48%
  Consumer and student loans...........      23,145       2,286       9.88%      22,396       2,285      10.20%
  Other interest-earning assets........      17,505       1,371       7.83%      33,667       1,981       5.88%
                                           --------     -------                --------     -------
     Total interest-earning assets.....     897,946      65,781       7.33%     824,436      59,063       7.16%
                                                        -------     ------                  -------     ------
 Non-interest-earning assets...........      48,554                              53,852
                                           --------                            --------
     Total assets......................    $946,500                            $878,288
                                           ========                            ========

Liabilities and Net Worth:
 Interest-bearing liabilities:
  Money market savings accounts........    $ 37,552     $ 1,308       3.48%    $ 28,430     $   987       3.47%
  Savings accounts.....................     432,162      11,813       2.73%     430,500      11,841       2.75%
  NOW accounts.........................      15,652         370       2.36%      14,602         354       2.42%
  Certificates of deposit..............     273,546      14,206       5.19%     242,197      12,826       5.30%
                                           --------     -------                --------     -------

     Total interest-bearing liabilities     758,912      27,697       3.65%     715,729      26,008       3.63%
                                                        -------     ------                  -------     ------
 Non-interest-bearing liabilities......      92,254                              77,372
                                           --------                            --------
     Total liabilities.................     851,166                             793,101
 Total net worth.......................      95,334                              85,187
                                           --------                            --------
     Total liabilities and net worth...    $946,500                            $878,288
                                           ========                            ========

 Net interest income/interest rate
  spread(4)............................                 $38,084       3.68%                 $33,055       3.53%
 Net interest margin as a percentage                    =======     ======                  =======     ======
  of interest-earning assets(5)........                               4.24%                               4.01%
                                                                    ======                              ======
 Ratio of interest-earning assets to
  interest-bearing liabilities.........                             118.32%                             115.19%
                                                                    ======                              ======
                                                                                  For the Year Ended June 30,
                                                                          -------------------------------------------
                                                                                             1995
                                                                          -------------------------------------------
                                                                                                          Average
                                                                             Average                       Yield/
                                                                              Balance       Interest        Cost
                                                                          ------------- ---------------- ------------
Assets:
Interest-earning assets(1):
  Debt and equity securities......................................          $301,204       $  16,673        5.54%
  Mortgage-backed and mortgage-related securities, net............            89,535           5,076        5.67%
  Real estate loans, net(2)(3)....................................           352,417          28,843        8.18%
  Commercial loans, net(2)........................................             5,114             486        9.50%
  Consumer and student loans......................................            20,670           2,163       10.46%
  Other interest-earning assets...................................            17,059           1,080        6.33%
                                                                            --------         -------
     Total interest-earning assets................................           785,999          54,321        6.91%
                                                                                             -------      ------
 Non-interest-earning assets......................................            42,826
                                                                            --------
     Total assets.................................................          $828,825
                                                                            ========
Liabilities and Net Worth:
 Interest-bearing liabilities:
  Money market savings accounts...................................          $ 25,058         $   735        2.93%
  Savings accounts................................................           462,720          12,647        2.73%
  NOW accounts....................................................            13,724             365        2.66%
  Certificates of deposit.........................................           188,212           8,656        4.60%
                                                                            --------         -------
     Total interest-bearing liabilities...........................           689,714          22,403        3.25%
                                                                                             -------      ------
 Non-interest-bearing liabilities.................................            62,109
                                                                            --------
     Total liabilities............................................           751,823
 Total net worth..................................................            77,002
                                                                            --------
     Total liabilities and net worth..............................          $828,825
                                                                            ========
 Net interest income/interest rate
  spread(4).......................................................                           $31,918        3.66%
 Net interest margin as a percentage                                                         =======      ======
  of interest-earning assets(5)...................................                                          4.06%
                                                                                                          ======
 Ratio of interest-earning assets to
  interest-bearing liabilities....................................                                        113.96%
                                                                                                          ======

--------------------
(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan fees, deferred mortgage interest, unamortized discounts net and allowance for loan losses and includes loans held for sale and non-performing loans.
(3) Real estate loans, net includes one- to four-family, multi-family, commercial real estate, construction and development and home equity loans.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.


                                                       Two Months Ended                         Year Ended
                                                        August 31, 1997                        June 30, 1997
                                                         Compared to                            Compared to
                                                       Two Months Ended                         Year Ended
                                                       August 31, 1996                         June 30, 1996
                                               -----------------------------------  ------------------------------------
                                                  Increase (Decrease)                  Increase (Decrease)
                                                        Due to                               Due to
                                               ------------------------             ------------------------
                                                 Volume         Rate        Net        Volume        Rate        Net
                                               -----------  -----------  ---------  ------------  ----------  ----------
                                                                                                (In thousands)
Interest-earning assets(1):
Debt and equity securities.................       $(1,089)    $    64     $(1,025)      $(1,971)    $  852     $(1,119)
Mortgage-backed and mortgage
  related securities, net..................         1,581          53       1,634         3,895        291       4,186
Real estate loans, net.....................           998        (244)        754         5,068       (805)      4,263
Commercial loans...........................            34          (4)         30            43        (46)         (3)
Consumer and student loans.................             1          12          13            74        (73)          1
 Other interest-earning assets.............          (182)         (5)       (187)       (1,137)       527        (610)
                                                   ------     -------      ------       -------     ------     -------
   Total interest-earning assets...........         1,343        (124)      1,219         5,972        746       6,718
                                                   ------     -------      ------       -------     ------     -------
Interest-bearing liabilities:
 Money market savings accounts.............            18           4          22           318          3         321
 Savings accounts..........................             4         181         185            50        (78)        (28)
 NOW accounts..............................            11          (3)          8            25         (9)         16
 Certificates of deposit...................           409         106         515         1,648       (268)      1,380
 Securities sold under repurchase
    agreements.............................            32          --          32            --         --          --
                                                   ------     -------      ------       -------     ------     -------
   Total interest-bearing
     liabilities...........................           474         288         762         2,041       (352)      1,689
                                                   ------     -------      ------       -------     ------     -------

Net change in net interest income..........       $   869     $  (412)    $   457       $ 3,931     $1,098     $ 5,029
                                                  =======     =======     =======       =======     ======     =======

                                                     Year Ended
                                                    June 30, 1996
                                                     Compared to
                                                     Year Ended
                                                    June 30, 1995
                                         ---------------------------------
                                              Increase (Decrease)
                                                   Due to
                                         -------------------------
                                            Volume        Rate       Net
                                         -----------    --------   -------
                                                  (In thousands)
Interest-earning assets(1):
Debt and equity securities...............     $  164     $1,036     $1,200
Mortgage-backed and mortgage
  related securities, net................       (311)       637        326
Real estate loans, net...................      1,776        283      2,059
Commercial loans.........................         81         53        134
Consumer and student loans...............        177        (55)       122
 Other interest-earning assets...........        983        (82)       901
                                              ------     ------     ------
   Total interest-earning assets.........      2,870      1,872      4,742
                                              ------     ------     ------
Interest-bearing liabilities:
 Money market savings accounts...........        107        145        252
 Savings accounts........................       (897)        91       (806)
 NOW accounts............................         23        (34)       (11)
 Certificates of deposit.................      2,725      1,445      4,170
 Securities sold under repurchase
    agreements...........................         --         --         --
                                              ------     ------     ------
   Total interest-bearing
     liabilities.........................      1,958      1,647      3,605
                                              ------     ------     ------

Net change in net interest income........     $  912     $  225     $1,137
                                              ======     ======     ======

-----------------
(1)  Includes assets available-for-sale.

Comparison of Financial Condition at August 31, 1997 and June 30, 1997

     Total assets increased by $12.7 million, or 1.3%, from $993.3 million at June 30, 1997 to $1.01 billion at August 31, 1997. The growth in assets is primarily attributable to a $17.1 million, or 3.5%, increase in loans receivable, net, partially offset by a $4.0 million decrease in federal funds sold. The increase in loans receivable, net, from $496.3 million at June 30, 1997 to $513.4 million at August 31, 1997, was primarily due to originations of one- to four-family loans. The increase in total assets was funded primarily through borrowings in the form of short-term repurchase agreements, which increased to $8.4 million at August 31, 1997 as compared to no borrowings at June 30, 1997, and, to a lesser degree, increases in accrued and other liabilities and escrow accounts.

     During the two month period ended August 31, 1997, the Bank designated all purchases of investment securities, mortgage-backed and mortgage-related securities as available for sale. As a result, the Bank's portfolio of securities held to maturity decreased $31.9 million, or 8.2%, to $358.5 million at August 31, 1997 from $390.3 million at June 30, 1997, reflecting the impact of maturities, redemptions, and principal collected. In addition, the Bank's portfolio of securities available for sale increased $31.5 million, or 66.8%, from $47.1 million at June 30, 1997 to $78.6 million at August 31, 1997. The percentage of securities designated as available-for-sale, as a percentage of the total securities portfolio, increased from 10.8% at June 30, 1997 to 18.0% at August 31, 1997. Management expects the proportion of securities available-for-sale as a percentage of total securities to continue to increase in future periods.

     During 1996, the Bank began to restructure its securities portfolio in an attempt to increase the yield and the expected average maturity of such portfolio while continuing to monitor its interest rate risk position. The Bank began to reinvest funds from its maturing U.S. Treasury obligations and corporate debt into private and government agency mortgage-backed and mortgage-related securities with estimated average lives of three to five years. This pattern continued during the two month period ended August 31, 1997, as debt and equity securities decreased by $8.0 million, or 3.6%, from $224.9 million at June 30, 1997 to $216.9 million at August 31, 1997, while mortgage-backed and mortgage-related securities increased by $7.6 million, or 3.6%, from $212.5 million at June 30, 1997 to $220.1 million at August 31, 1997. Substantially all of the increase in mortgage-backed and mortgage-related securities was due to the purchase of CMOs.

     Total deposits at August 31, 1997 were relatively unchanged, aggregating $882.9 million, compared to $884.5 million at June 30, 1997. An increase of $7.3 million, or 2.5%, in certificates of deposit from $298.1 million at June 30, 1997 to $305.4 million at August 31, 1997, was offset by a $9.0 million decrease in the Bank's core deposits, which totalled $577.5 million at August 31, 1997, as compared with $586.5 million at June 30, 1997. The increase in certificates of deposit was primarily attributable to competitive pricing and increased marketing of such deposit products.

     Net worth increased by $1.9 million, or 1.9%, from $100.9 million at June 30, 1997 to $102.8 million at August 31, 1997. The Bank's ratio of net worth to total assets remained constant at 10.2%.

Comparison of Financial Condition at June 30, 1997 and June 30, 1996

     Total assets increased by $78.9 million, or 8.6%, from $914.5 million at June 30, 1996 to $993.4 million at June 30, 1997. The growth in assets is primarily attributable to a $77.0 million, or 18.4%, increase in loans receivable, net, and a $26.4 million, or 6.4%, increase in the securities portfolio. The increase in loans receivable, net, from $419.3 million at June 30, 1996 to $496.3 million at June 30, 1997, was primarily due to increased originations of one- to four-family loans. Originations of one- to four-family loans increased from $53.9 million in fiscal 1996 to $100.5 million in fiscal 1997 due to the introduction of the

Bank's use of mortgage brokers, increased marketing of its loan products and the expansion of its loan products. The increase in loans was funded primarily through deposit inflows, primarily in certificate of deposit accounts which increased by $44.1 million, or 17.4%, and a $14.8 million, or 19.0%, increase in non-interest-bearing checking accounts.

     In connection with the restructuring of its securities portfolio, the Bank began to reinvest funds from its maturing U.S. Treasury obligations and corporate debt securities into private and government agency mortgage-backed and mortgage-related securities with estimated average lives of three to five years. As a result, at June 30, 1997, debt and equity securities totaled $224.9 million, a decrease of $104.5 million, or 31.7%, compared to $329.4 million at June 30, 1996, while mortgage-backed and mortgage-related securities increased by $130.8 million, or 160.2%, from $81.7 million at June 30, 1996 to $212.5 million at June 30, 1997. Substantially all of the increase in mortgage-backed and mortgage-related securities was due to the purchase of CMOs.

     Total deposits at June 30, 1997 were $884.5 million, an increase of $66.6 million, or 8.1%, compared to $817.9 million at June 30, 1996. The increase was primarily due to an increase of $44.1 million, or 17.4%, in certificates of deposit from $253.9 million at June 30, 1996 to $298.1 million at June 30, 1997. The increase in certificates of deposit was primarily attributable to competitive pricing and increased marketing of such deposit products. The growth in deposits was also attributable to an increase in non-interest bearing checking accounts and money market accounts which increased by $18.7 million, or 16.7%, due to the Bank's increased marketing efforts on business deposit accounts. The Bank's core deposit accounts, which totalled $564.0 million at June 30, 1996, increased by $22.5 million during fiscal 1997.

     Net worth increased by $11.0 million, or 12.2%, from $89.9 million at June 30, 1996 to $100.9 million at June 30, 1997, resulting in the Bank's ratio of net worth to total assets increasing from 9.8% at June 30, 1996 to 10.2% at June 30, 1997.

Comparison of Operating Results For the Two Months Ended August 31, 1997 and August 31, 1996

     General. Net income for the two month period ended August 31, 1997, as compared to the two month period ended August 31, 1996, increased by $104,000, or 6.2%, from $1.7 million to $1.8 million, respectively. The increase was primarily due to an increase in net interest income, reflecting increases in both the average balance of interest-earning assets and improvements in net interest margin, offset by increases in non-interest expenses, including computer service fees and advertising.

     Interest Income. The Bank reported interest income of $11.8 million for the two month period ended August 31, 1997, representing an increase of $1.2 million as compared to the same period in 1996. The increase in interest income was primarily attributable to an overall increase of $88.5 million in the average balance of interest-earning assets and a 9 basis point increase in the average yield on interest-earning assets. The increase in the average balance of interest-earning assets was mainly attributable to a $72.6 million increase in the average balance of real estate loans, principally in the one- to four-family loan category. The increase in the average interest rate on interest-earning assets, which increased from 7.35% to 7.44%, was primarily due to the reallocation of interest-earning assets from lower-yielding U.S. Government securities to higher-yielding mortgage-backed and mortgage-related securities. This increase in the average yield was partially offset by a 32 basis point decline in the yield on real estate loans, net due primarily to the prepayments of higher yielding loans. Interest income on mortgage-backed and mortgage-related securities increased $1.6 million, or 175.9%, from $929,000 for the two month period ended August 31, 1996, to $2.6 million for the two month period ended August 31, 1997. This increase was primarily due to an increase in the average balance of mortgage-backed and mortgage-related securities of $133.5 million, resulting from the restructuring of the securities portfolio and the investment of excess funds not utilized for loan demand in mortgage-backed and mortgage-related securities. The yield on the mortgage-backed and mortgage-related securities increased by 39 basis points due to the higher rate environment for new purchases and the repricing of adjustable rate securities purchased in prior periods. Interest income on debt and equity securities decreased $1.0 million, or 30.8%, due to management's restructuring of its securities portfolio resulting in a $104.9 million decrease in the average balance of such securities offset in part by the increased yield on such securities.

     Interest income on real estate loans increased by $754,000, from $5.6 million for the two month period ended August 31, 1996 to $6.3 million for the two month period ended August 31, 1997. The increase in interest income on real estate loans was a result of growth in average balance of one- to four-family loans outstanding partially offset by a 32 basis point decrease in the average yield on loans. The decrease in average yield on loans was primarily due to the increased loan repayments on higher yielding loans. The increase in the average balance of loans was primarily due to an increase in one- to four-family loans, resulting primarily from the Bank's continued emphasis on such loans.

     Interest Expense. Interest expense increased $762,000, or 17.5%, from $4.4 million for the two month period ended August 31, 1996, to $5.1 million for the two month period ended August 31, 1997. The increase reflects a $58.2 million increase in the average balance of interest-bearing liabilities, primarily attributable to an increase in the average balance of certificates of deposits and money market savings accounts resulting from the Bank's strategy of attracting more certificates of deposits through additional certificate of deposit products, competitive pricing of such products, and related marketing of commercial deposit accounts. As a result, the average cost of the Bank's interest-bearing liabilities increased from 3.53% for the two month period ended August 31, 1996 to 3.85% for the two month period ended August 31, 1997.

     Provision for Loan Losses. The Bank's provision for loan losses was $300,000 for the two month period ended August 31, 1997, compared to $266,000 for the two month period ended August 31, 1996. The August 1997 provision was based on management's evaluation of its loan portfolio and real estate market conditions. In particular, management considered the continued growth in the portfolio, as well as the increase in its non-performing loans. The growth in non-performing loans is due primarily to the addition of a $1.1 million commercial mortgage on a mixed-use property on Staten Island, New York. As of August 31, 1997, the loan was five months in arrears, totaling $105,000 in payments. The loan is secured by the property which was last appraised in December 1996 for $1.4 million. The Bank's non-performing loans as a percentage of total loans increased to 1.09% as of August 31, 1997 as compared to 0.75% at August 31, 1996 primarily as a result of the property described above. At August 31, 1997, the Bank's allowance for loan losses as a percentage of loans receivable, net, was 1.11%, as compared to 1.12% at August 31, 1996. To the extent the Bank increases its investment in commercial real estate, commercial and other loans, which entail higher risk than one- to four-family loans, the Bank may decide to increase its allowance for loan losses through additional loan loss provisions which may adversely affect net income. See "Risk Factors -- Increased Leveling Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending" and "Business of the Bank -- Delinquent Loans, Real Estate Owned and Classified Assets" and "Allowance for Loan Losses."

     Non-Interest Income. Non-interest income is comprised of fee income and profits from the sale of securities and loans. Total non-interest income for the two month period ended August 31, 1997, increased $43,000, or 8.3%, to $560,000. Fee income increased $40,000, or 7.7%, from $520,000 for the two month period ended August 31, 1996, to $560,000 for the two month period ended August 31, 1997, due to an increase in the Bank's deposit accounts.

     Non-Interest Expense. Non-interest expense increased by $174,000, or 5.3%, from $3.3 million for the two month period ended August 31, 1996, to $3.5 million for the two month period ended August 31, 1997, primarily due to an increase in computer-related services, check processing charges and advertising expenses. The computer service and check processing charges increased by $145,000, primarily as a result of increased check processing fees.
Advertising expenses increased $62,000, primarily as a result of the Bank's additional marketing of its loan and deposit products. The Bank expects that compensation and employee benefits expense may increase after the Conversion, primarily as a result of the adoption of various employee benefit plans and compensation adjustments contemplated in connection with the Conversion. See "Management of the Bank -- Benefit Plans." In addition, the Bank expects non-interest expense to increase in future periods as a result of the Bank's intention to open a public accommodation office during 1998. The Bank is also considering opening three new full-service branches, although no assurance can be made in this regard. If the Bank were to open two new branches, non-interest expenses would be expected to increase further in future periods. See "Business of the Bank -- Properties."

     Income taxes. Total income tax expense was $1.7 million for the two month period ended August 31, 1997, compared to $1.5 million for the two month period ended August 31, 1996. The increase was due primarily to an increase in pre-tax income for August 1997. The effective tax rate was 48.1% for August 1997, as compared to 46.6% for August 1996.

Comparison of Operating Results For the Years Ended June 30, 1997 and June 30, 1996.

     General. Net income for fiscal 1997 increased by $2.0 million, or 22.8%, from $8.7 million for fiscal 1996 to $10.7 million for fiscal 1997. The increase was due primarily to an increase in net interest income which resulted from an increase in the average balance of interest-earning assets and a higher weighted average yield on its securities portfolio, offset, in part, by increases in non-interest expenses, including the one-time SAIF special assessment and increased compensation and advertising costs.

     Interest Income. Interest income amounted to $65.8 million for fiscal 1997, representing an increase of $6.7 million from fiscal 1996. The increase was the result of a $73.5 million increase in average interest-earning assets and a 17 basis point increase in the yield on interest-earning assets. The increase in average interest-earning assets was primarily due to an increase in one- to four-family loans due to the introduction of the Bank's use of mortgage brokers and increased marketing efforts. The increase in the average interest rate on interest-earning assets, which increased from 7.16% to 7.33%, was primarily due to the reallocation of interest-earning assets from lower-yielding U.S. Government securities to higher-yielding mortgage-backed and mortgage-related securities. This was partially offset by a 21 basis point decline in the yield on real estate loans, net, due primarily to the repricing of adjustable rate loans in a lower interest rate environment. Interest income on mortgage-backed and mortgage-related securities increased $4.2 million, or 77.0%, from $5.4 million for fiscal 1996 to $9.6 million for fiscal 1997. This increase was primarily due to an increase in the average balance of mortgage-backed and mortgage-related securities of $58.1 million, which resulted from the restructuring of the securities portfolio and the investment of excess funds not utilized for loan demand in mortgage-backed and mortgage-related securities.
The yield on the mortgage-backed and mortgage-related securities portfolio increased by 33 basis points due to the higher rate environment for new purchases and the repricing of adjustable-rate securities purchased in prior periods. Interest income on debt and equity securities decreased $1.1 million, or 6.3%, due to management's restructuring of its securities portfolio resulting in a $32.4 million decrease in the average balance of such securities offset in part by the increased yield on such securities. See "--Management of Interest Rate Risk."

     Interest income on loans increased $4.3 million, from $33.8 million for fiscal 1996 to $38.1 million for fiscal 1997. The increase in interest income on loans was a result of growth in the average balance of one- to four- family loans outstanding partially offset by a 24 basis point decrease in the average yield on loans, which occurred due to a repricing of adjustable rate loans in a lower interest rate environment. The increase in the average balance of loans was primarily due to an increase in residential one- to four-family loans, resulting primarily from the investment of funds resulting from the growth in deposits.

     Interest Expense. Interest expense increased $1.4 million, or 5.3%, from $26.3 million for fiscal 1996 to $27.7 million for fiscal 1997. This increase reflects a $43.2 million increase in the average balance of interest-bearing liabilities. The increase in average interest-bearing liabilities was primarily attributable to an increase in the average balance of certificates of deposits and money market savings accounts, which increased as a result of the Bank's strategy of attracting more certificates of deposits through additional certificate of deposit products, competitive pricing of such products, and related marketing of commercial deposit accounts. The average cost of the Bank's interest-bearing liabilities remained relatively stable at 3.65% for fiscal 1997 as compared to 3.63% for fiscal 1996.

     Provision for Loan Losses. The Bank's provision for loan losses was $1.1 million for fiscal 1997 compared to $1.6 million for fiscal 1996. The 1997 provision was based on management's evaluation of its loan portfolio and real estate market conditions. In particular, management considered the continued growth in the portfolio, as well as the decrease in its non-performing loans. The Bank's non-performing loans as a percentage of total loans improved from 0.91% at June 30, 1996 to 0.78% at June 30, 1997. At June 30, 1997, the Bank's
allowance for loan losses as a percentage of total non-performing loans was 141.1%, compared to 125.5% at June 30, 1996. At June 30, 1997, the Bank's allowance for loan losses as a percentage of loans receivable, net, was 1.10%, as compared to 1.14% at June 30, 1996. To the extent the Bank increases its investment in commercial real estate, commercial and other loans which entail higher risk than one- to four-family loans, the Bank may determine to increase its allowance for loan losses through additional loan loss provisions which may adversely affect net income. See "Risk Factors - Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending" and "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets" and "- Allowance for Loan Losses."

     Non-Interest Income. Non-interest income is composed of fee income and profits from the sale of securities and loans. Total non-interest income for fiscal 1997 increased $34,000, or 1.2%, to $2.9 million. Fee income increased $245,000, or 9.0%, from $2.7 million for fiscal 1996 to $3.0 million for fiscal 1997 due to an increase in the Bank's deposit accounts. Net gains/losses on sales of securities and loans changed from a net gain of $42,000 for fiscal 1996 to a net loss of $107,000 for fiscal 1997, primarily as a result of the Bank's sale of lower-yielding U.S. Treasury and corporate obligations.

     Non-Interest Expense. Non-interest expense increased by $1.2 million, or 6.5%, from $18.5 million for fiscal 1996 to $19.7 million for fiscal 1997, primarily due to the one-time SAIF special assessment and an increase in compensation and employee benefits. Compensation and employee benefits increased by $589,000, or 6.4%, from $9.3 million for fiscal 1996 to $9.9 million for fiscal 1997, primarily as a result of the retention of new personnel in various areas of the Bank's operations and normal salary increases. Deposit insurance premiums increased $373,000, or 148.6%, from $251,000 for fiscal 1996 to $624,000 for fiscal 1997, due to the increase in average deposits from $715.7 million for fiscal 1996 to $758.9 million for fiscal 1997. In addition, the Bank paid a one-time special assessment to the SAIF of $493,000 in October 1996 based on the amount of SAIF-insured deposits the Bank maintains. Advertising and promotion expense increased $183,000, or 28.9%, from $634,000 for fiscal 1996 to $817,000 for fiscal 1997, primarily as a result of the Bank's special anniversary promotion throughout October 1996 and additional marketing of the Bank's loan and deposit products. The Bank expects that compensation and employee benefits expense may increase after the Conversion, primarily as a result of the adoption of various employee benefit plans and compensation adjustments contemplated in connection with the Conversion. See "Management of the Bank--Benefit Plans." In addition, the Bank expects non-interest expense to increase in future periods as a result of the Bank's intention to open a public accommodation office during 1998. The Bank is also considering opening two new full-service branches in 1998, although no assurances can be made in this regard. If the Bank were to open two new branches, non-interest expenses would be expected to increase further in future periods. See "Business of the Bank -- Properties."

     Income Taxes. Total income tax expense was $9.5 million for fiscal 1997 compared to $6.8 million for fiscal 1996. The increase was due primarily to an increase in pre-tax income for 1997. The effective tax rate was 47.0% for fiscal 1997 as compared to 43.9% for fiscal 1996.

Comparison of Operating Results for the Years Ended June 30, 1996 and June 30, 1995.

     General. Net income for fiscal 1996 was $8.7 million, compared to $7.6 million for fiscal 1995. The increase was the result of a $1.3 million charge in fiscal 1995, due to a change in accounting principles from the Bank's adoption of SFAS No. 106. Excluding the effect of SFAS No. 106, net income decreased from $8.9 million for fiscal 1995 to $8.7 million for fiscal 1996, due in part to higher non-interest expenses and a higher provision for loan losses, partially offset by a decrease in FDIC insurance premiums and an increase in net interest income.

     Interest Income. Total income from interest-earning assets increased from $54.3 million for fiscal 1995 to $59.1 million for fiscal 1996, primarily due to an increase of $38.4 million in the average balance of interest-earning assets and a 25 basis point increase in the yield on interest-earning assets. The average balance of interest-earning assets increased due in part to a $21.6 million, or 6.1%, increase in the average balance of real estate loans. As a result, interest income on the Bank's real estate loan portfolio increased $2.1 million, or 7.3%, from $28.8 million for fiscal 1995 to $30.9 million for fiscal 1996 due to the increase in the average balance of such loans and an increase in the average yield from 8.18% for fiscal 1995 to 8.26% for fiscal 1996. Interest income on consumer and student loans also increased from $2.2 million for fiscal 1995 to $2.3 million for fiscal 1996, as a result of an increase of $1.7 million in the average balance of such loans which was offset, in part, by a decrease in the average yield of such loans from 10.50% for fiscal 1995 to 10.21% for fiscal 1996.

     Interest income from debt and equity securities increased $1.2 million, or 7.2%, from $16.7 million for fiscal 1995 to $17.9 million for fiscal 1996, as a result of the increase in the average balance of such securities as well as a 29 basis point increase in the average yield on such securities. Interest income on mortgage-backed and mortgage-related securities also increased by $326,000, or 6.4%, from $5.1 million for fiscal 1995 to $5.4 million for fiscal 1996, due to a 74 basis point increase in the average yield on such securities, which was partially offset by a $5.3 million decrease in the average balance of such securities.

     Interest Expense. Interest expense for fiscal 1996 was $26.3 million, as compared to $22.5 million for fiscal 1995, an increase of $3.8 million, or 17.0%. The increase is primarily due to a $26.0 million increase in average interest-bearing deposits and a 38 basis point increase in the average cost of interest-bearing deposits. The increase in average interest-bearing deposits was primarily attributable to an increase in the average balance of certificates of deposits due to competitive pricing and increased marketing of such deposit products. As a result, the average rate paid on certificate accounts increased from 4.58% for fiscal 1995 to 5.29% for fiscal 1996.

     Provision for Loan Losses. The Bank's provision for loan losses was $1.6 million for fiscal 1996 as compared with $600,000 for fiscal 1995. The increase in the provision was due primarily to management's assessment of its loan portfolio, the growth in the portfolio and the level of non-performing loans. In particular, non-performing loans increased from $2.8 million at June 30, 1995 to $3.6 million at June 30, 1996. The increase in non-performing loans was attributable to a $447,000 increase in non-performing commercial real estate loans. At June 30, 1995, the Bank's allowance for loan losses to total non-performing loans and total loans was 109.3% and 0.83%, respectively, as compared to 125.5% and 1.14%, respectively, at June 30, 1996. See "Risk
Factors - Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending" and "Business of the Bank -Delinquent Loans, Real Estate Owned and Classified Assets" and
"- Allowance for Loan Losses."

     Non-Interest Income. Non-interest income increased by $168,000, or 6.3%, from $2.7 million for fiscal 1995 to $2.8 million for fiscal 1996. The increase was primarily due to the increase in fee income of $167,000, or 6.5%, from $2.6 million for fiscal 1995 to $2.7 million for fiscal 1996, which increase is primarily attributable to the increase in deposits.

     Non-Interest Expense. Non-interest expense increased slightly by $364,000, or 2.0%, from $18.1 million for fiscal 1995 to $18.5 million for fiscal 1996. This increase is primarily a result of an increase in non-interest expenses of $768,000, or 20.8%, from $4.8 million for fiscal 1995 to $5.7 million for fiscal 1996, as a result of an increase in compensation and employee benefits of $508,000, from $8.8 million for 1995 to $9.3 million for 1996, as a result of normal salary increases. Non-interest expense was also impacted by a $369,000, or 13.9%, increase in occupancy costs from $2.7 million for fiscal 1995 to $3.0 million for fiscal 1996, due to the Bank instituting a repair and renovation program for the branch offices, as well as a $683,000, or 57.4%, increase in computer service fees from $1.2 million for fiscal 1995 to $1.9 million for fiscal 1996, as a result of the installation of a new computer network and equipment at all branch locations and the change in payment method for check processing charges. These items were offset by a reduction in FDIC deposit insurance premiums, from $1.7 million for fiscal 1995 to $251,000 for fiscal 1996 due to a reduction in the assessment rate imposed by the FDIC. See "Regulation and Supervision - Insurance of Deposit Accounts."

     Income Taxes. The provision for income taxes decreased by $116,000, or 1.7%, from $6.9 million for fiscal 1995 to $6.8 million for fiscal 1996, primarily as a result of the decrease in income before income taxes. The effective tax rate was 43.8% for fiscal 1996 and fiscal 1995.

Cumulative Effect of Changes in Accounting Principles

     In December 1990, the FASB issued SFAS No. 106. SFAS No. 106 focuses principally on post-retirement health care benefits and significantly changed the previous practice of accounting for post-retirement benefits on a cash basis to requiring accrual during the years that the employee renders the necessary service, of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents. SFAS No. 106 became effective for fiscal years beginning after December 15, 1992, and adoption was required on a prospective basis. The Bank adopted SFAS No. 106 effective July 1, 1994, which resulted in a charge, net of tax, of $1.3 million.

Liquidity And Capital Resources

     The Bank's primary sources of funds are deposits, proceeds from the principal and interest payments on loans, mortgage-backed and mortgage-related and debt and equity securities, and to a significantly lesser extent, proceeds from the sale of fixed-rate mortgage loans to the secondary market. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows, mortgage prepayments and mortgage loan sales are greatly influenced by general interest rates, economic conditions and competition.

     The primary investing activities of the Bank are the origination of primarily residential one-to four-family and, to a lesser extent, commercial real estate, construction and development, multi-family and other loans and the purchase of mortgage-backed and mortgage-related and debt and equity securities. During the two month period ended August 31, 1997 and the years ended June 30, 1997, 1996, and 1995, the Bank's loan originations totaled $26.3 million, $137.2 million, $94.3 million and $78.9 million, respectively. Purchases of mortgage-backed, mortgage-related and debt and equity securities totaled $31.6 million, $195.4 million, $166.5 million, and $121.9 million for the two month period ended August 31, 1997 and the years ended June 30, 1997, 1996, and 1995, respectively. These activities were funded primarily by deposit growth and principal repayments and prepayments on loans, mortgage-backed and mortgage-related securities and debt and equity securities. Loan sales provided additional liquidity to the Bank, totaling $2.0 million, $10.0 million and $1.6 million for the years ended June 30, 1997, 1996 and 1995, respectively. There were no loan sales for the two month period ended August 31, 1997. The Bank experienced a net decrease in total deposits of $1.6 million for the two months ended August 31, 1997 and a net increase in total deposits of $66.6 million, $53.9 million and $15.4 million for the years ended June 30, 1997, 1996, and 1995, respectively. Deposit flows are affected by the level of interest rates, the interest rates and products offered by local competitors and the Bank and other factors.

     The Bank closely monitors its liquidity position on a daily basis. Excess short-term liquidity is invested in overnight federal funds sold. On a longer-term basis, the Bank maintains a strategy of investing in various lending products as described in greater detail under "Business of the Bank -- Lending Activities." In the event the Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through the Bank's $10.0 million line of credit and through reverse repurchase agreements. In addition, the Bank's application to become a member of the FHLB system was approved on October 24, 1997. FHLB membership will provide the Bank with access to FHLB advances. See "Business of the Bank -- Sources of Funds -- Borrowed Funds." At August 31, 1997, the Bank had $8.4 million of outstanding reverse repurchase agreements. The Bank has recently begun to place a greater level of emphasis on the utilization of borrowed funds to fund asset growth. In this regard, at October 31, 1997, the Bank had total borrowings of $60.4 million, all of which were in the form of reverse repurchase agreements. The Bank may continue to increase such emphasis which may result in an increase in the Bank's average cost of funds.

     Loan commitments totaled $39.8 million at August 31, 1997, comprised of $9.8 million in one- to four-family loan commitments, $2.5 million in commercial real estate loan commitments, $10.3 million in construction loan commitments, $7.2 million in commercial loan commitments and $7.0 million in home equity loan commitments. Management of the Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit which are scheduled to mature in less than one year from August 31, 1997 totaled $213.6 million. Based upon past experience and the Bank's current pricing strategy, management believes that a significant portion of such deposits will remain with the Bank.

     At August 31, 1997, the Bank exceeded all of its regulatory capital requirements with a leverage capital level of $100.9 million, or 10.10% of adjusted assets, which is above the required level of $40.0 million, or 4.0% of adjusted assets and risk-based capital of $105.9 million, or 19.70% of adjusted assets, which is above the required level of $43.0 million, or 8.0%. See "Regulatory Capital Compliance."

     The Bank's most liquid assets are cash and interest-bearing demand accounts. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At August 31, 1997, cash and interest-bearing demand accounts totaled
$25.9 million, or 2.6% of total assets.

Impact of Inflation and Changing Prices

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

     In November 1993, the AICPA issued SOP 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans," which is effective for years beginning after December 15, 1993. SOP 93-6 requires the application of its guidance for shares acquired by ESOPs after December 31, 1992 but not yet committed to be released as of the beginning of the year SOP 93-6 is adopted. SOP 93-6 changes the measure of compensation expense recorded by employers for leveraged ESOPs from the cost of ESOP shares to the fair value of ESOP shares. The Company has adopted an ESOP in connection with the Conversion, which is expected to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. Under SOP 93-6, the Company will recognize compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Company's ESOP shares differ from the cost of such shares, this differential will be charged or credited to equity. Employers with internally leveraged ESOPs such as the Company will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. However, the effects of SOP 93-6 on future operating results cannot be determined at this time.

     In November 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements may be adopted immediately and will apply to all transactions entered into in fiscal years that begin after December 15, 1995, however disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion.

     In June 1996 the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS
No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and should be applied prospectively. Earlier or retroactive application of this Statement is not permitted. Management has determined that this Statement will not have a material impact on the Company's consolidated financial statements.

     In February 1997, the FASB released SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings Per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS.
It also requires dual presentation of basic and diluted EPS on the face of the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.
Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted.

     In March 1997, the FASB issued SFAS No. 129, "Disclosure of Information About Capital Structure" ("SFAS No. 129). SFAS No. 129 continues the existing requirements to disclose the pertinent rights and privileges of all securities other than ordinary common stock but expands the number of companies subject to portions of its requirements. Specifically, the Statement requires all entities to provide the capital structure disclosures previously required by APB Opinion No. 15. Companies that were exempt from the provisions of APB Opinion No. 15 will now need to make those disclosures.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from net worth and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining the impact, if any, this statement will have on the Bank.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions as permitted under current standards. SFAS No. 131 is effective for fiscal year beginning after December 15, 1997 with earlier application permitted.


                                 BUSINESS OF THE COMPANY

General

     The Company was incorporated in September 1997 at the direction of the Board of Trustees of the Bank for the purpose of becoming a holding company to acquire all of the outstanding capital stock of the Bank issued in the Conversion. Upon consummation of the Conversion, it is anticipated that the Bank will become a wholly-owned subsidiary of the Company. Upon the consummation of the Conversion, the Company will be a savings and loan holding company regulated by the OTS. See "Regulation and Supervision - Holding Company Regulation."

     The Company is currently not an operating company. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest net proceeds it retains primarily in mortgage-backed and mortgage-related securities and investment-grade debt and equity securities. In addition, the Company intends to fund the loan to the ESOP to enable the ESOP to subscribe for 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; however, a third party lender may be utilized to lend funds to the ESOP. See "Use of Proceeds." In the future, the Company may expand its operations in the Bank's primary market area or other areas surrounding the New York City metropolitan area by marketing and business development, acquiring or organizing other operating subsidiaries, including other financial institutions and financial services companies. Other than a lease on a public accommodation office to be opened on Staten Island in 1998 and plans to open three new branch offices on Staten Island, there are no current agreements or understandings for an expansion of the Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank.

     In October 1997, the Company retained two officers to serve as the President and Chief Operating Officer and a Chief Financial Officer and Secretary, both of whom were not previously employed by the Bank but who have significant experience in the financial services industry. See "Management of the Company." At the present time, the Company does not intend to employ any persons other than its current officers as well as certain officers of the Bank, who will not be separately provided cash compensation by the Company. The Company may utilize the support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

                              BUSINESS OF THE BANK

General

         The Bank is a community-oriented mutual savings bank which was originally chartered by the State of New York in 1886. The Bank's principal business consists of the acceptance of retail deposits from the general public in the areas surrounding its branch offices and the investment of those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans and, to a lesser extent, commercial real estate, construction and development, commercial, home equity, consumer and student loans and in mortgage-backed and mortgage-related securities and various debt and equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management Strategy." The Bank's revenues are derived principally from the interest on its mortgage, commercial and consumer loans and securities. The Bank's primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from the sale of loans and securities. To a lesser extent, the Bank utilizes borrowed funds to fund its operations. The Bank's application for membership in the FHLB system was approved on October 24, 1997. FHLB membership will provide another source of borrowed funds.

Market Area

         The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Bank currently operates twelve full service banking offices in the Borough of Staten Island, and one full service banking office in the Borough of Brooklyn. Additionally, the Bank intends to open a public accommodation office in 1998 and is considering opening three full-service branches. With the exception of such plans, there are no current arrangements, understandings or agreements, written or oral, regarding such offices, and no assurances can be made that such offices will be opened.

         The Bank's primary deposit gathering area is currently concentrated around the areas where its full service banking offices are located in Staten Island and Brooklyn which the Bank generally considers to be its primary market area. The Bank's primary lending area has also historically been concentrated in Staten Island and, to a lesser extent, in the area around its office in Brooklyn. As of June 1996, based on a survey by a nationally-recognized bank consulting firm, the Bank had 14.2% of total deposits in Staten Island, and for 1996, the Bank had a lending market share of approximately 7.2% in Staten Island, placing the Bank among the leaders in both loans originated and deposits in Staten Island. The Bank and Company may, in the future, consider expanding the market area served by the Bank and Company to other areas in the New York City metropolitan area including northern New Jersey, Connecticut and upstate New York.

         The economy of the New York City metropolitan area has historically benefitted from having a large number of corporate headquarters and a diversity of financial service entities. Additionally, Staten Island has historically benefitted from steady residential growth and an expanding base of industrial, service and high technology businesses. During the late 1980s and early 1990s, however, due in part to the effects of a prolonged period of weakness in the national economy, the decline in the regional economy, layoffs in the financial services industry and corporate relocations, the New York City metropolitan area experienced reduced levels of employment. These conditions, in conjunction with a surplus of available commercial and residential property, resulted in an overall decline in the underlying values of properties located in the area during the late 1980s and early 1990s. Staten Island, due to its location and its relatively large population of government employees, was somewhat insulated from the economic decline of the late 1980s and early 1990s. Since 1993, the prices and values of real estate have stabilized and, in certain areas, the prices and values of real estate have increased. In the last several years, the New York City metropolitan area has benefitted from the resurgence and growth in employment and profitability experienced by national securities and investment banking firms, many of which are domiciled in the Borough of Manhattan, as well as the growth and profitability of other financial services companies, such as money center banks. However, there can be no assurances that such decline could not reoccur. See "Risk Factors - Weakness in Local Economy."

Competition

         The Bank faces significant competition both in making loans and in attracting deposits. The New York City metropolitan area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from savings banks, commercial banks, savings and loan associations, mortgage banking companies, credit unions and insurance companies and other financial service companies. Its most direct competition for deposits has historically come from savings and loan associations, savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. There are eleven depository institutions with operations in the Borough of Staten Island. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

Lending Activities

         Loan Portfolio Composition. The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

         The following table sets forth the composition of the Bank's loan portfolio, including loans held for sale, in dollar amounts and in percentages of the respective portfolios at the dates indicated.


                                  At August 31,                   At June 30,
                              ------------------  ---------------------------------------------
                                      1997                 1997                  1996
                              ------------------  ---------------------  ----------------------
                                          Percent              Percent                Percent
                               Amount    of Total    Amount    of Total    Amount    of Total
                              --------  ---------- ---------  ----------  -------  ------------
                                                     (Dollars in thousands)
Real estate loans:
  One- to four-family.........$411,714     79.1%   $394,588      78.4%   $325,139     76.3%
  Multi-family................   2,708       0.5      2,705        0.5      1,238       0.3
  Commercial real estate......  42,937       8.2     40,713        8.1     39,892       9.3
  Construction and
   development................  19,731       3.8     18,343        3.7     12,812       3.0
  Home equity.................  11,056       2.1     16,729        3.3     18,054       4.2
Commercial....................   9,282       1.8      6,662        1.3      6,300       1.5
Consumer and student..........  23,151       4.4     23,589        4.7     22,932       5.4
                               -------    ------    -------     ------    -------    ------
    Gross loans............... 520,579    100.0%    503,329     100.0%    426,367    100.0%
                                          =====                 =====                =====
Less:
  Unamortized discounts, net..    (763)                (788)                 (947)
  Deferred loan fees..........    (730)                (813)               (1,354)
  Allowance for loan losses...  (5,683)              (5,470)               (4,796)
                                 -----                -----                 -----
       Total loans, net....... 513,403              496,258               419,270
Less:
  Loans held for sale, net:
    One- to four-family.......      --                   --                 1,155
                                 -----                -----                 -----
Loans receivable held for
 investment, net..............$513,403             $496,258              $418,115
                              ========             ========              ========

Fair value....................$520,634             $502,957              $430,652
                              ========             ========              ========


                                                        At June 30,
                              -----------------------------------------------------------------
                                      1995                 1994                  1993
                              ------------------  ---------------------  ----------------------

                                         Percent               Percent               Percent
                               Amount    of Total    Amount    of Total   Amount    of Total
                              --------  ---------- ---------  ----------  -------  ------------
                                                  (Dollars in thousands)
Real estate loans:
  One- to four-family.........$303,734      76.2%   $273,063      75.5%  $274,136      76.0%
  Multi-family................     811        0.2        920        0.3       936        0.2
  Commercial real estate......  40,037       10.1     39,220       10.8    35,949       10.0
  Construction and
   development................  10,487        2.6      6,677        1.9     6,011        1.7
  Home equity.................  16,518        4.1     16,775        4.6    20,430        5.7
Commercial....................   5,039        1.3      5,426        1.5     4,282        1.2
Consumer and student..........  21,795        5.5     19,663        5.4    18,957        5.2
                                ------        ---     ------        ---    ------        ---
    Gross loans............... 398,421      100.0%   361,744      100.0%  360,701      100.0%
                                            =====                 =====                =====
Less:
  Unamortized discounts, net..  (1,105)               (1,263)              (1,420)
  Deferred loan fees..........  (1,632)               (1,525)              (1,265)
  Allowance for loan losses...  (3,275)               (3,106)              (2,735)
                                 -----                 -----                -----
       Total loans, net....... 392,409               355,850              355,281
Less:
  Loans held for sale, net:
    One- to four-family.......      --                    --                   --
                                 -----                 -----                -----
      Loans receivable held
       for investment, net.... $392,409              $355,850             $355,281
                               ========              ========             ========

Fair value.................... $392,678              $358,956             $343,983
                               ========              ========             ========

         Loan Originations. The Bank originates both adjustable-rate and fixed-rate one- to four-family mortgage loans, commercial real estate loans, construction and development loans, home equity loans, commercial loans and consumer loans and student loans. The Bank's one- to four-family mortgage lending activities are conducted primarily through the utilization of mortgage brokers and by the Bank's loan personnel generally operating in the Bank's loan center. Although the Bank has authorized the use of approximately 100 mortgage brokers in connection with one- to four-family loan originations, the Bank primarily utilizes the services of seven mortgage brokers operating primarily on Staten Island and in Brooklyn. During the two month period ended August 31, 1997 and the year ended June 30, 1997, the Bank originated $12.8 million and $73.9 million, respectively, of one- to four-family loans through mortgage brokers and $4.9 million and $26.6 million, respectively, of such loans through Bank personnel. Recently, the Bank began offering through brokers its fully processed loan program, which is a zero point loan that is originated and processed by the broker. The Bank pays mortgage brokers a processing fee for a fully processed loan. All loans are underwritten by the Bank pursuant to the Bank's loan underwriting policies and procedures.

         Recently, the Bank has placed increased emphasis on the origination of commercial real estate, construction and development and commercial loans as part of its efforts to broaden the services it provides to the Staten Island business community. In this regard, the Bank has recently hired commercial lending personnel with experience in the Bank's primary market area and may add additional personnel as needed. In addition, the Bank has increased its marketing efforts with respect to commercial real estate, construction and development and commercial lending by making its existing business customers aware of the expanded products and services available to businesses. See "Risk Factors--Increased Lending Risks Associated With Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending." The Bank's ability to originate loans is dependent upon customer demand, demand for fixed-rate or adjustable-rate loans and expected future levels of interest rates.

         Generally, all loans are originated for investment with the exception of longer-term fixed-rate one- to four-family mortgage loans. It is currently the general policy of the Bank to sell substantially all of the one- to four-family fixed-rate mortgage loans with maturities over fifteen years that it originates and to retain all adjustable-rate one- to four-family mortgage loans which it originates. However, from time to time, the Bank may retain fixed-rate mortgage loans with terms over fifteen years depending on the asset quality and the interest rate risk position of the Bank. The one- to four-family loan products currently originated for sale by the Bank include a variety of mortgage loans which conform to the underwriting standards specified by FNMA and FHLMC ("conforming loans"). Loans which do not conform to FNMA or FHLMC standards due to loan amounts ("jumbo loans") are originated for the portfolio. With the exception of customary provisions relating to breaches of representations and warranties, sales of loans are made without recourse to the Bank in the event of default by the borrower. The Bank generally retains the servicing rights on the mortgage loans sold to FHLMC.

         At August 31, 1997, the Bank was servicing its portfolio of $520.6 million of loans receivable and $49.4 million of loans for others, primarily consisting of conforming fixed-rate loans sold by the Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers, and generally administering the loans.

         During the two month period ended August 31, 1997 and 1996, the Bank originated $17.7 million and $29.6 million of fixed-rate and adjustable-rate one- to four-family loans, respectively, the majority of which were retained by the Bank. During the years ended June 30, 1997 and June 30, 1996, the Bank originated $100.5 million and $54.0 million of fixed-rate and adjustable-rate one- to four-family loans, respectively, of which $98.5 million and $43.9 million, respectively, were retained by the Bank. The fixed-rate loans retained by the Bank consisted primarily of loans with terms of 15 years or less. The Bank recognizes, at the time of sale, the cash gain or loss on the sale of the loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. At August 31, 1997, the Bank had no mortgage loans held for sale. The Bank has, in the past, from time to time, purchased participations in loans, primarily one- to four-family mortgage loans, and had $1.3 million of participations in loans at August 31, 1997.

         The following tables set forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated.

                                                        For the Two Months
                                                         Ended August 31,        For the Year Ended June 30,
                                                     -----------------------  ---------------------------------
                                                        1997         1996        1997         1996         1995
                                                     -----------  ----------  ----------   ----------  --------
                                                                             (In thousands)
Gross loans(1):
Balance outstanding at beginning of period........   $503,329     $426,367    $426,367     $398,421     $361,744
                                                     --------     --------    --------     --------     --------
  Loans originated:
    One- to four-family...........................     17,681       29,562     100,487       53,957       53,355
    Multi-family..................................         --           --       1,616          540           --
    Commercial real estate........................      1,964           --       4,454        6,408        5,805
    Construction and development..................      3,312        2,383      13,444        9,080        7,520
    Home equity...................................        765        1,121       5,824        6,049        2,581
    Commercial....................................      1,119        1,379       3,636       11,280        2,449
    Consumer and student..........................      1,456        1,581       7,790        7,011        7,143
                                                       ------       ------     -------       ------       ------
      Total loans originated......................     26,297       36,026     137,251       94,325       78,853
  Loans purchased.................................         --          910         910           --           --
                                                       ------       ------     -------       ------       ------
      Total loans originated and
       purchased..................................     26,297       36,936     138,161       94,325       78,853
                                                       ------       ------     -------       ------       ------

Less:
  Principal repayments............................      8,824       15,025      58,485       55,799       39,803
  Sales of loans..................................         --          761       2,004        9,972        1,609
  Transfers to real estate owned..................        223           55         673          608          764
  Principal charged off...........................         --           --          37           --           --
                                                      -------      -------     -------      -------      -------
      Total loans.................................    520,579      447,462     503,329      426,367      398,421
Less:
  Loans held for sale, net........................         --           --          --        1,155           --
                                                       ------       ------     -------       ------       ------
  Loans receivable held for investment
   at end of period...............................   $520,579     $447,462    $503,329     $425,212     $398,421
                                                     ========     ========    ========     ========     ========

--------------------
(1) Gross loans includes loans receivable held for investment and loans held for sale.

         Loan Maturity. The following table shows the contractual maturity of the Bank's loan portfolio at August 31, 1997. The table does not include prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization on mortgage loans totalled $8.8 million, $58.5 million, $55.8 million and $39.8 million for the two months ended August 31, 1997 and for the years ended June 30, 1997, 1996 and 1995, respectively.

                                                                             At August 31, 1997
                                                      -----------------------------------------------------------------
                                                                             Real Estate Loans
                                                      -----------------------------------------------------------------
                                                        One- to                               Construction
                                                         Four-        Multi-     Commercial       and          Home
                                                         Family       Family    Real Estate   Development     Equity
                                                      ------------ ----------- ------------- -------------- -----------
                                                                         (In thousands)
Amounts due:
  Within one year...............................       $    355       $   --      $   277      $18,300      $    --
                                                       --------       ------      -------      -------      -------
  After one year:
     More than one year to three years..........          1,658           77          298        1,431           --
     More than three years to five years........          6,201           --        1,172           --           30
     More than five years to 10 years...........         26,764          535       14,665           --           --
     More than 10 years to 20 years.............         73,560        2,096       24,418           --        8,251
     More than 20 years.........................        303,176           --        2,107           --        2,775
                                                       --------       ------      -------      -------      -------

     Total due after August 31, 1998............        411,359        2,708       42,660        1,431       11,056
                                                       --------       ------      -------      -------      -------

     Total amount due...........................       $411,714       $2,708      $42,937      $19,731      $11,056
                                                       ========       ======      =======      =======      =======
Less:
        Unamortized discounts, net................................................................................................
        Deferred loan fees, net...................................................................................................
        Allowance for possible loan losses........................................................................................

Loans receivable held for investment, net.........................................................................................

                                                                At August 31, 1997
                                                       ----------------------------------------


                                                                                      Total
                                                                       Consumer       Loans
                                                        Commercial   and Student    Receivable
                                                       -----------  -------------  ------------
                                                                      (In thousands)
Amounts due:
  Within one year...............................         $5,502       $  876       $ 25,310
                                                         ------      -------       --------
  After one year:
     More than one year to three years..........          2,691        6,389         12,544
     More than three years to five years........            747        2,079         10,229
     More than five years to 10 years...........             75        6,681         48,720
     More than 10 years to 20 years.............            267        7,036        115,628
     More than 20 years.........................             --           90        308,148
                                                         ------      -------       --------

     Total due after August 31, 1998............          3,780       22,275        495,269
                                                         ------      -------       --------

     Total amount due...........................         $9,282      $23,151       $520,579
                                                         ======      =======       ========

Less:
        Unamortized discounts, net.............................................         763
        Deferred loan fees, net................................................         730
        Allowance for possible loan losses.....................................       5,683
                                                                                   --------

Loans receivable held for investment, net......................................    $513,403
                                                                                   ========

         The following table sets forth at August 31, 1997, the dollar amount of gross loans receivable contractually due after August 31, 1998, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                    Due After August 31, 1998
                                                    ---------------------------------------------------------
                                                         Fixed            Adjustable             Total
                                                    ----------------   -----------------   ------------------
                                                                          (In thousands)
     Real estate loans:
         One- to four-family...................            $113,455            $297,904               $411,359
         Multi-family..........................                 238               2,470                  2,708
         Commercial real estate................               3,844              38,816                 42,660
         Construction and development..........                  --               1,431                  1,431
         Home equity...........................               8,019               3,037                 11,056
                                                            -------             -------                -------
           Total real estate loans.............             125,556             343,658                469,214
     Commercial loans..........................                  --               3,780                  3,780
     Consumer and student loans................               9,540              12,735                 22,275
                                                            -------             -------                -------
           Total loans receivable..............            $135,096            $360,173               $495,269
                                                           ========            ========               ========

         One- to Four-Family Loans. The Bank currently offers both fixed-rate and adjustable-rate mortgage loans secured by one- to four-family residences located in the Bank's primary market area, primarily with maturities of up to thirty years. One- to four-family mortgage loan originations are obtained through the use of mortgage brokers, the Bank's loan center, existing or past customers, advertising, and referrals from real estate brokers and attorneys.


         At August 31, 1997, the Bank's one- to four-family loans totalled $411.7 million, or 79.1%, of gross loans. Of the one- to four-family loans outstanding at that date, 29.1% were fixed-rate mortgage loans and 70.9% were adjustable-rate mortgage loans. The Bank offers fixed-rate mortgage loans with terms of fifteen and thirty years. The Bank sells substantially all fixed-rate residential mortgage loans it originates with terms in excess of fifteen years, except for non-conforming loans, to FHLMC, and retains the servicing on all loans sold, although the Bank may retain fixed-rate mortgage loans with terms of in excess of fifteen years, depending on the asset quality and the interest rate risk position of the Bank. The Bank generally retains for its portfolio shorter-term, fixed rate loans with maturities of fifteen years or less and all adjustable-rate one- to four-family loans.

         The Bank currently offers a number of adjustable-rate mortgage loans with terms of up to thirty years and interest rates which adjust annually from the outset of the loan or which adjust annually after a one, three, five or seven year initial fixed period. Forty-year terms are available on certain adjustable-rate loans. The interest rates for the Bank's adjustable-rate mortgage loans are indexed to the one or three year U.S. Treasury Securities Index. Interest rate adjustments on loans are limited to a 2% periodic adjustment cap (2.5% on five-year adjustable-rate loans) and a maximum adjustment of 6% over the life of the loan. Certain of the Bank's adjustable-rate mortgage loans can be converted to a fixed-rate loan with interest rates based upon the then-current market rates plus a varying margin.

         The volume and type of adjustable-rate mortgage loans originated by the Bank have been affected by such market factors as the level of interest rates, competition, consumer preferences and the availability of funds. The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity thereof.

         One- to four-family residential mortgage loans are generally underwritten according to FNMA or FHLMC guidelines. The Bank currently originates one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 97% of the appraised value or selling price if private mortgage insurance is obtained. Mortgage loans originated by the Bank include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses.

         In an effort to provide financing for low and moderate income home buyers, the Bank participates in residential mortgage programs and products sponsored by the State of New York Mortgage Association ("SONYMA"). The SONYMA mortgage programs provide low and moderate income households with fixed-rate loans which are generally below prevailing fixed-rate mortgages and which allow below market down payments. At August 31, 1997, $9.0 million, or 1.7% of total loans, were sponsored by SONYMA.

         Commercial Real Estate Lending. The Bank originates commercial real estate loans that are generally secured by properties used for business purposes or a combination of residential and retail purposes which are located in the Bank's primary market area. All mixed-use properties are classified as commercial real estate. At August 31, 1997, the Bank's commercial real estate loan portfolio totalled approximately $42.9 million or 8.2% of total loans. The Bank's underwriting procedures provide that commercial real estate loans generally may be made in amounts up to 75% of the lower of the appraised value or sales price of the property, subject to the Bank's current regulatory loans-to-one-borrower limit. These loans may be made with terms up to twenty years and are generally offered at interest rates which adjust every one, three or five years, utilizing the corresponding U.S. Treasury Securities Index as a base. The Bank also offers fixed rate commercial real estate loans with ten year terms. In reaching its decision on whether to make a commercial real estate loan, the Bank considers the net operating income of the property and the borrower's expertise, credit history and profitability. In addition, the Bank considers the business activities and present and past uses of the properties in evaluating potential environmental issues and, where such consideration indicates a need, a more detailed investigation by a qualified environmental expert is conducted. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.2x. Exceptions to this ratio are considered on an individual basis and must be approved by the appropriate lending authority. Generally, all commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals; however, exceptions may be made for existing customers of the Bank, with approval of the Board of Trustees. The largest commercial real estate loan in the Bank's portfolio at August 31, 1997, was a $2.8 million loan secured by a nursing home located on Staten Island.

         Loans secured by commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards, which require such loans to be qualified on the basis of the property's income and debt service coverage ratio. See "Risk Factors--Increased Lending Risks Associated With Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending." As part of the operating strategy, the Bank intends to continue to emphasize its commercial real estate lending activities in its primary market area depending on the demand for such loans and commercial real estate market conditions.

         Construction and Development Lending. The Bank originates construction and development loans for the development of commercial and residential property located in its primary market area, and may originate construction and development loans outside its primary market area to existing customers. At August 31, 1997, the Bank had $30.0 million of construction loans, most of which related to the construction of one- to four-family properties; $19.7 million of these loans were outstanding at that date. The Bank originates loans for the acquisition of commercial and residential property located in its primary market area only if such acquisition loan is part of an overall development loan. Construction loans are offered primarily to experienced local developers operating in the Bank's primary market area and, to a lesser extent, to individuals for the construction of their residence. The majority of the Bank's construction loans are originated primarily to finance the construction of one- to four-family, owner-occupied residential real estate, and commercial real estate properties located in the Bank's primary market area. Construction loans are generally offered with terms up to two years. Construction loans may be made in amounts up to 70% of the estimated cost of construction, or up to 80% in the case of loans to individuals for the construction of their residence. With respect to construction loans, the Bank generally requires borrowers with whom the Bank does not have experience to secure permanent financing commitments from generally recognized lenders for an amount equal to or greater than the amount of the loan. In some cases, the Bank may itself provide permanent financing. Loan proceeds are disbursed periodically in increments as construction progresses and as inspections by the Bank's lending officers warrant.

         The Bank originates land loans to local developers for the purpose of holding or developing the land for sale. At August 31, 1997, the Bank had $3.6 million of land loans. Such loans are secured by a lien on the property, are limited to 65% of the appraised value of the secured property on raw land and up to 75% on developed building lots, and have a term of up to two years, with a floating interest rate based on the prime rate (which is the prime rate as published in The Wall Street Journal and The New York Times). The principal of the loan is reduced as lots are sold and released. The Bank's land loans are generally secured by property in its primary market area; however, the Bank may originate land loans outside its primary market area to existing customers. In addition, the Bank generally originates such loans to developers with whom it has established relationships and obtains personal guarantees.

         Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment. See "Risk Factors--Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending." The largest construction loan in the Bank's portfolio at August 31, 1997 was a $845,000 loan for the construction of a one-family residential unit in the Borough of Staten Island.

         Home Equity Lending. The Bank offers fixed-rate, fixed-term home equity loans and lines of credit and adjustable-rate home equity loans in its primary market area. At August 31, 1997, the Bank's home equity loans and lines of credit totalled $11.1 million, or 2.1%, of the Bank's gross loans. Fixed-rate, fixed-term home equity loans and lines of credit are offered in amounts up to 75% (80% if the Bank holds the first mortgage) of the appraised value of the property (including the first mortgage) with a maximum loan amount of $250,000. Fixed-rate, fixed-term home equity loans and lines of credit are offered with terms up to ten years, with interest-only payments during the first five years and repayment of principal and interest during the final five years. Adjustable-rate home equity loans are offered in amounts up to 75% (80% if the Bank holds the first mortgage) of the appraised value of the property (including the first mortgage) with terms of up to twenty years with a maximum amount of $75,000. Adjustable-rate loans are indexed to the prime rate (which is the prime rate as published in The Wall Street Journal and The New York Times).

         Commercial Lending. The Bank also originates commercial loans to small and medium sized businesses operating in the Bank's primary market area. At August 31, 1997, the Bank had $9.3 million of commercial loans which amounted to 1.8% of the Bank's total loans receivable. Although such loans are sometimes secured by equipment, leases, inventory and accounts receivable, in the case of the Bank, the majority of its commercial loans are secured by real estate. Term loans are generally offered with adjustable rates of interest and terms of up to five years. Secured commercial loans will be made in an amount up to 90% of the value of the property securing the loan. All term loans fully amortize during the term of such loan. Business lines of credit have terms of up to five years if secured and two years if unsecured. Secured lines of credit will be made in amounts up to 90% of the value of the property securing the line. Business lines of credit adjust on a daily basis and are indexed to the prime rate.

         The Bank also issues both secured and unsecured letters of credit to business customers of the Bank. Secured letters of credit will be issued in amounts up to 100% of the value of the collateral securing the letter of credit. Acceptable collateral includes an assigned deposit account with the Bank, real estate or marketable securities. Letters of credit have a maximum term of two years.

         In making commercial loans, the Bank considers primarily the financial resources of the borrower, the borrower's ability to repay the loan out of net operating income, the Bank's lending history with the borrower and the value of any collateral. Generally, if the borrower is a corporation, partnership or other business entity, personal guarantees by the principals are required. However, personal guarantees may not be required on such loans depending on the creditworthiness of the borrower and other mitigating circumstances. The Bank's largest commercial loan at August 31, 1997 was $1.6 million. At such date, the Bank had $2.6 million of unadvanced commercial lines of credit.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. See "Risk Factors--Increased Lending Risks Associated with Commercial Real Estate, Multi-Family, Construction and Development and Commercial Lending."

         Consumer and Student Lending. The Bank's portfolio of consumer and student loans primarily consists of student loans, unsecured personal loans and overdraft lines of credit. As of August 31, 1997, consumer and student loans amounted to $23.2 million, or 4.4% of the Bank's total loan portfolio, of which $15.0 million were student loans. The Bank offers student loans through the Federal Family Education Loan Program, a federal program governed by the New York State Higher Education Services Corporation ("NYSHESC"). The Bank offers both subsidized and unsubsidized Federal Stafford Loans and Federal Parent Loans. NYSHESC is responsible for the final approval of and guarantees all student loans made by the Bank. The terms and rates of the loans are set by NYSHESC. The Bank is permitted to charge an origination fee, currently 3.0% of the loan amount, which fee is subject to change by the NYSHESC.

         Consumer loans may entail a greater degree of credit risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured. Consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default.

         Loan Approval Procedures and Authority. The Board of Trustees establishes the lending policies and loan approval limits of the Bank. The Board of Trustees has established the Residential/Commercial/Construction Lending Committee which is comprised of five members of the Board of Trustees. The Committee discusses and approves all loans and lines of credit in amounts greater than management has authority to approve, within the Committee's designated authority as established from time to time by the Board of Trustees. Loans which exceed the Committee's authority are approved or denied by the Board of Trustees.

         The Board of Trustees has authorized the following persons to approve loans up to the amounts indicated: residential mortgage loans of up to $500,000 and home equity loans of up to $250,000 can be approved by two members of the Residential/Commercial/Construction Lending Committee, plus the senior retail loan officer and another loan officer; secured or unsecured commercial loans of up to $25,000 can be approved by either the senior commercial loan officer, the commercial loan officer or a vice president within the Business division; secured or unsecured commercial loans up to $100,000 can be approved by any two of the senior commercial loan officer, the commercial loan officer or a vice president with the Business division; secured or unsecured commercial loans up to $500,000 can be approved by two members of the Residential/Commercial/Construction Lending Committee and any two of the senior commercial loan officer, the commercial loan officer or a vice president within the business division; and commercial real estate and construction and development loans up to $500,000 can be approved by two members of the Residential/Commercial/Construction Lending Committee and any two of the senior commercial loan officer, the commercial loan officer, a vice president or assistant secretary in the Business division. Any loans above the authorized limits must be approved by the respective committee, if in an amount of up to $500,000 ($100,000 for unsecured commercial loans), or by the Board of Trustees. Individual loans to one borrower may not exceed $4.0 million and aggregate loans to one borrower may not exceed $5.0 million, without Board approval. Total aggregate loans are also subject to the Bank's regulatory loans-to-one-borrower limit, which at August 31, 1997 was $10 million. See "Regulation and Supervision--New York State Law."

         With respect to all loans originated by the Bank, upon receipt of a completed loan application from a prospective borrower, a credit report is ordered and certain other information is verified by an independent credit agency. If necessary, additional financial information may be required. An appraisal of real estate intended to secure a proposed loan generally is required to be performed by appraisers approved by the Bank. For proposed mortgage loans, the Board annually approves independent appraisers used by the Bank and approves the Bank's appraisal policy. The Bank's policy is to obtain title and hazard insurance on all mortgage loans and the Bank may require borrowers to make payments to a mortgage escrow account for the payment of property taxes. Any exceptions to the Bank's underwriting policies must be noted on an underwriting analysis sheet and presented to the Senior Loan Officer for approval.

Delinquent Loans, Real Estate Owned and Classified Assets

         Management and the Board of Trustees perform a monthly review of all delinquent loans. The Bank's procedures with respect to delinquencies vary depending on the nature of the loan and period of delinquency. The Bank generally requires that delinquent mortgage loans be reviewed and that a delinquency notice be mailed no later than the thirtieth day of delinquency and a late charge be assessed after fifteen days. The Bank's policies provide that telephone contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment or work out a repayment schedule with the borrower to avoid foreclosure. Mortgage loans which are more than 45 days delinquent are referred to the Bank's attorneys for collection. If the loan becomes 75 days delinquent, the Bank's attorneys are instructed to commence foreclosure proceedings.

         It was the Bank's policy to discontinue accruing interest on all commercial real estate, construction and commercial loans which were past due 90 days, on all consumer loans which were past due 120 days, and on all one- to four-family residential mortgage loans which were past due 180 days, or when in the opinion of management such suspension was warranted. Effective July 1, 1997, the Bank revised this policy such that it does not accrue interest on any loans, including one- to four-family loans secured by real estate, which are more than 90 days delinquent unless, in the opinion of management, collection is probable. Property acquired by the Bank as a result of foreclosure on a mortgage loan is classified as "real estate owned" and is recorded at the lower of the unpaid principal balance or fair value less costs to sell at the date of acquisition and thereafter. For loans in excess of $25,000, fair value must be substantiated by an appraisal of the property and, thereafter, appraisal of the property on an as-needed basis. At August 31, 1997, the Bank had $6.5 million of nonperforming assets (defined as non-accruing loans and REO).

         At August 31, 1997, the Bank's real estate owned, net, consisting of foreclosed assets totalled $885,000, which at such date was comprised of nine one- to four-family properties and one vacant commercial lot. Bank personnel generally conduct periodic external inspections on all properties securing loans in foreclosure and generally conduct external appraisals on all properties prior to taking ownership of the property. Based upon such inspections and appraisals, the Bank will charge off any loan principal it deems appropriate at such time. Bank personnel conduct monthly reviews of its foreclosed real estate and periodically adjust its valuation allowance for possible declines in the value of real estate owned. The Bank had no allowance for possible losses on real estate owned at August 31, 1997. The Bank is currently offering for sale all real estate owned as a result of foreclosure through brokers and through its own personnel. The Bank's policies generally permit the financing of the sale of its foreclosed real estate on substantially the same terms applicable to its other real estate mortgage loans.

         Federal regulations and the Bank's Classification of Assets Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets, without the establishment of a specific loss reserve, is not warranted. Assets which do not currently expose the insured institution to a sufficient degree of risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

         When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for possible loan losses in an amount deemed prudent by management unless the loss of principal appears to be remote. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as Loss, it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified or to charge off such amount.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and NYBD, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, recently adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. While the Bank believes that it has established an adequate allowance for possible loan losses, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase at that time its allowance for possible loan losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

         All residential real estate loans with loan balances in excess of $500,000 are reviewed annually. Commercial real estate and construction loans with a balance in excess of $400,000 are also reviewed annually. Additionally, loans with balances of $1.0 million or more will be reviewed semi-annually, if conditions warrant. Loan reviews are performed by the Loan Reviewer, a person not directly involved in the lending or loan administration process. Each loan reviewed is submitted to the Loan Review Committee, composed of the Loan Reviewer, Senior Real Estate and Commercial Loan Officer, the foreclosure officer and certain members of the Board of Trustees. Meetings are held on a quarterly or on an as-needed basis. Upon review, the Committee will classify the loan and comment as to any corrective action needed. The Senior Real Estate Loan Officer will report to the Board of Trustees the findings of the Loan Review Committee on an on-going basis. A report summarizing the results of loan reviews is submitted to the Board on a quarterly basis, or as meetings occur.

         At August 31, 1997, the Bank had $3.2 million of assets designated by the Bank as Substandard, consisting of sixteen loans, no assets classified by the Bank as Doubtful, and no assets classified by the Bank as Loss, respectively. At August 31, 1997, the Bank had $1.9 million of assets designated by the Bank as Special Mention, consisting of twenty-five loans which were designated Special Mention due to past loan delinquencies.

         The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:


                                                      At August 31, 1997
                                    -------------------------------------------------------
                                           60-89 Days                90 Days or More
                                    -------------------------  ----------------------------
                                                  Principal                    Principal
                                       Number      Balance        Number        Balance
                                      of Loans     of Loans      of Loans       of Loans
                                    ------------- -----------  -------------- -------------
                                                    (Dollars in thousands)
One- to four-family..............             --        $ --              24        $2,300
Multi-family.....................             --          --              --            --
Commercial real estate...........             --          --               8         2,342
Construction and development.....             --          --               2           219
Home equity......................             --          --               1            31
Commercial loans.................              3         117               3           134
Consumer and student loans.......             67         159             175           546
                                              --         ---             ---           ---
Total............................             70        $276             213        $5,572
                                              ==        ====             ===        ======
Delinquent loans to
  total loans(1).................                      0.05%                         1.07%
                                                       ====                          ====

                                                         At June 30, 1997
                                    -----------------------------------------------------------
                                            60-89 Days                 90 Days or More
                                    --------------------------- -------------------------------
                                                   Principal                       Principal
                                      Number        Balance         Number          Balance
                                     of Loans       of Loans       of Loans        of Loans
                                    ------------  ------------- ---------------- --------------
                                                      (Dollars in Thousands)
One- to four-family..............             3         $  338               20         $2,306
Multi-family.....................            --             --               --             --
Commercial real estate...........             1          1,102                6            876
Construction and development.....             1            100                3            341
Home equity......................            --             --                1             30
Commercial loans.................             1             18               --             --
Consumer and student loans.......            67            213               89            324
                                             --            ---               --            ---
Total............................            73         $1,771              119         $3,877
                                             ==         ======              ===         ======
Delinquent loans to
  total loans(1).................                        0.35%                           0.77%
                                                         ====                            ====
                                                       At June 30, 1996
                                    -------------------------------------------------------
                                           60-89 Days                90 Days or More

                                    -------------------------  ----------------------------
                                                  Principal                    Principal
                                       Number      Balance        Number        Balance
                                      of Loans     of Loans      of Loans       of Loans
                                    ------------- -----------  -------------- -------------
                                                      (Dollars in thousands)
One- to four-family..............              7      $  901              16        $1,837
Multi-family.....................             --          --              --            --
Commercial real estate...........             --          --               4           939
Construction and development.....              1         385               7           687
Home equity......................             --          --               4            94
Commercial loans.................              1         118              --            --
Consumer and student loans.......             25          71              77           263
                                              --          --              --           ---
Total............................             34      $1,475             108        $3,820
                                              ==      ======             ===        ======
Delinquent loans to total
loans(1).........................                      0.35%                         0.91%
                                                       ====                          ====
                                                             At June 30, 1995
                                        -----------------------------------------------------------
                                                60-89 Days                 90 Days or More
                                        --------------------------- -------------------------------
                                                       Principal                       Principal
                                          Number        Balance         Number          Balance
                                         of Loans       of Loans       of Loans        of Loans
                                        ------------  ------------- ---------------- --------------
                                                         (Dollars in thousands)
One- to four-family..............                 2         $  276               18         $1,736
Multi-family.....................                --             --               --             --
Commercial real estate...........                --             --                4            593
Construction and development.....                 2          1,202                3            423
Home equity......................                 2             87                2             43
Commercial loans.................                 1             30               --             --
Consumer and student loans.......                34             88               64            200
                                                 --             --               --            ---
Total............................                41         $1,683               91         $2,995
                                                 ==         ======               ==         ======
Delinquent loans to total
loans(1).........................                            0.42%                           0.76%
                                                             ====                            ====

--------------------
(1) Total loans includes loans receivable held-for-investment, less deferred loan fees, deferred mortgage interest and unamortized discounts, net.

Non-Performing Assets. The following table sets forth information regarding the Bank's nonperforming assets.

                                                 At
                                              August 31,                           At June 30,
                                              ----------  ---------------------------------------------------------------
                                                1997        1997       1996         1995         1994          1993
                                              ----------  --------- -----------  ------------  ---------  ---------------
                                                                        (Dollars in thousands)
Non-accrual loans:
     One- to four-family......................   $2,331     $1,676      $1,695        $1,590     $1,862           $1,554
     Multi-family.............................        -          -           -             -          -                -
     Commercial real estate...................    2,342        876         939           593      1,747            1,702
     Construction and development.............      219        120         120           108        215              538
     Commercial...............................      134          -           -             -          -              100
     Consumer and student.....................      546          -           -             -         52                -
                                                  -----      -----       -----         -----      -----            -----
         Total non-accrual loans..............    5,572      2,672       2,754         2,291      3,876            3,894

Loans contractually past due 90 days
  or more and still accruing interest(1)......        -      1,205       1,066           704      1,513            1,481
                                                  -----      -----       -----         -----      -----            -----
         Total non-performing loans...........    5,572      3,877       3,820         2,995      5,389            5,375
Real estate owned.............................      885        662         612           335        441            2,336
                                                  -----      -----       -----         -----      -----            -----
         Total non-performing assets..........   $6,457     $4,539      $4,432        $3,330     $5,830           $7,711
                                                 ======     ======      ======        ======     ======           ======
Allowance for possible
     loan losses as a percent of loans(2).....    1.11%      1.10%       1.14%         0.83%      0.87%            0.77%
Allowance for possible
     loan losses as a percent
     of total non-performing loans(3).........   102.00     141.09      125.55        109.35      57.64            50.88
Non-performing loans
     as a percent of loans(2)(3)..............     1.09       0.78        0.91          0.76       1.51             1.51
Non-performing assets
     as a percent of total assets(3)..........     0.64       0.46        0.48          0.39       0.71             0.99

--------------------
(1) Includes consumer and student loans.
(2) Loans include loans receivable held for investment, net, excluding the allowance for possible loan losses.
(3) It was the Bank's policy to generally cease accruing interest on all commercial real estate, construction and commercial loans 90 days or more past due, on all consumer loans which were 120 days or more past due, and on all one- to four-family residential mortgage loans which were 180 days or more past due. Effective July 1, 1997, the Bank revised this policy such that it does not accrue interest on any loans, including one- to four-family loans secured by real estate, which are more than ninety days delinquent as to principal and interest unless, in the opinion of management, collection is probable. See "Business of the Bank -Delinquent Loans, Real Estate Owned and Classified Assets."

          Non-accrual loans totalled $5.6 million as of August 31, 1997, which included twenty-four one- to four-family loans, with an aggregate balance of $2.3 million and ten commercial real estate loans and construction loans with an aggregate balance of $2.6 million, of which one loan is a $1.1 million commercial mortgage on a mixed-use property on Staten Island, New York. Non-accrual loans do not include student loans delinquent 90 days or more as the Bank does not classify such loans as non-accrual because delinquent principal and interest on guaranteed student loans is guaranteed by the U.S.
government.

Allowance for Loan Losses

       The allowance for possible loan losses is maintained through provisions for possible loan losses based on management's on-going evaluation of the risks inherent in its loan portfolio in consideration of the trends in its loan portfolio, the national and regional economies and the real estate market in the Bank's primary lending area. The allowance for possible loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable and estimable based on information currently known to management. The Bank's loan loss allowance determinations also incorporate factors and analyses which consider the potential principal loss associated with the loan, costs of acquiring the property securing the loan through foreclosure or deed in lieu thereof, the periods of time involved with the acquisition and sale of such property, and costs and expenses associated with maintaining and holding the property until sale and the costs associated with the Bank's inability to utilize funds for other income producing activities during the estimated holding period of the property.

       As of August 31, 1997, the Bank's allowance for possible loan losses was $5.7 million, or 1.1%, of total loans and 102.0% of non-performing loans as compared to $5.5 million, or 1.1% of total loans and 141.1% of non-performing loans as of June 30, 1997. The Bank had total non-performing loans of $5.5 million and $3.9 million at August 31, 1997 and June 30, 1997, respectively, and non-performing loans to total loans of 1.09% and 0.78%, respectively. The Bank will continue to monitor and modify its allowance for possible loan losses as conditions dictate. The Board of Trustees reviews the adequacy of the allowance for possible loan losses quarterly. While management believes that, based on information currently available, the Bank's allowance for possible loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may in the future increase its level of loan loss allowance as a percentage of total loans and non-performing loans in the event it increases the level of multi-family, commercial real estate, construction and development or other lending as a percentage of its total loan portfolio. In addition, the FDIC and NYBD as an integral part of their examination process periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management.

         The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the table.

                                        At or For
                                         the Two
                                       Months Ended
                                        August 31,                 At or For the Year Ended June 30,
                                      --------------- ------------------------------------------------------------
                                           1997          1997         1996        1995       1994         1993
                                      --------------- ------------  ----------  ---------  ----------  -----------
                                                                            (In thousands)
Balance at beginning of period.......         $5,470       $4,796      $3,275     $3,106      $2,735       $2,843
Provision for loan losses............            300        1,080       1,600        600         859        2,331
Charge-offs:
   Real estate loans.................             40          174         166        384         565        2,255
   Commercial real estate............              4           15          --          6         118           17
   Consumer and student loans........             59          286         186        150         133          242
                                                 ---          ---         ---        ---         ---        -----
       Total charge-offs.............            103          475         352        540         816        2,514

Recoveries:
   Real estate loans.................             --           45          97         48         241           23
   Commercial real estate............             12           --         122         --          --           --
   Consumer and student loans........              4           24          54         61          87           52
                                                 ---          ---         ---        ---         ---        -----
       Total recoveries..............             16           69         273        109         328           75
Net charge-offs (recoveries).........             87          406          79        431         488        2,439
                                                 ---          ---         ---        ---         ---        -----
Balance at end of period.............         $5,683       $5,470      $4,796     $3,275      $3,106       $2,735
                                              ======       ======      ======     ======      ======       ======

         The following tables set forth the Bank's percent of allowance for loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated.


                              At August 31,                                          At June 30,
                   ------------------------------------ ----------------------------------------------------------------------
                                  1997                                 1997                                1996
                   ------------------------------------ ------------------------------------ ---------------------------------
                                            Percent of                           Percent of                        Percent of
                                             Loans in                             Loans in                          Loans in
                               Percent of      Each                Percent of       Each               Percent of     Each
                               Allowance    Category to             Allowance    Category to            Allowance  Category to
                                to Total       Total                to Total        Total               to Total      Total
                    Amount     Allowance       Loans     Amount     Allowance       Loans     Amount    Allowance     Loans
                   ---------- ------------- ----------- --------- -------------- ----------- -------- ------------ -----------
                                                             (Dollars in thousands)
Real estate(1)...     $2,956           52%         94%     $2,619           48%         94%     $2,173         45%        93%
Commercial.......        148             3           2        355             6           1        380           8          3
Consumer and
 student.........        353             6           4        321             6           5        315           7          5
Unallocated......      2,226            39           -      2,175            40           -      1,928          40          -
                       ----             --         ---      -----            --         ---      -----          --        ---
Total allowance
 for possible
 loan losses.....     $5,683         100.0%      100.0%    $5,470         100.0%      100.0%    $4,796       100.0%     100.0%
                      ======         ======      ======    ======         ======      ======    ======       ======     ======
                                                                  At June 30,
                   -----------------------------------------------------------------------------------------------------------
                                  1995                                 1994                                1993
                   ------------------------------------ ------------------------------------ ---------------------------------
                                            Percent of                           Percent of                        Percent of
                                             Loans in                             Loans in                          Loans in
                               Percent of      Each                Percent of       Each               Percent of     Each
                               Allowance    Category to             Allowance    Category to            Allowance  Category to
                                to Total       Total                to Total        Total               to Total      Total
                    Amount     Allowance       Loans     Amount     Allowance       Loans     Amount    Allowance     Loans
                   ---------- ------------- ----------- --------- -------------- ----------- -------- ------------ -----------
                                                             (Dollars in thousands)
Real estate(1)...     $2,084            64%         93%    $1,892            61%         93%    $1,814          66%        94%
Commercial.......        472            14           1        427            14           2        542          20          1
Consumer and
 student.........        295             9           6        255             8           5        238           9          5
Unallocated......        424            13           -        532            17           -        141           5          -
                       ----             --         ---      -----            --         ---      -----          --        ---
Total allowance
 for possible
 loan losses.....     $3,275         100.0%      100.0%    $3,106         100.0%      100.0%    $2,735       100.0%     100.0%
                      ======         ======      ======    ======         ======      ======    ======       ======     ======

--------------------
(1) Real estate includes one- to four-family, commercial real estate, construction and development and home equity loans.

Securities Investment Activities

         The Board of Trustees sets the securities investment policy of the Bank. The Bank considers the ability of an investment to provide earnings consistent with factors of quality, maturity, marketability and risk diversification. While the Board of Trustees has final authority and responsibility for the securities investment portfolio, the Bank has established a Management Investment Committee comprised of eight officers including the Investment Officer to supervise the Bank's securities investment program. The Chief Executive Officer is an ex-officio member thereof. The Management Investment Committee reports to the Asset/Liability Committee. The Management Investment Committee meets monthly and evaluates all investment activities for safety and soundness, adherence to the Bank's investment policy, and assurance that authority levels are maintained. The Bank's Investment Officer is responsible for making securities investment portfolio decisions in accordance with the Bank's policies. While the Investment Officer has the authority to conduct trades within specific guidelines established by the Bank's investment policy, all transactions are reviewed by the Asset/Liability Committee on an ongoing basis and reported to the Board of Trustees on a monthly basis.

         The Bank's current policies generally permit securities investments in various types of assets, including U.S. Government and agency securities, investment-grade corporate debt obligations, various types of mortgage-backed and mortgage-related securities, including CMOs, insured certificates of deposits and corporate equities. In addition, the Bank's policies permit investments in short-term commercial paper and various municipal and other bonds and obligations. The Bank's current securities investment strategy is to deemphasize its investment in U.S. government obligations, corporate debt and municipal bonds and to emphasize the purchase of mortgage-backed and mortgage-related securities and equities in order to increase its overall investment securities yield while remaining in short-and medium-term investments for purposes of interest rate risk management.

         The Bank currently does not participate in hedging programs, interest rate swaps, or other activities involving use of off-balance sheet derivative financial instruments. Similarly, the Bank does not invest in mortgage-related securities which are deemed to be "high risk" by the federal banking regulators or purchase bonds which are not rated investment grade.

         At August 31, 1997, the Bank had $437.0 million in securities, consisting primarily of U.S. Government and agency obligations, mortgage-backed and mortgage-related securities, municipal, public utility and corporate obligations and preferred and common stocks. SFAS No. 115 requires the Bank to designate its securities as held-to-maturity, available for sale or trading depending on the Bank's intent regarding its investments. The Bank does not currently maintain a trading portfolio of securities. In accordance with the Special Report of the FASB regarding SFAS No. 115, in November 1995, the Bank reclassified $26 million of securities from held to maturity to available-for-sale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Financial Condition at June 30, 1997 and June 30, 1996." As of August 31, 1997, $78.6 million of the Bank's securities portfolio, or 7.8% of total assets was classified as available-for-sale, with a weighted average life of the portfolio of 6.4 years. At such date, $358.5 million of the Bank's securities portfolio, or 35.6% of total assets, was classified as held-to-maturity, with a market value of $360.4 million and a weighted average life of the portfolio of 2.2 years.

         Mortgage-Backed and Mortgage-related Securities. The Bank purchases mortgage-backed and mortgage-related securities in order to: (i) generate positive interest rate spreads with minimal administrative expense and (ii) improve its credit risk as a result of the guarantees provided by FHLMC, FNMA, and GNMA. The Bank has primarily invested in mortgage-backed securities issued or sponsored by FNMA, FHLMC and GNMA and private issuers. The Bank also invests in mortgage-related securities, primarily

CMOs, issued or sponsored by FNMA and FHLMC as well as private issuers. At August 31, 1997, mortgage-backed and mortgage-related securities totalled $220.1 million, or 21.9% of total assets and 23.0% of total interest earning assets of which $57.0 million was classified as available-for-sale and $163.1 million was classified as held-to-maturity as compared to $81.7 million, or 9.9% of total interest earning assets at June 30, 1996. The increase in such securities reflects management's recent revision to its securities investment strategy whereby it has decreased its emphasis on debt securities by investing funds from maturing debt securities into mortgage-backed and mortgage-related securities. At August 31, 1997, 17.1% of the mortgage-backed and mortgage-related securities were adjustable-rate and 82.9% were fixed-rate. The mortgage-backed and mortgage-related securities portfolio had coupon rates ranging from 5% to 11% and had a weighted average yield of 7.18% at August 31, 1997. The estimated fair value of the Bank's mortgage-backed securities available-for-sale at August 31, 1997, was $57.0 million, which is $195,000 greater than the amortized cost of $56.8 million.

         Mortgage-backed securities are created by the pooling of mortgages and issuance of a security with an interest rate which is less than the interest rate on the underlying mortgage. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage-backed securities backed by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including FNMA, FHLMC and GNMA) pool and resell the participation interests in the form of securities to investors such as the Bank and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby impacting the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. The Bank estimates prepayments for its mortgage-backed securities at purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the mortgage-backed securities at issue and current mortgage interest rates and to determine the yield and estimated maturity of its mortgage-backed security portfolio. Of the Bank's $220.1 million mortgage-backed securities portfolio at August 31, 1997, $33.9 million with a weighted average yield of 6.02% had contractual maturities within five years and $186.3 million with a weighted average yield of 7.39% had contractual maturities over five years. However, the actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the estimated life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Bank may be subject to reinvestment risk because, to the extent that the Bank's mortgage-backed securities prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate.

         CMOs are a type of debt security issued by a special purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of CMO securities with varying maturities and amortization schedules as well as a residual interest with each class possessing different risk characteristics. The cash flows from the underlying collateral is generally divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. In contrast to mortgage-backed securities from which cash flow is received (and hence, prepayment risk is shared) pro rata by all securities holders, the cash flow from the mortgages or mortgage-backed securities underlying CMOs is paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of CMOs may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. Accordingly, CMOs attempt to moderate reinvestment risk associated with conventional mortgage-backed securities resulting from unexpected prepayment activity. Investments in CMOs involve a risk that actual prepayments will differ from those estimated in pricing the security, which may result in adjustments to the net yield on such securities. Additionally, the market value of such securities may be adversely affected by changes in the market interest rates. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available.

         At August 31, 1997, the Bank's CMO portfolio totalled $122.2 million, or 12.1%, of total assets and 12.8% of total interest earning assets, consisting of $83.2 million of CMOs issued by private issuers such as PNC Mortgage Corporation, Prudential Home Mortgage Securities, Inc., and GE Capital Mortgage Services, Inc. and $38.9 million issued by government sponsored agencies such as FNMA and FHLMC. Prior to purchasing CMOs, each CMO is tested for Federal Financial Institutions Examination Counsel ("FFIEC") qualification as it is the policy of the Bank to limit its privately issued CMOs to non-high risk securities rated "AAA" by two rating agencies with an average life of ten years or less. The Bank also limits the amount of such investments to 15% of the Bank's assets and 5% of the Bank's assets for any individual issuer of privately issued CMOs. For government sponsored CMOs, the Bank's policy limits such investments to non-high risk securities that have an average life of ten years or less. The Bank also limits the amount of such investments to $10 million per transaction. The Bank monitors the credit rating of its CMOs on a regular basis. The current securities investment policy of the Bank prohibits the purchase of higher risk CMOs, which are defined as those securities exhibiting significantly greater volatility of estimated average life and price relative to interest rates than do standard 30-year fixed rate securities. At August 31, 1997, $25.0 million of the Bank's CMO portfolio was classified as available-for-sale and $97.1 million was classified as held-to-maturity with a market value of $97.3 million. At such date, the Bank's CMO portfolio had an estimated average life of
2.9 years and an weighted average yield of 7.33%.

         Debt and Equity Securities. The Bank's investment in debt securities generally consists of investments in U.S. Treasury securities and debt securities issued by government sponsored agencies such as FNMA, FHLB and FHLMC. The Bank also invests in debt securities issued by industrial and financial companies and obligations of municipalities and public utilities. During 1997, the Bank revised its investment strategy whereby it has decreased its emphasis on investment in debt securities and has emphasized its investment in mortgage-backed and mortgage-related securities. The Bank's current policy is to allow such securities to mature.

         U.S. Government and Agency Obligations. At August 31, 1997, the Bank's
         --------------------------------------
U.S. Government securities portfolio totalled $47.8 million, all of which were classified as held-to-maturity. Such portfolio primarily consists of short- to medium-term (maturities of one to five years) securities. At August 31, 1997, the Bank's agency securities portfolio totalled $39.5 million, all of which was classified as held-to-maturity and consisted of agency callable debentures. The Bank's callable agency debentures generally are callable on either a quarterly or semi-annual basis following a holding period of three to six months. The current policy of the Bank limits the purchase of agency debt obligations to a maturity of twenty years or less and limits such purchases to $10 million per transaction.

         Corporate Bonds. The Bank's corporate bond portfolio, which at August
         ---------------
31, 1997 totalled $64.7 million, all of which is classified as held-to-maturity, was composed primarily of short- and medium-term, fixed-rate investment grade corporate issues. At August 31, 1997, the portfolio had a weighted average maturity of approximately 1 year and a weighted average coupon rate of 7.0%. The Bank's policy limits investments in corporate bonds to bonds rated "A" or higher and to a total investment of 25% of the Bank's assets, with a 1% limitation of a single issuer.

         Public Utility Bonds. The Bank's public utility bond portfolio, which
         --------------------
at August 31, 1997 totalled $35.5 million, all of which are classified as held-to-maturity, generally consists of bonds issued by electric and gas utilities and telephone companies. All of the Bank's public utility bonds are rated "A" or higher. The Bank's policies limit investments in gas and electric utility bonds and telephone company bonds to 10% of total assets, each, and limit investment in obligations of any one issuer to 1% of assets. At August 31, 1997, the weighted average maturity of the portfolio was approximately 1.9 years and the portfolio had a weighted average coupon rate of 6.50%.

         Municipal Bonds. The Bank's municipal bond portfolio, which at August
         ---------------
31, 1997 was comprised of bonds issued by New York State agencies which totalled $1.1 million, had an estimated fair value of $1.2 million. All of such securities were classified as held-to-maturity and were comprised of revenue bonds. All of the Bank's municipal bonds are currently rated "A" or better. At such date the weighted average maturity of the portfolio was approximately 11.1 years and the portfolio had a weighted average coupon rate of 6.10%. Interest earned on municipal bonds is exempt from federal, state and local income taxes.

         Equity Securities. At August 31, 1997, the Bank's equity securities
         -----------------
portfolio totalled $21.5 million all of which were classified as available-for-sale. Such portfolio consisted of a $1.8 million investment in mutual funds, and $14.4 million in preferred stock issued by corporate issuers and $5.4 million of common stock. The Bank benefits from its investment in common and preferred stocks due to a tax deduction the Bank receives with regard to dividends paid by corporate issuers on equity securities held by other corporate entities such as the Bank. Accordingly, on a tax equivalent basis, the yield on the Bank's equity portfolio was 6.85%. The Bank's policy limit for its common and preferred stock investments is 5% of its total assets with a 0.5% limitation on the purchase of any single issuer, with the exception of government agency preferred stock, which limit is 5% per issuer. The Bank's current policies permit the purchase of preferred stock rated "AA" or better. The substantial majority of the Bank's preferred stock is redeemable by issuers after five years. The Bank has retained an independent third party to advise it on its common stock portfolio. The independent third party does not have discretionary authority to purchase or sell common stock on behalf of the Bank. See "Regulation and Supervision--FDIC Regulations."

         The following table sets forth the composition of the Bank's debt and equity and mortgage-backed and mortgage-related securities portfolios in dollar amounts and in percentages at the dates indicated:


                                              At August 31,                             At June 30,
                                          ----------------------   ---------------------------------------------------------
                                                   1997                 1997                1996                1995
                                          ----------------------   -----------------  -----------------  -------------------
                                                       Percent              Percent            Percent             Percent
                                            Amount     of Total    Amount   of Total  Amount   of Total   Amount   of Total
                                          ----------   ---------   -------- --------  -------- --------  --------- ---------
                                                                       (Dollars in thousands)
Debt securities:
  Corporate bonds.........................   $64,655       14.79%   $68,483    15.66% $110,714    26.94%  $108,334    28.32%
  U.S. Government obligations.............    47,761       10.93     52,757    12.06   120,045    29.21    152,783    39.94
  Agency securities.......................    39,460        9.03     39,457     9.02    49,472    12.03         --       --
  Public utilities........................    35,494        8.12     36,489     8.34    39,257     9.55     13,237     3.46
  Municipal bonds.........................     1,149        0.26      1,149     0.26     1,188     0.28      1,199     0.31
  Other debt obligations(1)...............     6,826        1.56      6,866     1.57     6,976     1.70     12,326     3.22
                                            --------      ------   --------   ------  --------   ------   --------   ------
     Total debt securities................   195,345       44.70    205,201    46.91   327,652    79.71    287,879    75.25
                                            --------      ------   --------   ------  --------   ------   --------   ------
Equity securities:
  Preferred stock.........................    14,439        3.30     14,158     3.24        24     0.01         34     0.01
  Common stock............................     5,351        1.22      3,814     0.87       156     0.04        149     0.04
  Mutual funds............................     1,756        0.40      1,734     0.40     1,527     0.37        424     0.11
                                            --------      ------   --------   ------  --------   ------   --------   ------
     Total equity securities..............    21,546        4.93     19,706     4.51     1,707     0.42        607     0.16
                                            --------      ------   --------   ------  --------   ------   --------   ------

Mortgage-backed and mortgage
 related securities:
  FHLMC...................................    83,033       19.00     82,237    18.80    80,284    19.53     92,404    24.15
  GNMA....................................    11,815        2.70     11,824     2.70     1,394     0.34      1,683     0.44
  Private issuer..........................     3,137        0.72      3,276     0.75        --       --         --       --
  Agency CMOs.............................    38,910        8.90     36,934     8.44        --       --         --       --
  Private issuer CMOs.....................    83,245       19.05     78,249    17.89        --       --         --       --
                                            --------      ------   --------   ------  --------   ------   --------   ------

     Total mortgage-backed and
      mortgage-related securities.........   220,140       50.37    212,520    48.58    81,678    19.87     94,087    24.59
                                            --------      ------   --------   ------  --------   ------   --------   ------

          Total securities................  $437,031      100.00%  $437,427   100.00% $411,037   100.00%  $382,573   100.00%
                                            ========      ======   ========   ======  ========   ======   ========   ======


Debt and equity securities
  available-for-sale......................   $21,546        4.93%  $ 19,706     4.51% $ 21,659     5.27%    $  607     0.16%
Debt and equity securities
  held-to-maturity........................   195,345       44.70    205,201    46.91   307,700    74.86    287,879    75.25
                                            --------      ------   --------   ------  --------   ------   --------   ------
     Total debt and equity securities.....   216,891       49.63    224,907    51.42   329,359    80.13    288,486    75.41
                                            --------      ------   --------   ------  --------   ------   --------   ------

Mortgage-backed and mortgage-related
  securities available-for-sale...........    57,024       13.05     27,398     6.26     1,394     0.34      1,683     0.44
Mortgage-backed and mortgage-related
  securities held-to-maturity.............   163,116       37.32    185,122    42.32    80,284    19.53     92,404    24.15
                                            --------      ------   --------   ------  --------   ------   --------   ------
  Total mortgage-backed and mortgage
   related securities.....................   220,140       50.37    212,520    48.58    81,678    19.87     94,087    24.59
                                            --------      ------   --------   ------  --------   ------   --------   ------
     Total securities.....................  $437,031      100.00%  $437,427   100.00% $411,037   100.00%  $382,573   100.00%
                                            ========      ======   ========   ======  ========   ======   ========   ======

------------------
(1) Consists of railroad, foreign and other bonds.

         The following table sets forth the Bank's securities activities for the periods indicated:

                                                            For the Two Months                   For the Year
                                                             Ended August 31,                   Ended June 30,
                                                       --------------------------  ----------------------------------------
                                                           1997          1996          1997          1996          1995
                                                       ------------  ------------  ------------  ------------  ------------
                                                                                 (In thousands)
Beginning balance......................................    $437,427      $411,037      $411,037      $382,573      $403,740
                                                           --------      --------      --------      --------      --------
Debt and equity securities purchased -
  held-to-maturity.....................................          --        13,024        17,611       150,256        90,365
Debt and equity securities purchased -
  available-for-sale...................................       1,592            --        17,678         1,064         2,273
Mortgage-backed and mortgage-related
  securities purchased - held-to-maturity..............          --         4,941       133,668        15,197        29,218
Mortgage-backed and mortgage-related
  securities purchased - available-for-sale............      29,962            --        26,478            --            --
Less:
Sale of debt and equity securities -
  available-for-sale...................................          --         4,000        11,938            10         2,132
Sale of mortgage-backed and mortgage-
  related securities - available-for-sale..............          --            --            --         5,940            --
Principal repayments on mortgage-backed and
  mortgage-related securities - held-to-maturity.......       5,220         3,689        25,315        21,305         9,757
Principal repayments on mortgage-backed and
  mortgage-related securities - available for
  sale.................................................         453            --           479           410           505
Maturities of debt securities..........................       9,776        15,125       127,005       107,658       125,877
Maturities of mortgage-backed and
  mortgage-related securities..........................      16,800            --         3,609            --            --
Realized (gains) losses received on sales
  of mortgage-backed and mortgage
  related securities...................................          --            --            --          (19)            --
Realized and unrealized (gains) losses
  on debt and equity securities........................          --            --           110           (9)           125
Accretion of discount/Amortization of
  (premium)............................................          28           280         1,039         2,769         4,753
Change in net unrealized (gains) losses
  on available-for-sale securities.....................       (327)            17         (450)          (11)         (126)
                                                           ========      ========      ========      ========      ========
Ending balance.........................................    $437,031      $405,891      $437,427      $411,037      $382,573
                                                           ========      ========      ========      ========      ========

         The following table sets forth certain information regarding the amortized cost and market values of the Bank's debt and equity and mortgage-backed and mortgage-related securities, at the dates indicated:

                                          At August 31,                                   At June 30,
                                       -------------------- ----------------------------------------------------------------------
                                              1997                  1997                    1996                      1995
                                       -------------------- ----------------------  ----------------------  ----------------------
                                       Amortized   Market   Amortized     Market    Amortized    Market     Amortized      Market
                                         Cost      Value       Cost       Value       Cost        Value        Cost        Value
                                       ---------- --------- -----------  ---------  ----------  ----------  ----------- ----------
                                                                              (In thousands)
Debt securities held-to-maturity:
   U.S. Government obligations.........  $47,761   $47,881     $52,757   $ 52,815    $100,093    $ 99,897     $152,783      $152,590
   Agency securities...................   39,460    39,574      39,457     39,522      49,472      49,076           --            --
   Municipal bonds.....................    1,149     1,205       1,149      1,198       1,188       1,212        1,199         1,226
   Corporate bonds.....................  100,149   100,220     104,972    104,930     149,970     149,431      121,571       121,709
   Other debt obligations..............    6,826     6,864       6,866      6,897       6,977       6,993       12,326        12,229
                                        --------  --------    --------   --------    --------    --------     --------      --------
    Total debt securities held-to-
     maturity..........................  195,345   195,744     205,201    205,362     307,700     306,609      287,879       287,754
                                        --------  --------    --------   --------    --------    --------     --------      --------
Debt securities available-for-sale:
   U.S. Government obligations.........       --        --          --         --      19,967      19,952           --            --
                                        --------  --------    --------   --------    --------    --------     --------      --------
   Total debt securities available-
     for-sale..........................       --        --          --         --      19,967      19,952           --            --
                                        --------  --------    --------   --------    --------    --------     --------      --------
Equity securities available-for-sale:
   Mutual funds........................    1,641     1,756       1,629      1,734       1,521       1,527          457           424
   Preferred stock.....................   14,026    14,439      14,027     14,158          27          24           36            34
   Common stock........................    5,159     5,351       3,578      3,814         109         156          109           149
                                        --------  --------    --------   --------    --------    --------     --------      --------
    Total equity securities
      available-for-sale...............   20,826    21,546      19,234     19,706       1,657       1,707          602           607
                                        --------  --------    --------   --------    --------    --------     --------      --------
Mortgage-backed and mortgage-related
securities:
 Held-to-maturity:
   FHLMC...............................   62,868    64,257      82,237     83,584      80,284      80,631       92,404        92,589
   Private issuer......................    3,137     3,150       3,276      3,281          --          --           --            --
   Agency CMOs.........................   31,590    31,675      32,248     32,336          --          --           --            --
   Private Issuer CMOs.................   65,521    65,596      67,361     67,392          --          --           --            --
                                        --------  --------    --------   --------    --------    --------     --------      --------
Total mortgage-backed and
 mortgage-related securities
 held-to-maturity......................  163,116   164,678     185,122    186,593      80,284      80,631       92,404        92,589
                                        --------  --------    --------   --------    --------    --------     --------      --------
 Available-for-sale:
   GNMA................................   11,696    11,815      11,710     11,824       1,292       1,394        1,562         1,683
   FHLMC...............................   20,170    20,165          --         --          --          --           --            --
   Agency CMOs.........................    7,340     7,320       4,693      4,686          --          --           --            --
   Private issuer CMOs.................   17,624    17,724      10,881     10,888          --          --           --            --
                                        --------  --------    --------   --------    --------    --------     --------      --------
    Total mortgage-backed
      and mortgage-related
      securities available-for-sale....   56,830    57,024      27,284     27,398       1,292       1,394        1,562         1,683
                                        --------  --------    --------   --------    --------    --------     --------      --------
Net unrealized (losses) gains
 on available-for-sale securities......      914        --         586         --         137          --          126            --
                                        --------  --------    --------   --------    --------    --------     --------      --------
Total securities....................... $437,031  $438,992    $437,427   $439,059    $411,037    $410,293     $382,573      $382,632
                                        ========  ========    ========   ========    ========    ========     ========      ========

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities portfolio as of August 31, 1997.

                                                                       At August 31, 1997
                                           ------------------------------------------------------------------------------
                                                                         More than One               More than Five
                                              One Year or Less         Year to Five Years          Years to Ten Years
                                           ----------------------   ------------------------    -------------------------
                                                        Weighted                   Weighted                     Weighted
                                            Carrying    Average      Carrying      Average        Carrying      Average
                                             Value       Yield         Value        Yield          Value         Yield
                                           ---------   ----------   ----------    ----------    -----------   -----------
                                                                     (Dollars in thousands)
Held-to-maturity:
   Debt securities:
      Municipal bonds...................    $    --           --%    $    100          6.20%       $   490          6.47%
      U.S. Government obligations.......     19,380         6.62       28,381          6.05             --            --
      Agency securities.................         --           --       38,462          6.42            998          7.09
      Public utilities..................     15,348         6.35       18,441          6.57          1,105          6.48
      Industrial bonds..................     41,464         6.44       23,191          6.15             --            --
      Other debt obligations............      4,581         5.70        2,245          7.15             --            --
                                            -------                  --------                       ------
         Total debt securities held-
          to-maturity...................     80,773         6.42      110,820          6.36          2,593          6.75
                                            -------                  --------                       ------
   Mortgage-backed and mortgage
      related securities:
      FHLMC.............................      3,962         5.72       29,895          6.06             --            --
      Private issuer....................         --           --           --            --             --            --
      Agency CMOs.......................         --           --           --            --             --            --
      Private issuer CMOs...............         --           --           --            --             --            --
                                            -------                  --------                       ------
         Total mortgage-backed and
          mortgage-related securities
          held-to-maturity..............      3,962         5.72       29,895          6.06             --            --
                                            -------                  --------                       ------
      Total securities held-to-maturity.     84,735         6.39      140,715          6.30          2,593          6.75
                                            -------                  --------                       ------
Available-for-sale:
   Mortgage-backed and mortgage-related
   securities:
      FHLMC.............................         --           --           --            --             --            --
      GNMA..............................         --           --           --            --             36          8.34
      Agency CMOs.......................         --           --           --            --             --            --
      Private issuer CMOs...............         --           --           --            --             --            --
                                            -------                  --------                       ------
         Total mortgage-backed and
          mortgage-related securities
          available-for-sale............         --           --           --            --             36          8.34
                                            -------                  --------                       ------
   Equity securities:
      Mutual Funds......................         --           --           --            --             --            --
      Preferred stock...................         --           --           --            --             --            --
      Common stock......................         --           --           --            --             --            --
         Total equity securities........         --           --           --            --             --            --
                                            -------                  --------                       ------
      Total securities available-
          for-sale......................         --           --           --            --             36          8.34
                                            -------                  --------                       ------
Total Securities........................    $84,735         6.39%    $140,715          6.30%        $2,629          6.77%
                                            =======                  ========                       ======

                                                            At August 31, 1997
                                           ------------------------------------------------------

                                             More than Ten Years                 Total
                                           ------------------------    --------------------------
                                                           Weighted                    Weighted
                                             Carrying      Average       Carrying      Average
                                              Value         Yield         Value         Yield
                                           -----------    ---------    -----------   ------------
                                                           (Dollars in thousands)
Held-to-maturity:
   Debt securities:
      Municipal bonds...................     $    559         5.76%      $  1,149           6.10%

      U.S. Government obligations.......           --           --         47,761           6.28
      Agency securities.................           --           --         39,460           6.44
      Public utilities..................          600         7.32         35,494           6.48
      Industrial bonds..................           --           --         64,655           6.34
      Other debt obligations............           --           --          6,826           6.17
                                             --------                    --------

         Total debt securities held-
          to-maturity...................        1,159         6.56        195,345           6.39
                                             --------                    --------
   Mortgage-backed and mortgage
      related securities:
      FHLMC.............................       29,011         7.63         62,868           6.76
      Private issuer....................        3,137         7.27          3,137           7.27
      Agency CMOs.......................       31,590         7.62         31,590           7.62
      Private issuer CMOs...............       65,521         7.22         65,521           7.22
                                             --------                    --------
         Total mortgage-backed and
          mortgage-related securities
          held-to-maturity..............      129,259         7.41        163,116           7.12
                                             --------                    --------
      Total securities held-to-maturity.      130,418         7.40        358,461           6.72
                                             --------                    --------
Available-for-sale:
   Mortgage-backed and mortgage-related
   securities:
      FHLMC.............................       20,165         7.45         20,165           7.45
      GNMA..............................       11,779         7.35         11,815           7.35
      Agency CMOs.......................        7,320         7.19          7,320           7.19
      Private issuer CMOs...............       17,724         7.28         17,724           7.28
                                             --------                    --------
         Total mortgage-backed and
          mortgage-related securities
          available-for-sale............       56,988         7.34         57,024           7.34
                                                                         --------
   Equity securities:
      Mutual Funds......................           --           --          1,756           4.04
      Preferred stock...................           --           --         14,439           6.20
      Common stock......................           --           --          5,351           1.65
                                                                         --------
         Total equity securities........           --           --         21,546           4.89
                                             --------                    --------
      Total securities available-
         for-sale.......................       56,988         7.34         78,570           6.67
                                             --------                    --------
Total Securities........................     $187,406         7.38%      $437,031           6.71%
                                             ========                    ========

Sources of Funds

         General. Deposits, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, and proceeds from maturing securities and cash flows from operations are the primary sources of the Bank's funds for use in lending, investing and for other general purposes. To a lesser extent, the Bank utilizes borrowed funds to fund its operations. The Bank's application for membership in the FHLB system was approved on October 24, 1997. FHLB membership will provide another source of borrowed funds.

         Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of savings, retail checking/NOW accounts, commercial checking accounts, money market accounts, club accounts and certificates of deposit accounts. The Bank offers jumbo certificate of deposit accounts and also offers Individual Retirement Accounts ("IRAs") and other qualified plan accounts. While jumbo certificate accounts are accepted by the Bank, and may be subject to preferential rates, the Bank does not actively solicit such deposits as such deposits are more difficult to retain than core deposits.

         At August 31, 1997, the Bank's deposits totalled $882.9 million, of which 89.7% were interest-bearing deposits. For the two month period ended August 31, 1997, the average balance of core deposits totalled $574.6 million, or 65.5% of total average deposits. At August 31, 1997, the Bank had a total of $305.4 million in certificates of deposit, of which $213.6 million had maturities of less than one year. For the year ended June 30, 1996, the average balance of core deposits represented approximately 69.0% of total deposits and certificate accounts represented 31.0%, as compared to core deposits representing 65.5% of total deposits and certificate accounts representing 34.5% of deposits for the two month period ended August 31, 1997. See "Risk Factors - Sensitivity to Increases in Interest Rates." Although the Bank has a significant portion of its deposits in savings accounts, management monitors activity on the Bank's savings accounts and, based on historical experience and the Bank's current pricing strategy, believes it will continue to retain a large portion of such accounts. The Bank is not limited with respect to the rates it may offer on deposit products.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including television and print media and generally does not solicit deposits from outside its market area. While the Bank has historically not accepted brokered deposits, the Bank is currently in the process of establishing relationships with deposit brokers and may, in the future, utilize brokered deposits as a funding source, depending on market conditions.

         The following table presents the deposit activity of the Bank for the periods indicated.

                                                     For the Two Months
                                                      Ended August 31,            For the Year Ended June 30,
                                                  -------------------------  ---------------------------------------
                                                     1997          1996         1997         1996          1995
                                                  ------------  -----------  -----------  -----------   ------------
                                                                           (In thousands)
Net deposits (withdrawals)......................     $(4,614)     $(3,632)     $ 38,896     $ 27,612      $ (7,032)
Interest credited on deposit accounts...........       2,969        2,425        27,707       26,254        22,456
                                                     -------      -------      --------     --------      --------
Total (decrease) increase in deposit accounts...     $(1,645)     $(1,207)     $ 66,603     $ 53,866      $ 15,424
                                                     =======      =======      ========     ========      ========

         At August 31, 1997, the Bank had outstanding $29.4 million in certificate of deposit accounts in amounts of $100,000 or more, maturing as follows:

                                                                             Weighted
               Maturity Period                          Amount             Average Rate
------------------------------------------------  -------------------  ----------------------
                                                          (Dollars in thousands)
Three months or less............................            $8,198               5.25%
Over three through six months...................             3,579               5.16
Over six through 12 months......................             7,862               5.40
Over 12 months..................................             9,751               6.01
                                                             -----
Total...........................................           $29,390               5.53
                                                           =======

         The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average month-end balances.

                                                      For the Two Months Ended
                                                             August 31,
                                       -------------------------------------------------------
                                                  1997                        1996
                                       --------------------------- ---------------------------
                                                 Percent                     Percent
                                                 of Total Weighted           of Total Weighted
                                        Average  Average   Average  Average  Average   Average
                                        Balance  Deposits   Rate    Balance  Deposits   Rate
                                       --------- -------- --------- ------- --------- --------
                                                             (Dollars in thousands)
Money market accounts...............    $38,438     4.36%     3.51% $35,269     4.32%    3.45%
Savings accounts....................    434,147    49.21      2.84  433,185    53.07     2.59
NOW accounts........................     17,471     1.98      2.51   14,699     1.80     2.65
Non-interest-bearing accounts.......     89,889    10.19       --    76,532     9.38      --
                                       --------   ------           --------   ------
  Total.............................    579,945    65.74      2.43  559,685    68.57     2.29
                                       --------   ------           --------   ------

Certificates of deposit:
  Less than six months..............     23,410     2.65      4.48   36,359     4.45     4.47
  Over six through 12 months........     60,215     6.83      5.14   40,938     5.02     4.78
  Over 12 through 24 months.........    142,147    16.11      5.48  103,564    12.69     5.20
  Over 24 months....................     47,822     5.42      5.76   55,318     6.78     5.73
  Certificates over $100,000........     28,645     3.25      5.46   20,354     2.49     5.25
                                       --------   ------           --------   ------

     Total certificates of deposit..    302,239    34.26      5.38  256,533    31.43     5.18
                                       --------   ------           --------   ------

     Total average deposits.........   $882,184   100.00%     3.44 $816,218   100.00%    3.19
                                       ========   ======           ========   ======

                                                                               For the Year Ended June 30,
                                        --------------------------------------------------------------------------------------
                                                   1997                               1996                         1995
                                        ---------------------------   -----------------------------------  -------------------
                                                  Percent                           Percent                           Percent
                                                  of Total Weighted                 of Total    Weighted              of Total
                                         Average  Average   Average     Average     Average      Average    Average   Average
                                         Balance  Deposits   Rate       Balance     Deposits      Rate      Balance   Deposits
                                        -------- --------- --------   ----------- ------------ ----------- --------- ---------
                                                                                          (Dollars in thousands)
Money market accounts................   $37,552     4.48%     3.48%     $ 28,430       3.64%       3.47%   $ 25,058     3.37%
Savings accounts.....................   432,162    51.61      2.74       430,500      55.09        2.75     462,720    62.15
NOW accounts.........................    15,652     1.87      2.36        14,602       1.87        2.42      13,724     1.84
Non-interest-bearing accounts........    78,483     9.37       --         65,670       8.40          --      54,864     7.37
                                       --------   ------                --------     ------                --------   ------
  Total..............................   563,849    67.33      2.40       539,202      69.00        2.44     556,366    74.73
                                       --------   ------                --------     ------                --------   ------

Certificates of deposit:
  Less than six months...............    30,437     3.64      4.38        30,360       3.89        4.55      33,593     4.51
  Over six through 12 months.........    46,188     5.52      4.90        39,924       5.11        4.91      35,013     4.70
  Over 12 through 24 months..........   121,109    14.46      5.33       100,840      12.91        5.49      56,846     7.63
  Over 24 months.....................    52,787     6.30      5.75        54,496       6.97        5.66      52,649     7.07
  Certificates over $100,000.........    23,025     2.75      5.32        16,577       2.12        5.39      10,111     1.36
                                       --------   ------                --------     ------                --------   ------

     Total certificates of deposit...   273,546    32.67      5.23       242,197      31.00        5.31     188,212    25.27
                                       --------   ------                --------     ------                --------   ------

     Total average deposits..........  $837,395   100.00%     3.33      $781,399     100.00%       3.33    $744,578   100.00%
                                       ========   ======                 ========     ======                ========   ======

                                           -----------
                                               1995
                                           -----------

                                             Weighted
                                              Average
                                               Rate
                                           -----------

Money market accounts................           2.93%
Savings accounts.....................           2.74
NOW accounts.........................           2.66
Non-interest-bearing accounts........             --

  Total..............................           2.48

Certificates of deposit:
  Less than six months...............           3.52
  Over six through 12 months.........           3.94
  Over 12 through 24 months..........           5.10
  Over 24 months.....................           5.30
  Certificates over $100,000.........           4.73


     Total certificates of deposit...           4.64


     Total average deposits..........           3.03

         The following table presents, by various rate categories, the amount of certificate of deposit accounts outstanding at the dates indicated.

                                                                                                                  At
                                               Period to Maturity from August 31, 1997                         August 31,
                          ---------------------------------------------------------------------------------- --------------
                           Less than      One to      Two to         Three to       Four to     Five years
                           One Year     Two years   Three years     Four years    Five years      or more         1997
                          ------------ ----------- --------------  ------------  ------------ -------------- --------------
                                                                  (In thousands)
Certificates of deposit:
0 to 4.00%...............   $   3,071  $        5       $     --     $      91    $       18       $     --    $     3,185
4.01 to 5.00%............      53,232       6,141             --            --            10             --         59,383
5.01 to 6.00%............     155,521      54,837          6,135         4,207         6,313          2,758        229,771
6.01 to 7.00%............       1,755         494          1,860           245         4,444             --          8,798
7.01 to 8.00%............          --          --            174           393         3,709             --          4,276
Over 8.00%...............          --          --             --            --            --             --             --

         Total...........    $213,579     $61,477         $8,169        $4,936       $14,494         $2,758       $305,413
                             ========     =======         ======        ======       =======         ======       ========
Fair Value.................................................................................................       $262,582
                                                                                                                  ========
                                      At June 30,
                           ----------------------------------

                              1997       1996        1995
                           ---------- ----------- -----------
                                     (In thousands)
Certificates of deposit:
0 to 4.00%..............   $   3,369  $    2,972    $  2,085
4.01 to 5.00%...........      75,534     155,120      78,134
5.01 to 6.00%...........     205,325      63,573      87,760
6.01 to 7.00%...........       9,553      28,167      58,495
7.01 to 8.00%...........       4,285       4,095          --
Over 8.00%..............          --          --          --
                            --------    --------    --------

         Total..........    $298,066    $253,927    $226,474
                            ========    ========    ========
                            $251,893    $206,138    $229,373
Fair Value..............    ========    ========    ========

         Borrowed Funds. The Bank has historically not utilized borrowings as a source of funding and has primarily depended on retail deposits to provide funding. At August 31, 1997, the Bank had $8.4 million of borrowings, all of which were in the form of reverse repurchase agreements. The Bank has recently begun to place a greater level of emphasis on the utilization of borrowed funds to fund asset growth. In this regard, at October 31, 1997, the Bank had total borrowings of $60.4 million all of which were in the form of reverse repurchase agreements. Also, the Bank currently maintains a $10.0 million line of credit with a regional financial institution and has the ability to obtain funding through the use of additional reverse repurchase agreements entered into with a nationally recognized investment banking firm. The reverse purchase agreements would generally be collateralized by U.S. Treasury obligations or other liquid securities. In order to provide the Bank with an additional source of funding, the Bank received approval to become a member of the FHLB on October 24, 1997. The Bank may utilize advances from the FHLB from time-to-time as an alternative to retail deposits to fund its operations in the future. FHLB advances may also be used to acquire certain other assets as may be deemed appropriate for investment purposes. These advances would be collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities. See "Regulation and Supervision--Federal Home Loan Bank System." Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions fluctuates from time-to-time in accordance with the policies of the OTS and the FHLB.

Other Activities

         In addition to its traditional lending and deposit products, the Bank also offers certain merchant banking services. These include providing credit card deposit accounts to local merchants. The Bank receives a processing fee from the customer for each credit card transaction processed. The Bank also receives monthly income from terminal and printer sales and rentals. For the two month period ended August 31, 1997 and for the year ended June 30, 1997, $11,000 and $65,000, or 1.9% and 2.2%, respectively, of total fee income, was attributable to credit card processing fees. In addition, the Bank has endorsed and promotes a credit card through a national affinity credit card bank. Under the program, the affinity credit card bank receives and underwrites all credit card applications. The Bank receives royalty payments based on new accounts and renewal accounts, as well as a portion of finance charges assessed. For the two month period ended August 31, 1997 and for the year ended June 30, 1997, the Bank received $10,000 and $42,000, or 1.8% and 1.4%, respectively, of total fee income, through the affinity credit card program.

Subsidiary Activities

         RCSB Corp. RCSB Corp. ("RCSB"), a wholly-owned subsidiary of the Bank incorporated in the State of New York in 1976, was formed to purchase three branch buildings from the Bank, which are leased back to the Bank and which is currently the only business activity conducted by RCSB. See "--Properties." The assets of RCSB totalled $812,000 at August 31, 1997.

         Richmond Enterprises, Inc. Richmond Enterprises, Inc., a wholly-owned subsidiary of the Bank incorporated in the State of New York in 1983, previously was a partner in a joint-venture real estate development project with a local developer. The development was completed in 1986, and Richmond Enterprises, Inc. has been inactive since that date. Its total assets as of August 31, 1997 were $4,000.

Properties

         The Bank currently conducts its business through thirteen full service banking offices. The following table sets forth the Bank's offices as of August 31, 1997. The table does not include the public accommodation office the Bank intends to open in 1998, nor does it include the three full service branch office facilities the Bank is considering establishing. With the exception of the lease for the public accommodation office, there are no current agreements, understandings or arrangements, oral or written, with respect to such offices, and no assurances can be given that such offices will be opened.

                                                    Original                       Net Book Value        Total
                                                      Year                         of Property or      Deposits at
                                       Leased        Leased         Date of           Leasehold          Branch
                                         or            or            Lease         Improvements at      Office at
            Location                   Owned        Acquired       Expiration      August 31, 1997   August 31, 1997
----------------------------------   -----------  --------------  -------------   ----------------- -----------------
Administrative/Home Office:                                    (Dollars in thousands)
West New Brighton Office (1):          Owned            1916             --                $577           $57,485
1214 Castleton Avenue
Staten Island, NY  10310

Branch Offices:

Port Richmond Office (2):              Leased           1976           2001                 117            61,515
282 Port Richmond Avenue
Staten Island, NY 10302

Great Kills Office:                    Owned            1975             --                 671            88,730
3879 Amboy Road
Staten Island, NY 10308

Annadale Office (2):                   Leased           1976           2001                 364            64,511
820 Annadale Road
Staten Island, NY 10312

Bull's Head Office (2):                Leased           1976           2001                 324            63,530
1460 Richmond Avenue
Staten Island, NY 10314

Dongan Hills Office:                   Owned            1974             --                 531            71,596
1833 Hylan Boulevard
Staten Island, NY 10305

New Springville Office:                Leased           1976           2005                 330           115,339
2555 Richmond Avenue
Staten Island, NY 10134

Woodrow Plaza Office:                  Leased           1983           2013                 189            55,597
645-100 Rossville Avenue
Staten Island, NY 10309

Tottenville Office:                    Owned            1988             --                 272            25,222
179 Main Street
Staten Island, NY 10307

                                                    Original                       Net Book Value        Total
                                                      Year                         of Property or      Deposits at
                                       Leased        Leased         Date of           Leasehold          Branch
                                         or            or            Lease         Improvements at      Office at
            Location                   Owned        Acquired       Expiration      August 31, 1997   August 31, 1997
----------------------------------   -----------  --------------  -------------   ----------------- -----------------
                                                                (Dollars in thousands)
Westerleigh Office:                     Owned         1992              --            $   400            $56,272
832 Jewett Avenue
Staten Island, NY 10314

Eltingville Office (3):                 Owned         1992              --               1333            77,958
4523 Amboy Road
Staten Island, NY 10312

Grasmere Office:                       Leased         1992            2005                120            51,993
1100 Hylan Boulevard
Staten Island, NY 10305

Brooklyn Office:                       Leased         1977            1997(4)             340(5)         93,138
132 Avenue U
Brooklyn, NY 11223

Public Accommodation Office:

Brooklyn Public                        Leased         1980            1999                 --              --
Accommodation Office
81 Avenue U
Brooklyn, NY 11223

---------------------------

(1) Certain portions of the Bank's administrative operations are located at properties not included in the table.
(2) Property is owned by RCSB Corp.
(3) Eltingville office includes the Bank's lending center.
(4) The Bank has the option to extend the lease on the Brooklyn office for two five-year periods.
(5) Together with Brooklyn Public Accommodation Office.


Legal Proceedings

         The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition and results of operations of the Bank.

Personnel

         As of August 31, 1997, the Bank had 244 full-time employees and 117 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank - Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.

Year 2000 Issues

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company primarily utilizes a third party vendor and such vendor's proprietary software to process its electronic data. The third party data processor vendor is in the process of modifying, upgrading or replacing its computer software applications and systems as necessary to accommodate the "year 2000" dating changes necessary to permit correct recording of year dates for 2000 and later years. The Vendor also has engaged a consultant to review its year 2000 issues and has begun to implement a year 2000 compliance program. The Company does not expect that the cost of its year 2000 compliance program will be material to its financial condition or results of operations and believes that it will be able to satisfy such compliance program by the end of 1998 without any material disruption in its operations. The Company does not currently have any information concerning the compliance status of its suppliers and customers. In the event that any of the Company's significant suppliers do not successfully and timely achieve year 2000 compliance, the Company's business or operations could be adversely affected.

                           FEDERAL AND STATE TAXATION

Federal Taxation

         General. The Company and the Bank will report their income on a consolidated basis, using a calendar year and the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's treatment of its reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank had been audited by the IRS for the year ended December 31, 1992 resulting in a refund of $27,000. The Bank was also audited by the State of New York for the three-year period ended December 31, 1993, resulting in an assessment of tax plus interest in the amount of $4,000.

         Bad Debt Reserves. The Small Business Job Protection Act of 1996 (the "1996 Act"), which was enacted on August 20, 1996, made significant changes to provisions of the Code relating to a savings institution's use of bad debt reserves for federal income tax purposes and requires such institutions to recapture (i.e. take into income) certain portions of their accumulated bad debt reserves. The effect of the 1996 Act on the Bank is discussed below. Prior to the enactment of the 1996 Act, the Bank was permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions, within specified formula limits, were deducted in arriving at the Bank's taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of the Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. The Bank's deduction with respect to non-qualifying loans was required to be computed under the Experience Method.

         The 1996 Act. Under the 1996 Act, for its current and future taxable years, the Bank is not permitted to make additions to its tax bad debt reserves. In addition, the Bank is required to recapture (i.e. take into income) over a six year period the excess of the balance of its tax bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987. As of December 31, 1995, $2.5 million of the Bank's bad debt reserve was subject to recapture for which deferred taxes have been provided.

         Distributions. Under the 1996 Act, if the Bank makes "non-dividend distributions" to the Company, such distributions will be considered to have been made from the Bank's unrecaptured tax bad debt reserves

(including the balance of its reserves as of December 31, 1987) to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in the Bank's income. The term "Non-dividend distributions" is defined as distributions in excess of the Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of the Bank's current or accumulated earnings and profits will not cause this pre-1988 reserve to be included in the Bank's income.

         The amount of additional taxable income created from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a non-dividend distribution to the Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. See "Regulation and Supervision" and "Dividend Policy" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserves.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. Only 90% of AMTI can be offset by net operating loss carryforwards. The adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). Certain payments of AMTI may be used as credits against regular tax liabilities in future years. For tax years prior to the 1996 tax year, the excess of the bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2 million, is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. The Bank has not been subject to the AMT, and no such amounts have been accrued for carryover.

         Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company and the Bank own more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be excluded.

State and Local Taxation

         New York State and New York City Taxation. The Bank is subject to the New York State Franchise Tax on Banking Corporations in an annual amount equal to the greater of (i) 9% of the Bank's "entire net income" allocable to New York State during the taxable year, or (ii) the applicable alternative minimum tax. The alternative minimum tax is generally the greatest of (a) .01% of the average value of the taxable assets allocable to New York State with certain modifications, (b) 3% of the Bank's "alternative entire net income" allocable to New York State or (c) $250. Entire net income is similar to federal taxable income, subject to certain modifications (including that net operating losses cannot be carried back or carried forward) and alternative entire net income is equal to entire net income without certain adjustments. The Bank is also subject to New York City Corporation Tax which is imposed using SMTI or alternative taxable income method. For purposes of computing its entire net income, the Bank is permitted a deduction for an addition to the reserve for losses on qualifying real property loans. For New York State and City purposes, the applicable percentage to calculate bad debt deduction under the percentage of taxable income method is 32%. The New York State and New York City tax laws were recently amended to prevent the recapture of tax bad debt reserves that would otherwise occur as a result of the enactment of the 1996 Act for both New York State and City tax purposes. See "- Federal Taxation - Bad Debt Reserves." However, the New York bad debt reserve is subject to recapture for "non-dividend distributions" in a manner similar to the recapture of the federal bad debt reserves for such distributions. See "- Federal Taxation - Distributions". Also, the New York bad debt reserve is subject to recapture in the event that the Bank fails to satisfy certain definitional tests relating to its assets and the nature of its business. The Bank's deduction with respect to non-qualifying loans must be computed under the experience method which is based on the Bank's actual charge-offs.

         A Temporary Metropolitan Transportation Business Tax Surcharge on banking corporations doing business in the metropolitan district has been applied since 1982. The Bank does all of its business within this District and is subject to this surcharge. For the tax year ended December 31, 1997, the surcharge rate is 17% of the New York State Franchise Tax liability.

         Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.


                           REGULATION AND SUPERVISION

General

         The Bank is a New York State chartered mutual savings bank and its deposit accounts are insured up to applicable limits by the FDIC under the BIF. The Bank is subject to extensive regulation by the Superintendent, the NYBB, the NYBD, as its chartering agency, and by the FDIC, as the deposit insurer. The Bank must file reports with the NYBD and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the NYBD and the FDIC to assess the Bank's compliance with various regulatory requirements and financial condition. This regulation and supervision establishes a framework of activities in which a savings bank can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the NYBD, the FDIC or through legislation, could have a material adverse impact on the Company and the Bank and their operations and stockholders. The Company will also be required to file certain reports with, and otherwise comply with the rules and regulations, of the OTS, the NYBD and of the Securities and Exchange Commission ("SEC") under the federal securities laws. Certain of the regulatory requirements applicable to the Bank and to the Holding Company are referred to below or elsewhere herein.

New York State Law

         The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the NYBB, as limited by FDIC regulations. See "- Investment Activities." Under these laws and regulations, savings banks, including the Bank, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in certain corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" authority, make investments not otherwise authorized under the New York State Banking Law. This authority permits investments not otherwise authorized of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. A New York State chartered stock savings bank may also exercise trust powers upon approval of the New York State Banking Board.

         New York State chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the NYBB. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.

         The exercise by an FDIC-insured savings bank of the lending and investment powers of a savings bank under the New York State Banking Law is limited by FDIC regulations and other federal law and regulations. In particular, the applicable provisions of New York State Banking Law and regulations governing the investment authority and activities of an FDIC insured state-chartered savings bank have been effectively limited by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the FDIC regulations issued pursuant thereto. See "- Investment Activities."

         With certain limited exceptions, a New York State chartered savings bank may not make loans or extend unsecured credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. The Bank currently complies with all applicable loans-to-one-borrower limitations.


         Under New York State Banking Law, a New York State chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments.

         Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the NYBB that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office by the NYBB after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Superintendent or the NYBB against the Bank or any of its Trustees or officers. The Superintendent also may take possession of a banking organization under specified statutory criteria.

FDIC Regulations

         Capital Requirements. The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

         These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

         In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The federal banking agencies, including the FDIC, have proposed a uniform minimum Tier 1 leverage ratio of 4% for all but the highest rated banks. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

         The following is a summary of the Bank's regulatory capital at August 31, 1997:

            GAAP Capital to Total Assets...........................    10.22%
            Total Capital to Risk-Weighted Assets..................    19.70%
            Tier I Leverage Ratio..................................    10.10%

         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for depository institutions under its jurisdiction standards relating to, among other things, internal controls; information systems and audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; compensation; fees and benefits; and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings and compensation; fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the Federal Deposit Insurance Act, as amended, ("FDI Act"). The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

         Real Estate Lending Standards. The FDIC and the other federal banking agencies have adopted regulations that prescribe standards for extensions of credit that (i) are secured by real estate or (ii) are made for the purpose of financing the construction or improvements on real estate. The FDIC regulations require each institution to establish and maintain written internal real estate lending standards that are consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its real estate lending activities. The standards also must be consistent with accompanying FDIC guidelines, which include loan-to-value limitations for the different types of real estate loans. Institutions are also permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are reviewed and justified appropriately. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standard are justified.

         Dividend Limitations. The FDIC has authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law prohibits the payment of dividends by a bank that will result in the bank failing to meet applicable capital requirements on a pro forma basis. Additionally, the Bank, as a subsidiary of a savings and loan holding company, will be required to provide the OTS with 30 days prior written notice before declaring any dividend. The Plan of Conversion also restricts the Bank's payment of dividends in the event the dividend would impair the liquidation account established in connection with the Conversion. The Bank is also subject to dividend declaration restrictions imposed by New York law. See "- New York State Law" and "Dividend Policy."

Investment Activities

         Since the enactment of FDICIA, all state-chartered financial institutions, including savings banks and their subsidiaries, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. FDICIA and the FDIC regulations thereunder permit certain exceptions to these limitations. For example, certain state chartered banks, such as the Bank, may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the BIF. The FDIC has recently proposed revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These proposed revisions would, among other things, streamline certain application procedures for healthy banks and impose certain quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the FDIC, must have been divested by December 19, 1996, pursuant to a FDIC-approved divestiture plan unless such investments were grandfathered by the FDIC. The Bank received grandfathering authority from the FDIC in February, 1993 to invest in listed stocks and/or registered shares subject to the maximum permissible investment of 100% of Tier 1 capital, as specified by the FDIC's regulations, or the maximum amount permitted by New York State Banking Law, whichever is less. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to the Bank or in the event the Bank converts its charter, other than a mutual to stock conversion, or undergoes a change in control. As of August 31, 1997, the Bank had $19.8 million of securities which were subject to such grandfathering authority.

Prompt Corrective Regulatory Action

         Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

         The FDIC has adopted regulations to implement the prompt corrective action legislation. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

         "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institutions in an amount equal to the lesser of 5.0% of the bank's total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions also may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any material transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator. Generally, subject to a narrow exception, the appointment of a receiver or conservator is required for a "critically undercapitalized" institution within 270 days after it obtains such status.

Transactions with Affiliates

         Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a non-banking subsidiary of the bank. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. The FRB has proposed regulations that would treat as an affiliate any subsidiary of a savings bank that engages in activities not permissible for the parent savings bank to engage in directly. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

         Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons except for extensions of credit made pursuant to a benefit or compensation program that is widely available to the institution's employees and does not give preference to insiders over other employees. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Enforcement

         The FDIC has extensive enforcement authority over insured savings banks, including the Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

         The FDIC has authority under federal law to appoint a conservator or receiver for an insured savings bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state savings bank if that savings bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the savings bank became "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. See "- Prompt Corrective Regulatory Action." The FDIC may also appoint a conservator or receiver for a state savings bank on the basis of the institution's financial condition or upon the occurrence of certain events, including: (i) insolvency (whereby the assets of the savings bank are less than its liabilities to depositors and others); (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the savings bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (v) insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

Insurance of Deposit Accounts

         The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and additional information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for BIF and SAIF deposits currently range from 0 basis points to 27 basis points, and the FDIC has determined to retain such range of assessment rates for the first half of 1998. The FDIC is authorized to raise the assessment rates in certain circumstances including to maintain or achieve the designated reserve ratio of 1.25%, which requirement the BIF and the SAIF currently meet. The FDIC has exercised its authority to raise rates in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. In addition, recent legislation requires BIF-insured institutions like the Bank to assist in the payment of Financing Corporation bonds.

         Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the Division. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Reserve System

         The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $49.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $49.3 million, the reserve requirement is $1.5 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

Community Reinvestment Act

         Federal Regulation. Under the Community Reinvestment Act, as amended ("CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The FIRREA amended the CRA to require, effective July 1, 1990, public disclosure of an institution's CRA rating and requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system, which replaced the five-tiered numerical rating system. The Bank's latest CRA rating received from the FDIC was "Satisfactory."

         New York State Regulation. The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA"), which are substantially similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file copies of all federal CRA reports with the NYBD. The NYCRA also requires the Superintendent to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The NYBD has adopted, effective December 3, 1997, new regulations to implement the NYCRA. The NYBD replaced its process-focused regulations with performance-focused regulations that are intended to parallel current CRA regulations of the federal banking agencies and to promote consistency in CRA evaluations by considering more objective criteria. The new regulations require a biennual assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system and require the NYBD to make available to the public such rating and a written summary at the assessment results. The Bank's latest NYCRA rating received from the NYBD was "Satisfactory."

Federal Home Loan Bank System

         On October 24, 1997, the Bank became a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance.

         The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. If dividends were reduced, the Bank's net interest income will likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock that will be held by the Bank.

Holding Company Regulation

         Federal law allows a state savings bank that qualifies as a "qualified thrift lender" ("QTL"), discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA"). Such election would result in its holding company being regulated as a savings and loan holding company by the OTS rather than as a bank holding company by the Federal Reserve Board. The Bank has made such election and has received approval from the OTS to become a savings and loan holding company. The Company will be regulated as a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS will have enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, the Bank will be required to notify the OTS at least 30 days before declaring any dividend to the Company.

         As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage. Upon any non-supervisory acquisition by the Company of another savings association as a separate subsidiary, the Company would become a multiple savings and loan holding company and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, as amended ("BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulations. Multiple savings and loan holding companies are prohibited from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA. Recently proposed legislation would treat all savings and loan holding companies as bank holding companies and would limit the activities of such companies to those permissible for bank holding companies.

         The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution or holding company thereof or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the OTS. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         In order to elect and continue to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), the Bank must continue to qualify as a QTL. In order to qualify as a QTL, the Bank must maintain compliance with a Qualified Thrift Lender Test ("QTL Test"). Under the QTL Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and
(iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A holding company of a savings institution that fails the QTL test must either convert to a bank holding company and thereby become subject to the regulation and supervision of the Federal Reserve Board or operate under certain restrictions. As of August 31, 1997, the Bank maintained in excess of 80.5% its portfolio assets in qualified thrift investments. The Bank also met the QTL test in each of the prior 12 months and, therefore, met the QTL test. Recent legislative amendments have broadened the scope of "qualified thrift investments" that go toward meeting the QTL test to fully include credit card loans, student loans and small business loans. A savings association may also satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986.

         New York State Holding Company Regulation. In addition to the federal holding company regulations, a bank holding company organized or doing business in New York State may be also subject to regulation under the New York State Banking Law. The term "bank holding company," for the purposes of the New York State Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions, including commercial banks and state savings banks and savings and loan associations organized in stock form. In general, a holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York State Banking Law. Under New York State Banking Law, the prior approval of the NYBD is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York State bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York State bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries. Although the Company will not be a bank holding company for purposes of New York State law upon the Effective Date of the Conversion, any future acquisition of ownership, control, or the power to vote 10% or more of the voting stock of another New York banking institution or bank holding company would cause it to become such. The Company has no current plan or arrangement to acquire ownership or control, directly or indirectly, of 10% or more of the voting stock of another banking institution.

Interstate Banking and Branching

         The Company, as a savings and loan holding company, will be limited under HOLA with respect to its acquisition of a savings association located in a state other than New York. In general, a savings and loan holding company may not acquire an additional savings association subsidiary that is located in a state other than the home state of its first savings association subsidiary unless such an interstate acquisition is permitted by the statutes of such other state. Many states permit such interstate acquisitions if the statutes of the home state of the acquiring savings and loan holding company satisfy various reciprocity conditions. New York is one of a number of states that permit, subject to the reciprocity conditions of the New York Banking Law, out-of-state bank and savings and loan holding companies to acquire New York savings associations.

         In contrast, bank holding companies are generally authorized to acquire banking subsidiaries in more than one state irrespective of any state law restrictions on such acquisitions. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which was enacted on September 29, 1994, permits approval under the BHC Act of the acquisition of a bank located outside of the holding company's home state regardless of whether the acquisition is permitted under the law of the state of the acquired bank. The Federal Reserve Board may not approve an acquisition under the BHC Act that would result in the acquiring holding company controlling more than 10% of the deposits in the United States or more than 30% of the deposits in any particular state.

         In the past, branching across state lines was not generally available to a state bank such as the Bank. Out-of-state branches of savings banks are authorized under the New York Banking Law, but similar authority does not exist generally under the laws of most other states. The Interstate Banking Act permitted, beginning June 1, 1997, the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act prior to June 1, 1997, and permit a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Accordingly, the Interstate Banking Act, beginning June 1, 1997, permitted a bank, such as the Bank, to acquire branches in a state other than New York unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo
                                                                       -- ----
branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

         The Interstate Banking Act may facilitate the further consolidation of the banking industry. The effect of the Interstate Banking Act on the Bank, if any, is likely to occur as banking institutions, state legislators, and bank regulators respond to the new federal regulatory structure. The states will have to establish appropriate corporate law, tax and regulatory structures to adjust to the growth of new interstate banks.

Federal Securities Laws

         The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.


                            MANAGEMENT OF THE COMPANY

Directors of the Company

         The Board of Directors of the Company is divided into three classes, each of which contains one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. James L. Kelley, T. Ronald Quinlan, Jr. and Anthony E. Burke, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. William C. Frederick and Maurice K. Shaw, has a term expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. Michael F. Manzulli, Godfrey H. Carstens, Jr. and Robert
S. Farrell, has a term of office expiring at the third annual meeting of stockholders. The biographical information of each Director, except Messrs. Manzulli and Burke, is set forth under "Management of the Bank - Trustees of the Bank."

Compensation of the Directors of the Company

         Outside directors of the Company will receive an annual retainer of $15,000. No additional fees will be paid for Board or committee meetings attended.

Executive Officers of the Company

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

                                              Position(s) Held
Name                             Age(1)       With the Company
----                             ---          ----------------
Michael F. Manzulli                56         Chairman of the Board and Chief Executive Officer
Anthony E. Burke                   50         President and Chief Operating Officer
Thomas R. Cangemi                  29         Chief Financial Officer and Secretary
Andrew M. Sisock                   44         Vice President and Accounting Officer

----------------

(1)  As of August 31, 1997.

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, retirement or removal by the Board of Directors.

Biographical Information

     Michael F. Manzulli is Chairman of the Board of Directors and Chief Executive Officer of the Company and Trustee, President and Chief Executive Officer of the Bank. Mr. Manzulli has served as a Trustee of the Bank since 1990, and was named President and Chief Executive Officer in June of 1992. Mr. Manzulli is currently the managing partner of the law firm of Lahr, Dillon, Manzulli, Kelley & Penett, P.C.

Mr. Manzulli is also the Chairman of the Staten Island Partnership, Inc., and serves on the Board of Directors of the Staten Island Economic Development Corp., St. Elizabeth Ann Nursing Home, the Staten Island Historical Society and Notre Dame Academy. He is also a member of the Advisory Board of the Salvation Army - Staten Island. Mr. Manzulli holds a B.S. from Niagara University and a Bachelor of Law degree from St. John's University School of Law.

         Anthony E. Burke. Effective October 20, 1997, Mr. Burke became the President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Burke was a partner for thirteen years with the financial services industry group of Ernst & Young LLP, where he worked for twenty-five years. Mr. Burke has represented community banks (including the Bank), international banks, mortgage banks and real estate ventures, and also has extensive experience in the mergers and acquisitions area. Mr. Burke is a C.P.A., and is a member of the American Institute of Certified Public Accountants. He has a B.S. in economics from St. John's University and an M.B.A. in accounting and finance from the Columbia University Graduate School of Business.

         Thomas R. Cangemi. Effective October 27, 1997, Mr. Cangemi became the Chief Financial Officer and Secretary of the Company. From December 1996 until joining the Company, Mr. Cangemi was Senior Vice President, Chief Financial Officer and Corporate Secretary of a New York-based commercial bank. From January 1996 until December 1996, he was Director of Corporate SEC Reporting for an electronics corporation in Boca Raton, Florida. Prior to January 1996, Mr. Cangemi was Vice President and Chief Financial Officer of a publicly-held savings and loan holding company and its subsidiary federal savings bank located in the New York area. Before 1993, Mr. Cangemi was a member of the SEC Professional Practice Group of KPMG Peat Marwick. Mr. Cangemi holds a B.B.A. from the School of Professional Accountancy at Dowling College, and is a C.P.A. and a member of the American Institute of Certified Public Accountants.

     Andrew M. Sisock joined the Bank in 1975, and served as Vice President and Comptroller until 1993, when he was named Senior Vice President and Financial Comptroller; he was appointed Senior Vice President and Senior Financial Officer in 1996. Mr. Sisock is also the Vice President - Accounting Officer of the Company and a Director and Treasurer of both RCSB Corp. and Richmond Enterprises, Inc. His primary areas of responsibility are overseeing financial and regulatory reporting, investment policy, interest rate risk policy and internal controls. Mr. Sisock has a B.S. in Business Administration from Pennsylvania State University and an M.B.A. in Finance from St. John's University. Mr. Sisock is a graduate of the National School of Finance and Management at Fairfield University.

                             MANAGEMENT OF THE BANK

Trustees of the Bank

         The Directors of the Company are also Trustees of the Bank, with the exception of Mr. Burke. Upon consummation of the Conversion, the current Trustees of the Bank will become Directors of the stock chartered Bank. The following table sets forth certain information regarding the Board of Trustees of the Bank.

                                                         Position(s) Held                                Term
           Name                           Age(1)           With the Bank                               Expires
           ----                           ---              -------------                               -------
Godfrey H. Carstens, Jr.                    69         Trustee                                           2000
Robert S. Farrell                           71         Trustee                                           2000
William C. Frederick, M.D.                  69         Trustee                                           1999
James L. Kelley                             55         Trustee                                           1998
Michael F. Manzulli                         56         President, Chief Executive                        2000
                                                       Office and Trustee
T. Ronald Quinlan, Jr.                      70         Trustee                                           1998
Maurice K. Shaw                             58         Trustee                                           1999

-------------------

(1) As of August 31, 1997.

Executive Officers of the Bank Who Are Not Trustees

         The following table sets forth certain information regarding the executive officers of the Bank with the exception of Messrs. Manzulli and Sisock whose background is discussed under "Management of the Company - Biographical Information."

                                                                Position(s) Held
         Name                            Age(1)                  With the Bank
         ----                            ---                     -------------
John M. McKenna                            61          Executive Vice President
Stephen G.C. Campbell                      54          Senior Vice President and Senior Auditor
Peter J. Esposito                          54          Senior Vice President - Commercial Lending
Charles F. Hermann, III                    54          Senior Vice President - Special Services
Andrew M. Sisock                           44          Senior Vice President and Senior Financial Officer
Nelson C. Sundback                         56          Senior Vice President - Information Systems/Operations
Robert J. O'Rourke                         60          Vice President - Lending
John J. Amodio                             55          Director of Commercial Banking Services

---------------------

(1) As of August 31, 1997.

         The executive officers of the Bank are elected annually and will hold office in the converted Bank until the annual meeting of the Board of Directors of the Bank held immediately after the first annual meeting of stockholders of the Bank subsequent to Conversion, and until their successors are elected and qualified or until death, resignation, retirement or removal by the Board of Directors. Officers are re-elected by the Board of Directors annually.

Biographical Information

Trustees of the Bank

Godfrey H. Carstens, Jr. has served as a Trustee of the Bank since 1973. He is the owner and president of Carstens Electrical Supply Co., an electrical supply company located in Staten Island, New York. He is also a member of the Board of Trustees of Staten Island University Hospital, and of the West Brighton Civic Association.

Robert S. Farrell has served as a Trustee of the Bank since 1973. He has been president of H.S. Farrell, Inc., a lumber, millwork and building materials supply company located in Staten Island, New York, since 1986, and has held other positions with the firm for over fifty years. He is also a member of the Board of the Northfield Local Development Corp., and of the Port Richmond Board of Trade.

William C. Frederick, M.D. has served as a Trustee of the Bank since 1980. Dr. Frederick is a surgeon in Staten Island and is affiliated with St. Vincent's Hospital, Staten Island University Hospital and Bayley Seton Hospital.

James L. Kelley has served as a Trustee of the Bank since January 1997. Mr. Kelley is a partner of the law firm of Lahr, Dillon, Manzulli, Kelley & Penett, P.C., which serves as general counsel to the Bank. Mr. Kelley holds a B.S. from St. Peter's College, New Jersey, and a Bachelor of Law degree from St. John's University School of Law.

T. Ronald Quinlan, Jr. has served as a Trustee since 1978. Mr. Quinlan retired in 1993 as owner and President of Quinlan Fuel Service, a fuel oil company located in Staten Island, New York. He is a member of the West Brighton and Lighthouse Civic Associations.

Maurice K. Shaw has served as a Trustee since 1979. He is Senior Vice President in charge of corporate affairs of Brooklyn Union Gas Co., where he has been employed since 1960. Mr. Shaw is a member of the Board of Directors of the Staten Island Partnership, Inc., the Staten Island Economic Development Corp. and the Staten Island Chamber of Commerce.

Executive Officers of the Bank Who Are Not Trustees

John M. McKenna joined the Bank in 1992 as Executive Vice President. Mr. McKenna also serves as a Director and President of RCSB Corp. and Richmond Enterprises, Inc. Mr. McKenna's primary responsibilities include overseeing the general operations of the Bank, including finance, information systems, deposits and facilities. Mr. McKenna has a B.S. from the City University of New York.

Stephen G.C. Campbell joined the Bank in 1980 as assistant vice president and branch manager and has served in numerous managerial positions. He served as Senior Vice President and Senior Loan Officer from December 1991 until May of 1997, when he was named Senior Vice President and Senior Auditor. He is responsible for the administration and management of the Auditing Department. Mr. Campbell attended

Pace College and Rutgers University and is a graduate of the National School of Finance and Management at Fairfield University.

Peter J. Esposito joined the Bank in 1975 as Real Estate Appraiser and Inspector. From 1975 to 1979, he served as Assistant Secretary and Senior Real Estate Appraiser. He was named Assistant Vice President of the Mortgage and Servicing Department in 1985, and was promoted to the position of Vice President in Charge of Commercial Real Estate and Construction Lending in 1992. In 1996, he was appointed Senior Vice President of the aforementioned department, and was simultaneously named head of the Business Services Division. Mr. Esposito holds a professional designation as Senior Residential Appraiser with the Appraisal Institute, formerly the Society of Real Estate Appraisers. He is a graduate of the Realtor's Institute, Ithaca College. Mr. Esposito is also a licensed insurance broker and possesses related experience in the construction and real estate development fields. He currently serves on the Boards of Trustees of both the South Shore Rotary and the Staten Island chapter of the Leukemia Society and is involved with numerous charitable organizations.

Charles F. Hermann, III joined the Bank in 1968 and has served the Bank in various positions. He was appointed Senior Vice President in December 1985 and currently serves as Senior Vice President - Special Services. He is responsible for the management of the Insurance and Security Departments of the Bank. Mr. Hermann is also a Vice President and Director of RCSB Corp. and Richmond Enterprises, Inc. He is a graduate of the American Institute of Banking and attended St. John's University.

Nelson C. Sundback joined the Bank in 1968 and has served in numerous managerial positions. He was named Senior Vice President -- Information Systems/Operations in November 1993. His primary areas of responsibility include the management and supervision of the Bank's Operations, Pension, Insurance, ATM and Network Computer Departments. Mr. Sundback is also Secretary of RCSB Corp. and Richmond Enterprises, Inc. Mr. Sundback attended St. John's University and the College of Staten Island. Mr. Sundback is a graduate of the National School of Finance and Management at Fairfield University and the American Institute of Banking.

John J. Amodio joined the Bank in April 1997 as Director of Commercial Banking Services. From 1973 to 1980 Mr. Amodio was Senior Vice President, and from 1982 to 1991 was President and Chief Executive Officer of a Staten Island-based commercial bank. Prior to joining the Bank, he was President of Amodio & Associates, Ltd., a management consulting organization, from 1991 to 1995, and was President of TAM Restaurant Group, Inc., a restaurant, catering and concessions management firm, from 1995 until 1997. Mr. Amodio's primary responsibility is to direct the development of the Bank's commercial banking services. Mr. Amodio is a former director and president of the NYS Society of Certified Public Accountants, Staten Island Chapter, Chairman of the Board of Meals on Wheels of Staten Island, and is the Chairman of the Staten Island Rotary Foundation. Mr. Amodio has a B.B.A. in Accounting from Iona College and is a C.P.A. He is also a graduate of the Commercial Bank Management Program at Columbia University.

Robert J. O'Rourke joined the Bank in 1996 as Vice President -- Lending. Prior to joining the Bank, he was President of Robert O'Rourke Inc. Real Estate, a firm he formed in 1992 which specialized in analysis, appraisal and coordinating assignments of metropolitan New York area properties for financing and certiorari purposes. Mr. O'Rourke has over eighteen years of financial institution experience, the majority as a Senior and Executive Vice President in charge of the mortgage and real estate department of a New York-based savings bank. He is an MAI designated member of the Appraisal Institute and a Certified General Appraiser in New York and New Jersey. He is a licensed real estate broker in New York and is a member of the New York and Staten Island Real Estate Boards. Mr. O'Rourke is a member of the Friendly Sons of St. Patrick-New York and is a board member of the Staten Island Botanical Gardens. Mr. O'Rourke is primarily responsible for overseeing the residential mortgage and consumer lending departments of the Bank. Mr. O'Rourke has a B.A. from Fordham University and is a graduate of the National School of Savings Banking, Fairfield University.

Meetings and Committees of the Boards of the Bank and the Company

         The Board of Trustees meets monthly and may have additional special meetings as may be called by the President or at the written request of three trustees. During the fiscal year ended June 30, 1997, the Board held twelve meetings. There are currently eight committees of the Board of Trustees consisting of the Executive/Finance Committee, the Examining/Audit Committee, the Residential/Commercial/Construction Committee, the Loan Review Committee, the Personnel Committee, the Insurance Committee, the By-Laws Committee and the Buildings & Grounds Committee. Subsequent to the Conversion, the Board of Trustees may consider and make revisions to the current structure of its committees.

         The Board of Trustees of the Bank has established the following committees:

         The Executive/Finance Committee consists of the entire Board of Trustees. The purpose of this Committee is to exercise the authority of the Board of Trustees with respect to matters requiring action between meetings of the Board of Trustees. Any actions by this Committee requires subsequent ratification by the Board of Trustees at the next regular meeting. The Committee meets at least four times per year as well as on an as needed basis.

         The Examining/Audit Committee consists of Messrs. Farrell, Frederick, Quinlan, Shaw and DeForest (Emeritus). The Bank's internal auditor and compliance officer report to this committee. The duty of this committee is to examine the records and affairs of the Bank in conformity with the Banking Laws of the State of New York applying to examinations and the Federal laws and regulations relating to bank independent audit committees, and to determine the Bank's true financial condition and its safety and soundness. It inquires into the policies of management for the purpose of determining whether such policies are sound and consistent with the requirements of the law and inquires into and reviews management's responsibility for the Bank's compliance with safety and soundness laws and regulations, and management's responsibility for the Bank's system of internal controls, and into such other matters as are necessary to enable the Trustees to determine whether adequate protection is afforded depositors and reviews management reports and the reports of the Bank's independent public accountant. The committee generally meets on a bimonthly basis and met five times in fiscal 1997.

         The Residential/Commercial/Construction Committee consists of Messrs. Carstens, Farrell, Frederick, Quinlan and Shaw. This committee is responsible for reviewing and approving mortgage loans, home equity loans, commercial real estate, construction, and commercial loans in amounts within its designated authority. The committee generally meets bi-monthly, depending on loan volume, and met 21 times in fiscal 1997.

         The Loan Review Committee consists of Messrs. Carstens, Farrell, Frederick, Quinlan and Shaw. This committee reviews the workout solutions of problem loans, and approves the classification of assets and the establishment of adequate valuation allowances. This committee meets at least semi-annually and met three times in fiscal 1997.

         The Personnel Committee consists of Messrs. Carstens, Farrell, Frederick and Shaw. This committee is responsible for all matters regarding compensation and fringe benefits. The committee meets at least semi-annually and met three times in fiscal 1997.

         The Insurance Committee consists of Messrs. Carstens, Frederick, Kelley and Shaw. This committee is responsible for ensuring that adequate insurance coverage is in place for the Bank's assets and trustees, officers and employees. The committee meets at least semi-annually and met twice in fiscal 1997.

         The Bylaws Committee consists of Messrs. Frederick, Kelley and Quinlan, and is responsible for reviewing and proposing revisions to the By-Laws of the Bank, as necessary. The committee meets on an as-needed basis and did not meet in fiscal 1997.

         The Buildings and Grounds Committee consists of Messrs. Carstens, Farrell, Kelley and Quinlan. This committee is responsible for supervising the maintenance and upkeep of the Bank's physical plant. This committee meets on an as-needed basis and did not meet in fiscal 1997.

         Additionally, the Bank has a number of other management committees including the Asset/Liability Committee, the Interest Rate Risk Committee, the Internal Control Committee, the Risk Management Committee, the Investment Committee and the Compliance Committee.

         The Board of Directors of the Company has established the following committees: the Audit Committee consisting of Messrs. Farrell, Frederick, Quinlan and Shaw; the Pricing Committee consisting of the entire Board of Directors; and the Compensation Committee consisting of Messrs. Carstens, Farrell, Frederick and Shaw.

Compensation of Trustees

         Outside trustees of the Bank receive fees of $1,200 per Board meeting attended and $650 per Committee meeting attended. Effective January 1, 1998, outside trustees of the Bank will receive fees of $1,400 per Board meeting attended and $850 per Committee meeting attended.

Trustees Emeritus

         The Bank maintains a Board of Trustees Emeritus which currently consists of three former Trustees of the Bank. Pursuant to the Bank's bylaws, Trustees are automatically retired on December 31 of the year they reach age 75 and any Trustee who retires because of such age limitation is eligible to be elected as a Trustee Emeritus. Trustees Emeritus have no vote and receive the same meeting fees as Trustees of the Bank.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the fiscal year ended June 30, 1997, to the Chief Executive Officer and the other executive officer of the Bank who received salary and bonus in excess of $100,000 ("Named Executive Officers").

---------------------------------------------------------------------------------

                                                   Annual Compensation(1)
                                             ------------------------------------


                                                                      Other
                                                                     Annual
Name and Principal                                                Compensation
Positions                             Year     Salary   Bonus($)     ($)(2)
---------------------------------------------------------------------------------
Michael F. Manzulli                   1997    $324,416    -             -
  President and Chief Executive
  Officer
John M. McKenna                       1997    $128,308    $6,500        -
  Executive Vice President and
  Chief Operating Officer

---------------------------------------------------------------------------------------------------------
                                                    Long-Term Compensation
                                     -------------------------------------------------
                                                 Awards                  Payouts
                                     -------------------------------------------------

                                                        Securities
                                       Restricted       Underlying         LTIP           All Other
Name and Principal                    Stock Awards     Options/SARs      Payouts        Compensation
Positions                                ($)(3)           (#)(4)          ($)(5)           ($)(6)
---------------------------------------------------------------------------------------------------------
Michael F. Manzulli                         -               -               -               $26,980
  President and Chief Executive
  Officer
John M. McKenna                             -               -               -               $ 3,102
  Executive Vice President and
  Chief Operating Officer

-------------------------
(1) Under Annual Compensation, the column titled "Salary" includes salary deferred by the Named Executive Officer under the Bank's 401(k) Plan and the column titled "Bonus" consists of board approved discretionary bonus as well as attendance bonuses, loan referral bonuses and recruitment bonuses.
(2) For 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1997, the Bank had no restricted stock or stock related plans in existence.
(3) Does not include awards pursuant to the Stock Program, which may be granted in conjunction with a meeting of shareholders of the Company, subject to regulatory and shareholder approval, as such awards were not earned, vested or granted in fiscal 1997. For a discussion of the terms of the Stock Program which is intended to be adopted by the Company, see "- Benefit
    Plans - Stock Program." For 1997, the Bank had no stock plans in existence.
(4) No stock options or SARs were earned or granted in 1997. For a discussion of the Stock Option Plan which is intended to be adopted by the Company, see "Benefit Plans - Stock Option Plan."
(5) For 1997, there were no payouts or awards under any long-term incentive plan.

(6) Other compensation includes other benefits such as the Bank's matching contribution under the Bank's 401(k) Plan, amounts contributed by the Bank pursuant to the Bank's Supplemental Executive Retirement Plan, and automobile allowance.

Report of Independent Compensation Consultant

         Pursuant to the NYBB regulations governing the Conversion, the Bank must obtain the opinion of an independent compensation consultant as to whether or not the total compensation for the executive officers, directors or trustees of the Bank, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to executive officers, directors or trustees of similar publicly-traded financial institutions. The Bank has obtained an opinion from William M. Mercer, Incorporated, which provides that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets as of November 18, 1997, with respect to the total cash compensation (base salary and annual incentive) for executive officers and total compensation for trustees of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Common Stock to be reserved under the ESOP, the Stock Program and Stock Option Plan, as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.

Employment Agreements

         Upon the Conversion, the Bank intends to enter into employment agreements with Mr. Manzulli and four other officers of the Bank (individually, the "Executive") and the Company intends to enter into employment agreements with Mr. Manzulli and two other officers of the Company (collectively, the "Employment Agreements"). The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the above referenced officers.

         The Employment Agreements provide for either three-year or two-year terms for each Executive. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salary which will be effective for such Employment Agreement for Mr. Manzulli will be $420,000. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause, as defined in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank and the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

         Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank's Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under New York and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the Agreements, based solely on cash compensation paid to the officers who will receive Employment Agreements over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $3.0 million.

Change in Control Agreements

         Upon Conversion, the Bank intends to enter into two-year Change in Control Agreements (the "CIC Agreements") with Mr. McKenna and four other officers, none of whom will be covered by employment contracts. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Bank's CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Company or the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five most recent taxable years. The Bank would also continue and pay for the officer's life, health and disability coverage for twenty-four months following termination. In the event of a change in control of the Company or the Bank, the total payments that would be due under the CIC Agreements, based solely on the current annual compensation paid to the officers covered by the CIC Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $800,000.

Employee Severance Compensation Plan

         The Bank's Board of Directors intends to, upon Conversion, establish the Richmond County Savings Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with Employment Agreements or CIC Agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 199% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $4.6 million. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

Benefit Plans

         Retirement Plan. The Bank sponsors a defined benefit pension plan known as The Retirement Plan of Richmond County Savings Bank in RSI Retirement Trust ("Retirement Plan"). The Retirement Plan is intended to satisfy the tax qualification requirements of Section 401(a) of the Code.

         Employees generally become eligible to participate in the Retirement Plan upon their attainment of age 21 and the completion of one year of eligibility service. The plan defines a year of eligibility service as a 12-month period, coinciding with the employee's anniversary during which an employee completes 1,000 hours of service. The Retirement Plan excludes from becoming eligible to participate employees (i) paid on an hourly-rate or contract basis, (ii) regularly employed outside the Bank's own offices in connection with the operation and maintenance of building and other property acquired through foreclosure or deed, or (iii) leased employees.

         The Retirement Plan provides for a normal retirement benefit to participants upon retirement at or after the later of (i) attainment of age 65 or (ii) the fifth anniversary of initial participation in the plan. The annual normal retirement benefit for a participant under the Retirement Plan equals the sum of (i) 1.67% of the "Average Annual Earnings" (as defined in the plan) multiplied by the participant's "Credited Service" (as defined by the plan) (up to a maximum of 35 years); plus (ii) 0.23% of the participant's Average Annual Earnings, which exceed the participant's "Covered Compensation" (as defined by the plan) multiplied by the participant's credited service (up to maximum of 35 years); plus (iii) 1% of the participant's Average Annual Earnings, multiplied by the participant's Credited Service which exceeds 35 years.

         A participant may also become eligible to receive an early retirement benefit upon the completion of at least ten consecutive years of "Vested Service" (as defined in the plan) with the Bank and (i) attainment of age 60, or
(ii) completion of 30 years of vested service, or (iii) at the time the sum of the participant's age and Vested Service equals or exceeds 85. Early retirement benefits are generally calculated in the same manner as a participant's normal retirement benefits but may be actuarially reduced if paid prior to the participant's "Normal Retirement Date" (as defined by the plan). Participants generally become vested in their benefits under the Retirement Plan upon completing at least five years of Vested Service.

         The plan generally pays benefits in the form of a straight life annuity with respect to unmarried participants and in the form of a 50% qualified joint and survivor annuity (with the spouse as designated beneficiary) for married participants. Other forms of benefit payments, including a lump sum, are available under the Retirement Plan.

         The following table sets forth the estimated annual benefits payable under the Retirement Plan upon a participant's retirement at age 65 for the year ended June 30, 1997, expressed in the form of a straight life annuity, and any related amounts payable under the Supplemental Executive Retirement Restoration Plan (see description below). Covered compensation under the Retirement Plan basically includes the base salary for participants, and does not consider any cash bonus amounts. The benefits listed in the table below for the Retirement Plan and Supplemental Executive Retirement Restoration Plan are not subject to a deduction for social security benefits or any other offset amount.



                                                             Years of Service
             Final Average      --------------------------------------------------------------------------
             Compensation          15            20          25           30           35           40
            ----------------    ---------    ----------   ---------    ---------    ---------    ---------
               $50,000           $13,215       $17,820     $22,025      $26,430      $30,835       $33,335
               100,000            27,485        36,820      45,775       54,930       64,085        69,085
               150,000            41,715        55,620      69,525       83,430       97,335       104,835
               200,000            55,965        74,620      93,275      111,930      130,585       140,585
               250,000            70,215        93,820     117,025      140,430      163,835       176,335
               300,000            84,486       112,620     140,775      188,930      197,085       212,085
               350,000            98,716       131,620     184,525      197,430      230,335       247,835
               400,000           112,985       150,830     188,275      225,930      263,335       283,585
               450,000           127,215       169,620     212,025      254,430      296,835       319,335
               500,000           141,485       188,620     236,775      282,930      330,085       355,085
               550,000           155,715       207,820     259,525      311,430      363,335       390,835

         The approximate years of service, as of June 30, 1997, for the named executive officers are as follows:


                                                                          Years of Service
                                                                          ----------------
                John M. McKenna.........................................         5

                Michael F. Manzulli.....................................         5



         401(k) Plan. The Bank also sponsors the Richmond County Savings Bank 401(k) Savings Plan ("401(k) Plan"), a tax-qualified profit sharing and salary reduction plan under Sections 401(a) and 401(k) of the Code. Generally, employees other than (i) employees compensated on an hourly, daily, commission, fee or retainer basis or (ii) leased employees become eligible to participate in the 401(k) Plan upon the attainment of age 21 and the completion of one year of service (i.e., 12 months of service). Under the 401(k) Plan, participants may make salary reduction contributions equal to 2% to 9% of their compensation or the legally permissible limit (currently $9,500). The Bank matches 50% of the first 6% of compensation deferred by a participant.

         Participants are always 100% vested in their salary reduction contributions. Participants become 20% vested in Bank matching contributions after the completion of two years of service with the Bank. Participants' vested interest in Bank matching contribution increase by 20% for each additional year of service completed, so that after the completion of 6 years of service, participants are 100% vested in Bank matching contributions. A participant who terminates employment due to death, disability, or retirement immediately becomes fully vested in the Bank's matching contributions credited to his or her account regardless of the participant's years of service. A participant's vested portion of his or her 401(k) Plan account is distributable from the 401(k) Plan upon the termination of the participant's employment, death, disability or retirement. In addition, a participant may be eligible for hardship withdrawals and loans under the 401(k) Plan. Any distribution made to a participant prior to the participant's attainment of age 59 1/2 is subject to a 10% excise tax in addition to federal income taxes. The Board of Directors may at any time discontinue the Bank's contributions to employee accounts. For the years ended June 30, 1997, 1996 and 1995, the Bank's matching contributions to the 401(k) Plan were $136,000, $133,000 and $118,000, respectively.

         The 401(k) Plan permits participants to direct the investment of their 401(k) plan account into various investment alternatives. The investment accounts are valued daily and participants are provided with information regarding the market value of the participant's investments and all contributions made on his or her behalf on at least a quarterly basis. In connection with the Conversion, the Bank intends to amend the 401(k) Plan to permit participants to invest in an "Employer Stock Fund" as one of the investment alternatives. The Employer Stock Fund will be invested primarily in shares of Common Stock. The trustee may follow the voting directions of 401(k) Plan participants investing in the Employer Stock Fund; provided that the trustee determines such voting is consistent with its fiduciary duties. However, the trustee is not required to follow the voting directions of the 401(k) Plan participants with respect to Common Stock held in the Employer Stock Fund.

         ESOP. In connection with the Conversion, the Bank also intends to implement an employee stock ownership plan. An ESOP is a tax-qualified retirement plan designed to invest primarily in employer securities. The Bank will make contributions to the ESOP on behalf of all ESOP participants. The ESOP will provide eligible employees with the opportunity to receive a Bank-funded retirement benefit based primarily on the value of the Common Stock. All eligible employees of the Bank and its affiliates, including the Company, as of the effective date of the Conversion, will be eligible to participate in the ESOP. Subsequently, all eligible employees of the Bank and its affiliates, including the Company, will be eligible to participate in the ESOP upon the attainment of age 21 and the completion of one year of service with the Bank.

         The Bank expects the ESOP to purchase 8.0% of the Common Stock issued in connection with the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock issued in the Conversion, the ESOP intends to borrow funds from the Company equal to 100% of the aggregate purchase price of the Common Stock. Alternatively, the Company and Bank may choose to fund the ESOP's purchase of stock through a loan from a third-party financial institution. The Common Stock purchased by the ESOP with the loan proceeds will serve as collateral for the loan, as described below. The term of the ESOP loan will be 20 years and the trustee will repay the loan principally from the Company's or the Bank's contributions to the ESOP. Additionally, any dividends that may be paid on unallocated stock held by the ESOP will also be used to repay the ESOP loan. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make additional contributions to the ESOP for repayment of the loan or to reimburse the Company for contributions made by it. The interest rate for the loan is expected to be at or near the prime rate.

         Shares of Common Stock purchased by the ESOP with the loan proceeds will initially be pledged as collateral for the loan and will be held in a suspense account until released for allocation among participants as the loan is repaid. The trustee will release the pledged shares annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will then be allocated to the accounts of ESOP participants based on each participant's compensation relative to all participants' compensation. Participants will vest in their ESOP account at a rate of 20% annually commencing after the completion of 2 years of service, with 100% vesting upon the completion of 6 years of service. Participants will also become fully vested in their accounts if their service terminates due to death, retirement, disability, or upon the occurrence of a change in control. The ESOP may reallocate forfeitures among remaining participants, in the same proportion as contributions. Benefits under the ESOP will become payable upon death, retirement, or separation from service. The annual contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         In connection with the establishment of the ESOP, the Board of Directors will appoint a Committee of the Board of Directors and officers of the Bank to administer the ESOP (the "ESOP Committee"). The Bank anticipates that this Committee will appoint an unrelated trustee for the ESOP and the 401(k) Plan Employer Stock Fund prior to the Conversion. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP and the 401(k) Plan Employee Stock Fund. The ESOP trustee, subject to its fiduciary duties, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the trustee will vote unallocated shares and allocated shares for which participants provide no instructions in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock for which it has received instructions.

         Supplemental Executive Retirement Plan. The Bank also maintains a non-qualified deferral compensation plan, known as the Richmond County Savings Bank Supplemental Executive Retirement Plan (the "SERP"). The SERP provides certain employees with supplemental retirement income from the Bank when such amounts cannot be paid from the tax-qualified Retirement Plan or 401(k) Plan. Participants in the SERP receive a benefit equal to the amount they would have received under the Retirement Plan and the 401(k) Plan, but for reductions in such benefits imposed by operation of Sections 401(a)(17), 401(m), 401(k)(3), 402(g) and 415 of the Code. The Bank will amend the SERP to provide participants with supplemental benefits intended to make up for reductions imposed on the ESOP by operation of Sections 401(a), 401(m) and/or 415 of the Code. The SERP is an unfunded plan, providing participants only with a contractual right to obtain the benefits provided thereunder from the general assets of the Bank. Currently, only Mr. Manzulli is eligible to participate in the SERP.

         Management Supplemental Executive Retirement Plan. The Bank intends to implement a non-qualified Management Supplemental Executive Retirement Plan ("MSERP") to provide certain officers and highly compensated employees of the Bank and its affiliates, including the Company, with additional retirement benefits. The MSERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the MSERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) first, reducing the number determined by
(i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the MSERP vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the MSERP. The vested portion of the MSERP Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65 or in accordance with the requirements of early retirement under the Retirement Plan.

         The Bank will amend the existing irrevocable grantor's trust ("grantor's trust") established in connection with the SERP to hold the assets of the MSERP. This trust will be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the MSERP. The grantor's trust may hold a variety of assets including the Common Stock, other securities, insurance contracts and cash. The MSERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the MSERP until such benefits are received by the participants. The assets of the grantor's trust are considered part of the general assets of the Bank and are subject to the claims of the Bank's creditors in the event of the Bank's insolvency. Earnings on the trust's assets are taxable to the Bank.

         Stock Option Plan. Following the Conversion, the Board of Directors of the Company intends to adopt a stock-based benefit plan which would provide for the granting of options to purchase Common Stock to certain individuals. Currently, the Company anticipates granting stock options under a single stock-based incentive plan which will combine the features of the Stock Program and the Stock Option Plan (the "Master Stock-based Benefit Plan") covering full-time employees and outside directors of the Company and its affiliates. However, it is possible that the Company may establish separate option plans solely for outside directors. At a meeting of stockholders of the Company following the Conversion, which under applicable NYBB regulations may not be held earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Stock Option Plan, or the Master Stock-based Benefit Plan of which it is a part, to stockholders for approval. The Company anticipates reserving an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 2,297,700 shares based upon the issuance of 22,977,000 shares), for issuance under the Stock Option Plan, or the Master Stock-based Benefit Plan of which it is a part. If the Company implements an option plan within one year following completion of the Conversion, NYBB regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options granted under the plan. NYBB and FDIC regulations also provide that the exercise price of any options granted under any such plan must equal or exceed the market price of the Common Stock as of the date of grant. Additionally, OTS regulations, as applied by the FDIC, provide that with respect to any stock option plan adopted within one year after conversion, the vesting or exercisability of any options granted under such a plan may not be accelerated except upon death or disability.

         The Company intends to design the stock option benefits provided under the Stock Option Plan to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Company may condition the granting or vesting of stock options on the achievement of individual or Company-wide performance goals, including the achievement by the Company or the Bank of specified levels of net income, asset growth, return on equity or other specific financial performance goals. The Company anticipates that the Stock Option Plan will provide for the grant of: (i) options for employees to purchase the Company's Common Stock intended to qualify as incentive stock options under
Section 422 of the Code ("Incentive Stock Options"); (ii) options for all participants that do not qualify as incentive stock options ("Non-Statutory Stock Options"); and (iii) Limited Option Rights (discussed below) which participants may exercise only upon a change in control of the Bank or the Company. Unless sooner terminated, the Stock Option Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's stockholders. Subject to shareholder approval, the Company intends to grant options with Limited Option Rights at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Subject to any applicable NYBB and FDIC regulations, upon exercise of "Limited Option Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of any unexercised option, whether exercisable or unexercisable at such time, and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. The Company anticipates that all options granted contemporaneously with stockholder approval of the Stock Option Plan will qualify as Incentive Stock Options to the extent permitted under
Section 422 of the Code. A change in control would be defined in the plan document and would generally occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         A committee of the Board of Directors will administer the Stock Option Plan and will determine which officers and employees may receive options and Limited Rights, whether such options will qualify as Incentive Stock Options, the number of shares subject to each option, the exercise price of each option, the manner of exercise of the options and the time when such options become exercisable.

         If the Company adopts the Stock Option Plan in the form described above, an employee will realize taxable income upon grant or exercise of any Incentive Stock Option, provided that the employee does not dispose of the shares received through the exercise of such option for at least one year after the date the employee receives the stock in connection with the option exercise and two years after the date of grant of the option (a "disqualifying disposition"). The Company may not take a compensation expense deduction with respect to the grant or exercise of Incentive Stock Options, unless the employee disposes of the shares in a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the option. The amount of taxable income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of shares acquired through the exercise of an Incentive Stock Option are a deductible expense for tax purposes by the Company. Upon the exercise of a Limited Option Right, the option holder realizes taxable income equal to the amount paid to him or her upon exercise of the right and the Company receives a deduction equal to that same amount.

         Stock options under an option plan adopted by the Company would become vested and exercisable in the manner specified by the committee responsible for administering the plan, subject to applicable NYBB and FDIC regulations. The Company anticipates options granted in connection with the Stock Option Plan will remain exercisable for at least three months following the date on which the employee ceases to perform services for the Bank or the Company, except that in the event of death or disability, in which cases options accelerate and become fully vested and remain exercisable for up to one year thereafter, or such longer period as determined by the Company. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee, other than termination due to death or disability, would be treated for tax purposes as a Non-Statutory Stock Option. The Company also anticipates that in the event of retirement, if the optionee continues to perform services as a Director, Director Emeritus or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a Director, Director Emeritus or consultant. If the Stock Option Plan is adopted in the form described above, the Company, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         All options granted to outside directors under an option plan must, by law, be Non-Statutory Stock Options and would vest and become exercisable in a manner specified by the committee, subject to applicable NYBB and FDIC regulations, and would expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a Director, Director Emeritus or consultant. In the event of the death or disability of a participant, all previously granted options would immediately vest and become fully exercisable.

         Stock Program. Following the Conversion, the Company intends to establish the Stock Program which would provide for the grant of awards of Common Stock and Limited Stock Rights to officers, directors and employees of the Company and its affiliates including the Bank, at no cost to the recipient, as a method of providing officers, employees and non-employee directors of the Bank and Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The benefits under the Stock Program may be provided for under either a separate plan for officers and employees and a separate plan for outside directors or under the Master Stock-based Benefit Plan which would combine the features of the Stock Program with the Stock Option Plan. The Company intends to present the Stock Program or the plan of which they are a part, for stockholder approval at a meeting of stockholders, which pursuant to applicable NYBB regulations, may be held no earlier than six months after the completion of the Conversion.

         The Bank or Company expects to contribute funds to the Stock Program to enable such plan or a trust established for such plan, to acquire, in the aggregate, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 919,080 shares based upon the issuance of 22,977,000 shares). The Company will acquire these shares through open market purchases, if permitted, or from authorized but unissued shares. Although no specific award determinations have been made, the Company anticipates that it will provide stock awards to the directors and employees of the Company or Bank or their affiliates to the extent permitted by applicable regulations. Shares of Common Stock granted pursuant to the Stock Program will be awarded at no cost to the recipients. NYBB regulations provide that, to the extent the Company implements the Stock Program within one year after the Conversion, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors. Additionally, OTS regulations, as applied by the FDIC, provide that with respect to any stock option plan adopted within one year after conversion, the vesting or the exercisability of any options granted under such a plan may not be accelerated except upon death or disability.

         A committee of the Board of Directors will administer the Stock Program or the plan of which they are a part. Stock awards will not be transferable or assignable. The Board intends to appoint an independent fiduciary to serve as trustee of a trust established pursuant to the Stock Program. The Company may make allocations and grants to officers and employees under the Stock Program in the form of non performance-based grants and/or performance-based grants. The Company may make the granting or vesting of stock awards under the Stock Program conditioned upon the achievement of individual or Company-wide performance goals, including the Company's or Bank's achievement of specified levels of net income, return on assets, return on equity or other specified financial performance goals and will be subject to applicable NYBB and FDIC regulations, if any.

         In the event of death, awards of Common Stock will become 100% vested. In the event of disability, grants would be 100% vested upon termination of employment of an officer or employee, or upon termination of service as a director. In the event of retirement, if the participant continues to perform services as a Director, Director Emeritus or consultant on behalf of the Bank, the Company or an affiliate or, in the case of a retiring Director, Director Emeritus, or as a consulting director, unvested grants will continue to vest in accordance with their original vesting schedule until the recipient ceases to perform such services at which time any unvested grants would lapse.

         Limited Stock Rights would be exercisable by participants only upon a change in control of the Company or Bank as described in the Plan. Subject to any applicable NYBB or FDIC regulations, upon the exercise of a Limited Stock Right, the recipient will be entitled to receive a cash payment equal to the fair market value of all unvested stock awards in exchange for any rights to such unvested stock awards.

         A change in control is expected to be defined in the plan document to generally occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of a class of equity securities of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which results in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

         When shares become vested in accordance with the stock programs described above, the participants will recognize taxable income equal to the fair market value of the Common Stock at that time. The Company may take a deduction equal to that amount for the year in which it becomes taxable to the individual. When shares become vested and are actually distributed in accordance with the Stock Program, the participants also receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of grants may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee of the Stock Program, or the plan of which they are a part, in accordance to the directions provided by individuals with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they are vested.

     In the event that additional authorized but unissued shares are acquired by the Stock Program after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank's policies do not permit the Bank to make loans to any of its Trustees. Two of the Bank's Trustees have loans with the Bank that predate their becoming Trustees. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Trustees.

         The Bank currently makes loans to its executive officers on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions, with other persons and may not involve more than the normal risk of collectability or present other unfavorable features. In addition, the law firm of Lahr, Dillon, Manzulli, Kelley & Penett, P.C. has a mortgage loan with the Bank. Such loan was made by the Bank in the ordinary course of business, with no favorable terms and did not involve more than the normal risk of collectability or present unfavorable features. During fiscal 1997, the law firm of Lahr, Dillon, Manzulli, Kelley & Penett, P.C. provided legal representation to the Bank for which it was paid approximately $139,000 for legal fees and related services. Mr. Manzulli and Mr. Kelley are partners with the firm.

         The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS, DIRECTORS AND TRUSTEES

         The following table sets forth the number of shares of Common Stock that the executive officers, Trustees and Directors, and their associates, propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range (including shares issued to the Foundation) and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all Trustees, Directors and executive officers as a group.


                                                                  AT THE MINIMUM               AT THE MAXIMUM
                                                                 OF THE ESTIMATED          OF THE ESTIMATED PRICE
                                                                  PRICE RANGE(1)                  RANGE(1)
                                                            --------------------------   ---------------------------
                                                                          AS A PERCENT                 AS A PERCENT
                                                               NUMBER       OF SHARES      NUMBER        OF SHARES
                    NAME                          AMOUNT      OF SHARES      OFFERED      OF SHARES       OFFERED
--------------------------------------------- ------------- ------------- ------------   ------------  -------------
Anthony E. Burke                                  $250,000      25,000        0.15%         25,000         0.11%
Godfrey H. Carstens, Jr.                           250,000      25,000        0.15          25,000         0.11
Robert S. Farrell                                  150,000      15,000        0.09          15,000         0.07
William C. Frederick, M.D.                         250,000      25,000        0.15          25,000         0.11
James L. Kelley  (2)                               250,000      25,000        0.15          25,000         0.11
Michael F. Manzulli (2)                            250,000      25,000        0.15          25,000         0.11
T. Ronald Quinlan, Jr.                             100,000      10,000        0.06          10,000         0.04
Maurice K. Shaw                                    200,000      20,000        0.12          20,000         0.09
John M. McKenna                                    100,000      10,000        0.06          10,000         0.04
Thomas R. Cangemi                                  250,000      25,000        0.15          25,000         0.11
Stephen G.C. Campbell                               75,000       7,500        0.04           5,000         0.03
Peter J. Esposito                                   75,000       7,500        0.04           7,500         0.03
Charles F. Hermann, III                            125,000      12,500        0.07          12,500         0.05
Andrew M. Sisock                                   100,000      10,000        0.06          10,000         0.04
Nelson C. Sundback                                 100,000      10,000        0.06          10,000         0.04
Robert J. O'Rourke                                  75,000       7,500        0.04           7,500         0.03
                                                  --------      ------        ----          ------         ----
All Directors and Executive Officers as a
group (17 persons)...........................   $2,600,000     260,000       1.53%         260,000        1.13%
                                                ==========     =======       =====         =======        =====

----------------------
(1) Includes proposed subscriptions, if any, by associates. Does not include orders by the ESOP. Intended purchases by the ESOP are expected to be 8.0% of the shares issued in the Conversion, including shares issued to the Foundation. Also does not include Common Stock sold, Common Stock which may be awarded under the Stock Program to be adopted equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, and Common Stock which may be purchased pursuant to options which may be granted under the Stock Option Plan equal to 10% of the number of shares of Common Stock issued in the Conversion, including shares issued to the Foundation.

(2) Does not include proposed subscriptions of $250,000 for a retirement plan trust, the trustees of which include Messrs. Kelley and Manzulli. Including such subscriptions, the total amount of subscriptions of trustees, directors, executive officers and their associates would be $2.9 million.

                                 THE CONVERSION

         THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE BANK'S ELIGIBLE ACCOUNT HOLDERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE SUPERINTENDENT.

General

         On July 31, 1997, the Bank's Board of Trustees adopted the Plan of Conversion pursuant to which the Bank will be converted from a New York State chartered mutual savings bank to a New York State chartered stock savings bank which was amended by the Board on November 20, 1997. It is currently intended that all of the capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan has been approved by the Superintendent and the Bank has received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Bank's Voting Depositors (defined in the Plan as a depositor holding one or more deposit accounts with the Bank with an aggregate balance of $100 or more as of the close of business on the Voting Record Date, which has been fixed by the Bank's Board of Trustees as September 30, 1997). A special meeting of Voting Depositors has been called for this purpose to be held on _______, 1997.

         The Company has received approval from the OTS to become a savings and loan holding company and to acquire all of the common stock of the Bank to be issued in the Conversion. The Company plans to retain 50% of the net proceeds from the sale of the Common Stock and to use the remaining 50% to purchase all of the common stock of the Bank to be issued in the Conversion. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or all of the common stock of the Bank, if the holding company form of organization is not utilized, to be issued in the Conversion.

         The Plan provides that the Board of Trustees of the Bank, at any time prior to the issuance of the Common Stock and for any reason, may decide not to use the holding company form of organization in implementing the Conversion. Such reasons may include possible delays resulting from overlapping regulatory processing, or policies or conditions, which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business after the Conversion as contemplated herein and in accordance with the Bank's operating policies. In the event that such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and will take all steps necessary to complete the Conversion without the Company, including filing any necessary documents with the Superintendent, FDIC, and any other appropriate regulatory authority. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the Superintendent, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of the Company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions) and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer Common Stock for sale in the Subscription Offering to Eligible Account Holders, the ESOP, and Supplemental Eligible Account Holders. Upon completion of the Subscription Offering, the Company will offer any shares of Common Stock not subscribed for in the Subscription Offering in the Community Offering to certain members of the general public, subject to the other limitations described herein. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank and Company have the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or Syndicated Community Offering, provided that such rejection is not in contravention of any law or regulation.

         The aggregate price of the shares of Common Stock to be sold in the Conversion will be determined based upon an independent appraisal prepared by Keller & Company, Inc. of the estimated pro forma market value of the Common Stock giving effect to the Conversion. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. Keller's independent appraisal will be updated and the final price of the shares will be determined at the completion of the Subscription Offering, if all shares are subscribed for, or at the completion of the Community and/or the Syndicated Community Offering. The independent appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "- Stock Pricing" for a determination of the estimated pro forma market value of the Common Stock.

         The following is a brief summary of material aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available upon written request from the Bank and is available for inspection at each branch office of the Bank and at the office of the Superintendent. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

Establishment of Charitable Foundation

         General. In furtherance of the Bank's commitment to its local community, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the potential growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community development activities within the Bank's local community. The Bank received a satisfactory CRA rating in its last CRA examination. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. The Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has a Satisfactory record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. The Bank believes the establishment of the Foundation will enhance its current activities under the CRA. In this regard, the Board of Trustees believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the Bank's community to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities.

         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's Board of Directors initially will be comprised of eight members, all of whom are existing Trustees of the Bank or Directors of the Company; provided, however, in the future, the Board of Directors of the Foundation will consider expanding the Foundation Board to include one or more members of the community who are not officers, Directors or employees of the Company or Bank . A Nominating Committee of the Board, which is to be comprised of a minimum of three members of the board, will nominate individuals eligible for election to the board of directors. The members of the Foundation, who are comprised of its Board members, will elect the Directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation.

         The Foundation's place of business will be located at the Company's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the staff of the Company or the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation.

         The Company intends to capitalize the Foundation concurrent with the sale of Common Stock of the Company in an amount equal to 8.0% of the total amount of Common Stock to be sold in connection with the Conversion concurrent with the sale of Common Stock in the Offerings. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 1,258,000, 1,480,000 and 1,702,000 shares, which would have a market value of $12.6 million, $14.8 million, and $17.0 million, respectively, assuming the Purchase Price of $10.00 per share. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

         The Foundation will receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 16,983,000, 19,980,000 and 22,977,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

         Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes would qualify as a Section 501(c)(3) exempt organization under the Code, and would likely be classified as a private foundation. The Foundation will submit a request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the regulatory condition to the contribution agreed to by the Foundation which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of Common Stock of the Company voted on all proposals considered by stockholders of the Company. The NYBD and the FDIC may waive this voting restriction under certain circumstances, such as the loss of the tax-exempt status of the Foundation, but may impose certain additional conditions as part of granting such waiver. There can be no assurances that the NYBD or the FDIC will grant a waiver at the voting restriction. See "--Regulatory Conditions Imposed on the Foundation."

         Under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount may be carried forward and deducted in the Company's five succeeding taxable years, subject, in each such year, to the 10% of taxable income limitation. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the

Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $289.6 million or 24.28% of pro forma consolidated assets and the Bank's pro forma leverage and risk-based capital ratios would be 15.65% and 29.96%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

         The Company and the Bank have received an opinion of their independent tax advisors that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to a limitation based on 10% of the Company's annual taxable income. As discussed above, the Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. If the Foundation would have been established in fiscal 1997, the Company would have received a charitable contribution deduction of approximately $2.1 million (based on the Bank's pre-tax income for fiscal 1997, an assumed tax rate of 47% and a contribution of Common Stock equal to $17.0 million). The Company is permitted under the Code to carry over the excess contribution over the five year period following the contribution to the Foundation. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible over the six-year period. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Company and the Bank have received an opinion of their independent tax advisors that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of Charitable Foundation."

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

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


         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following condition to be agreed to by the Foundation in writing as a condition to receiving the Superintendent's approval of and the FDIC's non-objection to the Bank's Conversion: (i) the Foundation will be subject to examination by the NYBD and the FDIC; (ii) the Foundation must comply with supervisory directives imposed by the NYBD and the FDIC; (iii) the Foundation will operate in accordance with written policies adopted by the Foundation's board of directors, including a conflict of interest policy acceptable to the NYBD; (iv) the Foundation shall not engage in self-dealing and shall comply with all laws necessary to maintain its tax-exempt status under the Code; (v) no part of the net earnings of the Foundation shall inure to the benefit of, or be distributable to, the Foundation's directors, officers or other private persons except for the payment of reasonable compensation for services rendered and certain distributions consistent with the proper corporate purposes; (vi) the Foundation may not participate in any political campaigns;
(vii) the Foundation is prohibited from engaging in any activity which would cause it to be subject to excise taxes or which would jeopardize its status as a private foundation under Section 501(c)(3) of the Code; and (viii) any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of Common Stock of the Company voted on all proposals considered by stockholders of the Company; provided, however, the NYBD and the FDIC may waive this voting restriction under certain circumstances, such as the loss at the tax-exempt status of the Foundation, but may impose additional conditions as part of granting of such waiver. There can be no assurances that the NYBD or the FDIC would grant a waiver, unconditional or otherwise, of the voting restriction. If the voting restriction is waived or becomes unenforceable, the NYBD and the FDIC may either impose a condition that provides a certain portion of the members of the Foundation's board of directors shall be persons who are not directors, officers or employees of the Company, the Bank or any affiliate or impose such other conditions relating to control of the Foundation's Common Stock as is determined by the NYBD to be appropriate at the time.

Purposes of Conversion

         The Bank, as a New York State chartered mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Bank by providing a larger capital base on which the Bank may operate, enhanced future access to capital markets, enhanced ability to diversify into other financial services related activities and enhanced ability to render services to the public.

         The holding company form of organization would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a savings and loan company, such as additional administrative expenses, taxes and regulatory filings or examination fees.

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


         The potential impact of Conversion upon the Bank's capital base is significant. At August 31, 1997, the Bank had Tier I Leverage capital of $100.9 million, or 10.10% of total assets. Assuming that $155.4 million of net proceeds are realized from the sale of Common Stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by the Company to purchase the capital stock of the Bank, the Bank's Tier I Leverage capital would increase to $166.6 million, resulting in a pro forma leverage capital ratio of 15.65% giving effect to the Conversion. In the event that the holding company form of organization is not utilized and all the net proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's core capital would increase to $256.3 million, resulting in a pro forma leverage capital ratio of 22.2% at August 31, 1997. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further increase its capital position.

         After completion of the Conversion, the unissued Common Stock and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock Option Plan or the possible issuance of authorized but unissued shares to the Stock Program. Following the Conversion, the Company will also be able to use stock-based benefit plans to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

Effects of Conversion

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings bank depositors normally have no way to realize the value of their ownership interest, which may have realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would have a claim to share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except to the extent depositors have rights to claim a pro rata share of funds representing the liquidation account established in connection with the Conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth, subject to certain claims of Eligible Account Holders and Supplemental Eligible Account Holder with respect to amounts representing the liquidation account. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

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

         No assets of the Company or the Bank will be distributed in connection with the Conversion other than pursuant to the payment of expenses incurred in connection therewith.

         Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Superintendent and the FDIC. After Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Trustees of the Bank at the time of Conversion will serve as Directors of the Bank after the Conversion. With the exception of Mr. Burke, Directors of the Company will consist of the same individuals who will serve on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions after the Conversion.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion. Depositors will continue to hold their existing passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the Conversion.

         Effect on Voting Rights of Depositors. In its current mutual form, voting rights and control of the Bank are vested exclusively in the Board of Trustees. After the Conversion, direction of the Bank will be under the control of the Board of Directors of the Bank. The Company, as the holder of all of the outstanding common stock of the Bank, will have exclusive voting rights with respect to any matters concerning the Bank requiring stockholder approval, including the election of Directors of the Bank.

         After the Conversion, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of the Common Stock will have exclusive voting rights with respect to any matters concerning the Company. Each holder of Common Stock will, subject to the restrictions and limitations set forth in the Company's Certificate of Incorporation discussed below, be entitled to vote on any matters to be considered by the Company's stockholders, including the election of directors of the Company.

         Tax Effects. The Bank has received an opinion of counsel with regard to federal income taxation which indicates that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for Federal income tax purposes to the Bank or its Eligible Account Holders or the Company, subject to the limitations and qualifications in such opinion. The Bank has also received an opinion from Ernst & Young LLP that, with respect to New York State banking and franchise taxes, sales and use taxes, stock transfer taxes and real property transfer gains taxes, the Conversion will not result in a tax liability, and, with respect to New York State real estate transfer gains taxes, a position may be taken that the Conversion is tax free. The opinion of Ernst & Young LLP does provide that the Company will be required to pay a New York State license fee as a foreign corporation equal to 1/20% of the apportioned par value of the Common Stock issued by the Company, subject to the limitations and qualifications contained in such opinions. See "- Tax Aspects."

         Effect on Liquidation Rights. If a mutual savings bank were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would have a claim to receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account," if any, to certain depositors (as described in "- Liquidation Rights," below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock.

Stock Pricing

         The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent appraisal. The Bank and the Company have retained Keller to make such appraisal. For its services in making such appraisal, Keller will receive a fee of $31,000, including fees related to the preparation of a business plan for the Company and Bank, and will be reimbursed for certain of its expenses in an amount not to exceed $1,000. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as the independent appraiser, except where Keller's liability results from its negligence or willful misconduct.

         An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank, including liquidity, capitalization, asset composition, funding mix, amount of intangible assets owned, and level of interest rate risk; the economic, demographic and competitive aspects of the Bank's existing marketing area; the quality and depth of the Bank's management; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; the trading market for securities of comparable institutions and general conditions in the market for such securities; and recent regulatory matters. In particular, the appraisal considered the Bank's financial condition and projected and historical operating results, including income and expense trends, asset size, loan portfolio composition, non-performing loans and assets, interest rate sensitivity position, capital position, and yields on assets and costs of liabilities in comparison to other publicly-traded thrifts with assets greater than or equal to $200 million and less than or equal to $2.0 billion located in the State of New York, the states contiguous to New York plus the States of Delaware and Maryland. The Board of Trustees of the Bank and Board of Directors of the Company have reviewed the appraisal of Keller in determining the reasonableness and adequacy of such appraisal consistent with NYBB and FDIC regulations and have reviewed the methodology and reasonableness of assumptions utilized by Keller in the preparation of such appraisal and established the Estimated Price in a manner consistent with this appraisal.

         On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion dated as of September 12, 1997, as updated as of October 31, 1997, the estimated pro forma market value of the Common Stock being sold in connection with the Conversion ranged from a minimum of $157.3 million to a maximum of $212.8 million (the "Valuation Price Range") with a midpoint of $185.0 million. The Board of Trustees established the Estimated Price Range of $157.3 million to $212.8 million within the Valuation Price Range based on the issuance of 15,725,000 to 21,275,000 shares at the Purchase Price of $10.00 per share. The Estimated Price Range may be amended with the approval of the Superintendent and FDIC, if required, if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

         SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH SHARES OF COMMON STOCK. KELLER DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID KELLER VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE APPRAISAL CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF

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

THE BANK. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SUCH SHARES IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. The appraisal of Keller may be inspected by any Eligible Account Holder or Supplemental Eligible Account Holder at the Bank's main office located at 1214 Castleton Avenue, Staten Island, New York, during regular business hours of the Bank. Copies of the appraisal may also be requested by Eligible Account Holders or Supplemental Eligible Account Holders; provided, however, that such Eligible Account Holders or Supplemental Eligible Account Holders shall be responsible for all costs associated with the copying and transmittal of such appraisal.

         Following commencement of the Subscription Offering, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock being sold in the Conversion may be increased to 24,466,250 shares due to regulatory considerations, or changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription Offering.

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Keller to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription Offering.

         If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the Superintendent and FDIC, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription and/or Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation following the conclusion of the Subscription Offering would not exceed 45 days unless such resolicitation period is further extended by the Superintendent and FDIC, if necessary.

         If all shares of Common Stock are not sold through the Subscription Offering or Community Offering, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Community Offering. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "--Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause Keller to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to Superintendent and FDIC approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription Offering, Community Offering or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the Superintendent and FDIC or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the Superintendent and FDIC. A resolicitation, if any, following the conclusion of the Subscription Offering would not exceed 45 days unless such resolication period is further extended by the Superintendent and FDIC, if necessary. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

         Copies of the appraisal report of Keller including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

Number of Shares to be Issued

         Depending upon market or financial conditions following the commencement of the Subscription and/or Community Offerings, the total number of shares to be sold in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $10.00 per share and Keller's estimate of the pro forma market value of the Common Stock ranging from a minimum of $157.3 million to a maximum, as increased by 15%, of $244.7 million, the number of shares of Common Stock expected to be issued is between a minimum of 15,725,000 shares and a maximum, as adjusted by 15%, of 24,466,250 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by the Bank and Company subject to Superintendent and FDIC approval, if necessary.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the Superintendent and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the Superintendent and FDIC. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "- Limitations on Common Stock Purchases."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

         The number of shares to be issued and outstanding as a result of the sale of Common Stock in the Conversion will be increased by a number of shares equal to 8.0% of the Common Stock issued in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 1,702,000 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 22,977,000 shares. Of that amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

Subscription Offering and Subscription Rights

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with the Bank who had a balance of $100 or more as of June 30, 1996; (2) the Employee Plans, including the ESOP; (3) holders of deposit accounts with a balance of $100 or more as of September 30, 1997. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $250,000 of Common Stock; 2)one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $100 or more as of June 30,
1996) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date. All of such subscription rights amounts are subject to the overall maximum purchase limitation. See "- Limitations on Common Stock Purchases." Subscription rights received by officers and trustees of the Bank and their associates based on increased deposits in the Bank in the one-year period preceding June 30, 1996 will be subordinated to all other subscription rights of Eligible Account Holders.

         In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled, provided however, that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

         Priority 2: ESOP. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP, will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8.0% of the shares to be issued in connection with the Conversion, including shares issued to the Foundation, or 1,358,640 shares and 1,838,160 shares, based on the issuance of 16,983,000 shares and 22,977,000 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's trustees, officers, employees or associates thereof. See "Management of the Bank - Benefit Plans - ESOP." In the event that the ESOP is unable to purchase 8.0% of the Common Stock in the Subscription Offering, it is anticipated that the ESOP will be funded with an amount of shares purchased in open market transactions sufficient to increase its ownership to 8.0% of the Common Stock issued in the Conversion. In the alternative the ESOP may be funded through authorized but unissued shares after the Conversion.

         Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after the satisfaction of subscriptions by Eligible Account Holders and the Employee Plans, each Supplemental Eligible Account Holder will receive, without payment therefor, as third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $250,000 of Common Stock; 2) one tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3)fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date. All of such subscription rights amount are subject to the overall maximum purchase limitation. See "- Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription after the satisfaction of subscriptions by Eligible Account Holders and the Employee Plans, the shares of Common Stock will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on the Expiration Date ( _________________, 1997) at ____, New York time, unless extended for up to 45 days by the Bank and Company or such additional periods with the approval of the Superintendent and FDIC, if required. Subscription rights which have not been exercised prior to the Expiration Date will become void. The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the approval of the Superintendent and FDIC, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 1999.

         The Plan of Conversion provides that the Company complete the sale of the Common Stock within 45 days after the close of the Subscription Offering. In the event that the Company is unable to complete the sale of Common Stock and effect the Conversion within the 45-day time period, one or more extensions, with each such extension up to 60 days, may be granted but such extensions may not go beyond __________, 1999 unless waived by the Superintendent and FDIC, if necessary. If an extension is granted, each subscriber will have the right to affirm, increase, decrease or rescind the subscription at any time prior to 20 days before the end of the extension period. No assurance can be given that an extension would be granted if requested. If an extension is granted, the Company will notify subscribers of such extension and of any rights of subscribers to modify or rescind their subscriptions.

Community Offering

         Upon completion of the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, the Company and the Bank have determined to offer shares pursuant to the Plan to certain members of the general public. The Plan provides that with regard to shares offered in the Community Offering, the Bank and Company may establish relative preferences, priorities and allocations of shares among persons, including institutional investors, subscribing for shares. The Bank and the Company have made no decisions on such preference at this time and will make such determination upon a review of subscriptions received in connection with the Community Offering. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $250,000 of Common Stock, subject to the maximum overall purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% of the Common Stock issued or decreased to less than $250,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS, IN WHOLE OR IN PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE, PROVIDED THAT SUCH REJECTION IS NOT IN CONTRAVENTION OF ANY LAW OR REGULATION.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of preferred subscribers after completion of the Subscription Offering and Community Offering and the filling of institutional investor orders, such stock will be allocated first to each preferred subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such preferred subscriber, if possible. Thereafter, unallocated shares will be allocated among the preferred subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for preferred subscribers.

Residents of Foreign Countries and Certain States

         The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. The Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country.

Marketing and Underwriting Arrangements

         The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to assist the Bank and the Company in its solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Sandler O'Neill will receive a fee equal to 1.75% of the aggregate Purchase Price of all shares sold in the Subscription Offering or Community Offering, excluding in each case shares purchased by trustees, directors, officers and employees of the Bank or Company and any immediate family member thereof and the Employee Plans, including the ESOP, for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Company and Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.5% for shares sold by a NASD member firm pursuant to a selected dealers agreement; provided, however, that the aggregate fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.75% of the aggregate Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of-pocket expenses, including legal fees, in an amount not to exceed $200,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be reimbursed for its reasonable out-of-pocket expenses as described above. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its marketing and financial advisory service fees totaling $50,000. Total marketing fees to Sandler O'Neill are expected to be $2.5 million and $3.3 million at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will also perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $65,000, plus reimbursement of reasonable out-of-pocket expenses.

         Directors, Trustees and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, Trustees, directors and employees to participate in the sale of Common Stock. No officer, Trustee, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

         Sandler O'Neill has not prepared any report or opinion constituting recommendations or advice to the Bank or the Company. In addition, Sandler O'Neill has expressed no opinion as to the prices at which the Common Stock to be issued in the Offerings may trade. Furthermore, Sandler O'Neill has not verified the accuracy or completeness of the information contained in the Prospectus.

Procedure for Purchasing Shares in Subscription Offering

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Offering, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by _____, New York time, on the Expiration Date, with respect to the Subscription Offering, or by the date set for the termination of the Community Offering, which date shall be within 45 days after the close of the Subscription Offering, or ______, 1997, unless extended by the Bank and the Company with the approval of the Superintendent and the FDIC, if necessary. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. Certificates representing shares of Common Stock purchased in the Subscription Offering must be ordered and registered in the name of the Eligible Account or Supplemental Eligible Account Holders, as the case may be. Joint stock registration will be allowed only if the qualifying deposit account is so registered. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company and Bank shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (September 30, 1997) must list all accounts on the stock order form giving all names in each account and the account number.

         Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription Offering, if all shares are sold, or upon consummation of the Community Offering or the Syndicated Community Offering, if shares remain to be sold in such offerings; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed IRAs and other Qualified Plan accounts, such as Keogh accounts, may use the assets of such IRAs and other Qualified Plan accounts, to purchase shares of Common Stock in the Offerings, provided that such IRAs or other Qualified Plan accounts are not maintained at the Bank. Persons with self-directed IRAs or Qualified Plan accounts maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA or Qualified Plan account funds to purchase shares of Common Stock in the Offerings, make such purchases for the exclusive benefit of the IRAs or Qualified Plan accounts.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights and Shares

         Prior to the completion of the Conversion, the NYBB regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

SYNDICATED COMMUNITY OFFERING

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. THE COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS IN WHOLE OR IN PART IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING, PROVIDED THAT SUCH REJECTION IS NOT IN CONTRAVENTION OF ANY LAW OR REGULATION. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to the overall maximum purchase limitation, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $250,000 of Common Stock; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Company with the approval of the Superintendent and FDIC, if necessary. Such extensions may not be beyond _______________, 1999. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Limitations on Common Stock Purchases

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1)      No less than 25 shares;

         (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $250,000 of Common Stock; 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $100 or more as of June 30, 1996) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall maximum purchase limitation described in (7) below;

         (3) The Employee Plans, including the ESOP, are permitted to purchase, in the aggregate, up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15%, and the ESOP intends to purchase 8.0% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $250,000 of Common Stock; 2) one tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall maximum purchase limitation described in (7) below;

         (5) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $250,000 of Common Stock, subject to the overall maximum purchase limitation described in (7) below;

         (6) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of or persons acting in concert with such persons, may purchase

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

                  in the Syndicated Community Offering up to $250,000 of Common Stock subject to the overall maximum purchase limitation described in (7) below and, provided further, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $250,000 purchase limitation;

         (7) Eligible Account Holders and Supplemental Eligible Account Holders may purchase stock in the Community Offering and Syndicated Community Offering, subject to the purchase limitations described in (5) and (6) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of or groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

         (8) No more than 25% of the total number of shares issued in the Conversion may be purchased by Trustees, Directors and officers of the Bank or Company and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of Voting Depositors of the Bank or subscribers for Common Stock, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the Common Stock to be issued at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit.

         The overall maximum purchase limitation may not be reduced to less than 1.0%, and the individual amount permitted to be subscribed for may not be reduced by the Bank to less than .10% without the further approval of Voting Depositors or resolicitation of subscribers. An Eligible Account Holder or Supplemental Eligible Account Holder may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the maximum overall purchase limit for purchases in the Conversion.

         The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a trustee or officer of the Bank. Trustees are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank - Subscriptions by Executive Officers, Directors and Trustees," "- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

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

Liquidation Rights

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would have a claim to receive their pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor would have a claim to receive a pro rata share of any such remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, their claim would be solely in the amount of the balance in their deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Such liquidation account will not be reflected as an asset or liability on the Company's or the Bank's financial statements subsequent to the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he was to continue to maintain his deposit account at the Bank, would, on a complete liquidation of the Bank, have a claim to an interest in the liquidation account after payment of all creditors prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, demand account, NOW account, money market deposit account, and certificate of deposit account, with a balance of $100 or more held in the Bank on June 30, 1996 and September 30, 1997, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a claim to a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the balance of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank.

         If, however, at the close of business on the last day of any period for which the Bank or Company has prepared audited financial statements subsequent to the effective date of the Conversion ("annual closing date"), the amount of the Qualifying Deposit of an Eligible Account Holder and Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then such person's interest in the liquidation account relating to such Deposit Account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit is withdrawn or closed. For purposes of the liquidation account, time deposit accounts shall be deemed to be closed upon maturity regardless of any renewal thereof. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

Tax Aspects

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of its independent auditors with respect to certain New York state taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or

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

Supplemental Eligible Account Holders, except as noted below. The federal and New York tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.


         No private ruling has been requested from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, which has been filed with the SEC as an exhibit to the Company's Registration Statement to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and (vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. Ernst & Young LLP has opined, subject to the limitations and qualifications in its opinion, that: the Conversion will not be a taxable transaction for the purposes of the New York State banking franchise taxes, sales and use taxes, stock transfer taxes, and real property transfer gains taxes; a position may be taken that the Conversion will likely not be a taxable transaction for purposes of the New York State real estate transfer taxes; and the Company, as a foreign corporation, will be subject to a license fee at a rate of 1/20% of the apportioned par value of the Common Stock issued. Certain portions of both the federal and the state and local tax opinions are based upon the opinion of Keller that subscription rights issued in connection with the Conversion will have no value.

         In the opinion of Keller, which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, such recipients could be taxed either on the receipt or exercise of such subscription rights.

         Unlike private rulings, an opinion of counsel is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

Certain Restrictions on Purchase or Transfer of Shares After Conversion

         All shares of Common Stock purchased in connection with the Conversion by a Director, Trustee or an executive officer of the Bank or Company will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such Director, Trustee or executive officer. Each certificate for such restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of such restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the restriction that they may not be sold for a period of one year following the Conversion. The Directors, Trustees and executive officers of the Bank or Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

         Purchases of outstanding shares of Common Stock of the Company by Trustees, Directors, executive officers (or any person who was an executive officer or Trustee of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Superintendent. This restriction does not apply, however, to the purchase of Common Stock pursuant to the Stock Program or Stock Option Plan.

Interpretation, Amendment and Termination

         All interpretations of the Plan by the Board of the Bank will be final, subject to the authority of the Superintendent and FDIC. The Plan provides that, if deemed necessary or desirable by the Board of Trustees of the Bank, the Plan may be substantively amended prior to the solicitation of proxies from Eligible Account Holders by a vote of the Board of Trustees; amendment of the Plan thereafter requires the approval of the Superintendent and FDIC. The Plan will terminate if the sale of all shares of stock being offered pursuant to the Plan is not completed prior to 24 months after the date of the approval of the Plan by the Superintendent unless a longer time period is permitted by governing laws and regulations. The Plan may be terminated by a vote of the Board of Trustees of the Bank at any time prior to the Special Meeting, and thereafter by such a vote with the approval of the Superintendent and FDIC.


             RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK

General

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and in connection therewith, a Restated Organization Certificate and Bylaws to be adopted by Eligible Account Holders of the Bank. The Plan also provides for the concurrent formation of a holding company. See "The Conversion - General." Certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration provided for in the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, the Bank's Restated Organization Certificate and Bylaws and management remuneration provided for in the Conversion may have anti-takeover effects as described below. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

Restrictions in the Company's Certificate of Incorporation and Bylaws

         A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of

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

Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which such person and his affiliates have sole or shared voting or investment power, but shall not include shares that are subject to a publicly solicited revocable proxy and that are not otherwise deemed to be beneficially owned by such person and his affiliates. No Director or officer (or any affiliate thereof) of the Company shall, solely by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other Director or officer (or affiliate thereof) nor will the ESOP or any similar plan of the Company or the Bank or any trustee with respect thereto (solely by reason of such trustee's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of the Company further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon (after giving effect to the provision limiting voting rights).

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of Directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the Whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by a resolution adopted by a majority of the Whole Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 75 million shares of Common Stock and 5 million shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized

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

shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares in the Conversion, including shares contributed to the Foundation, and the issuance of additional shares upon exercise of stock options.


         Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock entitled to vote thereon to approve certain "Business Combinations" with an "Interested Stockholder," each as defined therein, and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, the approval of the holders of at least 80% of the shares of capital stock entitled to vote thereon is required for any business combination involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were Directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than the Company or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Company or any of its subsidiaries with any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company with any of its subsidiaries which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company or subsidiary owned directly or indirectly, by an Interested Stockholder or Affiliate thereof. The Trustees and executive officers of the Bank are purchasing in the aggregate approximately 1.1% of the shares of the Common Stock based on the maximum of the Estimated Price Range, including shares issued to the Foundation. In addition, the ESOP intends to purchase 8.0% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Additionally, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock Program and expects to grant options to issue an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock Option Plan to directors and executive officers. As a result, Directors, executive officers and employees have the potential to control the voting of approximately 21.0% of the Company's Common Stock on a fully diluted basis at the maximum of the Estimated Price Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described herein above.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein), to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, those factors that directors of any subsidiary (including the Bank) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: the Company's present and future customers and employees and those of its subsidiaries (including the Bank); the communities in which the Company and the Bank operate or are located; the ability of the Company to fulfill its corporate objectives as a bank holding company; and the ability of the Bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of Directors, Director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by a majority of the Whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a Director must provide the Company with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

         The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. Certain provisions of the Stock Option Plan and Stock Program provide for accelerated benefits to participants in the event of a change in control of the Company or the Bank or a tender or exchange offer for their stock. See "Management of the Bank - Benefit Plans - Stock Option Plan," and "- Benefit Plans - Stock Program." The Company and the Bank have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of the Company or the Bank. See "Management of the Bank - Employment Agreements," "- Change in Control Agreements" and "- Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of the Bank. Additionally, the provisions could deter offers to acquire the outstanding shares of the Company which might be viewed by stockholders to be in their best interests.

         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of the Company and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in the Bank's Restated Organization Certificate and New Bylaws


         Although the Board of Trustees of the Bank is not aware of any effort that might be made to obtain control of the Bank after Conversion, the Board of Trustees believes that it is appropriate to adopt certain provisions permitted by General Regulations of the NYBB to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Anti-Takeover Provisions Which May Discourage Takeover Attempts."

         The Bank's Restated Organization Certificate will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of three years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Restated Organization Certificate against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Restated Organization Certificate, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company.

         In addition, stockholders will not be permitted to call a special meeting of stockholders or to cumulate their votes in the election of Directors. Furthermore, the Bank's Restated Organization Certificate and Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

         Finally, the Restated Organization Certificate provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by the Bank's Board of Directors without stockholder approval. Although the Bank has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board of Trustees believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Trustees does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

Regulatory Restrictions

         New York State Banking Board Conversion Regulations. NYBB regulations prohibit any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. NYBB regulations also prohibit any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares."

         For one year following the Conversion, NYBB regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except with the prior approval of the Superintendent.

         OTS Regulations. In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act (the "CBCA") and the HOLA. The OTS requires all persons seeking control of a savings institution, either directly or indirectly through its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of an OTS-regulated savings and loan holding company without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to a set time period but will apply for as long as the CBCA is in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval. Acquisitions of control of a savings bank are subject to the approval of the FDIC under the CBCA. However, transactions involving the Company for which OTS approval must be sought under HOLA are exempted from this requirement.

         New York State Bank Holding Company Regulation. Under New York Banking Law, the prior approval of the NYBD is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or to be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. See "Regulation and Supervision - Holding Company Regulation - New York State Holding Company Regulation." Accordingly, the prior approval of the NYBB would be required before any bank holding company, as defined in the banking law, could acquire 5% of more of the common stock of the Company.

         New York State Change in Control Regulation. Prior approval of the NYBB is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution. Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution. Accordingly, prior approval of the NYBB would be required before any company could acquire 10% or more of the Common Stock of the Company.

         Federal Reserve Board Regulations. In the event the Bank does not qualify to be a QTL and does not elect to be treated as a "savings association" under Section 10 of HOLA, attempts to acquire control of the Bank become subject to regulations of the Federal Reserve Board under the CBCA.

                          DESCRIPTION OF CAPITAL STOCK
                                 OF THE COMPANY

General

         The Company is authorized to issue 75 million shares of Common Stock having a par value of $.01 per share and 5 million shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion to the Foundation, the Company currently expects to issue up to 26,423,550 shares of Common Stock (based on the maximum of the Estimated Price Range, as adjusted by 15%) and no shares of Preferred Stock in the Conversion. Except for shares issued in connection with the Conversion, the Company presently does not have plans to issue Common Stock. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Actual Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

         Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon the Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share. Stockholders will not have any right to cumulate votes in the election of Directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% stockholder vote (after giving effect to the provision limiting voting rights). See "Restrictions on Acquisition of the Company and the Bank."

         As a New York State mutual savings bank, corporate powers and control of the Bank are vested in its Board of Trustees, who elect the officers of the Bank and who fill any vacancies on the Board of Trustees as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders (see "The Conversion - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

         Indemnification and Limit on Liability. The Company's Certificate of Incorporation contains provisions which limit the liability of directors, officers and employees of the Company and indemnify such individuals. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation, or for any transaction from which the Director derived an improper personal benefit.

Preferred Stock

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company presently does not have plans to issue Preferred Stock.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

         In the event the holding company form of organization is not utilized in connection with the Conversion, the Bank may offer shares of its common stock in connection with the Conversion. The following is a discussion of the capital stock of the Bank.

         The Restated Organization Certificate of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 75 million shares of common stock, par value $0.01 per share, and 5 million shares of preferred stock, par value $0.01 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Restated Organization Certificate without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

Common Stock

         Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of the Company and the Bank - Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is Registrar and Transfer Company.


                                     EXPERTS

         The consolidated financial statements of the Bank and its subsidiaries as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, have been included herein in reliance upon the report of Ernst & Young LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such report includes an explanatory paragraph relating to a change in accounting principles.

         William M. Mercer, Incorporated has consented to the publication herein of the summary of its opinion relating to compensation matters.

         Keller & Company, Inc. has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its opinion with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and Company. The federal income tax consequences of Richmond County Savings Foundation will be passed upon for the Bank and the Company by Ernst & Young LLP, independent certified public accountants. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. New York State and New York City income tax consequences will be passed upon by Ernst & Young LLP. Certain legal matters will be passed upon for Sandler O'Neill by Thacher Proffitt & Wood, New York, N.Y.


                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report, which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The Conversion Valuation Appraisal Report may also be inspected by Eligible Account Holders and Supplemental Eligible Account Holders at the offices of the Bank during normal business hours. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be described; however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for approval of conversion with the Superintendent and the FDIC. Pursuant to the rules and regulations of the Superintendent, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the Superintendent, Two Rector Street, New York, New York 10006.

         The Company has filed with the Office of Thrift Supervision an Application to Form a Holding Company. This Prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by Directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the Federal Deposit Insurance Corporation under Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Company and the Restated Organization Certificate and Bylaws of the Bank are available without charge from the Bank. See

"Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank." The Bank's principal office is located at 1214 Castleton Avenue, Staten Island, New York and its telephone number is (718) 448-2800.

                          RICHMOND COUNTY SAVINGS BANK
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                          Page
                                                                                                     ---------------

Report of Independent Auditors................................................................            F-2

Consolidated Statements of Financial Condition
as of August 31, 1997 (unaudited) and June 30, 1997 and 1996..................................            F-3

Consolidated Statements of Income for the Two Months
Ended August 31, 1997 and 1996 (unaudited) and for the Years Ended
June 30, 1997, 1996 and 1995..................................................................            39

Consolidated Statements of Changes in Net Worth for the Two Months Ended
August 31, 1997 and 1996 (unaudited) and for the Years Ended June 30, 1997, 1996
and 1995......................................................................................            F-4

Consolidated Statements of Cash Flows for the Two Months Ended August 31, 1997
and 1996 (unaudited) and for the Years Ended June 30, 1997, 1996 and
1995..........................................................................................        F-5 to F-6

Notes to Consolidated Financial Statements....................................................        F-7 to F-31


         All schedules are omitted because they are not required or applicable, or the required information is shown in the financial statements or notes thereto.

     The financial statements of Richmond County Financial Corp. have been omitted because Richmond County Financial Corp. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

[LETTERHEAD APPEARS HERE]



                         Report of Independent Auditors

The Board of Trustees
Richmond County Savings Bank

We have audited the accompanying consolidated statements of financial condition of Richmond County Savings Bank (the "Bank") as of June 30, 1997 and 1996, and the related consolidated statements of income, changes in net worth and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Bank at June 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, the Bank adopted, as of July 1, 1994, Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions."

                                      /s/Ernst & Young LLP

August 22, 1997

                         Richmond County Savings Bank

                Consolidated Statements of Financial Condition

                                                   August 31           June 30
                                                     1997         1997        1996
                                               -------------------------------------
                                                   (Unaudited)
                                                           (In Thousands)
Assets
Cash and due from banks                           $   25,897    $ 26,543    $ 29,272
Federal funds sold                                     2,000       6,000      20,000
Receivable from broker                                    --          --       7,531
Securities held to maturity:
 Investment securities                               195,345     205,201     307,700
 Mortgage-backed and mortgage related
  securities                                         163,116     185,122      80,284
Securities available for sale:
 Investment securities                                21,546      19,706      21,659
 Mortgage-backed and mortgage related
  securities                                          57,024      27,398       1,394
Loans receivable:
 Real estate mortgage loans                          486,834     471,601     394,957
 Other loans                                          32,252      30,127      29,109
 Less allowance for loan losses                       (5,683)     (5,470)     (4,796)
                                               -------------------------------------
Total loans receivable, net                          513,403     496,258     419,270

Banking premises and equipment, net                   11,970      12,058      11,568
Accrued interest receivable                            8,696       8,268       9,212
Other real estate owned                                  885         662         612
Net deferred tax assets                                3,036       2,942       2,978
Other assets                                           3,146       3,212       3,003
                                               -------------------------------------
Total assets                                      $1,006,064    $993,370    $914,483
                                               =====================================

Liabilities and net worth
Liabilities:
 Deposits                                         $  882,886    $884,531    $817,928
 Escrow accounts                                       2,567       1,287       1,288
 Accrued and other liabilities                         9,345       6,687       5,366
Securities sold under repurchase agreements            8,434          --          --
                                               -------------------------------------
Total liabilities                                    903,232     892,505     824,582

Net worth                                            102,832     100,865      89,901
                                               -------------------------------------
Total liabilities and net worth                   $1,006,064    $993,370    $914,483
                                               =====================================

See accompanying notes.

                          Richmond County Savings Bank

                Consolidated Statements of Changes in Net Worth


                                                       Net Unrealized
                                                          Gain on
                                                         Securities
                                Surplus   Undivided      Available
                                  Fund     Profits        for Sale         Total
                              ----------------------------------------------------
                                                  (In Thousands)
Balance--June 30, 1994           $15,538    $58,012  $       --           $ 73,550
Unrealized net gain, net of
 applicable income taxes,
 upon adoption of SFAS 115            --         --          64                 64
Change in unrealized holding
 gains and losses, net of
 applicable income taxes              --         --           3                  3
Net income for the year ended
 June 30, 1995                       755      6,795          --              7,550
                              ----------------------------------------------------
Balance--June 30, 1995            16,293     64,807          67             81,167
Change in unrealized holding
 gains and losses, net of
 applicable income taxes              --         --           4                  4
Net income for the year ended
 June 30, 1996                        --      8,730          --              8,730
                              ----------------------------------------------------
Balance--June 30, 1996            16,293     73,537          71             89,901
Change in unrealized holding
 gains and losses, net of
 applicable income taxes              --         --         239                239
Net income for the year ended
 June 30, 1997                        --     10,725          --             10,725

                              ----------------------------------------------------
Balance--June 30, 1997            16,293     84,262         310            100,865
Change in unrealized holding
 gains and losses, net of
 applicable income taxes
 (unaudited)                          --         --         174                174
Net income for the two months
 ended August 31, 1997
 (unaudited)                          --      1,793          --              1,793
                              ----------------------------------------------------
Balance--August 31, 1997         $16,293    $86,055        $484           $102,832
                              ====================================================

See accompanying notes.

                          Richmond County Savings Bank

                     Consolidated Statements of Cash Flows


                                                   Two Months ended August 31          Year ended June 30
                                                      1997           1996          1997        1996       1995
                                                ----------------------------------------------------------------
                                                          (Unaudited)
                                                                          (In Thousands)
Cash flows from operating activities
Net income                                            $  1,793       $  1,689   $  10,725   $   8,730   $  7,550
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation of bank premises and equipment              165            145         928         750        549
  Amortization of deposit premium                           52             52         313         313        313
  Amortization of deferred fees                           (110)           (95)       (479)       (580)      (570)
  Amortization of investment premiums/discounts             28            280       1,039       2,769      4,753
  Provision for loan losses                                300            266       1,080       1,600        600
  Earned discounts on loans purchased                       --             26        (158)       (158)      (158)
  Net realized losses (gains) on sales of
  securities and loans                                      --              4         107         (42)        12
  Decrease (increase) in receivable from broker             --             --       7,531      (7,531)        --
  Decrease (increase) in net deferred tax assets           (94)           127          36        (450)    (1,251)
  (Increase) decrease in accrued interest
   receivable                                             (428)           298         944        (575)       455
  Increase in accrued and other liabilities              2,658          2,481       1,321       1,013      2,396
  (Increase) decrease in other assets                     (362)          (939)       (782)      8,387     (8,238)
                                                ----------------------------------------------------------------
Net cash provided by operating activities                4,002          4,282      22,605      14,226      6,411

Cash flows from investing activities
Increase in loans receivable, net                      (17,335)       (20,265)    (76,519)    (27,948)   (36,210)
Loan purchases                                              --           (944)       (910)         --         --
Investment securities held to maturity:
 Maturities and redemptions                              9,776         15,125     127,005     107,658    125,877
 Purchases                                                  --        (13,024)    (17,611)   (150,256)   (90,365)
Investment securities available for sale:
 Sales and redemptions                                      --          4,000      11,938          10      2,132
 Purchases                                              (1,592)            --     (17,678)     (1,064)    (2,273)
Mortgage-backed and mortgage related securities
 held to maturity:
  Maturities                                            16,800             --       3,609          --         --
  Principal collected                                    5,220          3,689      25,315      21,305      9,757
  Purchases                                                 --         (4,941)   (133,668)    (15,197)   (29,218)
Mortgage-backed and mortgage related securities
 available for sale:
  Sales and redemptions                                     --             --          --       5,940         --
  Principal collected                                      453             28         479         410        505
  Purchases                                            (29,962)            --     (26,478)         --         --
Net additions to banking premises and equipment            (77)          (152)     (1,418)     (1,897)    (2,095)
                                                ----------------------------------------------------------------
Net cash used in investing activities                  (16,717)       (16,484)   (105,936)    (61,039)   (21,890)

                          Richmond County Savings Bank

                                                    Two Months ended August 31         Year ended June 30
                                                       1997           1996         1997       1996       1995
                                                 --------------------------------------------------------------
                                                           (Unaudited)
                                                                          (In Thousands)
Cash flows from financing activities
Increase (decrease) in escrow accounts                  $ 1,280       $ (1,212)  $     (1)   $  (881)   $   591
Net (decrease) increase in deposits                      (1,645)         1,258     66,603     53,866     15,425
Increase in securities sold under
 repurchase agreements                                    8,434             --         --         --         --
                                                 --------------------------------------------------------------
Net cash provided by financing activities                 8,069             46     66,602     52,985     16,016
                                                 --------------------------------------------------------------

Net (decrease) increase in cash and
 cash equivalents                                        (4,646)       (12,156)   (16,729)     6,172        537

Cash and cash equivalents at
 beginning of period                                     32,543         49,272     49,272     43,100     42,563
                                                 --------------------------------------------------------------
Cash and cash equivalents at
 end of period                                          $27,897       $ 37,116   $ 32,543    $49,272    $43,100
                                                 ==============================================================

Income taxes paid                                       $    --       $     --   $  8,733    $ 7,080    $ 6,423
                                                 ==============================================================
Interest paid on deposits                               $ 5,120       $  4,362   $ 27,707    $26,254    $22,426
                                                 ==============================================================

See accompanying notes.

                         Richmond County Savings Bank

                  Notes to Consolidated Financial Statements

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


1. General

Richmond County Savings Bank (the "Bank") is a New York State chartered mutual savings bank. The Bank operates twelve branches in the borough of Staten Island and one branch in the borough of Brooklyn, in the City of New York. The Bank originates secured residential and commercial real estate loans (primarily residential) and provides other financial services to customers primarily within this region. The Bank's primary revenues are derived from these banking activities and its portfolios of investment and mortgage-backed and mortgage related securities. The Bank is subject to regulation by the Federal Deposit Insurance Corporation and the New York State Banking Department.

2. Summary of Significant Accounting Policies

The following is a description of the significant accounting policies followed by the Bank and its wholly-owned subsidiaries. The policies conform to generally accepted accounting principles and to general practice within the banking industry:

 Basis of Presentation: The consolidated financial statements of the Bank include the accounts of the Bank and its wholly-owned subsidiaries, RCSB Corporation and Richmond Enterprises, Inc. All significant intercompany balances and transactions between the Bank and its subsidiaries have been eliminated. Certain prior year balances have been reclassified to conform with current year presentation.

 Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from the estimates.

 Securities Held to Maturity: Investment securities and mortgage-backed and mortgage related securities for which the Bank has the positive intent and ability to hold to maturity are stated at cost, adjusted for amortization of premiums and discounts which are recognized as adjustments to interest income over the life of the security so as to provide a level yield.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


2. Summary of Significant Accounting Policies (continued)

   Securities Available for Sale: Investment securities and mortgage-backed and mortgage related securities not classified as trading nor as held to maturity are classified as available for sale and are carried at fair value. Unrealized gains or losses on securities available for sale are included as a separate component of net worth, net of applicable income taxes. Gains and losses on the disposition of securities available for sale are recognized using the specific identification method.

   Loans Receivable: Loans receivable are stated at unpaid principal balances, less unearned discounts and net deferred origination and commitment fees. Loan origination and commitment fees and certain direct costs incurred in connection with loan originations are deferred and amortized to income over the life of the related loans as an adjustment to yield. Loans held for sale are stated at the lower of cost or market value.

   The Bank does not accrue interest on loans which are more than ninety days delinquent as to principal or interest unless, in the opinion of management, collection is probable, with the exception of single-family-home loans secured by real estate, where accrual is discontinued after six months. Any accrued but unpaid interest previously recorded on these loans is reversed against current period interest income. Effective July 1, 1997, the Bank revised this policy such that it does not accrue interest on any loans, including single-family loans secured by real estate, which are more than ninety days delinquent as to principal or interest unless, in the opinion of management, collection is probable. The effect of this change in policy was immaterial.

   Effective July 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." SFAS No. 114 does not apply to large groups of smaller balance homogeneous loans, including in the case of the Bank, one-to-four family mortgage loans, home equity loans, consumer and student loans. The impact of adoption on the Bank's financial position and results of operations was immaterial.

   Allowance for Loan Losses: The allowance for loan losses is based on management's periodic review and evaluation of the loan portfolio and the potential for loss in light of the current composition of the loan portfolio, current and prospective economic conditions, and other relevant factors.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


2. Summary of Significant Accounting Policies (continued)

   Assessing the adequacy of the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb estimated loan losses inherent in the Bank's entire portfolio.

   Other Real Estate Owned: Other real estate owned, consisting of properties acquired through foreclosure, is carried at the lower of carrying amount or fair value less cost to sell.

   Banking Premises and Equipment: Banking premises and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (3 to 20 years) on a straight-line basis. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

   Expenditures for improvements and major renewals are capitalized, while the cost of ordinary maintenance, repairs and minor improvements is charged to operations.

   Income Taxes: The Bank uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured at currently enacted income tax rates applicable to the period in which they are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

   Statutory Transfers to Surplus: In accordance with the provisions of New York State Banking Law and Banking Board regulations, 10% of net income (excluding that of subsidiaries) is credited to surplus until such time as total net worth is at least equal to 10% of the amount due to depositors.

   Consolidated Statement of Cash Flows: For purposes of the consolidated statement of cash flows, the Bank defines cash and cash equivalents as cash and due from banks, federal funds sold and time deposits with original maturities of three months or less.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


3. Securities Held to Maturity

The amortized cost of investment securities, net of premiums and discounts, and mortgage-backed and mortgage related securities held to maturity and their related estimated fair values at August 31, 1997 and June 30, 1997 and 1996 are summarized as follows:

                                                                  August 31, 1997
                                               ---------------------------------------------------
                                                                 Gross        Gross
                                                 Amortized     Unrealized  Unrealized   Estimated
                                                   Cost          Gains       Losses     Fair Value
                                               ---------------------------------------------------
                                                                  (Unaudited)
                                                                 (In Thousands)
Investment securities:
 U.S. Government and agencies                     $ 87,221      $  234      $   --       $ 87,455
 Corporate and other debt obligations              108,124         194         (29)       108,289
                                               ---------------------------------------------------
                                                  $195,345      $  428      $  (29)      $195,744
                                               ===================================================

Mortgage-backed and mortgage related
 securities:
 Federal Home Loan Mortgage
  Corporation Pass-Through Certificates           $ 62,868      $1,419      $  (30)      $ 64,257
 Private Issuer Pass-Through Certificates            3,137          13          --          3,150
 Federal Home Loan Mortgage Corporation
  Real Estate Mortgage Investment Conduits          31,590          85          --         31,675
 Private Issuer Real Estate Mortgage
  Investment Conduits                               65,521          75          --         65,596
                                               ---------------------------------------------------
                                                  $163,116      $1,592      $  (30)      $164,678
                                               ===================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


3. Securities Held to Maturity (continued)

                                                                 June 30, 1997
                                               ----------------------------------------------------
                                                                Gross        Gross
                                                 Amortized    Unrealized  Unrealized   Estimated
                                                   Cost         Gains       Losses     Fair Value
                                               ----------------------------------------------------
                                                                   (In Thousands)
Investment securities:
 U.S. Government and agencies                     $ 92,215      $  394     $  (272)      $ 92,337
 Corporate and other debt obligations              112,986         443        (404)       113,025
                                               ----------------------------------------------------
                                                  $205,201      $  837     $  (676)      $205,362
                                               ====================================================
Mortgage-backed and mortgage related
 securities:
 Federal Home Loan Mortgage Corporation
   Pass-Through Certificates                      $ 82,237      $1,534     $  (187)      $ 83,584
 Private Issuer Pass-Through Certificates            3,276           5                      3,281
 Federal Home Loan Mortgage Corporation
   Real Estate Mortgage Investment Conduits         32,248         130         (42)        32,336
 Private Issuer Real Estate Mortgage
   Investment Conduits                              67,361         179        (148)        67,392
                                               ----------------------------------------------------
                                                  $185,122      $1,848     $  (377)      $186,593
                                               ====================================================

                                                                   June 30, 1996
                                               ----------------------------------------------------
                                                                Gross        Gross
                                                 Amortized    Unrealized  Unrealized   Estimated
                                                   Cost         Gains       Losses     Fair Value
                                               ----------------------------------------------------
                                                                   (In Thousands)
Investment securities:
 U.S. Government and agencies                     $149,565      $  385     $  (977)      $148,973
 Corporate and other debt obligations              158,135         570      (1,069)       157,636
                                               ----------------------------------------------------
                                                  $307,700      $  955     $(2,046)      $306,609
                                               ====================================================
Mortgage-backed and mortgage related
  securities:
 Federal Home Loan Mortgage Corporation
   Pass-Through Certificates                      $ 80,284      $  993     $  (646)      $ 80,631
                                               ====================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995



3. Securities Held to Maturity (continued)

The amortized cost and estimated fair value of investment and mortgage-backed and mortgage related securities held-to-maturity by contractual maturity are as follows:

                                                   August 31, 1997
                            -----------------------------------------------------------
                                                         Mortgage-Backed and Mortgage
                              Investment Securities           Related Securities
                             -----------------------------------------------------------
                              Amortized    Estimated      Amortized       Estimated
                                Cost       Fair Value       Cost         Fair Value
                            -----------------------------------------------------------
                                                    (Unaudited)
                                                   (In Thousands)
Year ended August 31:
 1998                          $ 80,727    $ 80,961       $  3,962        $  3,955
 1999-2002                      110,866     111,016         32,036          32,013
 2003-2008                        2,693       2,693             --              --
 2009 and thereafter              1,059       1,074        127,118         128,710
                            -----------------------------------------------------------
                               $195,345    $195,744       $163,116        $164,678
                            ===========================================================

                                                   June 30, 1997
                            ----------------------------------------------------------
                                                        Mortgage-Backed and Mortgage
                              Investment Securities          Related Securities
                             ----------------------------------------------------------
                              Amortized   Estimated        Amortized       Estimated
                                Cost      Fair Value         Cost          Fair Value
                            ----------------------------------------------------------
                                                  (In Thousands)
Year ended June 30:
 1998                          $ 85,115    $ 85,365       $  2,197        $  2,198
 1999-2002                      116,333     116,255         32,871          32,792
 2003-2008                        2,693       2,679             --              --
 2009 and thereafter              1,060       1,063        150,054         151,603
                            ----------------------------------------------------------
                               $205,201    $205,362       $185,122        $186,593
                            ==========================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


3. Securities Held to Maturity (continued)

Proceeds from maturities and redemptions of securities held to maturity are summarized as follows:

                  Two Months ended August 31       Year ended June 30
                      1997          1996        1997      1996      1995
                ----------------------------------------------------------
                                         (Unaudited)
                                       (In Thousands)

 Proceeds            $26,576       $15,125    $130,614  $107,658  $125,877
Gross gains               --            --           5         9         1
Gross losses              --             4         129         1         1

On November 15, 1995, the Financial Accounting Standards Board issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." In accordance with provisions in that Special Report, the Bank chose to reclassify securities from held-to-maturity to available for sale. At the date of the transfer, the amortized cost of those securities was $25,981,369 and the unrealized gain on those securities was $94,287, net of tax, which was included in net worth.

4. Securities Available for Sale

The amortized cost of investment securities, net of premiums and discounts, and mortgage-backed and mortgage related securities available for sale and their related estimated fair values at August 31, 1997 and June 30, 1997 and 1996 are summarized as follows:

                                                                August 31, 1997
                                               ------------------------------------------------
                                                              Gross        Gross
                                                 Amortized  Unrealized  Unrealized   Estimated
                                                   Cost       Gains       Losses     Fair Value
                                               ------------------------------------------------
                                                                  (Unaudited)
                                                                 (In Thousands)
Marketable equity securities:
 Preferred                                        $14,026     $414          $(1)      $14,439
 Common                                             5,159      192           --         5,351
 Mutual Funds                                       1,641      115           --         1,756
                                               ------------------------------------------------
                                                  $20,826     $721          $(1)      $21,546
                                               ================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995



4. Securities Available for Sale (continued)

                                                                August 31, 1997
                                                ------------------------------------------------
                                                               Gross        Gross
                                                  Amortized  Unrealized  Unrealized   Estimated
                                                    Cost       Gains       Losses     Fair Value
                                                ------------------------------------------------
                                                                 (Unaudited)
                                                                (In Thousands)
Mortgage-backed and mortgage related
 securities:
 Government National Mortgage Association
  Pass-through Certificate                        $11,696        $119      $ --      $11,815

 Federal Home Loan Mortgage
  Corporation Pass-Through Certificate             20,170          --        (5)      20,165
 Federal Home Loan Mortgage Corporation
  Real Estate Mortgage Investment Conduits          7,340          --       (20)       7,320
 Private Issuer Real Estate Mortgage
  Investment Conduits                              17,624         100        --       17,724
                                              ------------------------------------------------
                                                  $56,830        $219      $(25)     $57,024
                                              ================================================

                                                                  June 30, 1997
                                                ------------------------------------------------
                                                               Gross        Gross
                                                  Amortized  Unrealized  Unrealized   Estimated
                                                    Cost       Gains       Losses     Fair Value
                                                ------------------------------------------------
                                                                (In Thousands)
Marketable equity securities:
 Preferred                                        $14,027        $132      $ (1)     $14,158
 Common                                             3,578         305       (69)       3,814
 Mutual Funds                                       1,629         105        --        1,734
                                              ------------------------------------------------
                                                  $19,234        $542      $(70)     $19,706
                                              ================================================

Mortgage-backed and mortgage related
 securities:
 Government National Mortgage Association
  Pass-Through Certificates                       $11,710        $151      $(37)     $11,824
 Federal Home Loan Mortgage Corporation Real
  Estate Mortgage Investment Conduits               4,693          --        (7)       4,686
 Private Issuer Real Estate Mortgage
 Investment Conduits                               10,881          19       (12)      10,888
                                              ------------------------------------------------
                                                  $27,284        $170      $(56)     $27,398
                                              ================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995



4. Securities Available for Sale (continued)

                                                                 June 30, 1996
                                               ------------------------------------------------
                                                              Gross        Gross
                                                 Amortized  Unrealized  Unrealized   Estimated
                                                   Cost       Gains       Losses     Fair Value
                                               ------------------------------------------------
                                                               (In Thousands)
Marketable equity securities:
 Preferred                                       $    27        $ --        $ (2)     $    25
 Common                                              109          81         (34)         156
 Mutual funds                                      1,521           7          (2)       1,526
                                               ------------------------------------------------
                                                   1,657          88         (38)       1,707
Debt securities:
 U.S. Government and agencies                     19,967          44         (59)      19,952
                                               ------------------------------------------------
                                                 $21,624        $132        $(97)     $21,659
                                               ================================================
Mortgage-backed and mortgage
related securities:
  Government National Mortgage Association
   Pass-Through Certificates                     $ 1,292        $102        $ --      $ 1,394
                                             ================================================

The amortized cost and estimated fair value of mortgage-backed and mortgage related securities by contractual maturity at August 31, 1997 and June 30, 1997 are as follows:

                                                      August 31, 1997
                                                 -----------------------
                                                   Amortized  Estimated
                                                     Cost     Fair Value
                                                 -----------------------
                                                       (Unaudited)
                                                     (In Thousands)
Years ended August 31:
 1998                                              $    --     $    --
 1999-2002
 2003-2008                                              34          36
 2009 and thereafter                                56,796      56,988
                                                 -----------------------
                                                   $56,830     $57,024
                                                 =======================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995



4. Securities Available for Sale (continued)

                                                      June 30, 1997
                                                 -----------------------
                                                   Amortized  Estimated
                                                     Cost     Fair Value
                                                 -----------------------
                                                    (In Thousands)
Years ended June 30:
 1998                                              $    --     $    --
 1999-2002                                               1           1
 2003-2008                                              34          35
 2009 and thereafter                                27,249      27,362
                                                 -----------------------
                                                   $27,284     $27,398
                                                 =======================

Proceeds from sales and redemptions of securities available for sale are summarized as follows:

                     Two Months ended August 31    Year ended June 30
                        1997          1996        1997     1996    1995
                   -----------------------------------------------------
                                        (Unaudited)
                                       (In Thousands)
Proceeds             $    --         $4,000      $11,938  $5,950  $2,132
Gross gains               --             --           40      19      --
Gross losses              --             --           24      --      20

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995




5. Loans Receivable

Loans receivable consist of the following:

                                             August 31         June 30
                                               1997        1997       1996
                                          ----------------------------------
                                            (Unaudited)
                                                     (In Thousands)
One-to-four family mortgage loans             $411,714   $394,588   $325,139
Multi-family mortgage loans                      2,708      2,705      1,238
Commercial real estate mortgage loans           42,937     40,713     39,892
Construction and development loans,
 principally residential                        19,731     18,343     12,812

Home equity loans                               11,056     16,729     18,054
                                          ----------------------------------
                                               488,146    473,078    397,135

Less unearned discounts and net deferred
 origination and commitment fees                (1,312)    (1,477)    (2,178)
                                          ----------------------------------
Total real estate mortgage loans               486,834    471,601    394,957

Consumer and student loans                      23,151     23,589     22,932
Commercial loans                                 9,282      6,662      6,300
                                          ----------------------------------
                                                32,433     30,251     29,232

Less unearned discounts and net deferred
 origination and commitment fees                  (181)      (124)      (123)
                                          ----------------------------------
Total other loans                               32,252     30,127     29,109
Less allowance for loan losses                  (5,683)    (5,470)    (4,796)
                                          ----------------------------------
Total loans receivable, net                   $513,403   $496,258   $419,270
                                          ==================================

Included in real estate mortgage loans are $1,269,814, $1,345,843 and $1,851,300 of mortgages serviced by third parties as of August 31, 1997 and June 30, 1997 and 1996, respectively, and $0, $0 and $1,155,282 of loans held for sale as of August 31, 1997 and June 30, 1997 and 1996, respectively.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


5. Loans Receivable (continued)

The Bank sells real estate mortgage loans to the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the State of New York Mortgage Association ("SONYMA"). These loans are then serviced by the Bank under agreements which specify a servicing fee based on a percentage of the outstanding principal balances. The FHLMC, FNMA and SONYMA loan servicing portfolios totaled $39,835,693, $568,973 and $8,974,397 at August 31, 1997, and $40,672,907, $570,309 and $8,875,350 at June 30, 1997 and
$41,801,765, $576,210 and $7,157,689 at June 30, 1996, respectively, and are not included in the consolidated financial statements.

Real estate mortgage loans on nonaccrual status totaled $4,891,855, $2,673,574, $2,756,510 and $2,291,417 at August 31, 1997 and June 30, 1997, 1996 and 1995,
respectively. If interest on the nonaccrual loans had been accrued, such income would have been $71,673, $276,092, $225,506 and $113,664, respectively.

A summary of the changes in the allowance for loan losses is as follows:

                                        Two Months ended August 31      Year ended June 30
                                           1997           1996        1997     1996     1995
                                     --------------------------------------------------------
                                               (Unaudited)
                                                           (In Thousands)

Balance at beginning of year                 $5,470         $4,796   $4,796   $3,275   $3,106
 Provision charged to operations                300            266    1,080    1,600      600
 Charge offs, net of recoveries                 (87)           (67)    (406)     (79)    (431)
                                     --------------------------------------------------------
Balance at end of year                       $5,683         $4,995   $5,470   $4,796   $3,275
                                     ========================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


6. Banking Premises and Equipment

Banking premises and equipment consist of the following:

                                                  August 31         June 30
                                                    1997        1997       1996
                                               ----------------------------------
                                                 (Unaudited)
                                                          (In Thousands)
Land                                                $ 2,850    $ 2,850    $ 2,850
Banking houses and improvements                       6,742      6,742      6,140
Leasehold improvements                                2,821      2,847      2,635
Furniture, fixtures and equipment                     3,906      3,835      3,517
Automobiles                                              40         40         51
                                               ----------------------------------

                                                     16,359     16,314     15,193
Less accumulated depreciation and amortization       (4,389)    (4,256)    (3,625)
                                               ----------------------------------
                                                    $11,970    $12,058    $11,568
                                               ==================================

7. Deposits

At August 31, 1997, June 30, 1997 and 1996, deposits consist of the following:

                                     August 31  Average   June 30   Average   June 30   Average
                                       1997       Rate      1997      Rate      1996      Rate
                                   ------------------------------------------------------------
                                         (Unaudited)
                                                           (In Thousands)

Certificates of deposit               $305,413     5.40%  $298,066     5.37%  $253,927     5.16%
Savings                                430,396     2.78    437,694     2.78    436,669     2.78
Money market demand accounts            39,087     3.48     37,782     3.45     33,988     3.45
Noninterest-bearing demand deposits     90,793       --     92,959       --     78,113       --
NOW accounts                            17,197     2.35     18,030     2.26     15,231     2.24
                                   -----------         -----------         -----------
                                      $882,886            $884,531            $817,928
                                   ===========         ===========         ===========

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995

7. Deposits (continued)

Contractual maturities of certificates of deposit accounts are as follows:

                                                           August 31, 1997
                                           ----------------------------------------------
                                             Certificates
                                              of $100,000     All Other        Total
                                                or More     Certificates    Certificates
                                           ----------------------------------------------
                                                             (Unaudited)
                                                            (In Thousands)
Year ending August 31:
 1998                                              $19,862       $193,717        $213,579
 1999                                                5,662         55,815          61,477
 2000                                                  351          7,818           8,169
 2001                                                  734          4,202           4,936
 2002 and thereafter                                 2,781         14,471          17,252
                                           ----------------------------------------------
                                                   $29,390       $276,023        $305,413
                                           ==============================================

                                                            June 30, 1997
                                           ----------------------------------------------
                                             Certificates
                                              of $100,000     All Other        Total
                                                or More     Certificates    Certificates
                                           ----------------------------------------------
                                                            (In Thousands)
Year ending June 30:
 1998                                              $17,551       $191,526        $209,077
 1999                                                5,837         53,741          59,578
 2000                                                  200          6,529           6,729
 2001                                                  792          4,237           5,029
 2002 and thereafter                                 3,061         14,592          17,653
                                           ----------------------------------------------
                                                   $27,441       $270,625        $298,066
                                           ==============================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995

8. Income Taxes

Significant components of the Bank's deferred tax assets and liabilities are as follows:

                                          August 31      June 30
                                            1997       1997    1996
                                       -----------------------------
                                         (Unaudited)
                                               (In Thousands)
Deferred tax assets:
 Allowance for loan losses                   $2,676   $2,576  $2,259
 Deferred loan fees                             292      338     604
 Book over tax amortization                     270      262     213
 Non-accrual interest income                    403      370     257
 Postretirement benefits                      1,677    1,660   1,547
 Capital loss carryforward                       --       --      14
                                       -----------------------------
Gross deferred tax assets                     5,318    5,206   4,894

Deferred tax liabilities:
 Tax bad debt reserves                        1,159    1,159   1,159
 Tax over book depreciation                     428      426     369
 Prepaid pension expense                        265      402     277
 Discount accretion                              --        1      47
 Securities available for sale                  430      276      64
                                       -----------------------------
Gross deferred tax liabilities                2,282    2,264   1,916
                                       -----------------------------

Net deferred tax assets                      $3,036   $2,942  $2,978
                                       =============================

In view of the Bank's current and projected future earnings trend, management believes that it is more likely than not that the entire net deferred tax assets will be utilized. Accordingly, no valuation allowance was deemed necessary for the net deferred tax assets at August 31, 1997 and June 30, 1997 and 1996.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995

8. Income Taxes (continued)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                  Two Months ended August 31      Year ended June 30
                                     1997           1996        1997     1996     1995
                               --------------------------------------------------------
                                         (Unaudited)
                                                     (In Thousands)
Current:
 Federal                             $1,079         $  955     $6,278   $4,526   $4,815
 State and local                        604            550      3,361    2,732    2,191
                               ----------------------------------------------------------
                                      1,683          1,505      9,639    7,258    7,006
Deferred:
 Federal                                (16)           (23)      (106)    (275)     (54)
 State and local                         (5)            (8)       (70)    (180)     (33)
                               ----------------------------------------------------------
                                        (21)           (31)      (176)    (455)     (87)
                               ----------------------------------------------------------
                                     $1,662         $1,474     $9,463   $6,803   $6,919
                               ==========================================================

The table below presents a reconciliation between the reported tax provision and the tax provision computed by applying the statutory federal income tax rate (35% for the two months ended August 31, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995) to income before provision for income taxes:

                                 Two Months ended August 31      Year ended June 30
                                     1997          1996        1997    1996     1995
                               ------------------------------------------------------
                                        (Unaudited)
                                                    (In Thousands)
Federal income tax provision
 at statutory rates                  $1,209        $1,154     $7,066  $5,437   $5,525
Increase (reduction) in tax
 resulting from:
  State and local income
   taxes, net of federal
   income tax effect                    368           351      2,139   1,659    1,402
  Other                                  85           (31)       258    (293)      (8)
                               ------------------------------------------------------
                                     $1,662        $1,474     $9,463  $6,803   $6,919
                               ======================================================

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


8. INCOME TAXES (CONTINUED)

For federal income tax purposes, prior to 1996, if certain definitional tests and other conditions were met, the Bank was allowed a special bad debt deduction in determining its taxable income. The deduction was based on either specified experience formulas or a percentage of taxable income. Federal tax legislation enacted during 1996 repealed the special bad debt deduction provisions. As a result, a large thrift institution such as the Bank is required to use the specific charge-off method in computing its federal bad debt deduction for tax years beginning after December 31, 1995. However, New York State enacted legislation which, among other things, would permit a large thrift institution such as the Bank to continue to use the bad debt reserve method for both New York State and New York City tax purposes.

The 1996 federal tax legislation also provided that a large thrift institution such as the Bank is required to recapture the excess of its tax bad debt reserves at December 31, 1995 over the balance of such reserves as of December 31, 1987 (the "base year"), whether the additions were made under the percentage of the taxable income method or the experience method. The Bank will be required to recapture its excess bad debt reserves, for which deferred taxes have been recognized, over a six-year period on a straight-line basis beginning in calendar year 1998. The base year reserve will remain subject to recapture in the case of certain excess distributions to and redemptions of shareholders or if the Bank ceases to be a bank. The New York State legislation provides that the recapture of excess bad debt reserves is not required for either New York State or New York City tax purposes.

At August 31, 1997 and June 30, 1997, the base year bad debt reserve for federal income tax purposes was approximately $9.6 million, for which deferred taxes are not required to be recognized. Bad debt reserves maintained for New York State and New York City tax purposes as of August 31, 1997 and June 30, 1997, for which deferred taxes are not required to be recognized, amounted to approximately $34 million. Accordingly, deferred tax liabilities of approximately $7.2 million have not been recognized as of August 31, 1997 and June 30, 1997.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


9. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLAN

The Bank, through its participation in the RSI Retirement Trust, contributes to a pension plan covering substantially all of its employees. The pension plan benefit formula is based upon years of service and average compensation over the final years of service. The Bank's policy is to make quarterly contributions to the plan equal to the amount necessary to satisfy the funding requirements of ERISA. Plan assets are principally invested in pooled investment funds in the RSI Retirement Trust, which is a registered investment company.

The following table sets forth the funded status of the Bank's defined benefit plan for the years ended June 30, 1997 and 1996 in accordance with Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions":

                                                                1997              1996
                                                        ----------------------------------
                                                                   (In Thousands)
Actuarial present value of:
 Vested benefit obligation                                         $ 6,640         $ 6,120
 Nonvested benefits                                                    266             735
                                                        ----------------------------------
Accumulated benefit obligation                                     $ 6,906         $ 6,855
                                                        ==================================


Plan assets at fair value                                          $10,852         $ 9,766
Projected benefit obligation                                        (8,569)         (8,379)
                                                        ----------------------------------
Plan assets in excess of projected benefit obligation                2,283           1,387
Unrecognized (gain)                                                 (1,619)           (687)
Unrecognized transition (asset)                                        (76)           (111)
Unrecognized past service liability                                    (25)            (27)
Prepaid pension asset included in other assets                     $   563         $   562
                                                        ==================================

The expected long-term rate of return on plan assets for plan years 1997 and 1996 was 8.00%. The rate of increase in future compensation levels was 6.00% and 5.50% for plan years 1997 and 1996, respectively. The weighted-average discount rate was 8.00% and 7.50% for plan years 1997 and 1996, respectively.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


9. EMPLOYEE BENEFIT PLANS (CONTINUED)

Pension expense for the years ended June 30, 1997, 1996 and 1995 includes the following components:

                                                   1997             1996             1995
                                            -------------------------------------------------
                                                               (In Thousands)
Service cost                                           $ 478            $ 453           $ 362
Interest cost                                            671              614             584
Actual return on plan assets                            (854)            (773)           (616)
Net amortization and deferrals                           (94)             (38)            (38)
                                            -------------------------------------------------
Net pension expense                                    $ 201            $ 256           $ 292
                                            =================================================

DEFINED CONTRIBUTION PLAN

The Bank also provides a 401(k) Savings Plan open to salaried employees meeting certain eligibility requirements. Participants contribute 2% to 9% of pre-tax compensation. The Bank makes matching contributions in an amount equal to 50% of an employee's contributions, up to 6%. Participants may invest in any or all of six investment funds, which are managed by the 401(k) Plan's trustee, RSI Retirement Trust.

POSTRETIREMENT BENEFIT PLAN

The Bank provides postretirement medical and life insurance benefits for eligible retired employees.

Effective July 1, 1994, the Bank adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." The Bank uses actuarial-basis accrual accounting for all employer provided postretirement benefits other than pensions. This requires the recognition of a transition obligation for the difference between the accumulated postretirement benefit obligation and the liability currently recognized on the statement of financial condition. Upon adoption of SFAS No. 106, the Bank immediately recognized its entire net transition obligation by recording a charge of $2,489,000 ($1,315,950 on an after-tax basis) as the cumulative effect of this change in accounting principle.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


9. EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table sets forth the funded status and amounts recognized in the Bank's consolidated statements of financial condition at June 30, 1997 and 1996:

                                                               1997              1996
                                                       -----------------------------------
                                                                   (In Thousands)
Accumulated postretirement benefit obligation:
 Retirees                                                         $(1,025)         $  (894)
 Fully eligible active plan participants                             (300)            (207)
 Other active plan participants                                    (1,471)          (1,545)
 Unrecognized net actuarial gain                                     (498)            (434)
                                                       -----------------------------------
Accrued postretirement benefit cost included in
 accrued and other liabilities                                    $(3,294)         $(3,080)
                                                       ===================================

The Bank's postretirement benefits expense for the years ended June 30, 1997, 1996 and 1995 consisted of the following:

                                                    1997              1996             1995
                                            ----------------------------------------------------
                                                                (In Thousands)
Interest cost                                           $ 201             $ 190            $ 205
Service cost                                              120               120              140
Amortization                                              (20)              (16)
                                                        $ 301             $ 294            $ 345
                                            ====================================================

The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 12.5% for the initial year and is assumed to decrease gradually to 6% in 2003 with 1.0% annual decreases thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation at June 30, 1997 by $327,000 (11.7%). The increase in the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1997 would be $44,000 (12.1%).

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


9. EMPLOYEE BENEFIT PLANS (CONTINUED)

The weighted-average discount rate at June 30, 1997 and 1996 was 8%. The rate of increase in future compensation levels at June 30, 1997 and 1996 was 5.5%.

10. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Bank conducts a portion of its banking operations in leased facilities under noncancellable operating leases expiring at various periods through 2002. These leases contain renewal options and certain of the leases provide for increases based upon various escalation clauses. Rent expense was $29,683, $28,638, $353,642, $339,656 and $324,152 for the two months ended August 31, 1997 and 1996 and the years ended June 30, 1997, 1996 and 1995, respectively.

The future minimum lease payments under such operating leases are as follows:

                                                          AMOUNT
                                                   ------------------
                                                      (In Thousands)
Years ended August 31:
 1998                                                          $  362
 1999                                                             366
 2000                                                             362
 2001                                                             358
 2002 and thereafter                                            2,604
                                                   ------------------
                                                               $4,052
                                                   ==================

LITIGATION

The Bank is a defendant in legal actions arising in the ordinary course of business. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from such actions will not materially affect the Bank's consolidated financial position.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LOAN COMMITMENTS

There were outstanding commitments to make loans (primarily fixed rate residential) at August 31, 1997 and June 30, 1997 and 1996 of $39,829,659, $49,373,635 and $54,522,128, respectively. Loan commitments have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policy. These commitments are not reflected in the accompanying consolidated statements of financial condition. Management expects that all loan originations will be funded from existing liquidity and normal monthly cash flow.

LINES OF CREDIT

At August 31, 1997 and June 30, 1997 and 1996, the Bank had available lines of credits with other financial institutions aggregating $10,000,000, $10,000,000 and $20,000,000, respectively. As of August 31, 1997 and June 30, 1997 and 1996, no amounts were outstanding under these lines of credit.

11. REGULATORY REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier I capital to risk-weighted assets, and Tier I capital to average assets (all as defined in the regulations). Management believes, as of August 31, 1997 and June 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


11. REGULATORY REQUIREMENTS (CONTINUED)

Based on its regulatory capital ratios at August 31, 1997 and June 30, 1997, the Bank is categorized as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                     TO BE WELL CAPITALIZED
                                                           FOR CAPITAL ADEQUACY     UNDER PROMPT CORRECTIVE
                                       ACTUAL                   PURPOSES               ACTION PROVISIONS
                                --------------------      ----------------------   ------------------------
                                   AMOUNT    RATIO           AMOUNT     RATIO          AMOUNT      RATIO
                                ---------------------------------------------------------------------------
                                                              (In Thousands)
As of August 31, 1997:
 (Unaudited)
 Total Capital
   (to Risk Weighed Assets)        $105,881  19.70%          $42,999    >8.00%           $53,749     >10.00%
 Tier I Capital
   (to Risk Weighed Assets)         100,911  18.77            21,500    >4.00             32,249      >6.00
 Tier I Capital
   (to Average Assets)              100,911  10.10            39,954    >4.00             49,943      >5.00
As of June 30, 1997:
 Total Capital
   (to Risk Weighed Assets)         103,910  19.71            42,181    >8.00             52,726     >10.00
 Tier I Capital
   (to Risk Weighed Assets)          99,063  18.79            21,090    >4.00             31,635      >6.00
 Tier I Capital
   (to Average Assets)               99,063  10.02            39,562    >4.00             49,452      >5.00
As of June 30, 1996:
 Total Capital
   (to Risk Weighed Assets)          92,194  19.20            38,414    >8.00             48,017     >10.00
 Tier I Capital
   (to Risk Weighed Assets)          88,029  18.33            19,207    >4.00             28,810      >6.00
 Tier I Capital
   (to Average Assets)               88,029   9.65            36,483    >4.00             45,604      >5.00

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


12. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Quoted market prices, when available, are used as the measure of fair value. In cases where quoted market prices are not available, fair values are based on present value estimates or other valuation techniques. These derived fair values are significantly affected by assumptions used, principally the timing of future cash flows and the discount rate.

Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent market quotes and in many cases, the estimated fair values would not necessarily be realized in an immediate sale or settlement of the instrument. The disclosure requirements of SFAS No. 107 exclude certain financial instruments and all nonfinancial instruments. Accordingly, the aggregate fair value amounts presented do not represent management's estimation of the underlying value of the Bank.

The carrying values and estimated fair values of the Bank's material financial instruments as of June 30, 1997 and 1996 are summarized as follows:

                                      AUGUST 31, 1997      JUNE 30, 1997       JUNE 30, 1996
                                   ------------------------------------------------------------
                                     CARRYING    FAIR    CARRYING    FAIR    CARRYING    FAIR
                                      VALUE     VALUE     VALUE     VALUE     VALUE     VALUE
                                   ------------------------------------------------------------
                                        (Unaudited)
                                                           (In Thousands)
FINANCIAL ASSETS
Cash and due from banks              $ 25,897  $ 25,897  $ 26,543  $ 26,543  $ 29,272  $ 29,272
Federal funds sold                      2,000     2,000     6,000     6,000    20,000    20,000
Receivable from broker                     --        --        --        --     7,531     7,531
Securities held to maturity:
 Investment securities                195,345   195,743   205,201   205,362   307,700   306,609
 Mortgage-backed and mortgage
  related securities                  163,116   164,677   185,122   186,593    80,284    80,631
Securities available for sale:
 Investment securities                 21,546    21,546    19,706    19,706    21,659    21,659
 Mortgage-backed and mortgage
  related securities                   57,024    57,024    27,398    27,398     1,394     1,394
Real estate mortgage loans
 receivable                           486,834   488,416   471,601   472,868   394,957   401,330
Other loans receivable                 32,252    32,218    30,127    30,089    29,109    29,322

FINANCIAL LIABILITIES
Deposits                              882,886   840,055   884,531   838,358   817,928   770,139

                         Richmond County Savings Bank

                   August 31, 1997 and 1996 (Unaudited) and
                         June 30, 1997, 1996 and 1995


12. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following methods and assumptions were used by the Bank in estimating the fair values of financial instruments:

 Cash and Due from Banks, Federal Funds Sold and Receivable from Broker:
 Carrying amounts approximate fair value since these instruments are either payable on demand or have short-term maturities.

 Securities Held to Maturity and Securities Available for Sale: The estimated fair values of securities held to maturity and securities available for sale are based on independent dealer quotations and quoted market prices.

 Real Estate Mortgage Loans and Other Loans Receivable: The estimated fair values of real estate mortgage loans and other loans receivable are based on discounted cash flow calculations that apply interest rates currently being offered by the Bank for loans with similar remaining maturities to a schedule of aggregated expected monthly maturities.

 Deposits: The estimated fair values of deposits are based on discounted cash flow calculations that apply interest rates currently being offered by the Bank for deposits with similar remaining maturities to a schedule of aggregated expected monthly maturities.

13. SUBSEQUENT EVENTS

On July 31, 1997, the Board of Trustees of the Bank unanimously adopted a plan of Conversion (the "Plan of Conversion") whereby the Bank would convert from a New York State chartered mutual bank to a New York State chartered stock institution and offer shares of common stock in a subscription and community offering. As part of the conversion, newly authorized shares of a new stock holding company will be offered to the Bank's depositors and employee benefit plans in accordance with applicable state and federal regulations. The amount and pricing of the proposed stock offering will be based upon an independent appraisal of the Bank.

The Plan of Conversion must be approved by eligible depositors as of June 30, 1996 as well as the New York State Banking Department. In addition, the FDIC must issue a Letter of Non-objection with respect to the Plan of Conversion.

================================================================================
         No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Richmond County Financial Corp., Richmond County Savings Bank or Sandler O'Neill & Partners, L.P. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Richmond County Financial Corp. or Richmond County Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.


                        ------------------------------

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
Summary of the Conversion and the Offerings.....................
Selected Consolidated Financial and Other
  Data of the Bank..............................................
Risk Factors....................................................
Richmond County Financial Corp..................................
Richmond County Savings Bank....................................
Richmond County Savings Foundation..............................
Regulatory Capital Compliance...................................
Use of Proceeds.................................................
Dividend Policy.................................................
Market for the Common Stock.....................................
Capitalization..................................................
Pro Forma Data..................................................
Consolidated Statements of Income...............................
Management's Discussion and.....................................
  Analysis of Financial Condition
  and Results of Operations.....................................
Business of the Bank............................................
Federal and State Taxation......................................
Regulation and Supervision......................................
Management of the Company.......................................
Management of the Bank..........................................
The Conversion..................................................
Restrictions on Acquisition of the
   Company and the Bank.........................................
Description of Capital Stock of the Company.....................
Transfer Agent and Registrar....................................
Experts.........................................................
Legal and Tax Opinions..........................................
Additional Information..........................................
Index to Financial Statements...................................

                         -----------------------------

         Until ____, 1997 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================





================================================================================





                                21,275,000 Shares



                                     [LOGO]



                                 RICHMOND COUNTY
                                 FINANCIAL CORP.

                          (Proposed Holding Company for
                          Richmond County Savings Bank)






                                  COMMON STOCK
                           (par value $0.01 per share)



                                   ----------

                                   PROSPECTUS

                                   ----------















                        Sandler O'Neill & Partners, L.P.





                            _______________ ___, 1997





================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

          SEC filing fee(1)..........................................        $   80,072
          NYBD filing fee............................................             5,000
          OTS filing fee.............................................             2,000
          NASD filing fee............................................             5,000
          Nasdaq National Market fee(1)..............................            50,000
          Printing, postage and mailing..............................           740,000
          Legal fees and expenses (including underwriter's
           counsel...................................................           850,000
          Accounting fees and expenses...............................           400,000
          Appraisers' fees and expenses (including
           business plan)............................................            67,000
          Marketing fees, selling commissions, and
           underwriter's expenses....................................         2,905,000
          Proxy solicitation fees and expenses.......................            35,000
          Conversion agent fees and expenses.........................            65,000
          Transfer agent fees and expenses...........................            20,000
          Certificate printing.......................................            15,000
          Telephone, temporary help and other equipment..............           400,000
          Blue Sky fees and expenses.................................            10,000
          Miscellaneous..............................................            75,000
                                                                             ----------
          TOTAL                                                              $5,679,072
                                                                             ==========

--------------------
(1) Actual expenses based upon the registration of 26,423,550 shares at $10.00 per share. All other expenses are estimated.

Item 14.  Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter I of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders of Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of the Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the

Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15.  Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:


(a) List of Exhibits (filed herewith unless otherwise noted)

 1.1    Engagement Letter between Richmond County Savings Bank and Sandler
        O'Neill & Partners, L.P.*
 1.2    Draft Form of Agency Agreement
 2.1    Amended Plan of Conversion (including the Restated Organization
        Certificate and Stock Bylaws of Richmond County Savings Bank)
 3.1    Certificate of Incorporation of Richmond County Financial Corp.*
 3.2    Bylaws of Richmond County Financial Corp.*
 3.3    Restated Organization Certificate and Stock Bylaws of Richmond County
        Savings Bank (See Exhibit 2.1 hereto)
 4.0    Draft Stock Certificate of Richmond County Financial Corp.*
 5.0    Opinion of Muldoon, Murphy & Faucette re: legality
 5.1    Opinion of Morris, Nichols, Arsht & Tunnell re: legality
 8.0    Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
 8.1    Opinion of Ernst & Young re: State Tax Matters
10.1    Form of Richmond County Savings Bank Employee Stock Ownership Plan and
        Trust*
10.2    Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3    Form of Proposed Employment Agreement between Richmond County Savings
        Bank and certain executive officers*
10.4    Form of Proposed Employment Agreement between Richmond County Financial
        Corp. and certain executive officers*
10.5    Form of Proposed Change in Control Agreement between Richmond County
        Savings Bank and certain executive officers*
10.6    Form of Proposed Richmond County Savings Bank Employee Severance
        Compensation Plan*
10.7    Form of Proposed Management Supplemental Executive Retirement Plan*
23.1    Consent of Ernst & Young LLP
23.2    Consent of Muldoon, Murphy & Faucette*
23.3    Consent of Morris, Nichols, Arsht & Tunnell*
23.4    Consent and Subscription Rights Opinion of Keller & Company, Inc.*
23.5    Consent of William M. Mercer, Incorporated*
24.1    Powers of Attorney*
27.0    Financial Data Schedule
99.1-a  Appraisal Report of Keller & Company, Inc., dated September 12, 1997 (P)
99.1-b  Updated Appraisal Report of Keller & Company, Inc., dated
        October 31, 1997 (P)
99.2    Draft of Richmond County Savings Foundation Gift Instrument

------------------------

*   Previously filed
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Staten Island, State of New York, on November 25, 1997.

Richmond County Financial Corp.


By:    /s/ Michael F. Manzulli
       -------------------------------
       Michael F. Manzulli
       Chairman of the Board and Chief
       Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                             Title                                     Date
            ----                             -----                                     ----

/s/ Michael F. Manzulli                      Chairman of the Board and            November 25, 1997
------------------------------               Chief Executive Officer
Michael F. Manzulli                          (principal executive
                                             officer)

/s/ Thomas R. Cangemi                        Chief Financial Officer and          November 25, 1997
------------------------------               Secretary (principal financial
Thomas R. Cangemi                            officer)

             *                               Vice President and Accounting
------------------------------               Officer (principal accounting
Andrew M. Sisock                             officer)

             *                               Director
------------------------------
Anthony E. Burke


             *                               Director
------------------------------
Godfrey H. Carstens, Jr.


             *                               Director
------------------------------
Robert S. Farrell


             *                               Director
------------------------------
William C. Frederick, M.D.


             *                               Director
------------------------------
James L. Kelley


             *                               Director
------------------------------
T. Ronald Quinlan, Jr.



             *                               Director
------------------------------
Maurice K. Shaw

 *  Pursuant to the Power of Attorney filed on October 2, 1997, as Exhibit
    24.1 to the S-1 Registration Statement of Richmond County Financial Corp.